As filed with the Securities and Exchange Commission on February 25, 1997
                                           Registration Statement No. 333-18877

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                                ----------------
                              THE MONEY STORE INC.
                 (Representative of the Trusts described herein)

                                 CLASSNOTES INC.
                                    (Seller)

                          TRANS-WORLD INSURANCE COMPANY
                                    (Seller)


             (Exact name of registrant as specified in its charter)

New Jersey                                                22-2293022
Delaware                                                  22-3400682
Arizona                                                   86-0255348
State of Incorporation                       IRS Employer Identification Number

                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                               Eric R. Elwin, Esq.
                      Vice President and Corporate Counsel
                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
            (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                   Copies to:

                             Richard L. Fried, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                        CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                            Proposed
                                          Amount             Maximum            Proposed            Amount of
        TITLE OF SECURITIES               to be             Aggregate            Maximum          Registration
          BEING REGISTERED              Registered            Price             Aggregate              Fee
                                                           per Unit(1)          Offering
                                                                                  Price
-------------------------------------------------------------------------------------------------------------------
Asset Backed Notes                      $1,000,000            100%             $1,000,000          $344.83(3)
-------------------------------------------------------------------------------------------------------------------
Limited Guaranty of                        (3)                 (3)                 (3)                 (3)
The Money  Store Inc.
===================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee.
(2)     Previously paid.

(3) No additional consideration will be paid for the Limited Guaranty;
accordingly, no separate filing fee is being paid herewith pursuant to Rule
457(n).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(A)

     ITEMS AND CAPTIONS IN FORM S-3                    LOCATION IN PROSPECTUS

      1.       Forepart of Registration
               Statement and Outside Front
               Cover Page of Prospectus....         Forepart of Registration
                                                    Statement and Outside Front
                                                    Cover Page of Prospectus**

      2.       Inside Front and Outside Back
               Cover Pages of Prospectus.....      Inside Front Cover Page
                                                   of Prospectus**

      3.       Summary Information, Risk
               Factors and Ratio of Earnings
               to Fixed Charges............       Summary of Terms

      4.       Use of Proceeds............       Use of Proceeds**

      5.       Determination of Offering
               Price.....................                *

      6.       Dilution..................                *

      7.       Selling Security Holders..                *

      8.       Plan of Distribution.....         Plan of Distribution**

      9.       Description of Securities
               to be Registered.........         Outside Front Cover
                                                 Page; Summary of Terms;
                                                 The Trust Fund; Description of
                                                 the Securities**

      10.      Interests of Named Experts
               and Counsel................                 *

      11.      Material Changes..........                 **

      12.      Incorporation of Certain Information
               by Reference...............         Incorporation of Certain
                                                   Documents by  Reference
      13.      Disclosure of Commission
               Position on Indemnification
               For Securities Act
               Liabilities.................         See page II-3

------------

 *    Answer negative or item inapplicable.
**    To be completed from time to time by Prospectus Supplement.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED FEBRUARY __, 1997.


PROSPECTUS
SUPPLEMENT
(To Prospectus dated February __, 1997)
                                 [NAME OF TRUST]
                                  SERIES 199 -_
                           $ LIBOR RATE CLASS A- NOTES
                          $ AUCTION RATE CLASS A- NOTES
                          TRANS-WORLD INSURANCE COMPANY
        D/B/A EDUCAID, A WHOLLY-OWNED SUBSIDIARY OF THE MONEY STORE INC.
                                    (Seller)
                               CLASSNOTES INC., A
                   WHOLLY-OWNED SUBSIDIARY OF THE MONEY STORE
                                      INC.
                                    (Seller)
                              THE MONEY STORE INC.
                                (Representative)


     [Name of Trust] (the "Trust") is offering an aggregate of $__________ Series 199_-_ Asset Backed Notes (the "Series 199_-_ Notes") in the two classes (each, a "Class") and the original principal amounts set forth above. The Series 199_-_ Notes are secured primarily by a pool of student loans, as further described herein and in the attached Prospectus, purchased by or contributed to [Name of Eligible Lender Trustee], as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from Trans-World Insurance Company, doing business as Educaid, and ClassNotes Inc. (the "Sellers") (such loans, together with any Additional Student Loans (as defined in the attached Prospectus) purchased from the Sellers by, or contributed by the Sellers to, the Eligible Lender Trustee on behalf of the Trust, the "Financed Student Loans"), collections and other payments with respect to the
                                                       (continued on next page)

     SEE "RISK FACTORS" ON PAGE __ HEREIN AND ON PAGE __ IN THE ATTACHED PROSPECTUS FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SERIES 199_-_ NOTES OFFERED HEREBY.

    THE SERIES 199_-_ NOTES REPRESENT INTERESTS ONLY IN THE TRUST AND DO NOT
      REPRESENT INTERESTS IN OR OBLIGATIONS OF THE MONEY STORE INC., THE
       SELLERS, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF
        THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES [, EXCEPT FOR THE GUARANTY
         OF THE REPRESENTATIVE AS PROVIDED HEREIN]. NO GOVERNMENTAL
           AGENCY HAS PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN
               THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                    ANY REPRESENTATION TO THE CONTRARY
                         IS A CRIMINAL OFFENSE.


==============================================================================
                                  Price to      Underwriting    Proceeds to the
                                  Public        Discount(1)      Seller(2)
------------------------------------------------------------------------------
Class A-_ Notes.................   __%           0.__%          _____%
------------------------------------------------------------------------------
Class A-_ Notes................    __%           0.__%          _____%
------------------------------------------------------------------------------
     Total.....................   $___,000,000  $______       $________
==============================================================================
(1) The Representative has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(2)  Before deducting expenses, estimated at $__________.


The Series 199_-_ Notes are offered by [Name of Underwriter] (the
"Underwriter") subject to prior sale, when, as and if issued to and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Series 199_-_ Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about _______, 199_.

                              [NAME OF UNDERWRITER]


          The date of this Prospectus Supplement is ______, 199_.


 (cover continued from previous page)

Financed Student Loans, monies on deposit in certain trust accounts, and a surety bond with respect to the Series 199_- _ Notes (the "Series 199_-_ Note Surety Bond") to be issued by:

                            [NAME OF SURETY PROVIDER]


     The initial interest rate (the "Class Interest Rate") for each Class of Series 199_-_ Notes will be as set forth herein. Thereafter, the Class Interest Rate for each Class of Series 199_-_ Notes for each Interest Period will, subject to certain limitations, equal (i) with respect to the Class A-_ Notes, the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") plus 0.__%, and (ii) with respect to the Class A-_ Notes, the rate determined from time to time for such Classes of Series 199_-_ Notes pursuant to the Auction Procedures described in Appendix I of the attached Prospectus. In no event will the Class Interest Rates for the Class A-_ Notes exceed __% per annum. Principal and interest on the Class A-_ Notes will be payable monthly on the 15th day of each month (or if such day is not a Business Day, on the next succeeding Business Day), commencing in ___, 199_. Interest on the Class A-_ Notes will be payable on the first Business Day following the expiration of each Interest Period for such Class, commencing in ____, 199_. Principal on the Class A-_ Notes will be payable on the first Business Day following the expiration of the first Interest Period for such Class ending in each month, commencing in _____, 199_. However, no principal payments with respect to any Class of Notes will be made until each Class of Notes issued by the Trust, regardless of when issued, with an earlier Final Maturity Date is paid in full.


     After the respective initial Interest Period, each Interest Period for (i) the Class A-_ Notes will consist of the period beginning on the 15th day of each month and ending on the 14th day of the following month and (ii) the Class A-_ Notes will consist of 28 days, subject to adjustment as described in the Auction Procedures.

     The Final Maturity Dates for the Class A-_ and A-_ Notes are ____ and _____, respectively. However, payment in full of the Notes could occur earlier than such dates as described in the attached Prospectus.

     There is currently no secondary market for the Series 199_-_ Notes. The Underwriter intends to make a secondary market for the Series 199_-_ Notes, but has no obligation to do so. There can be no assurance that a secondary market for the Series 199_-_ Notes will develop or, if one does develop, that it will continue.

     The Series 199_-_ Notes offered by this Prospectus Supplement constitute a separate series of Notes being offered by the Representative and the Sellers pursuant to the Prospectus dated _____, 1997, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SERIES 19_-_ NOTES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

[Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to regisrtation or qualification under the securities laws of any State.]
                                                       (end of cover page)


     UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIES 199_-_ NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                   SUMMARY OF TERMS OF THE SERIES 199_-_ NOTES


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the attached Prospectus. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Prospectus. See the "Index of Principal Terms" in the Prospectus.

Issuer................................[Name of Trust] (the "Trust") is a
                                          business trust established under the
                                          laws of the [State][Commonwealth] of
                                          _______ by a Trust Agreement dated
                                          __________ (the "Trust Agreement")
                                          between the Sellers, as depositors,
                                          and the Eligible Lender Trustee. The
                                          Trust's principal officers are in
                                          _____, ____ in care of [Name of
                                          Eligible Lender Trustee] as Eligible
                                          Lender Trustee, at the address listed
                                          below.


Securities Offered....................Series 199_-_ Asset Backed Notes (the
                                          "Series 199_-_ Notes") to be issued in
                                          the following classes and initial
                                          principal amounts (each a "Class"):

                                      $______ LIBOR Rate Class A-_ Notes
                                          (the "LIBOR Rate Notes")
                                      $______ Auction Rate Class A-_ Notes (the
                                          "Auction Rate Notes")

                                      The Trust will issue the Series 199_-_
                                          Notes pursuant to the Indenture dated
                                          as of ____, 199_ (as amended and
                                          supplemented from time to time, the
                                          "Master Indenture") and a ____ Terms
                                          Supplement dated as of _____, 199_
                                          authorizing such Notes (as amended
                                          from time to time, the "Terms
                                          Supplement" and, together with the
                                          Master Indenture, the "Indenture")
                                          between the Trust and the Indenture
                                          Trustee.


                                      The LIBOR Rate Notes will be issued in
                                          minimum denominations of $50,000 and
                                          integral multiples of $1,000 in excess
                                          thereof. The Auction Rate Notes will
                                          be issued in minimum denominations of
                                          $50,000 and integral multiples of
                                          $50,000 in excess thereof. The Series
                                          199_-_ Notes are available in
                                          book-entry form only. On each Note
                                          Distribution Date for which the LIBOR
                                          Rate Notes are receiving a payment of
                                          principal, such principal will be
                                          distributed pro rata among all owners
                                          of the applicable Class of LIBOR Rate
                                          Notes as of the related Record Date
                                          based on the amount of such Class of
                                          LIBOR Rate Notes so owned, as the case
                                          may be, and such distributions may be
                                          made in amounts less than $50,000. On
                                          each Note Distribution Date for which
                                          the Auction Rate Notes are receiving a
                                          payment of principal, such principal
                                          will be distributed as set forth
                                          herein under "Description of the
                                          Transfer and Servicing
                                          Agreements--Distributions."

Other Securities......................In conjunction with the offering of the Series 199_-_ Notes, the Trust
                                          will offer $________ aggregate
                                          principal amount of its Series 199_-_
                                          Auction Rate Certificates (the
                                          "Certificates") in a transaction
                                          exempt from the registration
                                          requirements of the Securities Act of
                                          1933, as amended (the "Securities
                                          Act"). The Certificates are not being
                                          offered hereby and any information
                                          relating thereto in this Prospectus
                                          Supplement and the attached Prospectus
                                          is provided solely because of its
                                          potential relevance to a prospective
                                          purchaser of the Series 199_-_ Notes.

Sellers...............................Trans-World Insurance Company d/b/a
                                          Educaid ("Educaid") with respect to
                                          the Federal Loans [and ClassNotes Inc.
                                          ("ClassNotes") with respect to the
                                          Private Loans.] Each of Educaid and
                                          ClassNotes is referred to herein as a
                                          "Seller" and collectively as the
                                          "Sellers." Each Seller is a wholly-
                                          owned subsidiary of the Money Store
                                          Inc. (the "Money Stores" or the
                                          "Representative").

Master Servicer and Servicer..........Each Seller will act as Master Servicer with respect to the Financed Student
                                          Loans sold or contributed by it to the
                                          Trust (in such capacity, the "Master
                                          Servicer") and generally will service
                                          the Financed Student Loans originated
                                          by it during the Deferral Phase. [Name
                                          of Servicer], a ______ corporation,
                                          generally will service the Financed
                                          Student Loans originated by the
                                          Sellers during the Repayment Phase.
                                          See "[Name of Servicer]" herein.

Eligible Lender Trustee...............[Name of Eligible Lender
                                          Trustee] , a ____ bank and trust
                                          company, will act as the eligible
                                          lender trustee under the Trust
                                          Agreement and will hold legal title to
                                          the Financed Student Loans on behalf
                                          of the Trust (the "Eligible Lender
                                          Trustee"). The Eligible Lender Trustee
                                          has its chief executive office in
                                          _______. The office of the Eligible
                                          Lender Trustee for purposes of
                                          administering the Trust is located at
                                          ----------------.

Indenture Trustee.....................[Bankers Trust Company, a New York banking corporation] (the "Indenture
                                          Trustee"), will act as trustee under
                                          the Indenture.
Auction Agent.......................[Bankers Trust Company] will act as auction agent (in such capacity, the "Auction
                                          Agent") under the Auction Agent
                                          Agreement with respect to each Class
                                          of Auction Rate Notes and the
                                          Certificates


Broker-Dealer.........................[_____________] will act as broker-dealer under the Broker- Dealer Agreement (in
                                          such capacity, the "Broker-Dealer")
                                          with respect to each Class of Auction
                                          Rate Notes and the Certificates.


Administrator.........................[Trans-World Insurance Company, d/b/a
                                          Educaid][ClassNotes Inc.] will act as
                                          administrator (the "Administrator") on
                                          behalf of the Trust pursuant to an
                                          Administration Agreement (as amended
                                          and supplemented from time to time,
                                          the "Administration Agreement"),
                                          between the Administrator[s], the
                                          Eligible Lender Trustee and the
                                          Indenture Trustee.

Surety Provider.......................[Name of Surety Provider,], a
                                          _____-domiciled stock insurance
                                          company (" "), will act as provider of
                                          the Note Surety Bond issued with
                                          respect to the Series 199_-_ Notes
                                          (the "Surety Provider").


The Guaranty..........................As additional credit support for the
                                          Class A-_ Notes, the Class A-_
                                          Noteholders are entitled to receive on
                                          each Note Distribution Date the amount
                                          equal to the TMS Guaranty Amount, if
                                          any, under the guaranty provided by
                                          The Money Store Inc. (the "Guaranty").
                                          The "TMS Guaranty Amount" for any Note
                                          Distribution Date will equal the
                                          difference, if any, between the sum of
                                          the Noteholders' Interest Distribution
                                          Amount and Noteholders' Principal
                                          Distribution Amount for the Class A-_
                                          Notes for such Distribution Date and
                                          the portion of Available Funds
                                          allocated to the Class A-_ Notes on
                                          such Distribution Date, but no more
                                          than $___ in the aggregate.

Initial Class Interest Rates..........____% per annum with respect to the Class
                                          A-_ Notes until _____, 199_, the first
                                          rate adjustment date for such Class;
                                          and

                                          ___% per annum with respect to the
                                          Class A-_ Notes until ____, 199_, the
                                          first Auction Date for such Class.


                                          After the initial Interest Period for
                                          the Class A-_ Notes, the Class
                                          Interest Rate for the Class A-_ Notes
                                          will be reset to equal the lesser of
                                          (i) One-Month LIBOR plus ___% and (ii)
                                          the applicable Net Loan Rate. After
                                          the initial Interest Period for the
                                          Class A-_ Notes, each Interest Period
                                          will consist of [28] days, subject to
                                          adjustment as set forth in the Auction
                                          Procedures described in Appendix I to
                                          the attached Prospectus. After the
                                          initial Interest Period for the Class
                                          A-_ Notes, the Class Interest Rate for
                                          such Class will be reset pursuant to
                                          the Auction Procedures described in
                                          Appendix I to the attached Prospectus
                                          (but in no event exceeding [18]% per
                                          annum). See "Description of the
                                          Securities--the Notes--Distributions
                                          of Interest" herein. Interest on the
                                          Class A-_ Notes will be payable
                                          monthly on the 15th day of each month
                                          (or if such day is not a Business Day,
                                          on the next succeeding Business Day),
                                          commencing in _____, 199_. Interest on
                                          the Class A-_ Notes will be payable on
                                          the first Business Day following the
                                          expiration of each Interest Period for
                                          such Class of Notes. The date on which
                                          a Class of Notes is entitled to
                                          receive a distribution is referred to
                                          as the "Note Distribution Date" for
                                          such Class. Distributions will be made
                                          to holders of record of the related
                                          Class of Series 199_-_ Notes as of the
                                          second Business Day preceding the
                                          related Note Distribution Date.
                                          Interest will be calculated on the
                                          basis of the actual number of days
                                          elapsed in each Interest Period
                                          divided by 360.

                                      If the Class Interest Rate for any
                                          Class of Notes for any Interest Period
                                          is based on the Net Loan Rate, the
                                          excess of (a) the amount of interest
                                          on such Class of Notes that would have
                                          accrued in respect of the related
                                          Interest Period had interest been
                                          calculated based on the applicable
                                          Auction Rate or LIBOR Rate, as the
                                          case may be, over (b) the amount of
                                          interest on the Class of Notes
                                          actually accrued in respect of such
                                          Interest Period based on the Net Loan
                                          Rate (such excess, together with the
                                          unpaid portion of any such excess from
                                          prior Interest Periods (and interest
                                          accrued thereon calculated based on
                                          One-Month LIBOR), is referred to as
                                          the "Noteholders' Interest Carryover")
                                          will be paid on the dates and in the
                                          priority set forth herein under "--
                                          Collection Account; Note Distribution
                                          Account; Certificate Distribution
                                          Account; and Expense Account." The
                                          rating of the Series 199_-_ Notes does
                                          not address the likelihood of the
                                          payment of the amount of any
                                          Noteholders' Interest Carryover.

Principal.............................Principal will be payable to the Class of
                                          Series 199_-_ Notes with the earliest
                                          Final Maturity Date on each Note
                                          Distribution Date for such Class in an
                                          amount equal to the Noteholders'
                                          Principal Distribution Amount for such
                                          Note Distribution Date. The
                                          Noteholders' Principal Distribution
                                          Amount will be equal to (i) the amount
                                          of principal paid with respect to the
                                          Financed Student Loans (plus any
                                          Realized Losses thereon), (ii)
                                          proceeds realized upon the sale of
                                          Financed Student Loans by the Trust
                                          and (iii) Additional Principal
                                          Payments, if any. Also, on the Final
                                          Maturity Date for a Class of Notes,
                                          the Noteholders' Principal
                                          Distribution Amount also will include
                                          the then outstanding principal balance
                                          of such Class of Notes. See
                                          "Description of the Transfer and
                                          Servicing Agreements-- Distributions"
                                          in the attached Prospectus.

                                      Principal of the Series 199_-_ Notes
                                          will be applied on each applicable
                                          Note Distribution Date, first, to the
                                          principal balance of the Class of
                                          Notes with the earliest Final Maturity
                                          Date until such principal balance is
                                          reduced to zero and then, with respect
                                          to any additional Classes of Notes, to
                                          the principal balance of each other
                                          Class, sequentially in order of Final
                                          Maturity Date, until the principal
                                          balance of each Class is reduced to
                                          zero.

                                    The  Trust may issue, from to time, several
                                          Series and Classes of Notes. The
                                          payment priorities of each Series and
                                          Class will be described in the
                                          applicable Prospectus Supplement. Such
                                          priorities may provide that some or
                                          all payments of principal will be
                                          distributed to the Classes of Notes in
                                          order of their Final Maturity Date or
                                          such other priority as may be set
                                          forth in a Prospectus Supplement,
                                          regardless of Series and regardless of
                                          when issued. A Series of Notes may
                                          contain one or more Classes with an
                                          earlier Final Maturity Date or higher
                                          payment priority than one or more of
                                          the Classes of Series 199_-_ Notes. In
                                          such event, the Classes of Series
                                          199_-_ Notes will receive limited or
                                          no payments of principal until each of
                                          the Notes with an earlier Final
                                          Maturity Date or higher payment
                                          priority, regardless of when issued,
                                          have been paid in full or to the
                                          extent described in a Prospectus
                                          Supplement. See "Risk
                                          Factors--Repayment of Principal" in
                                          the attached Prospectus.



                                      Payment in full of any Class of Notes is
                                          likely to occur sooner than its Final
                                          Maturity Date as a result of a variety
                                          of factors, including the sale by the
                                          Trust of Financed Student Loans and
                                          borrowers leaving school and
                                          commencing repayment of their Financed
                                          Student Loans. Additionally, with the
                                          consent of the Surety Provider,
                                          Additional Principal Payments may be
                                          made on the Notes. See "The Financed
                                          Student Loan Pool--Maturity and
                                          Prepayment Assumptions" in the
                                          attached Prospectus.

                                          On the Final Maturity Date of each
                                          Class of Notes, the Surety Provider
                                          will be required to provide for
                                          payment to the Trust pursuant to the
                                          related Note Surety Bond of an amount
                                          equal to the excess, if any, of the
                                          unpaid principal balance of such Class
                                          of Notes on such Final Maturity Date
                                          over amounts on deposit in the Note
                                          Distribution Account, after taking
                                          into account the required application
                                          of funds in the remaining Trust
                                          Accounts, including but not limited to
                                          the Reserve Account, pursuant to the
                                          Sale and Servicing Agreement, to the
                                          payment of principal on such Class of
                                          Notes on such Final Maturity Date,
                                          subject to the exceptions described
                                          herein under "Description of the
                                          Surety Bonds --Note Surety Bonds." Any
                                          such amount will be distributed to
                                          holders of such Class of Notes on the
                                          related Final Maturity Date. If,
                                          however, no required payments are made
                                          under a Note Surety Bond in respect of
                                          a Class of Notes, an Event of Default
                                          will then have occurred under such
                                          Class of Notes and holders of such
                                          Class would likely incur losses. In
                                          addition, the maturity of many of the
                                          Financed Student Loans may extend
                                          beyond the Final Maturity Date of
                                          certain Classes of Notes.

The Certificates......................Concurrently with the issuance of the Series 199_-_ Notes, the Trust
                                          will issue the Class __ Certificates
                                          pursuant to the Trust Agreement. The
                                          Certificates represent undivided
                                          participation interests in the Trust.
                                          Student Holdings will purchase a 1.0%
                                          interest in the Certificates. See
                                          "Formation of the Trust--The Trust" in
                                          the attached Prospectus.

A.  Interest..........................Each Class of Certificates will bear interest at the rate per annum
                                          (the "Certificate Rate") set forth in
                                          the related Trust Agreement or the
                                          related Trust Supplement until (i)
                                          with respect to Auction Rate
                                          Certificates, the first Auction Date
                                          for such Class, at which time the
                                          related Certificate Rate will be reset
                                          pursuant to the Auction Procedures
                                          described in Appendix I to the
                                          attached Prospectus, (ii) with respect
                                          to LIBOR Rate Certificates, the date
                                          set forth in the related Trust
                                          Supplement at which time the related
                                          Certificate Rate will be reset based
                                          upon One-Month LIBOR or (iii) with
                                          respect to Treasury Rate Certificates,
                                          the date set forth in the related
                                          Trust Supplement at which time the
                                          related Certificate Rate will be reset
                                          based upon the Treasury Rate. If a
                                          Class of Certificates bears interest
                                          based upon another method, the related
                                          Trust Supplement will describe such
                                          method.

                                      Interest on the outstanding principal
                                          balance of each Class of Certificates
                                          will accrue initially from and
                                          including the related Closing Date
                                          through and including the date set
                                          forth in the related Trust Agreement
                                          or the related Trust Supplement and
                                          thereafter, except as otherwise set
                                          forth in a Trust Supplement, for
                                          Interest Periods consisting of (i)
                                          with respect to Auction Rate
                                          Certificates, periods of 28 days,
                                          subject to adjustment as set forth in
                                          the Auction Procedures described in
                                          Appendix I to the attached Prospectus,
                                          (ii) with respect to LIBOR Rate
                                          Certificates, the one-month period
                                          beginning and ending on the dates set
                                          forth in the related Trust Supplement,
                                          (iii) with respect to Treasury Rate
                                          Certificates, the one-month period
                                          beginning and ending on the dates set
                                          forth in the related Trust Supplement,
                                          and (iv) with respect to Certificates
                                          accruing interest based on some other
                                          method, the period set forth in the
                                          related Trust Supplement. Interest on
                                          the Certificates will be payable on
                                          the first Business Day following the
                                          expiration of each Interest Period, or
                                          on such other dates and for such other
                                          periods as may be set forth in the
                                          related Trust Supplement (each, a
                                          "Certificate Distribution Date") to
                                          holders of record of the Certificates
                                          (the "Certificateholders" and,
                                          together with the Noteholders, the
                                          "Securityholders") as of the second
                                          Business Day preceding the related
                                          Certificate Distribution Date (such
                                          day, the "Certificate Record Date").
                                          Interest will be calculated on the
                                          basis of the actual number of days
                                          elapsed in each Interest Period
                                          divided by 360.


                                      Notwithstanding the foregoing, if the
                                          Certificate Rate with respect to a
                                          Class of Certificates for an Interest
                                          Period is greater than the Net Loan
                                          Rate, then the Certificate Rate for
                                          such Class of Certificates for such
                                          Interest Period will be such Net Loan
                                          Rate. However, in no event will the
                                          Certificate Rate exceed 18.0% per
                                          annum, or such other rate as may be
                                          set forth in a Trust Supplement.

                                      As used herein, the term "Distribution
                                          Date" refers to either a Note
                                          Distribution Date or a Certificate
                                          Distribution Date, as the context
                                          requires.


                                          If the Certificate Rate for any Class
                                          of Certificates for any Certificate
                                          Distribution Date is based on the Net
                                          Loan Rate, the excess of (a) the
                                          amount of interest on such Class of
                                          Certificates that would have accrued
                                          in respect of the related Interest
                                          Period had interest been calculated
                                          based on the applicable Auction Rate,
                                          LIBOR Rate or other applicable rate,
                                          as the case may be, over (b) the
                                          amount of interest on the Class of
                                          Certificates actually accrued in
                                          respect of such Interest Period based
                                          on the Net Loan Rate (such excess,
                                          together with the unpaid portion of
                                          any such excess from prior Interest
                                          Periods (and interest accrued thereon
                                          calculated based on One-Month LIBOR),
                                          is referred to as the
                                          "Certificateholders' Interest
                                          Carryover") will be paid on the dates
                                          and in the priority set forth herein
                                          under "--Collection Account; Note
                                          Distribution Account; Certificate
                                          Distribution Account; and Expense
                                          Account." The rating of each Class of
                                          Certificates does not address the
                                          likelihood of the payment of any
                                          Certificateholders' Interest
                                          Carryover.

B.  Principal.........................Principal of the Class of
                                          Certificates with the earliest Final
                                          Maturity Date, or such other Class set
                                          forth in the related Trust Supplement,
                                          will be payable on each Certificate
                                          Distribution Date on and after which
                                          each Series of Notes has been paid in
                                          full in an amount generally equal to
                                          (i) the amount of principal paid with
                                          respect to the Financed Student Loans
                                          (plus any Realized Losses thereon),
                                          (ii) proceeds realized upon the sale
                                          of Financed Student Loans by the
                                          related Trust and (iii) Additional
                                          Principal Payments, if any, or such
                                          other amount as may be set forth in
                                          the related Trust Agreement or a Trust
                                          Supplement. Also, on the Final
                                          Maturity Date for a Class of
                                          Certificates, the Certificateholders'
                                          Principal Distribution Amount also
                                          will include the then outstanding
                                          principal balance of such Class of
                                          Certificates. See "Description of the
                                          Transfer and Servicing
                                          Agreements--Distributions."

                                      The outstanding principal amount of a
                                          Class of Certificates will be payable
                                          in full on the date set forth in the
                                          related Trust Agreement or a related
                                          Trust Supplement (each, a "Certificate
                                          Final Maturity Date"). However,
                                          payment in full of the Certificates is
                                          likely to occur sooner than such
                                          Certificate Final Maturity Date as a
                                          result of a variety of factors,
                                          including the sale by the related
                                          Trust of Financed Student Loans and
                                          borrowers leaving school and
                                          commencing repayment of their Financed
                                          Student Loans. Additionally, with the
                                          consent of the applicable Surety
                                          Provider, if any, Additional Principal
                                          Payments may be made on the
                                          Certificates. See "The Financed
                                          Student Loan Pool--Maturity and
                                          Prepayment Assumptions."

                                      On the Certificate Final Maturity Date
                                          for each Class of Certificates, the
                                          applicable Surety Provider will be
                                          required to provide for payment to the
                                          related Trust pursuant to the related
                                          Certificate Surety Bond of an amount
                                          generally equal to the excess, if any,
                                          of the unpaid principal balance of
                                          such Class of Certificates on such
                                          Certificate Final Maturity Date over
                                          amounts on deposit in the Certificate
                                          Distribution Account, after taking
                                          into account the required application
                                          of funds in the remaining Trust
                                          Accounts, including but not limited to
                                          the Reserve Account, pursuant to the
                                          related Sale and Servicing Agreement,
                                          to the payment of principal on such
                                          Class of Certificates on such
                                          Certificate Final Maturity Date,
                                          subject to the exceptions described
                                          herein under "Description of the
                                          Surety Bonds-- Certificate Surety
                                          Bonds." Any such amount will be
                                          distributed to Certificateholders of
                                          such Class of Certificates on the
                                          related Certificate Final Maturity
                                          Date. If, however, no required
                                          payments are made under a Certificate
                                          Surety Bond, holders of the
                                          Certificates of such Class would
                                          likely incur losses.

C.  Subordination of the
       Certificates...................The rights of Certificateholders in the assets of the Trust (other than
                                          with respect to the related
                                          Certificate Surety Bond) to receive
                                          payments of principal will be
                                          subordinated to the rights of the
                                          Noteholders to the extent described
                                          herein. See "Description of the
                                          Transfer and Servicing
                                          Agreement--Credit
                                          Enhancement--Subordination of the
                                          Certificates."

Final Maturity Date..................._______ with respect to the Class
                                          A-_ Notes; and
                                      _______ with respect to the Class
                                          A-_ Notes.
                                      _______ with respect to the
                                          Certificates.


Cut-off Date..........................________, 199_.

Closing Date..........................________, 199_.


Servicing Fee.........................The Master Servicer will receive, subject to the limitations set forth
                                          in the Prospectus under the heading
                                          "Summary of Terms--Assets of the
                                          Trust--Transfer and Servicing
                                          Agreements," a monthly fee (the
                                          "Servicing Fee") equal to the sum of
                                          (i) [0.35]% per annum of the aggregate
                                          principal balance of Financed Student
                                          Loans in the Deferral Phase as of the
                                          last day of the preceding calendar
                                          month, (ii) [1.00]% per annum of the
                                          aggregate principal balance of
                                          Financed Student Loans (other than
                                          Consolidation Loans) in the Repayment
                                          Phase as of the last day of the
                                          preceding calendar month, (iii) with
                                          respect to each Consolidation Loan,
                                          the greater of [0.65]% per annum of
                                          the principal balance of each such
                                          Consolidation Loan as of the last day
                                          of the preceding calendar month and
                                          $[3.00] per Consolidation Loan, and
                                          (iv) a one-time fixed fee equal to
                                          $[15] for each Financed Student Loan
                                          for which a guarantee claim was filed,
                                          in each case subject to certain
                                          adjustments, together with other
                                          administrative fees and similar
                                          charges. The Servicing Fee will be
                                          allocated monthly out of Available
                                          funds and amounts on deposit in the
                                          Reserve Account and will be payable
                                          quarterly on the first Note
                                          Distribution Date occurring in March,
                                          June, September and December (or, if
                                          in any such month a Certificate
                                          Distribution Date occurs prior to such
                                          First Note Distribution Date, on such
                                          Certificate Distribution Date).

                                      Notwithstanding the foregoing, if the
                                          fee payable to the Master Servicer as
                                          described above for any month would
                                          exceed 1.05% per annum of the Pool
                                          Balance as of the last day of the
                                          preceding calendar month (the "Capped
                                          Amount"), then the "Servicing Fee" for
                                          such month will instead be the Capped
                                          Amount for such month. The remaining
                                          amount in excess of such Servicing
                                          Fee, together with any such excess
                                          amounts from prior months that remain
                                          unpaid (the "Servicing Fee
                                          Carryover"), will be payable to the
                                          Master Servicer on the dates and in
                                          the priority set forth below under
                                          "--Collection Account; Note
                                          Distribution Account; Certificate
                                          Distribution Account; and Expense
                                          Account."


Administration Fee....................[0.015]% per annum of the outstanding principal amount of the
                                          Notes and the Certificates.

Net Loan Rate.........................For any Interest Period, the Net Loan
                                          Rate will equal the weighted average
                                          Effective Interest Rate for the
                                          Collection Period immediately
                                          preceding such Interest Period, less
                                          [1.60]% per annum (or less [1.00]% per
                                          annum for the first Interest Period
                                          for each Class of Series 199_-_
                                          Notes).


                                      The "Effective Interest Rate" means,
                                          for any Financed Student Loan and any
                                          Collection Period, the per annum rate
                                          at which such Financed Student Loan
                                          accrues interest during such
                                          Collection Period after giving effect
                                          to all applicable Interest Subsidy
                                          Payments and Special Allowance
                                          Payments due with respect to such
                                          Financed Student Loan.


Pool Balance..........................$______ as of the Cut-off Date.
                                          Additionally, as of the Cut-off Date,
                                          approximately $_______ of accrued
                                          interest has been capitalized by the
                                          Seller and will be added to the
                                          principal balance of the Financed
                                          Student Loans. These amounts include
                                          the Financed Student Loans expected to
                                          be pledged to the Indenture Trustee on
                                          the Closing Date, along with all
                                          Financed Student Loans previously
                                          pledged to the Indenture Trustee in
                                          connection with the issuance by the
                                          Trust of all previously issued Series
                                          of Notes that are secured by the
                                          Financed Student Loans.


Pool Characteristics..................A description as of the Cut-off Date of the Financed Student Loans is attached
                                          hereto as Annex A [(such description
                                          includes the Financed Student Loans
                                          expected to be pledged to the
                                          Indenture Trustee on the Closing Date,
                                          along with all Financed Student Loans
                                          previously pledged to the Indenture
                                          Trustee in connection with the
                                          issuance by the Trust of all
                                          previously issued Series of Notes that
                                          are secured by the Financed Student
                                          Loans].

Pre-Funding Account...................Approximately $________ will be deposited in the Pre-Funding Account on the
                                          Closing Date (the "Pre-Funded
                                          Amount"). The Pre-Funded Amount will
                                          remain in the Pre-Funding Account
                                          during the period (the "Funding
                                          Period") from Closing Date until the
                                          first to occur of (i) the Note
                                          Distribution Date on which the amount
                                          on deposit in the Pre-Funding Account
                                          is less than $200,000, (ii) an Event
                                          of Default occurring under the
                                          Indenture, a Servicer Default
                                          occurring under the Sale and Servicing
                                          Agreement or an Administrator Default
                                          occurring under the Sale and Servicing
                                          Agreement or the Administration
                                          Agreement, (iii) certain events of
                                          insolvency occurring with respect to
                                          the Seller or (iv) the close of
                                          business on ____, 199_, or such later
                                          date as may be agreed to by the Rating
                                          Agencies. The Pre-Funded Amount will
                                          be reduced from time to time by the
                                          amount thereof used in connection with
                                          the Trust obtaining additional
                                          Financed Student Loans during the
                                          Funding Period in accordance with the
                                          Sale and Servicing Agreement (each, an
                                          "Additional Funding"). Any Pre-Funded
                                          Amount remaining at the end of the
                                          Funding Period will be distributed to
                                          holders of the Class of Notes with the
                                          earliest Final Maturity Date as a
                                          payment of principal (and, if such
                                          Class has been paid in full, to the
                                          holders of the Class of Notes with the
                                          next earliest Final Maturity Date).
                                          See "Description of the Transfer and
                                          Servicing Agreements--Additional
                                          Fundings" herein and in the attached
                                          Prospectus.


Capitalized Interest Account..........Approximately $_______ will be deposited in the Capitalized Interest
                                          Account in the name of the Indenture
                                          Trustee on behalf of the Trust on the
                                          Closing Date. [Additionally, on the
                                          Closing Date approximately $______
                                          already will be on deposit in the
                                          Capitalized Interest Account.] The
                                          amount deposited therein will be used
                                          by the Indenture Trustee on each Note
                                          Distribution Date and Certificate
                                          Distribution Date to make interest
                                          payments to Noteholders and
                                          Certificateholders to the extent funds
                                          on deposit in the Note Distribution
                                          Account and Certificate Distribution
                                          Account, respectively, are
                                          insufficient for such purpose. Any
                                          amounts remaining in the Capitalized
                                          Interest Account after the period set
                                          forth in the applicable Terms
                                          Supplement will be transferred to the
                                          Reserve Account or, with the consent
                                          of the Surety Provider, applied as an
                                          Additional Principal Payment as
                                          described below under "--Collection
                                          Account; Note Distribution Account;
                                          Certificate Distribution Account; and
                                          Expense Account." See also
                                          "Description of the Transfer and
                                          Servicing Agreements-- Capitalized
                                          Interest Account and Capitalized
                                          Pre-Funding Account" in the attached
                                          Prospectus.

Capitalized Pre-Funding Account.......Approximately $_________ will be deposited in the Capitalized Pre-Funding Account
                                          in the name of the Indenture Trustee
                                          on behalf of the Trust on the Closing
                                          Date. On each Note Distribution Date
                                          during the Funding Period, the
                                          Indenture Trustee generally will
                                          transfer from the Capitalized Pre-
                                          Funding Account to the Note
                                          Distribution Account an amount equal
                                          to the applicable Class of Notes pro
                                          rata portion (based upon outstanding
                                          principal amount) of certain amounts
                                          on deposit in the Pre-Funding Account
                                          as of the first day of the prior
                                          Collection Period, such amount being
                                          referred to herein as the "Capitalized
                                          Pre-Funding Requirement." Any amounts
                                          remaining in the Capitalized
                                          Pre-Funding Account on the last Note
                                          Distribution Date of the Funding
                                          Period will be returned to the Seller.


Collection Account; Note Distribution
Account; Certificate Distribution
Account; and Expense Account..........The Master Servicer will be required to remit all collections received with
                                          respect to the Financed Student Loans
                                          for which it is acting as primary
                                          servicer (i) within one Business Day
                                          after it has received an aggregate of
                                          $30,000 during any month and (ii) on
                                          the last Business Day of each month,
                                          all other collections received during
                                          such month to an account in the name
                                          of the Indenture Trustee (the
                                          "Collection Account"). The Master
                                          Servicer shall cause each other
                                          Servicer to remit to the Collection
                                          Account, within one Business Day of
                                          receipt thereof, all collections
                                          received with respect to the Financed
                                          Student Loans for which it is acting
                                          as primary servicer. A "Business Day"
                                          is any day other than a Saturday, a
                                          Sunday, or a day on which banking
                                          institutions or trust companies in
                                          California, New York, New Jersey or
                                          Pennsylvania are authorized or
                                          obligated by law to be closed. The
                                          Eligible Lender Trustee will be
                                          required to remit Interest Subsidy
                                          Payments, Special Allowance Payments
                                          and insurance payments from the
                                          Secretary it receives within two
                                          Business Days of receipt thereof to
                                          the Collection Account. See
                                          "Description of the Transfer and
                                          Servicing Agreements--Payments on
                                          Financed Student Loans" in the
                                          attached Prospectus.


                                      Four Business Days prior to each Note
                                          Distribution Date or Certificate
                                          Distribution Date, as applicable
                                          (each, a "Determination Date"), the
                                          Administrator will advise the
                                          Indenture Trustee in writing of the
                                          applicable Noteholders' Interest
                                          Distribution Amount or
                                          Certificateholders' Interest
                                          Distribution Amount. Additionally, no
                                          later than 16 days prior to each Note
                                          Distribution Date for the Class of
                                          Notes then entitled to receive
                                          payments of principal (or, after all
                                          Notes have been paid in full, no later
                                          than 16 days prior to each Certificate
                                          Distribution Date) the Administrator
                                          will advise the Indenture Trustee in
                                          writing of the applicable Noteholders'
                                          Principal Distribution Amount (or,
                                          after all the Notes have been paid in
                                          full, the Certificateholders'
                                          Principal Distribution Amount).
                                          Further, on the Determination Date
                                          relating to the first Certificate
                                          Distribution Date occurring each month
                                          (or for each month in which a Note
                                          Distribution Date occurs earlier than
                                          the Certificate Distribution Date, on
                                          the Determination Date relating to
                                          such earlier Note Distribution Date),
                                          the Administrator will advise the
                                          Indenture Trustee in writing of the
                                          fees due to the Master Servicer, the
                                          Administrator, the Auction Agent, the
                                          Indenture Trustee, the Eligible Lender
                                          Trustee and the Surety Provider (the
                                          "Servicing Fee," "Administration Fee,"
                                          "Auction Agent Fee," "Indenture
                                          Trustee Fee," "Eligible Lender Trustee
                                          Fee" and "Surety Provider Fee,"
                                          respectively, and, collectively, the
                                          "Transaction Fees") for the preceding
                                          month.


                                          On each Note Distribution Date, the
                                          Indenture Trustee will transfer from
                                          the Collection Account to a separate
                                          account held with and in the name of
                                          the Indenture Trustee for the benefit
                                          of the Noteholders (the "Note
                                          Distribution Account"), from payments
                                          received on or with respect to the
                                          Financed Student Loans during the
                                          three Collection Period immediately
                                          preceding the month of such Note
                                          Distribution Date (or, with respect to
                                          a Class of Notes having Note
                                          Distribution Dates occurring weekly or
                                          monthly, from payments received on or
                                          with respect to such Financed Student
                                          Loans during the Collection Period
                                          immediately preceding the month of the
                                          related Note Distribution Date) an
                                          amount up to the related Noteholders'
                                          Interest Distribution Amount.
                                          "Collection Period" means, initially,
                                          the period beginning on the Cut-off
                                          Date and ending on _____, and
                                          thereafter, the Collection Period
                                          means the calendar month immediately
                                          following the end of the previous
                                          Collection Period. For the Class of
                                          Notes with the earliest Final Maturity
                                          Date, on the first Note Distribution
                                          Date for such Class occurring in
                                          January, April, July and October (or,
                                          if a Class of Notes having
                                          Distribution Dates occurring monthly
                                          on each related Note Distribution
                                          Date), after making the transfer set
                                          forth in the second prior sentence,
                                          the Indenture Trustee will transfer
                                          from the Collection Account to the
                                          Note Distribution Account from
                                          payments received on or with respect
                                          to the Financed Student Loans during
                                          the three Collection Period
                                          immediately preceding the month prior
                                          to the month of such Note Distribution
                                          Date (or, with respect to a Class of
                                          Notes having Distribution Dates
                                          occurring weekly or monthly, from the
                                          Collection Period in the month second
                                          preceding the month of the related
                                          Note Distribution Date) together with
                                          any Additional Principal Payments to
                                          be made at the election of the Master
                                          Servicer as described below, an amount
                                          up to the Noteholders' Principal
                                          Distribution Amount; provided,
                                          however, that for each month in which
                                          the first Note Distribution Date
                                          occurs prior to the Certificate
                                          Distribution Date in such month, prior
                                          to transferring amounts to the Note
                                          Distribution Account, the Indenture
                                          Trustee will transfer to a separate
                                          account held with and in the name of
                                          the Indenture Trustee (the "Expense
                                          Account"), from payments received on
                                          or with respect to the Financed
                                          Student Loans during the immediately
                                          preceding Collection Period, an amount
                                          up to the Transaction Fees for the
                                          month preceding such Note Distribution
                                          Date and all overdue Transaction Fees
                                          from prior months.



                                      On each Certificate Distribution Date,
                                          the Indenture Trustee will transfer
                                          from the Collection Account, from
                                          payments received on or with respect
                                          to the Financed Student Loans during
                                          the immediately preceding Collection
                                          Period, (i) to the Expense Account, an
                                          amount up to the excess, if any, of
                                          the Transaction Fees for the month
                                          preceding such Certificate
                                          Distribution Date and all overdue
                                          Transaction Fees from prior months
                                          over the amount, if any, previously
                                          transferred to the Expense Account
                                          during the month of such Certificate
                                          Distribution Date and (ii) by wire
                                          transfer no later than 11:00 a.m., New
                                          York time, to a separate account held
                                          with and in the name of the Eligible
                                          Lender Trustee for the benefit of the
                                          Certificateholders (the "Certificate
                                          Distribution Account" and, together
                                          with the Note Distribution Account,
                                          the "Distribution Accounts"), an
                                          amount up to the related
                                          Certificateholders' Interest
                                          Distribution Amount. Additionally,
                                          after each Class of Notes has been
                                          paid in full, on each Certificate
                                          Distribution Date relating to the
                                          Class of Certificates with the
                                          earliest Final Maturity Date, the
                                          Indenture Trustee will transfer from
                                          the Collection Account to the Eligible
                                          Lender Trustee, by wire transfer no
                                          later than 11:00 a.m., New York time,
                                          for deposit in the Certificate
                                          Distribution Account, from payments
                                          received on or with respect to the
                                          Financed Student Loans during the
                                          Collection Period immediately
                                          preceding the month prior to such
                                          Certificate Distribution Date, an
                                          amount up to the applicable
                                          Certificateholders' Principal
                                          Distribution Amount.

                                          On the first Note Distribution Date
                                          occurring in March, June, September
                                          and December, or in the case of clause
                                          (iii) below, on the first Note
                                          Distribution Date occurring in each
                                          month (or if in any such month a
                                          Certificate Distribution Date occurs
                                          prior to such first Note Distribution
                                          Date, on such Certificate Distribution
                                          Date), the Indenture Trustee will
                                          distribute from the Expense Account
                                          (in addition to any amounts
                                          transferred from the Reserve Account
                                          as described herein) the following
                                          amounts in the following order of
                                          priority: (i) to the Master Servicer,
                                          the Servicing Fee and all overdue
                                          Servicing Fees, (ii) to the
                                          Administrator, the Administration Fee
                                          and all overdue Administration Fees,
                                          (iii) to the Auction Agent, the
                                          Auction Agent Fee and all overdue
                                          Auction Agent Fees, (iv) to the
                                          Indenture Trustee, the Indenture
                                          Trustee Fee and all overdue Indenture
                                          Trustee Fees, (v) to the Eligible
                                          Lender Trustee, the Eligible Lender
                                          Trustee Fee and all overdue Eligible
                                          Lender Trustee Fees and (vi) to the
                                          Surety Provider, the Surety Provider
                                          Fee and all overdue Surety Provider
                                          Fees.

                                      On each Note Distribution Date, the
                                          Indenture Trustee will distribute to
                                          the Noteholders of the applicable
                                          Class as of the related Note Record
                                          Date all amounts transferred to the
                                          Note Distribution Account as set forth
                                          above (in addition to any amounts
                                          transferred from the Capitalized
                                          Interest Account, the Pre-Funding
                                          Account, the Capitalized Pre- Funding
                                          Account, the Reserve Account and the
                                          Monthly Advance Account and amounts
                                          drawn under the applicable Note Surety
                                          Bond, each as described herein). On
                                          each Certificate Distribution Date,
                                          the Eligible Lender Trustee will
                                          distribute to the Certificateholders
                                          of the applicable Class as of the
                                          related Certificate Record Date all
                                          amounts transferred to the Certificate
                                          Distribution Account as set forth
                                          above (in addition to any amounts
                                          transferred from the Capitalized
                                          Interest Account, the Reserve Account
                                          and the Monthly Advance Account, and
                                          amounts drawn under the Certificate
                                          Surety Bond, each as described
                                          herein).


                                      Notwithstanding the foregoing,
                                          principal payments will be made to the
                                          Class A-_ Notes and the Certificates
                                          only in amounts equal to $50,000 and
                                          integral multiples in excess thereof.
                                          If the amount in the Note Distribution
                                          Account or the Certificate
                                          Distribution Account otherwise
                                          required to be applied as a payment of
                                          principal either (i) is less than
                                          $50,000 or (ii) exceeds an even
                                          multiple of $50,000, then, in the case
                                          of (i), such entire amount or, in the
                                          case of (ii), such excess amount, will
                                          not be paid as principal on the
                                          upcoming Note Distribution Date or
                                          Certificate Distribution Date, as the
                                          case may be, but will be retained in
                                          the Note Distribution Account or the
                                          Certificate Distribution Account, as
                                          the case may be, until the amount
                                          therein available for payment of
                                          principal (including any amounts
                                          transferred from the Reserve Account)
                                          equals $50,000.


                                      On the last Note Distribution Date
                                          occurring in January, April, July and
                                          October (or if in any such month a
                                          Certificate Distribution Date occurs
                                          after such last Note Distribution
                                          Date, on such Certificate Distribution
                                          Date), after making all required
                                          transfers to the Note Distribution
                                          Account and, if applicable, the
                                          Certificate Distribution Account and
                                          the Expense Account, the Indenture
                                          Trustee will transfer any amounts
                                          remaining in the Collection Account
                                          (other than amounts representing
                                          payments received during such month or
                                          payments of or with respect to
                                          principal received in the immediately
                                          preceding month) in the following
                                          order of priority: (i) to the Surety
                                          Provider, the amount, if any,
                                          necessary to reimburse the Surety
                                          Provider for prior Note and
                                          Certificate Surety Bond Payments
                                          (which will generally be equal to the
                                          aggregate amount of draws under the
                                          Note Surety Bonds and Certificate
                                          Surety Bond on prior Note or
                                          Certificate Distribution Dates, as
                                          applicable), together with interest
                                          thereon, (ii) to the Reserve Account,
                                          the amount, if any, necessary to
                                          increase the balance thereof to the
                                          Specified Reserve Account Balance,
                                          (iii) to the Master Servicer, the
                                          aggregate unpaid amount of the
                                          Servicing Fee Carryover, if any, (iv)
                                          to the Note Distribution Account, the
                                          aggregate unpaid amount of
                                          Noteholders' Interest Carryover, if
                                          any, and (v) to the Certificate
                                          Distribution Account, the aggregate
                                          unpaid amount of Certificateholders'
                                          Interest Carryover, if any. Any
                                          amounts remaining in the Collection
                                          Account after such transfers (other
                                          than amounts representing payments
                                          received during such current month or
                                          payments of or with respect to
                                          principal received in the immediately
                                          preceding month) will be transferred
                                          to the Reserve Account generally for
                                          distribution to holders of the
                                          Originators' Interests and then to
                                          Student Holdings. Amounts transferred
                                          to the Note Distribution Account or
                                          the Certificate Distribution Account
                                          pursuant to clauses (iv) and (v)
                                          above, respectively, will be paid to
                                          the applicable Class of Notes or
                                          Certificates on the next Note
                                          Distribution Date or Certificate
                                          Distribution Date relating to such
                                          Class of Notes or Certificates.
                                          Notwithstanding the foregoing, with
                                          the consent of the Surety Provider,
                                          amounts otherwise required to be
                                          deposited into the Reserve Account
                                          pursuant to clause (ii) above may,
                                          instead, be applied as a payment of
                                          principal on the next applicable Note
                                          Distribution Date relating to the
                                          Class of Notes with the earliest Final
                                          Maturity Date (or, after all the Notes
                                          have been paid in full, on the next
                                          Certificate Distribution Date).
                                          Amounts so applied as principal
                                          payments are referred to herein as
                                          "Additional Principal Payments."

                                      Notwithstanding the foregoing, if
                                          there has been an Event of Default
                                          with respect to payment of the Notes,
                                          the Certificateholders will not be
                                          entitled to any payments of principal
                                          or interest until each outstanding
                                          Class of Notes has been paid in full.


Reserve Account.......................Approximately $_________ will be deposited in the Reserve Account on
                                          the Closing Date (the "Reserve Account
                                          Deposit"). The Reserve Account Deposit
                                          will be augmented on the last Note
                                          Distribution Date occurring in
                                          January, April, July and October (or,
                                          if in any such month a Certificate
                                          Distribution Date occurs after such
                                          last Note Distribution Date, on such
                                          Certificate Distribution Date) by the
                                          deposit into the Reserve Account of
                                          any Available Funds remaining after
                                          making all prior distributions on such
                                          date. See "Description of the
                                          Transferor and Servicing
                                          Agreements--Credit
                                          Enhancement--Reserve Account" in the
                                          attached Prospectus.


Additional Monthly Payments...........After the amount on deposit in the Reserve
                                          Account equals the greater of (i) 1%
                                          of the then outstanding principal
                                          balance of the Notes and the
                                          Certificates and (ii) $1,500,000 (but
                                          in no event an amount greater than the
                                          then outstanding principal balance of
                                          the Notes and the Certificates),
                                          amounts otherwise required to be
                                          deposited into the Reserve Account
                                          may, at the option of the Master
                                          Servicer, be applied as Additional
                                          Principal Payments on the next Note
                                          Distribution Date relating to the
                                          Class of Notes with the earliest Final
                                          Maturity Date (and, after all the
                                          Notes have been paid in full, the
                                          Certificates). With the consent of the
                                          Surety Provider, Available Funds
                                          otherwise required to be deposited in
                                          the Reserve Account may be applied as
                                          Additional Principal Payments.
                                          Notwithstanding the depletion of the
                                          Reserve Account and shortfalls in
                                          Available Funds, the Surety Provider
                                          will be obligated to make Note Surety
                                          Bond payments on each Note
                                          Distribution Date to cover any
                                          shortfalls with respect to the
                                          Noteholders' Interest Distribution
                                          Amount (but will have no obligation
                                          with respect to any Noteholders
                                          Interest Carryover) and, solely for
                                          the benefit of Certificateholders, to
                                          make Certificate Surety Bond Payments
                                          on each Certificate Distribution Date
                                          to cover any shortfalls with respect
                                          to the Certificateholders' Interest
                                          Distribution Amount (but will have no
                                          obligation with respect to any
                                          Certificateholders' Interest
                                          Carryover) after application of such
                                          Available Funds and any amounts on
                                          deposit in the Reserve Account.


Monthly Advances......................If the Master Servicer has applied for a
                                          Guarantee Payment from a Guarantor, an
                                          Interest Subsidy Payment or a Special
                                          Allowance Payment from the Department
                                          or an insurance payment from the
                                          Secretary, and the Master Servicer has
                                          not received the related payment prior
                                          to the end of the Collection Period
                                          immediately preceding the Note
                                          Distribution Date or Certificate
                                          Distribution Date on which such amount
                                          would be required to be distributed as
                                          a payment of interest, the
                                          Representative may, no later than the
                                          Determination Date relating to such
                                          Note Distribution Date or Certificate
                                          Distribution Date, as the case may be,
                                          deposit into an account in the name of
                                          the Indenture Trustee (the "Monthly
                                          Advance Account") an amount up to the
                                          amount of such payments applied for
                                          but not received (such deposits by the
                                          Representative are referred to herein
                                          as "Monthly Advances"). Monthly
                                          Advances will be distributed to the
                                          Noteholders or Certificateholders on
                                          the upcoming Note Distribution Date or
                                          Certificate Distribution Date, as the
                                          case may be. Monthly Advances are
                                          recoverable by the Representative from
                                          the source for which such Monthly
                                          Advance was made.

Optional Purchase.....................The Sellers may, with the consent of the
                                          Surety Provider, repurchase all
                                          remaining Financed Student Loans from
                                          the Trust, and thus effect the early
                                          retirement of the Notes and
                                          Certificates, on any Certificate
                                          Distribution Date on or after which
                                          the Pool Balance is equal to 10% or
                                          less of the Aggregate Pool Balance of
                                          the Trust, at a price equal to, for
                                          each Financed Student Loan, the
                                          outstanding principal balance of such
                                          Financed Student Loan as of the end of
                                          the preceding Collection Period,
                                          together with all accrued interest
                                          thereon and certain unamortized
                                          premiums. See "Description of the
                                          Transfer and Servicing Agreements--
                                          Termination" in the Prospectus. The
                                          "Aggregate Pool Balance" of the Trust
                                          will equal the Pool Balance of the
                                          Trust as of the Cut-Off Date of each
                                          Series of Notes issued by the Trust
                                          plus the principal balance of each
                                          Additional Student Loan pledged to the
                                          Indenture Trustee on behalf of the
                                          Issuer on each Transfer Date through
                                          the last Funding Period.

Surety Bond...........................A surety bond to be issued by the
                                          Surety Provider will be obtained in
                                          connection with the Series 199_-_
                                          Notes (the "Series 199_-_ Note Surety
                                          Bond") in favor of the Eligible Lender
                                          Trustee on behalf of the Trust, will
                                          be pledged to the Indenture Trustee
                                          and will provide for coverage of
                                          timely payment of all interest and
                                          ultimate payment of all principal on
                                          each Class of Series 199_-_ Notes.
                                          "Note Surety Bond Payment" means, with
                                          respect to any Class of Notes (A) on
                                          each Note Distribution Date the amount
                                          equal to the excess, if any, of the
                                          Noteholders' Interest Distribution
                                          Amount for the applicable Class of
                                          Notes over the amount on deposit in
                                          the Note Distribution Account, after
                                          taking into account the required
                                          application of funds in the remaining
                                          Trust Accounts (but excluding any
                                          amounts on deposit in the Monthly
                                          Advance Account if an automatic stay
                                          has been imposed with respect to the
                                          Representative under Section 362(a) of
                                          the United States Bankruptcy Code of
                                          1978 as amended, 11 U.S.C. ss.ss. 101
                                          ET SEQ.), including but not limited to
                                          the Reserve Account, pursuant to the
                                          Sale and Servicing Agreement, to the
                                          payment of the Noteholders' Interest
                                          Distribution Amount on such Note
                                          Distribution Date (an "Interest
                                          Deficiency") and (B) the amount equal
                                          to the excess, if any, of the unpaid
                                          principal balance of Notes of a Class
                                          on the Final Maturity Date for such
                                          Class over amounts on deposit in the
                                          Note Distribution Account, after
                                          taking into account the required
                                          application of funds in the remaining
                                          Trust Accounts, including but not
                                          limited to the Reserve Account,
                                          pursuant to the Sale and Servicing
                                          Agreement, to the payment of principal
                                          of such Class of Notes on such Final
                                          Maturity Date (a "Principal
                                          Deficiency"); provided, however, that
                                          "Note Surety Bond Payments" shall not
                                          include, any Noteholders' Interest
                                          Carryover or any portion of any
                                          Interest Deficiency or Principal
                                          Deficiency arising as a result of (i)
                                          any tax liability, including any tax
                                          liability imposed on or assessed with
                                          respect to the Trust, the Trust
                                          assets, any Noteholder, or any
                                          Certificateholder, or (ii) any tax
                                          withholding requirement including any
                                          such requirement applicable to Trust
                                          income or Trust distributions. See
                                          "Description of the Surety Bonds."

                                      In connection with the sale of the
                                          Certificates, a separate surety bond
                                          (each, a "Certificate Surety Bond"
                                          and, together with the Note Surety
                                          Bonds, the "Surety Bonds"), which will
                                          be noncancelable, will be obtained in
                                          favor of the Eligible Lender Trustee
                                          solely on behalf of the
                                          Certificateholders of such Class and
                                          will provide for coverage of timely
                                          payment of all interest and ultimate
                                          payment of all principal, due on such
                                          Certificates. The Noteholders will
                                          have no right to or claim on any
                                          Certificate Surety Bond or any amounts
                                          payable or paid thereunder.
                                          "Certificate Surety Bond Payment"
                                          means with respect to any Class of
                                          Certificates, (A) on each Certificate
                                          Distribution Date the amount equal to
                                          the excess, if any, of the
                                          Certificateholders' Interest
                                          Distribution Amount for the applicable
                                          Class of Certificates over the amount
                                          on deposit in the Certificate
                                          Distribution Account, after taking
                                          into account the required application
                                          of funds in the remaining Trust
                                          Accounts (but excluding any amounts on
                                          deposit in the Monthly Advance Account
                                          if an automatic stay has been imposed
                                          with respect to the Representative
                                          under Section 362(a) of the United
                                          States Bankruptcy Code of 1978, as
                                          amended, 11 U.S.C. ss.ss. 101 ET
                                          SEQ.), including but not limited to
                                          the Reserve Account, pursuant to the
                                          Sale and Servicing Agreement, to the
                                          payment of the Certificateholders'
                                          Interest Distribution Amount on such
                                          Certificate Distribution Date (an
                                          "Interest Deficiency") and (B) the
                                          amount equal to the excess, if any, of
                                          the unpaid principal balance of the
                                          Certificates of such Class on the
                                          Certificate Final Maturity Date for
                                          such Class over amounts on deposit in
                                          the Certificate Distribution Account,
                                          after taking into account the required
                                          application of funds in the remaining
                                          Trust Accounts, including but not
                                          limited to the Reserve Account,
                                          pursuant to the Sale and Servicing
                                          Agreement, to the payment of principal
                                          of such Class of Certificates on such
                                          Certificate Final Maturity Date (a
                                          "Principal Deficiency"); provided,
                                          however that "Certificate Surety Bond
                                          Payment" shall not include any
                                          Certificateholders' Interest Carryover
                                          or any portion of any Interest
                                          Deficiency or Principal Deficiency
                                          arising as a result of (i) any tax
                                          liability, including any tax liability
                                          imposed on or assessed with respect to
                                          the Trust, the Trust assets, any
                                          Noteholder, or any Certificateholder,
                                          or (ii) any tax withholding
                                          requirement, including any such
                                          requirement applicable to Trust income
                                          or Trust distributions. See
                                          "Description of the Transfer and
                                          Servicing Agreements--Distributions"
                                          herein. See also "Description of the
                                          Surety Bonds--Surety Provider" herein
                                          for a brief description of the Surety
                                          Provider.


Principal Balance of Securities
Exceeds Aggregate Principal
Balance of Initial Financed Student
Loans and Pre-Funded Amounts..........On the Closing Date, the aggregate initial principal amount of the Series
                                          199_-_ Notes and the principal balance
                                          of the Class _ Certificates is ____ %
                                          of the sum of the aggregate principal
                                          balance of the initial Financed
                                          Student Loans as of the Cut-off Date
                                          and the Pre-Funded Amount as of the
                                          Closing Date. Each initial Financed
                                          Student Loan will be purchased by the
                                          Trust for an amount equal to ___% of
                                          the principal balance there (including
                                          any accrued interest thereon expected
                                          to be capitalized upon repayment) as
                                          of the Cut-off Date. In addition, each
                                          Additional Student Loan will be
                                          purchased by the Trust for an amount
                                          equal to ____% of the principal
                                          balance thereof (including any accrued
                                          interest thereon expected to be
                                          capitalized upon repayment) as of the
                                          related Subsequent Cut-off Date. As a
                                          result, if an Event of Default should
                                          occur under the related Indenture or
                                          an Insolvency Event should occur and
                                          the Financed Student Loans were
                                          liquidated at a time when the
                                          outstanding principal amount of the
                                          Notes and the Certificates exceeded
                                          the sum of the Pool Balance, the Pre-
                                          Funded Amount and the amounts in the
                                          Reserve Account and Capitalized
                                          Pre-Funding Account, such Financed
                                          Student Loans would likely have to be
                                          liquidated at a premium for
                                          Certificateholders and, in some
                                          circumstances, Noteholders not to
                                          suffer a loss.


Tax Considerations....................In the opinion of special federal and
                                          ________ tax counsel for the Trust,
                                          the Series 199_-_ Notes will be
                                          characterized as debt for federal and
                                          _______ state income tax purposes,
                                          although there is no specific
                                          authority with respect to the
                                          characterization for federal or
                                          _______ income tax purposes of
                                          securities having the same terms as
                                          the Series 199_-_ Notes.

                                      In the opinion of special federal tax
                                          counsel for the Trust, for federal
                                          income tax purposes the Trust will not
                                          be characterized as an association (or
                                          a publicly traded partnership) taxable
                                          as a corporation. In the opinion of
                                          special _____ tax counsel for the
                                          Trust, the Trust will not be taxable
                                          as a corporation for _______ purposes
                                          if it is taxed as a partnership for
                                          federal income tax purposes and
                                          Certificateholders other than
                                          individuals not otherwise subject to
                                          ______ tax will not become subject to
                                          taxation in _____ solely as a result
                                          of holding a Certificate. However,
                                          there are no cases or rulings on
                                          similar transactions involving a trust
                                          that issues debt and equity interests
                                          with terms similar to those of the
                                          Series 199_-_ Notes.


                                          See "Certain Tax Consequences" herein
                                          and in the attached Prospectus for
                                          additional information concerning the
                                          application of federal and _______
                                          state tax laws with respect to the
                                          Notes.


ERISA Considerations..................Assuming that each Class of Series
                                          199_-_ Notes should be treated as
                                          indebtedness without substantial
                                          equity features under the Plan Asset
                                          Regulations issued by the Department
                                          of Labor, the Series 199_-_ Notes are
                                          eligible for purchase by or on behalf
                                          of employee benefit plans, retirement
                                          arrangements, individual retirement
                                          accounts and Keogh Plans, subject to
                                          the considerations discussed under
                                          "ERISA--Considerations--The Notes"
                                          herein and in the attached Prospectus.


Rating of the Securities..............It is a condition to the issuance and sale of the Class A-_ Notes and the
                                          Class A-_ Notes that they be rated
                                          "AAA" by Standard & Poor's Ratings
                                          Services, a division of The
                                          McGraw-Hill Companies, Inc. ("Standard
                                          & Poor's") and "Aaa" by Moody's
                                          Investors Service, Inc. ("Moody's").
                                          Each of Standard & Poor's and Moody's
                                          is also referred to herein as a
                                          "Rating Agency" and collectively, as
                                          the "Rating Agencies." A securities
                                          rating is not a recommendation to buy,
                                          sell or hold securities and may be
                                          subject to revision or withdrawal at
                                          any time by the assigning Rating
                                          Agency.


Registration of the Notes.............The Series 199_-_ Notes will be represented by global certificates
                                          registered in the name of Cede & Co.
                                          ("Cede"), as the nominee of The
                                          Depository Trust Company ("DTC"). No
                                          Noteholder will be entitled to receive
                                          physical certificates ("Definitive
                                          Notes") representing a Note, except in
                                          the event that Definitive Notes are
                                          issued under the limited circumstances
                                          described herein. All references
                                          herein to "Noteholders" or "Holders"
                                          will reflect the rights of the
                                          beneficial owners of Notes, as such
                                          rights may be exercised through DTC
                                          and Participants except as otherwise
                                          specified herein. See "Risk
                                          Factors--Book- Entry Registration" in
                                          the Prospectus and "Description of the
                                          Securities--Book-Entry Registration"
                                          herein.

                          PREVIOUSLY ISSUED SECURITIES

         Set forth below is certain information concerning each outstanding Class of Notes and certain other securities issued previously by the Trust and outstanding as of the Cut-off Date. The Financed Student Loans and other assets pledged to the Indenture Trustee will serve as collateral for such outstanding Notes and other securities as well as the Series 199_-_ Notes being offered by means of this Prospectus Supplement and the attached Prospectus.

                                                                                  Outstanding
                                                             Original             Principal               Final
                                                             Principal            Amount (As of _____     Maturity
   SERIES        CLASS          DATE ISSUED                  AMOUNT                       __, 199_)      DATE
199_-_          Class A-_        ______, 199_              $__,000,000            $__,000,000
199_-_          Class A-_        ______, 199_              $__,000,000            $__,000,000
199_-_          Class A-_        ______, 199_              $__,000,000            $__,000,000
199_-_          Class A-_        ______, 199_              $__,000,000            $__,000,000
199_-_          Class A-_        ______, 199_              $__,000,000            $__,000,000
199_-_          Class A-_        ______, 199_              $__,000,000            $__,000,000
Certificates    N/A              ______, 199_              $__,000,000            $__,000,000

                                  RISK FACTORS

          Prospective Noteholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors.

         Repayment of Principal. Payments of principal will be distributed to the Classes of Notes in order of their Final Maturity Date, regardless of Series (and, after all Notes have been paid in full, the Certificates in order of their Final Maturity Date). A subsequently issued Series of Notes may contain one or more Classes of Notes with an earlier Final Maturity Date than one or more Classes of Notes of a previously issued Series. Also a subsequently issued Class of Certificates may have an earlier Final Maturity Date than one or more previously issued Classes of Certificates. In such event, the Classes of Notes or Certificates of the earlier issued Classes will receive no payments of principal until each of the subsequently issued Notes or Certificates, as a the case may be, with an earlier Final Stated Maturity have been paid in full.

         Certain Differences between Classes of Notes and Certificates. Because the Classes of Notes with a later Final Maturity Date will receive no payment of principal until the Classes of Notes with an earlier Final Maturity Date have been paid in full, the Classes of Notes with an earlier Final Maturity Date bear relatively greater risk than each Class with a later Final Maturity Date of an increased rate of (i) principal repayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Consolidation Loans or liquidations due to default or breach), or (ii) Financed Student Loans entering the Repayment Phase. In addition, the Class of Notes with the earliest Final Maturity Date will generally bear the risk of principal prepayments as a result of any remaining Pre-Funded Amount at the end of each Funding Period. On the other hand, absent the Surety Bonds, Certificateholders (particularly those with a later Final Maturity Date) and, to a lesser extent, holders of Notes with a later Final Maturity Date would bear a greater risk of loss of principal than do holders of Notes with an earlier Final Maturity Date in the event of a shortfall in Available Funds and amounts on deposit in the Reserve Account because the Certificates do not receive principal distributions until each Class of Notes is paid in full and no Class of Notes or certificates will receive principal payments until each Class of Notes or Certificates, as the case may be, with an earlier Final Maturity Date is paid in full.

                         THE SELLER AND THE MONEY STORE

          Each of the Sellers is a wholly-owned subsidiary of The Money Store Inc., a New Jersey corporation ("The Money Store"). The Money Store is a financial services company engaged, through its subsidiaries, in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries primarily consist of home equity loans, loans (the "SBA Loans") guaranteed in part by the United States Small Business Administration (the "SBA") and government guaranteed student loans. Trans-World Insurance Company, doing business as Educaid ("TWIC") began providing financing for new and used vehicles in early 1995.

         Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States. In 1979, The Money Store and its subsidiaries began to originate SBA Loans and, based upon statistics compiled by the SBA, The Money Store believes that during each of the last 14 SBA fiscal years it originated a greater principal amount of SBA Loans than any other originator of such loans in the United States. In 1984, The Money Store and TWIC entered into the government guaranteed student loan origination market. In 1995, ClassNotes entered into the private student loan origination market.

         For the year ended December 31, 1995, The Money Store and its subsidiaries originated or purchased approximately $3.8 billion of loans. Of those loans, approximately 75% by principal amount were home equity loans, approximately 12% by principal amount were SBA Loans, approximately 10% by principal amount were student loans and approximately 3% by principal amount were auto loans. The business strategy of The Money Store has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

         At September 30, 1996, The Money Store and its subsidiaries operated out of 206 locations and were doing business in 50 states, the District of Columbia and the Commonwealth of Puerto Rico.


          Educaid's executive offices are located at 3301 C Street, Suite 100-A, Sacramento, California 95816. Its telephone number is (916) 446-5000. ClassNotes' executive offices are located at 3301 C Street, Suite 201, Sacramento, California 95816. Its telephone number is (916) 554-8550.

                                    SERVICERS


         _____ is a public corporation and a government instrumentality of the [State][Commonwealth] of _____. _____ was founded in 19__ and is located in _____, ____. In addition to servicing student loans, _____ guarantees loans under the federal Title IV programs, administers certain state scholarship and financial aid programs, and issues tax-exempt and taxable notes to finance its direct lending and secondary market purchases of student loan portfolios. As of December 31, 1995, ____had total assets of approximately $___ billion. As of that date, _____ serviced approximately __ million student loan borrower accounts, with an aggregate principal balance of over $___ billion. ____ is one of the largest servicers of education loans in the nation. _____ has approximately ____ employees. The information included herein relating to _____ has been obtained from it and is not guaranteed as to accuracy or completeness by the Sellers or The Money Store and is not to be construed as a representation by the Sellers or The Money Store.


         Pursuant to the Sub-Servicing Agreement and except as otherwise expressly assumed by the Administrator, _____ has agreed to service, and perform all other related tasks with respect to, all Financed Student Loans originated by the Sellers and acquired by the Eligible Lender Trustee on behalf of the Trust generally after they have entered the Repayment Phase. ______ is required to perform all services and duties customary to the servicing of such Financed Student Loans in the same manner as the Master Servicer has serviced Financed Student Loans and otherwise in compliance with all applicable standards and procedures. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the attached Prospectus.


         The above information relating to _____ has been obtained from _____ and neither the Sellers nor The Money Store has conducted any independent verification of such information. _____ has agreed that it will provide a copy of its most recent audited financial statements to Noteholders upon receipt of a written request directed to Mr. _____, [Title], [Address].

                          DESCRIPTION OF THE SECURITIES

GENERAL


         The Series 199_-_ Notes will be issued pursuant to the terms of the Master Indenture and the related Terms Supplement and each Class of Certificates will be issued pursuant to the terms of the related Trust Agreement and, except for an initial Class of Certificates, the related Trust Supplement. The following summary describes certain terms of the Notes, the Certificates, the Master Indenture, the Terms Supplement and a Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Series 199_-_ Notes, each Class of Certificates, the Master Indenture, the Terms Supplement and the applicable Trust Agreement.

         Each Class of Notes and each Class of Certificates (except for the Certificates being sold to Student Holdings) will initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. The Notes will be available for purchase in the denominations set forth in the related Prospectus Supplement. The Notes will be available in book-entry form only. As a result of the Internal Revenue Service recently adopting regulations concerning publicly traded partnerships, the Trust Agreement will provide that Certificates will be available for purchase in denominations equal to the lesser of $1,000,000 or 1/24th of the Certificate Balance, and integral multiples of $50,000 in excess thereof. DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Securities. If Notes are available in book-entry form only, unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described herein, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references herein to actions by Noteholders or Certificateholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration" and "--Definitive Securities" herein and in the attached Prospectus.


THE NOTES


         Distributions of Interest. Interest will accrue on the principal balance of each Class of Notes at a rate per annum (calculated as provided below) equal to the related Class Interest Rate. Interest will accrue initially from and including the Closing Date through and including _________, 199_ and, thereafter, for periods (each, an "Interest Period") consisting of (i) with respect to Auction Rate Notes, for periods of 28 days subject to adjustment as described in Appendix I to the attached Prospectus and (ii) with respect to LIBOR Rate Notes, the one-month period beginning on the 15th day of each month and ending on the 14th day of the following month. Interest on each Class of Notes will be payable on the related Note Distribution Date. Interest distributions due on any Class of Notes for any Note Distribution Date but not distributed on such Note Distribution Date will be due on the next Note Distribution Date for such Class, increased by an amount equal to interest on such amount at the applicable Class Interest Rate for the period from the Note Distribution Date for which such interest was first due until the Note Distribution Date such interest is paid. Interest payments on the Notes will generally be funded from Available Funds, Monthly Advances and amounts, if any, on deposit in the Reserve Account (and, when applicable, amounts on deposit in the Capitalized Interest Account and the Capitalized Pre-Funding Account) remaining after the deposit of the Transaction Fees in the Expense Account. Interest will be paid pro rata to the holders of each Class of Notes outstanding. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement." If insufficient funds are available to pay the Noteholders' Interest Distribution Amount on a Note Distribution Date, such shortfall will be paid from draws on the Note Surety Bonds to the extent described herein under "Description of the Surety Bonds--Note Surety Bonds" herein.

         Until the date of an Auction Period adjustment, if any, the interest rate on each Class of Auction Rate Notes for each Interest Period will be the Class Interest Rate based on an Auction Period, subject to adjustment as described herein and in the Prospectus. The Class Interest Rate on each Class of Auction Rate Notes for each Auction Period will be the lesser of (i) the Net Loan Rate in effect for such Auction Period and (ii) the Auction Rate in effect for such Auction Period, as determined by the Auction Agent pursuant to the Auction Procedures described in Appendix I to the attached Prospectus; provided that if on any Rate Determination Date, an Auction for a Class of Notes is not held for any reason, then the Class Interest Rate for such Class of Notes will be the Net Loan Rate. The Class Interest Rate on each Class of LIBOR Rate Notes for each Interest Period will be the lesser of (i) the Net Loan Rate in effect for such Interest Period and (ii) LIBOR plus ______% (the "LIBOR Rate"). However, no Class Interest Rate will exceed _______% per annum.






         Auction Period Adjustment. With respect to Auction Rate Notes, the Administrator may, from time to time, change the length of one or more Auction Periods to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any Class Interest Rate (an "Auction Period Adjustment"). An Auction Period Adjustment will not cause an Auction Period to be less than 7 days nor more than one year and will not be allowed unless certain conditions described in the Auction Procedures in Appendix I to the attached Prospectus are satisfied. If an Auction Period Adjustment is made, the intervals between Note Distribution Dates will be adjusted accordingly.

         Noteholders' Interest Carryover. If, with respect to any Class of Notes, for any Interest Period the Auction Rate or the LIBOR Rate, as applicable, exceeds the Net Loan Rate, the applicable Class Interest Rate for such Interest Period will be the Net Loan Rate, and the excess of the amount of interest on such Class of Notes that would have accrued at a rate equal to the Auction Rate or the LIBOR Rate, as applicable, over the amount of interest on such Class actually accrued at the Net Loan Rate will accrue as the Noteholders' Interest Carryover with respect to such Class of Notes. Such determination of the Noteholders' Interest Carryover will be made separately for each Class of Notes. The Noteholders' Interest Carryover on any Class of Notes will bear interest at a rate equal to One-Month LIBOR from the Note Distribution Date for the Interest Period for which the Noteholders' Interest Carryover was calculated until paid.

          Any Noteholders' Interest Carryover that may exist on any Note Distribution Date will be paid as described herein under "Description of the Transfer and Servicing Agreements--Distributions."

          Distributions of Principal. Principal payments will be made to the Class of Notes with the earliest Final Maturity Date on each Note Distribution Date for such Class (or such other Note Distribution Dates for such Class as may be described in the applicable Prospectus Supplement) in an amount equal to the Noteholders' Principal Distribution Amount for such Note Distribution Date (provided, however, that for the Class A-_ Notes principal payments will be made only in amounts equal to $50,000 and integral multiples in excess thereof), until the principal balance of the Notes of such Class is reduced to zero. Principal payments on a Class of Notes will generally be derived from Available Funds and amounts, if any, on deposit in the Reserve Account remaining after the Indenture Trustee has deposited in the Expense Account the Transaction Fees for the month preceding such Note Distribution Date and all overdue Transaction Fees from prior months, deposited in the Note Distribution Account the Noteholders Interest Distribution Amount, and, unless there has been an Event of Default under a Series of Notes, deposited in the Certificateholder Distribution Account, the Certificateholders Interest Distribution Amount. Additionally, with the consent of the Surety Provider, amounts otherwise required to be deposited into the Reserve Account may be applied as Additional Principal Payments. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Credit Enhancement" herein. If such sources are insufficient to pay the Noteholders' Principal Distribution Amount for such Note Distribution Date, such shortfall will be added to the principal payable to the Noteholders on subsequent Note Distribution Dates.

         Principal payments on the Notes will be applied on each applicable Note Distribution Date, first, to the principal balance of the Class of Notes with the earliest Final Maturity Date until such principal balance is reduced to zero and then to the principal balance of each other Class of Notes, in order of Final Maturity Date, until the principal balance of each Class is reduced to zero. The aggregate outstanding principal amount of each Class of Notes will be payable in full on its Final Maturity Date. The actual date on which the aggregate outstanding principal and accrued interest of any Class of Notes are paid may be earlier than its respective Final Maturity Date, based on a variety of factors, including those described in the attached Prospectus under "Risk Factors--Maturity and Prepayment Assumptions" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."

         On the Final Maturity Date relating to a Class of Notes, the Surety Provider will be required to provide for payment to the Trust pursuant to the applicable Note Surety Bond of an amount equal to the excess, if any, of the unpaid principal balance of the Notes of such Class on such Final Maturity Date over amounts on deposit in the Note Distribution Account, after taking into account the required application of funds in the remaining Trust Accounts, including but not limited to the Reserve Account, pursuant to the Sale and Servicing Agreement, to the payment of principal of such Class of Notes on such final Note Distribution Date, subject to the exceptions described hereunder "Discretion of the Surety Bonds--Note Surety Bonds." Any such amount will be distributed to holders of the applicable Class of Notes on the related Final Maturity Date.


         Mandatory Redemption. The Class of Notes with the earliest Final Maturity Date will be redeemed in part on the applicable Note Distribution Date on or immediately following the last day of each Funding Period, in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to all Additional Fundings on or prior to such date, in an aggregate principal amount equal to the amount then on deposit in the Pre-Funding Account.

 THE CERTIFICATES


          Distributions of Interest. On each Certificate Distribution Date, Certificateholders of the related Class will be entitled to distributions in an amount equal to the amount of interest accrued during the related Interest Period on the principal amount of such Class at the applicable Certificate Rate. Interest on the Certificates will accrue initially from and including the Closing Date on which the related Class was issued through and including the date set forth in the Trust Agreement or the related Trust Supplement and, thereafter, except as otherwise provided in the related Trust Supplement, for Interest Periods consisting of, (i) with respect to Auction Rate Certificates, 28 days, subject to adjustment as set forth in the Auction Procedures described in Appendix I, (ii) with respect to LIBOR Rate Certificates, the one-month period beginning and ending on the dates set forth in the related Trust Supplement and (iii) with respect to Certificates accruing interest based on some other method, the period set forth in the related Trust Supplement. Interest distributions due for any Class of Certificates on any Certificate Distribution Date but not distributed on such Certificate Distribution Date will be due on the next Certificate Distribution Date for such Class increased by an amount equal to interest on such amount at the applicable Certificate Rate for the period from the Certificate Distribution Date for which such interest was first due until the Certificate Distribution Date such interest is paid. Interest distributions with respect to the Certificates will generally be funded from Available Funds, Monthly Advances and the amounts, if any, on deposit in the Reserve Account remaining after the Indenture Trustee has transferred to the Expense Account an amount, up to the excess, if any, of the Transaction Fees for the month preceding such Certificate Distribution Date and all overdue Transaction Fees for the month preceding such Certificate Distribution Date over the amount, if any, previously transferred to the Expense Account during the month of such Certificate Distribution Date, provided, however, that Certificateholders will not be entitled to any distributions if there has been an Event of Default under any Series of Notes until each Class of Notes has been paid in full. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account." If insufficient funds are available to pay the Certificateholders' Interest Distribution Amount for such Certificate Distribution Date, then amounts may be drawn under the Certificate Surety Bonds to cover such shortfalls. See "Description of the Surety Bonds--Certificate Surety Bonds."


         Until the date of an Auction Period Adjustment, if any, the interest rate on each Class of Auction Rate Certificates for each Interest Period will be the Certificate Rate based on an Auction Period, subject to adjustment as described herein. The Certificate Rate on each Class of Auction Rate Certificates for each Auction Period will be the lesser of (i) the Net Loan Rate in effect for such Auction Period and (ii) the Auction Rate in effect for such Auction Period, as determined by the Auction Agent generally pursuant to the Auction Procedures described in Appendix I hereto; provided that if on any Rate Determination Date, an Auction for a Class of Auction Rate Certificates is not held for any reason, then the Certificate Rate for such Certificates will be the Net Loan Rate. The Certificate Rate on each Class of LIBOR Rate Notes for each Interest Period will be the lesser of (i) the Net Loan Rate in effect for such Interest Period and (ii) the applicable LIBOR Rate. However, no Certificate Rate will exceed 18.0% per annum, or such other rate as may be set forth in a Trust Supplement, and will be subject to other limitations described herein.


         Auction Period Adjustment. With respect to Auction Rate Certificates, the Administrator may, from time to time, change the length of one or more Auction Periods to conform with then current market practice or to accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any Certificate Rate. An Auction Period Adjustment with respect to the Certificates will not cause an Auction Period to be less than 7 days nor more than one year and will not be allowed unless certain conditions described in the Auction Procedures in Appendix I to the attached Prospectus are satisfied.


         Certificateholders' Interest Carryover. If, with respect to any Class of Certificates, for any Interest Period the Auction Rate or the LIBOR Rate (or any other related rate), as applicable, exceeds the Net Loan Rate, the applicable Certificate Rate for such Interest Period will be the Net Loan Rate, and the excess of the amount of interest on such Class of Certificates that would have accrued at a rate equal to the Auction Rate or the LIBOR Rate, as applicable, over the amount of interest actually accrued at the Net Loan Rate will accrue as the Certificateholders' Interest Carryover with respect to such Class of Certificates. The Certificateholders' Interest Carryover on any Class of Certificates will bear interest at a rate equal to One-Month LIBOR from the Certificate Distribution Date for the Interest Period for which the Certificateholders' Interest Carryover Amount was calculated until paid.


          Any Certificateholders' Interest Carryover that may exist on any Certificateholders' Distribution Date will be paid as described herein under "Description of the Transfer and Servicing Agreement--Distributions."

         Distributions of Principal. Certificateholders of the Class of Certificates with the earliest Final Maturity Date will be entitled to distributions on each Certificate Distribution Date on and after which each Class of Notes has been paid in full in an amount generally equal to the Principal Distribution Amount for such Certificate Distribution Date (provided, however, that principal payments will be made only in amounts equal to $50,000 and integral multiples in excess thereof). Distributions with respect to principal payments on the Certificates for such Certificate Distribution Date will generally be funded from the portion of Available Funds and amounts, if any, on deposit in the Reserve Account remaining after the transfer by the Indenture Trustee to the Expense Account of the Transaction Fees and the transfer to the Certificate Distribution Account of the Certificateholder Interest Distribution Amount. Additionally, with the consent of the Surety Provider, amounts otherwise required to be deposited into the Reserve Account may be applied as Additional Principal Payments. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account." If such sources are insufficient to pay the Certificateholders' Principal Distribution Amount for such Certificate Distribution Date, such shortfall will be added to the principal payable to Certificateholders on subsequent Certificate Distribution Dates.

         Principal payments on the Certificates will be applied on each applicable Certificate Distribution Date, first, to the principal balance of the Class of Certificates with the earliest Final Maturity Date until such principal balance is reduced to zero and then to the principal balance of each other Class of Certificates, in order of Final Maturity Date, until the principal balance of each Class is reduced to zero. The aggregate outstanding principal amount of each Class of Certificates will be payable in full on its Final Maturity Date. The actual date on which the aggregate outstanding principal and accrued interest of any Class of Certificates will be paid may be earlier than its respective Certificate Final Maturity Date, however, based on a variety of factors, including those described in the attached Prospectus under "Risk Factors--Maturity and Prepayment Assumptions" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."

         On the Final Maturity Date related to a Class of Certificates, the Surety Provider will be required to provide for payment to the Trust pursuant to the applicable Certificate Surety Bond of an amount equal to the excess, if any, of the unpaid principal balance of the Certificates of such Class on such Certificate Final Maturity Date over amounts on deposit in the Certificate Distribution Account, after taking into account the required application of funds in the remaining Trust Accounts, including but not limited to the Reserve Account, pursuant to the Sale and Servicing Agreement, to be applied to the payment of principal on the Certificates of such Class on such Certificate Final Maturity Dates, subject to the exceptions described herein under "Description of the Surety Bonds--Certificate Surety Bonds." Any such amount will be distributed to holders of the applicable Class of Certificates on the related Certificate Final Maturity Date.


         Subordination of the Certificates. No distributions in respect of principal of any Class of Certificates will be made until the Certificate Distribution Date on or after which each Class of Notes has been paid in full.

DETERMINATION OF LIBOR

         Pursuant to the Auction Agent Agreement, the Auction Agent will determine One-Month LIBOR for purposes of calculating the interest due on the LIBOR Rate Notes, the LIBOR Rate Certificates, the Noteholders' Interest Carryover and the Certificateholder's Auction Rate Interest Carryover for each given Interest Period on the second Business Day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating One-Month LIBOR, a Business Day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

         "One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable LIBOR Reset Period will be One-Month LIBOR in effect for the previous LIBOR Reset Period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Reference Bank" means a leading bank (i) engaged in transaction in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator or The Money Store and (iii) having an established place of business in London.

THE INDENTURE

         Modification of the Master Indenture. With the consent of the Surety Provider and the holders of a majority of the outstanding Notes (or, with respect to any change affecting only certain Series of Notes, the holders of a majority of the Notes of such Series), the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Master Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

         Modification of a Terms Supplement. With the consent of the Surety Provider and the holders of a majority of outstanding Notes of the related Series, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, a Terms Supplement with respect to the related Series of Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

         Without the consent of the holder of each outstanding Note affected thereby, however, no supplement to the Master Indenture or any Terms Supplement will (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof or the interest rate specified thereon, change the provisions relating to the application of collections on, or the proceeds of the sale of, the assets of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Master Indenture or Terms Supplement, as the case may be, or of certain defaults thereunder and their consequences as provided for in the Master Indenture, (iv) modify or alter the provisions of the Master Indenture regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any obligor on the Notes,
(v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Eligible Lender Trustee on behalf of the Trust to sell or liquidate the Financed Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Master Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Master Indenture or certain other related agreements, (vii) modify any of the provisions of the Master Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note, or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Master Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Master Indenture, terminate the lien of the Master Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Master Indenture.

         The Trust and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Surety Provider but without obtaining the consent of Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Master Indenture or of modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder.

         Events of Default; Rights Upon Event of Default. An "Event of Default" with respect to the Notes is defined in the Master Indenture as consisting of the following (except as described in the remaining sentences of this paragraph): (i) a default for two business days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default for two business days in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Master Indenture and the continuation of any such default for a period of thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders under the Master Indenture on any Note Distribution Date is limited to the amount of Available Funds and amounts on deposit in the Reserve Account after payment of the Transaction Fees, the Noteholders' Interest Distribution Amount and the Certificateholder's Interest Distribution Amount. Any such shortfalls on any Note Distribution Date will be carried over as a Noteholders' Principal Carryover Shortfall to be paid on succeeding Note Distribution Dates. Therefore, the failure to pay principal on any Class of Notes may not result in the occurrence of an Event of Default until the Final Maturity Date of such Class of Notes. In addition, the failure to pay the aggregate amount of Noteholders' Interest Carryover as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.

         If an Event of Default should occur and be continuing with respect to any Series of Notes, the Surety Provider may or, with the consent of the Surety Provider, the Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may, declare the principal of the Notes to be immediately due and payable. With the consent of the Surety Provider, such declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding at any time prior to the entry of judgment in a court of competent jurisdiction for the payment of such amount if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.

         If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, either require the Eligible Lender Trustee to sell the Financed Student Loans or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. In addition, the Indenture Trustee is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the Surety Provider and the holders of all outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the collections on the Financed Student Loans and other assets of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Surety Provider and the holders of 66-2/3% of the aggregate principal amount of the Notes then outstanding.

         Notwithstanding any declaration of the Notes to be due and payable, the Surety Provider has no obligation to pay in full the principal of any Class of outstanding Notes until the Final Maturity Date of such Class.

         Subject to the provisions of the Master Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of the Surety Provider or any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes, with the consent of the Surety Provider, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding, with the consent of the Surety Provider, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

         No holder of any Note will have the right to institute any proceeding with respect to the Master Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default,
(ii) the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

         In addition, the Indenture Trustee and the Noteholders will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

         None of the Indenture Trustee, the Seller, the Administrator, the Master Servicer, the Servicer or the Eligible
 Lender Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Master Indenture.

         Certain Covenants. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Master Indenture and any Terms Supplement, (iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of any Class or Series of Notes or Certificates would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Pennsylvania state tax consequence to the Trust or to any Certificateholder or Noteholder.

         The Trust will not, among other things, (i) except as expressly permitted by the Master Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of any Class or Series of Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Master Indenture to be impaired, or permit the lien of the Master Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to any Class or Series of Notes under the Master Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

         The Trust may not engage in any activity other than financing, purchasing, owning, selling and managing the Financed Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the Related Documents and activities incidental thereto. After each Funding Period, the Trust may not make any Additional Fundings with respect to the related Series of Notes.

         The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. The Administrator, on behalf of the Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

          The Indenture Trustee. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture.

BOOK-ENTRY REGISTRATION

         The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be Cede, as nominee for DTC. Securityholders will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as Noteholders or Certificateholders, as such terms are used in the Indenture and the Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the Indenture or the Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Except as required by law, neither the Administrator nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

         The Notes and the Certificates (other than the Certificate being sold to Student Holdings) will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive security representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the Indenture or the Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

          Three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

         Three or more Certificateholders, Student Holdings or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance may, by written request to the Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates.




              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         In addition to the provisions of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will obtain, the Master Servicer will service and the Administrator will perform certain administrative functions with respect to the Financed Students Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust, the Financed Student Loans and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will be issued (collectively, the "Transfer and Servicing Agreements") summarized elsewhere in this Prospectus Supplement and in the Prospectus, set forth below is a summary of certain other provisions thereof.

ACCOUNTS

         The Indenture Trustee will establish and maintain the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Capitalized Pre-Funding Account, the Note Distribution Account, the Expense Account, the Reserve Account and the Monthly Advance Account. The Eligible Lender Trustee will establish and maintain the Certificate Distribution Account in the name of the Eligible Lender Trustee on behalf of the Certificateholders. The foregoing accounts are referred to collectively as the "Trust Accounts" in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.


         Funds in the Trust Accounts will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Surety Provider and the Rating Agencies as being consistent with the rating of the Notes. Eligible Investments are limited to obligations or securities that mature not later than the Business Day immediately preceding the day on which funds in the applicable Trust Account may be required to be withdrawn. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or to the Certificateholders could result. This could, in turn, increase the average life of the Notes and the Certificates. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account and will be treated as collections of interest on the Financed Student Loans.


         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("Standard & Poor's") and the Surety Provider and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

ADDITIONAL FUNDINGS

         The Trust will distribute funds on deposit in the Pre-Funding Account from time to time during each Funding Period in an amount equal to the aggregate principal balance (plus certain premiums) and accrued interest thereon of the additional Financed Student Loans (the "Additional Student Loans") conveyed by the Seller to the Trust during such Funding Period (the expenditures referred to above being referred to herein as "Additional Fundings"). The Seller expects that the amount of the Additional Fundings will approximate 100% of the Pre-Funded Amount by the last day of the Funding Period identified in the related Prospectus Supplement; however, there can be no assurance that a sufficient amount of Additional Fundings will be made during such time. Additional Student Loans may include Federal Loans, HEAL Loans and/or Private Loans in such amounts as may be determined by the Seller and satisfying any conditions imposed by the Surety Provider.

         Pursuant to the Sale and Servicing Agreement, during each Funding Period, the Seller may convey to the Eligible Lender Trustee on behalf of the Trust, Additional Student Loans having an aggregate principal balance up to the amount then on deposit in the Pre-Funding Account. The obligation to accept any Additional Student Loan by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others: (i) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement and the Insurance Agreement and (ii) the Seller will not select such Additional Student Loan in a manner that it believes is adverse to the interests of the Securityholders or the Surety Provider. On such dates as may from time to time be designated by the Seller during a Funding Period (each, a "Transfer Date"), the Seller may sell or contribute and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in Additional Student Loans (each, a "Subsequent Cut-off Date"). Subject to the satisfaction of the foregoing conditions, the Seller will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Transfer Agreement (a "Transfer Agreement") executed by the Seller, on such Transfer Date. Each such Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Transfer Date. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance will increase in an amount equal to the aggregate principal balances of the Additional Student Loans and an amount equal to the aggregate principal balance of such Additional Student Loans (plus certain premiums) and accrued interest thereon will be withdrawn from the Pre-Funding Account on such date and ultimately be transferred to the Seller.

         Any amounts remaining in the Pre-Funding Account at the end of the related Funding Period will be distributed on the next applicable Note Distribution Date to the holders of the Class of Notes with the earliest Final Maturity Date.


CAPITALIZED INTEREST ACCOUNT AND CAPITALIZED PRE-FUNDING ACCOUNT


          On the Closing Date, the Seller will make a cash deposit of approximately $_________ in the Capitalized Interest Account in the name of the Indenture Trustee on behalf of the Trust. The amount deposited therein will be used on each Note Distribution Date and Certificate Distribution Date to make interest payments to Noteholders and Certificateholders to the extent amounts deposited in the Note Distribution Account or the Certificate Distribution Account, as the case may be, plus amounts in the Reserve Account, are insufficient for such purpose. Any amounts remaining in the Capitalized Interest Account after the period set forth in the applicable Terms Supplement will be transferred to the Reserve Account or, with the consent of the Surety Provider, applied as an Additional Principal Payment.


         On the Closing Date, the Seller will make a cash deposit of approximately $_______ in the Capitalized Pre- Funding Account in the name of the Indenture Trustee on behalf of the Trust. The amount deposited therein will be used by the Indenture Trustee on each Note Distribution Date during the Funding Period to fund the excess, if any, of (i) the amount of interest accrued for each such Note Distribution Date at the Class Interest Rate of the applicable Class of Notes on its pro rata portion of the amount on deposit in the Pre-Funding Account over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Notes of such Class on each such Note Distribution Date. Any amounts remaining in the Capitalized Pre-Funding Account on the last Note Distribution Date of the Funding Period and not used for such purposed are required to be paid directly to the Seller on such Note Distribution Date.

         All funds in the Capitalized Interest Account and Capitalized Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Eligible Investments. Any investment earnings on funds in the Capitalized Interest Account and the Capitalized Pre-Funding Account will be applied to payment of interest on the Notes and the Certificates.

PAYMENTS ON FINANCED STUDENT LOANS

          The Master Servicer will deposit all payments on Financed Student Loans for which it is acting as primary servicer (from whatever source) and all proceeds of such Financed Student Loans collected by it during each Collection Period into the Collection Account (i) within one Business Day after it has received an aggregate of $30,000 during any month and (ii) on the last Business Day of each month, all other collections received during such month. The Master Servicer shall cause each other Servicer to deposit in the Collection Account, within one Business Day of receipt thereof, all payments on Financed Student Loans for which it is acting as primary servicer (from whatever source) and all proceeds of such Financed Student Loans collected by it during each Collection Period. The Eligible Lender Trustee will deposit all Interest Subsidy Payments, all Special Allowance Payments and all insurance payments from the Secretary with respect to the Financed Student Loans received by it during each Collection Period into the Collection Account within two Business Days of receipt thereof.


SERVICING COMPENSATION

         The Master Servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, the Servicing Fee monthly in the amount set forth in the related Prospectus Supplement. To the extent the Master Servicer engages a sub-servicer, including but not limited to ______, the Master Servicer will direct a portion of the Servicing Fee to the applicable sub-servicer as compensation for its services. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Note Distribution Dates) will be allocated monthly out of Available Funds and amounts on deposit in the Reserve Account and will be payable quarterly on the first Note Distribution Date occurring in March, June, September and December (or, if in any such month a Certificate Distribution Date occurs prior to such first Note Distribution Date, on such Certificate Distribution Date).


         Notwithstanding the foregoing, in the event that the fee payable to the Master Servicer as defined above for any month would exceed 1.05% per annum (or such other percentage as may be set forth in the related Prospectus Supplement) of the Pool Balance as of the last day of the preceding calendar month (the "Capped Amount"), then the "Servicing Fee" for such month will instead be the Capped Amount for such month. The remaining amount in excess of such Servicing Fee, together with any such excess amounts from prior months that remain unpaid (the "Servicing Fee Carryover"), will be payable to the Master Servicer on each succeeding Distribution Date out of Available Funds remaining, if any, after payment or allocation on the dates and in the priority set forth below under "Distributions-- Distributions from Collection Account."


         The Servicing Fee and the Servicing Fee Carryover will compensate the Master Servicer for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments and any insurance payments from the Secretary, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee and the Servicing Fee Carryover also will reimburse the Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

DISTRIBUTIONS

         Deposits to Collection Account. On or before the 16th day of each month, the Administrator will provide the Indenture Trustee and the Eligible Lender Trustee a report setting forth by component the Available Funds for the immediately preceding Collection Period.

          For purposes hereof, the term "Available Funds" means the sum of the following amounts with respect to the related Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans); (ii) any payments, including without limitation Interest Subsidy Payments, Special Allowance Payments and any insurance payments from the Secretary received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans; (iii) all proceeds of any sales of Financed Student Loans by the Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) that portion of amounts released from the Pre-Funding Account at the end of a Funding Period to be applied as a payment of principal; (vi) amounts released from the Capitalized Interest Account and the Capitalized Pre-Funding Account to cover shortfalls in interest; (vii) the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by the Master Servicer or by or on behalf of The Money Store under an obligation which arose during the related Collection Period; (viii) the aggregate amounts, if any, received from the Seller, The Money Store or the Master Servicer as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidiary Payments, Special Allowance Payments and insurance payments from the Secretary, with respect to the Financed Student Loans pursuant to the Sale and Servicing Agreement and (ix) Investments Earnings for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

         Distributions from Collection Account. On each Determination Date, the Administrator will advise the Indenture Trustee in writing of the applicable Noteholders' Interest Distribution Amount or Certificateholders' Interest Distribution Amount. Additionally, no later than 16 days prior to each Note Distribution Date for the Class of Notes then entitled to receive payments of principal (or, after all Notes have been paid in full, no later than 16 days prior to each Certificate Distribution Date) the Administrator will advise the Indenture Trustee in writing of the applicable Noteholders' Principal Distribution Amount (or, after all the Notes have been paid in full, the Certificateholders' Principal Distribution Amount). Further, on the Determination Date relating to the first Certificate Distribution Date occurring each month (or for each month in which a Note Distribution Date occurs earlier than the Certificate Distribution Date, on the Determination Date relating to such earlier Note Distribution Date), the Administrator will advise the Indenture Trustee in writing of the Servicing Fee, Administration Fee, Auction Agent Fee, Indenture Trustee Fee, Eligible Lender Trustee Fee and Surety Provider Fee (collectively, the "Transaction Fees") for the preceding month.


         On each Note Distribution Date (other than those relating to Accrual Notes during the related Accrual Period), the Indenture Trustee will transfer from the Collection Account to the Note Distribution Account, from payments received on or with respect to the Financed Student Loans during the three Collection Periods immediately preceding the month of such Note Distribution Date (or, with respect to a Class of Notes having Note Distribution Dates occurring weekly or monthly, from payments received on or with respect to such Financed Student Loans during the Collection Period immediately preceding the month of such Note Distribution Date), an amount up to the related Noteholders' Interest Distribution Amount. For each Note Distribution Date relating to a Class of Accrual Notes during the related Accrual Period, the related Noteholders' Interest Distribution Amount will be added to the principal amount of such Notes. For the Class of Notes with the earliest Final Maturity Date, on the first Note Distribution Date for such Class occurring in January, April, July and October (or, if a Class of Notes having Distribution Dates occurring monthly, on each related Note Distribution Date), after making the transfer set forth in the prior sentence, the Indenture Trustee will transfer from the Collection Account to the Note Distribution Account from payments received on or with respect to the Financed Student Loans during the three Collection Periods immediately preceding the month prior to the month of such Note Distribution Date (or, with respect to a Class of Notes having Distribution Dates occurring weekly or monthly, from the Collection Period in the month second preceding the month of the related Note Distribution Date), together with any Additional Principal Payments to be made at the election of the Master Servicer as described below, an amount up to the Noteholders' Principal Distribution Amount; provided, however, that for each month in which the first Note Distribution Date occurs prior to the Certificate Distribution Date in such month, prior to transferring amounts to the Note Distribution Account, the Indenture Trustee will transfer to the Expense Account, from payments received on or with respect to the Financed Student Loans during the immediately preceding Collection Period, an amount up to the Transaction Fees for the month preceding such Note Distribution Date and all overdue Transaction Fees from prior months.


         On each Certificate Distribution Date, the Indenture Trustee will transfer from the Collection Account, from payments received on or with respect to the Financed Student Loans during the immediately preceding Collection Period, (i) to the Expense Account, an amount up to the excess, if any, of the Transaction Fees for the month preceding such Certificate Distribution Date and all overdue Transaction Fees from prior months over the amount, if any, previously transferred to the Expense Account during the month of such Certificate Distribution Date and (ii) by wire transfer no later than 11:00 a.m., New York time, to the Certificate Distribution Account, an amount up to the related Certificateholders' Interest Distribution Amount. Additionally, after each Class of Notes has been paid in full, on each Certificate Distribution Date the Indenture Trustee will transfer from the Collection Account to the Eligible Lender Trustee, by wire transfer no later than 11:00 a.m., New York time, for deposit in the Certificate Distribution Account, from payments received on or with respect to the Financed Student Loans during the Collection Period immediately preceding the month prior to such Certificate Distribution Date, an amount up to the applicable Certificateholders' Principal Distribution Amount.

         On the first Note Distribution Date occurring in March, June, September and December, or in the case of clause (iii) below on the first Note Distribution Date occurring in each month (or if in any such month a Certificate Distribution Date occurs prior to such first Note Distribution Date, on such Certificate Distribution Date), the Indenture Trustee will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account) the following amounts in the following order of priority: (i) to the Master Servicer, the Servicing Fee and all overdue Servicing Fees, (ii) to the Administrator, the Administration Fee and all overdue Administration Fees, (iii) to the Auction Agent, the Auction Agent Fee and all overdue Auction Agent Fees,
(iv) to the Indenture Trustee, the Indenture Trustee Fee and all overdue Indenture Trustee Fees, (v) to the Eligible Lender Trustee, the Eligible Lender Trustee Fee and all overdue Eligible Lender Trustee Fees and (vi) to the Surety Provider, the Surety Provider Fee and all overdue Surety Provider Fees.

         On each Note Distribution Date, the Indenture Trustee will distribute to the Noteholders of the applicable Class as of the related Note Record Date all amounts transferred to the Note Distribution Account as set forth above (in addition to any amounts transferred from the Capitalized Interest Account, the Capitalized Pre-Funding Account, the Pre-Funding Account, the Reserve Account and the Monthly Advance Account and amounts drawn under the applicable Note Surety Bond). On each Certificate Distribution Date, the Eligible Lender Trustee will distribute to the Certificateholders of the applicable Class as of the related Certificate Record Date all amounts transferred to the Certificate Distribution Account as set forth above (in addition to any amounts transferred from the Capitalized Interest Account, the Reserve Account and the Monthly Advance Account and amounts drawn under the Certificate Surety Bond).


         Notwithstanding the foregoing, principal payments will be made to the Class A-__ Notes and the Certificates only in amounts equal to $50,000 and integral multiples in excess thereof. If the amount in the Note Distribution Account or the Certificate Distribution Account otherwise required to be applied as a payment of principal either (i) is less than $50,000 or (ii) exceeds an even multiple of $50,000, then, in the case of (i), such entire amount or, in the case of (ii), such excess amount, will not be paid as principal on the upcoming Note Distribution Date or Certificate Distribution Date, as the case may be, but will be retained in the Note Distribution Account or the Certificate Distribution Account, as the case may be, until the amount therein available for payment of principal (including any amounts transferred from the Reserve Account) equals $50,000.

         [With respect to the Class of Notes entitled to receive payments of principal (or, after each Class of Notes has been paid in full, the Class of Certificates entitled to receive payments of principal) the actual Notes or Certificates of such Class, as the case may be, that will receive payments of principal on each applicable Note Distribution Date or Certificate Distribution Date will be selected no later than 15 days prior to the related Note Distribution Date or Certificate Distribution Date, as the case may be, by the Indenture Trustee (with respect to the Notes) or the Eligible Lender Trustee (with respect to the Certificates) by lot in such manner as the Indenture Trustee or the Eligible Lender Trustee, as the case may be, in its discretion may determine and which may provide for the selection for payment of principal in minimum denominations of $50,000, and integral multiples in excess thereof.]


         Notice of the specific Notes or Certificates, as the case may be, to receive payments of principal is to be given by the Indenture Trustee or the Eligible Lender Trustee, as the case may be, by first-class mail, postage prepaid, mailed not less than 15 days but no more than 30 days before the applicable Note Distribution Date or Certificate Distribution Date at the address of the applicable Securityholder appearing on the registration books. Any defect in or failure to give such mailed notice shall not affect the validity of proceedings for the payment of any other Notes or Certificates not affected by such failure or defect. All notices of payment are to state: (i) the applicable Note Distribution Date or Certificate Distribution Date; (ii) the amount of principal to be paid, and (iii) the Class of the Notes or Certificates to be paid.

         On the last Note Distribution Date occurring in January, April, July and October (or if in any such month a Certificate Distribution Date occurs after such last Note Distribution Date, on such Certificate Distribution Date), after making all required transfers to the Note Distribution Account and, if applicable, the Certificate Distribution Account and the Expense Account, the Indenture Trustee will transfer any amounts remaining in the Collection Account (other than amounts representing payments received during such month or payments of or with respect to principal received in the immediately preceding month) in the following order of priority: (i) to the Surety Provider, the amount, if any, necessary to reimburse the Surety Provider for prior Note and Certificate Surety Bond Payments (which will generally be equal to the aggregate amount of draws under the Note Surety Bonds and Certificate Surety Bond on prior Note or Certificate Distribution Dates, as applicable), together with interest thereon,
(ii) to the Reserve Account, the amount, if any, necessary to increase the balance thereof to the Specified Reserve Account Balance, (iii) to the Master Servicer, the aggregate unpaid amount of the Servicing Fee Carryover, if any,
(iv) to the Note Distribution Account, the aggregate unpaid amount of Noteholders' Interest Carryover, if any, and (v) to the Certificate Distribution Account, the aggregate unpaid amount of Certificateholders' Interest Carryover, if any. Any amounts remaining in the Collection Account after such transfers (other than amounts representing payments received during such current month or payments of or with respect to principal received in the immediately preceding month) will be transferred to the Reserve Account generally for distribution to the holders of the Originators' Interests and then to Student Holdings. Amounts transferred to the Note Distribution Account or the Certificate Distribution Account pursuant to clauses (iv) and (v) above, respectively, will be paid to the applicable Class of Notes or Certificates on the next Note Distribution Date or Certificate Distribution Date relating to such Class of Notes or Certificates. Notwithstanding the foregoing, with the consent of the Surety Provider, amounts otherwise required to be deposited into the Reserve Account pursuant to clause (ii) above may, instead, be applied as a payment of principal on the next Note Distribution Date relating to the Class of Notes with the earliest Final Maturity Date (or, after all the Notes have been paid in full, on the next Certificate Distribution Date). Amounts so applied as principal payments are referred to herein as "Additional Principal Payments."

         Notwithstanding the foregoing, if there has been an Event of Default with respect to payment of the Notes, the Certificateholders will not be entitled to any payments of principal or interest until each outstanding Class of Notes has been paid in full.

         "Certificate Balance" equals the original principal balance of each Class of Certificates issued reduced by all amounts allocable to principal previously distributed to Certificateholders.

          "Certificateholders' Distribution Amount" means, as to any Class of Certificates, with respect to any Certificate Distribution Date relating to such Certificates, the Certificateholders' Interest Distribution Amount for such Certificate Distribution Date plus, for each Certificate Distribution Date on and after which the Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Certificate Distribution Date.

          "Certificateholders' Interest Carryover Shortfall" means, as to any Class of Certificates, with respect to any Certificate Distribution Date relating to such Certificates, the excess, if any, of (i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Certificate Distribution Date relating to such Certificates and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Certificate Distribution Date over (ii) the amount of interest actually distributed to the Certificateholders of such Class on such preceding Certificate Distribution Date, plus interest on the amount of such excess interest due to the Certificateholders of such Class, to the extent permitted by law, at the related Certificate Rate from such preceding Certificate Distribution Date to the current Certificate Distribution Date.

          "Certificateholders' Interest Distribution Amount" means, as to any Class of Certificates, with respect to any Certificate Distribution Date relating to such Certificates, the sum of (i) the amount of interest accrued at the related Certificate Rate for the related Interest Period on the outstanding principal amount of such Certificates on the immediately preceding Certificate Distribution Date relating to such Certificates, after giving effect to all distributions of principal to Certificateholders of such Class on such Certificate Distribution Date (or, in the case of the first Certificate Distribution Date, on the Initial Closing Date) and (ii) the Certificateholders' Interest Carryover Shortfall relating to such Certificates for such Certificate Distribution Date; provided, however, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Carryover.

         "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Certificate Distribution Date relating to a Class of Certificates on or after which the Notes have been paid in full, the excess, if any, of (i) the sum of the Certificateholders' Principal Distribution Amount on such Certificate Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Certificate Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Certificate Distribution Date.

         "Certificateholders' Principal Distribution Amount" means, on each Certificate Distribution Date relating to the Class of Certificates with the earliest Final Maturity Date on and after which the principal balance of the Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the Collection Period in the month second preceding such Certificate Distribution Date, (b) any Additional Principal Payments to be made on such Certificate Distribution Date and (c) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Certificate Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of such Class of Certificates. Further, on the first Certificate Distribution Date occurring after the Note Distribution Date on which the principal balance of the Class of Notes with the last Final Maturity Date is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Note Distribution Date over the amount of principal paid on the Notes on such date. In addition, with respect to each Class of Certificates, on the related Final Maturity Date the Certificateholders' Principal Distribution Amount will include the amount required to reduce the outstanding principal balance of such Certificates to zero.

          "Noteholders' Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date relating to such Notes, the sum of related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Note Distribution Date.

          "Noteholders' Interest Carryover Shortfall" means, as to any Class of Notes, with respect to any Note Distribution Date relating to such Notes, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Note Distribution Date relating to such Notes and any Noteholders' Interest Carryover Shortfall on such preceding Note Distribution Date over (ii) the amount of interest actually allocated to such Noteholders on such preceding Note Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Note Distribution Date to the current Note Distribution Date.

         "Noteholders' Interest Distribution Amount" means, as to any Class of Notes, with respect to any Note Distribution Date, the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each related Interest Period since the last Note Distribution Date relating to such Notes (or, in the case of the first Note Distribution Date following the issuance of a Class of Notes, the applicable Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Note Distribution Date relating to such Notes after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Note Distribution Date for such Class, on the related Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Class for such Note Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Carryover.

         "Noteholders' Principal Carryover Shortfall" means, as of the close of any Note Distribution Date relating to a Class of Notes, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Note Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Note Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Note Distribution Date.

         "Noteholders' Principal Distribution Amount" means, as to the Class of Notes with the earliest Final Maturity Date on each applicable Note Distribution Date, the sum of (i) the Principal Distribution Amount for the three Collection Periods immediately preceding the month prior to the month of such Note Distribution Date (or, with respect to a Class of Notes having Note Distribution Dates occurring monthly or such other period as may be set forth in the related Prospectus Supplement, from the Collection Period in the month second preceding the month of the related Note Distribution Date or for such Collection Periods as may be set forth in the related Prospectus Supplement), (ii) any Additional Principal Payments to be made on such Note Distribution Date and (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Note Distribution Date relating to such Notes; provided, however, that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of such Class of Notes. In addition, with respect to each Class of Notes, on the related Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the outstanding principal balance of such Notes to zero.

         "Principal Distribution Amount" means, with respect to any Collection Period, the sum of the following amounts: (i) that portion of all collections received by the Master Servicer or any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) the portion of the proceeds allocable to principal from the sale of Financed Student Loans by the Trust during such Collection Period; (iii) all Realized Losses incurred during the related Collection Period; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan repurchased by the Seller or purchased by the Master Servicer or The Money Store under an obligation which arose during the related Collection Period; and
(v) amounts, if any, transferred from the Pre-Funding Account at the end of the applicable Funding Period; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

         With respect to each Financed Student Loan submitted to a Guarantor for a Guarantee Payment, a "Realized Loss" means the excess, if any, of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 7 months after the date the claim for such Guarantee Payment is first denied.

MONTHLY ADVANCES

          If the Master Servicer has applied for a Guarantee Payment from a Guarantor, an Interest Subsidy Payment or a Special Allowance Payment from the Department or an insurance payment from the Secretary, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Note Distribution Date or Certificate Distribution Date on which such amount would be required to be distributed as a payment of interest, the Representative may, no later than the Determination Date relating to such Note Distribution Date or Certificate Distribution Date, as the case may be, deposit into the Monthly Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Monthly Advances"). On each related Note Distribution Date, the Indenture Trustee will distribute from the Monthly Advance Account to the applicable Noteholders the Monthly Advance for such Note Distribution Date. On each related Certificate Distribution Date, the Indenture Trustee will transfer from the Monthly Advance Account to the Eligible Lender Trustee, by wire transfer no later than 11:00 a.m. New York time, for distribution to the Certificateholders, the Monthly Advance for such Certificate Distribution Date. Such Monthly Advances are recoverable by the Representative from the source for which such Monthly Advance was made.

CREDIT ENHANCEMENT


         Reserve Account. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created and on the Closing Date, the Seller will deposit cash or Eligible Investments in an amount equal to $_______ (the "Reserve Account Deposit"). The Reserve Account will be augmented on the last Note Distribution Date occurring in January, April, July and October (or, if in any such month a Certificate Distribution Date occurs after such Note Distribution Date, on such Certificate Distribution Date) by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after making all prior distributions on such date as described above under the heading "--Distributions--Distributions from the Collection Account"; provided, however, that with the consent of the Surety Provider such Available Funds may be applied as an Additional Principal Payment. Also, if amounts were transferred from the Reserve Account to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Account or applied as an Additional Principal Payment. As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to Student Holdings the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.


          If the amount, if any, on deposit in the Reserve Account on any Note or Certificate Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Note or Certificate Distribution Date) is greater than the Specified Reserve Account Balance, subject to certain limitations, the Administrator will instruct the Indenture Trustee to distribute the amount of the excess, after payment of any unpaid Excess Servicing Fee, Noteholders' Interest Carryover, Certificateholders' Interest Carryover, and, if applicable, certain amounts owing to the Surety Provider under the Insurance Agreement or to purchase Financed Student Loans for which there has been an uncured breach of certain representations and warranties, to the holders of the Originators' Interests and then to Student Holdings. Upon any distribution to the holders of the Originators' Interests or Student Holdings of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

          The Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. Further, as described above, amounts otherwise required to be deposited into the Reserve Account may, with the consent of the Surety Provider, be applied as Additional Principal Payments. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amount of principal and interest distributed to the Noteholders or the Certificateholders could result. This could, in turn, increase the average life of the Notes and the Certificates. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate unpaid Servicing Fee Carryovers, Noteholders' Interest Carryover or Certificateholders' Interest Carryover.


         The Guaranty. As additional credit support for the Class A- __ Notes, the Class A- __Noteholders are entitled to receive on each Note Distribution Date the amount equal to the TMS Guaranty Amount, if any, under the Guaranty. The "TMS Guaranty Amount" for any Note Distribution Date will equal the difference, if any, between the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for the Class A- __ Notes for such Distribution Date and the portion of the Available Funds allocated to the Class A- __ Notes on such Distribution Date, but no more than $_______ in the aggregate.

         The Guaranty will be an unsecured general obligation of The Money Store Inc. and will not be supported by any letter of credit or other credit enhancement arrangement. The Guaranty will not benefit in any way, or result in any payment to, the Class A- __ Noteholders.

          As compensation for providing the Guaranty, The Money Store Inc. will be entitled to receive a fee (the "Guaranty Fee" equal to _______).]


         Subordination of the Certificates. The rights of the holders of the Certificates to receive distributions with respect to interest and principal will be subordinated to such rights of the holders of the Notes to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes of the full amount of the Noteholders' Interest Distribution Amount and, after distribution of the Certificateholders' Interest Distribution Amount, the Noteholders' Principal Distribution Amount.


         Surety Bonds. The Note Surety Bonds, issued by the Surety Provider, will be obtained by the Seller in favor of the Eligible Lender Trustee solely on behalf of the Noteholders of the related Series. The Note Surety Bonds will, except as provided below, provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related Series of Notes; provided, however, that the Note Surety Bonds will not ensure payment of any Noteholders' Interest Carryover. See "Description of the Surety Bonds--Note Surety Bonds."

         The Certificate Surety Bonds will, except as provided below, provide for coverage of timely payment of all interest and ultimate payment of all principal due on the Certificates; provided, however, that the Certificate Surety Bonds will not ensure payment of any Certificateholders' Interest Carryover. The Certificate Surety Bonds will be obtained by the Seller in favor of the Eligible Lender Trustee solely on behalf of the Certificateholders of the related Class. See "Description of the Surety Bonds--Certificate Surety Bond."


STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         On each Determination Date preceding a Note Distribution Date and Certificate Distribution Date, the Master Servicer or the Administrator will provide to the Indenture Trustee for the Indenture Trustee to forward on each succeeding Note Distribution Date to each Noteholder of the applicable Class, and to the Eligible Lender Trustee for the Eligible Lender Trustee to forward on such succeeding Certificate Distribution Date to each Certificateholder of the applicable Class, a statement, which will include the following information with respect to such Note Distribution Date and Certificate Distribution Date or the preceding Collection Period, to the extent applicable (provided, however, that with respect to each Note Distribution Date other than the first Note Distribution Date occurring in each month, such statement need only contain the information set forth in clauses (ii), (iii), (v), and (vii) below):

                  (i) the amount of the distribution allocable to principal of each Class of Notes or Certificates, as the case may be;

                 (ii) the amount of the distribution allocable to interest on each Class of Notes and Certificates (or in the case of any Accrual Notes during the related Accrual Period, the amount of interest capitalized and added to principal), together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the Auction Rate, the LIBOR Rate or other applicable rate as set forth in the related Prospectus Supplement, as the case may be, or on the Net Loan Rate, with respect to each Class of Notes and Certificates, and specifying what each such interest rate would have been if it had been calculated using the alternate basis);

                  (iii) the amount of the distribution, if any, allocable to any Noteholders' Interest Carryover and any Certificateholders' Interest Carryover, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (v) the aggregate outstanding principal balance of each Class of Notes and Certificates as of such Note Distribution Date or Certificate Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

                 (vi) the amount of the Servicing Fee and any Servicing Fee Carryover allocated to the Master Servicer, the amount of the Administration Fee allocated to the Administrator, the amount of the Auction Agent Fee allocated to the Auction Agent, the amount of the Indenture Trustee Fee allocated to the Indenture Trustee, the amount of the Eligible Lender Trustee Fee allocated to the Eligible Lender Trustee and the amount of the Surety Provider Fee allocated to the Surety Provider, respectively, with respect to such Collection Period, and the amount, if any, of the Servicing Fee Carryover remaining unpaid after giving effect to any such payment;

                (vii) the amount of the distribution, if any, payable to the Surety Provider as reimbursement for any unpaid Surety Bond Payments;

                (viii) the amount of the aggregate Realized Losses, if any, for such Collection Period and the aggregate amount, if any, received (stated separately for interest and principal) with respect to Financed Student Loans for which Realized Losses were allocated previously;

                (ix) the amount of the distribution attributable to amounts in the Reserve Account, the amount of any other withdrawals from the Reserve Account for such Note Distribution Date or Certificate Distribution Date, the balance of the Reserve Account on such Note Distribution Date or Certificate Distribution Date, after giving effect to changes therein on such Note Distribution Date or Certificate Distribution Date and the then applicable Parity Percentage;

                (x) for Note Distribution Dates during each Funding Period, the portion, if any, of the distribution attributable to amounts on deposit in the Pre-Funding Account and the remaining Pre-Funded Amount on such Note Distribution Date, after giving effect to changes therein during the related Collection Period;

                (xi) for the Note Distribution Dates during each Funding Period, the aggregate amount, if any, paid by the Eligible Lender Trustee on behalf of the Trust to purchase Additional Financed Student Loans during the preceding Collection Period;

               (xii) for the first Note Distribution Date on or following the end of each Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to Noteholders;

               (xiii) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding Collection Period; and

               (xiv) the number and principal amount of Financed Student Loans, as of the preceding Collection Period, that are (i) 30 to 60 days delinquent,
(ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guarantor and which are awaiting payment.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the Initial Closing Date to December 31, 199_) with all applicable standards under the Sale and Servicing Agreement relating to the servicing of the Financed Student Loans.

         The Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Eligible Lender Trustee and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding twelve months (or, in the case of the first such certificate, the period from the Initial Closing Date to December 31, 199_) with all applicable standards under the Sale and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.

         The Sale and Servicing Agreement will also provide for delivery to the Eligible Lender Trustee and the Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, the period from the Initial Closing Date to December 31, 199_) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Master Servicer and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Servicer Defaults and Administrator Defaults, respectively, under the Sale and Servicing Agreement.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

 LIABILITY OF STUDENT HOLDINGS

         Under the Trust Agreement, Student Holdings will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Pennsylvania Revised Uniform Limited Partnership Act in which the Seller were a general partner.

TERMINATION

         The obligations of the Master Servicer, the Seller, the Administrator, the Auction Agent, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (ii) the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Seller is permitted at its option and with the consent of the Surety Provider to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Note Distribution Date or Certificate Distribution Date, if the then outstanding Pool Balance is 10% or less of the Aggregate Pool Balance, all remaining Financed Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders therefrom, will be conveyed and transferred to the Seller.

ADMINISTRATOR

         Trans-World Insurance Company, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Note Distribution Date and Certificate Distribution Date, (ii) to prepare (based on the reports received from the Master Servicer) and provide periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information and (iii) to provide the notices and to perform other administrative obligations required by the Indenture and the Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee equal to the amount set forth in the related Prospectus Supplement (the "Administration Fee").


                                          DESCRIPTION OF THE SURETY BONDS

         The following summary describes certain provisions of the Surety Bonds. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Surety Bonds.

NOTE SURETY BONDS

         Each Note Surety Bond, issued by the Surety Provider, will be obtained by the Seller in favor of the Eligible Lender Trustee on behalf of the Trust and will be pledged to the Indenture Trustee pursuant to the Indenture. Each Note Surety Bond will, except as provided below, provide for coverage of timely payment of all interest, and ultimate payment of all principal, due on the related Class of Notes. In particular, funds may be drawn under a Note Surety Bond on any Note Distribution Date and paid to Noteholders of the applicable Class in an amount equal to the applicable Note Surety Bond Payment for such Note Distribution Date. The Surety Provider will be required to make Note Surety Bond Payments to the Indenture Trustee as paying agent on the later of such Note Distribution Date or the second Business Day following the day on which the Surety Provider receives a drawing request under the Note Surety Bond from the Indenture Trustee as paying agent, stating the amount of a Note Surety Bond Payment that is due.

         "Note Surety Bond Payment" means, with respect to any Class of Notes
(A) on each Note Distribution Date the amount equal to the excess, if any, of the Noteholders' Interest Distribution Amount for the applicable Class of Notes over the amount on deposit in the Note Distribution Account, after taking into account the required application of funds in the remaining Trust Accounts (but excluding any amounts on deposit in the Monthly Advance Account if an automatic stay has been imposed with respect to the Representative under Section 362(a) of the United States Bankruptcy Code of 1978, as amended 11 U.S.C. ss. 101 ET SEQ.), including but not limited to the Reserve Account, pursuant to the Sale and Servicing Agreement, to the payment of the Noteholders' Interest Distribution Amount on such Note Distribution Date (an "Interest Deficiency") and (B) the amount equal to the excess, if any, of the unpaid principal balance of Notes of a Class on the Final Maturity Date for such Class over amounts on deposit in the Note Distribution Account, after taking into account the required application of funds in the remaining Trust Accounts, including but not limited to the Reserve Account, pursuant to the Sale and Servicing Agreement to the payment of principal of such Class of Notes on such Final Maturity Date (a "Principal Deficiency"); provided, however, that "Note Surety Bond Payments" shall not include any Noteholders' Interest Carryover or any portion of any Interest Deficiency or Principal Deficiency arising as a result of (i) any tax liability, including any tax liability imposed on or assessed with respect to the Trust, the Trust assets, any Noteholder, or any Certificateholder, or (ii) any tax withholding requirement including any such requirement applicable to Trust income or Trust distributions.

         Each Note Surety Bond is irrevocable and noncancelable.

CERTIFICATE SURETY BONDS

         Each Certificate Surety Bond, issued by the Surety Provider, will be obtained by the Seller in favor of the Eligible Lender Trustee solely on behalf of the Certificateholders. Each Certificate Surety Bond will, except as provided below, provide for coverage of timely payment of all interest, and ultimate payment of all principal, due on the related Class of Certificates. In particular, funds may be drawn under a Certificate Surety Bond on any Certificate Distribution Date and paid to Certificateholders of the applicable Class in an amount equal to the applicable Certificate Surety Bond Payment for such Certificate Distribution Date. The Surety Provider will be required to make Certificate Surety Bond Payments to the Eligible Lender Trustee as paying agent on the later of such Certificate Distribution Date or the second Business Day following the day on which the Surety Provider receives a drawing request under the Certificate Surety Bond from the Eligible Lender Trustee as paying agent, stating the amount of a Certificate Surety Bond Payment that is due.

          "Certificate Surety Bond Payment" means, with respect to any Class of Certificates (A) on each Certificate Distribution Date the amount equal to the excess, if any, of the Certificateholders' Interest Distribution Amount for the applicable Class of Certificates over the amount on deposit in the Certificate Distribution Account, after taking into account the required application of funds in the remaining Trust Accounts (but excluding any amounts on deposit in the Monthly Advance Account if an automatic stay has been imposed with respect to the Representative under Section 362(a) of the United States Bankruptcy Code of 1978, as amended 11 U.S.C. ss.101 ET SEQ.), including but not limited to the Reserve Account, pursuant to the Sale and Servicing Agreement, to the payment of the Certificateholders' Interest Distribution Amount on such Certificate Distribution Date (an "Interest Deficiency") and (B) the amount equal to the excess, if any, of the unpaid principal balance of the Certificates of a Class on the Final Maturity Date for such Class over amounts on deposit in the Certificate Distribution Account, after taking into account the required application of funds in the remaining Trust Accounts, including but not limited to the Reserve Account, pursuant to the Sale and Servicing Agreement, to the payment of principal of such Class of Certificates on such Final Maturity Date (a "Principal Deficiency"); provided, however that "Certificate Surety Bond Payment" shall not include any Certificateholders' Interest Carryover or any portion of any Interest Deficiency or Principal Deficiency arising as a result of (i) any tax liability, including any tax liability imposed on or assessed with respect to the Trust, the Trust assets, any Noteholder, or any Certificateholder, or (ii) any tax withholding requirement, including any such requirement applicable to Trust income or Trust distributions.

         Each Certificate Surety Bond is irrevocable and noncancelable.

SURETY PROVIDER


         [Name of Surety Provider] is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, and the Commonwealth of Puerto Rico and Guam. [Name of Surety Provider] primarily insures newly issued municipal and structured finance obligations. [Name of Surety Provider] is a wholly owned subsidiary of ___________, a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies and Fitch Investors Service, Inc. have each assigned a triple-A claims-paying ability rating to [Name of Surety Provider].

         [Name of Surety Provider] has entered into pro rata reinsurance agreements under which a percentage of the insurance underwritten pursuant to certain municipal bond insurance programs of [Name of Surety Provider] has been and will be assumed by a number of foreign and domestic unaffiliated reinsurers.

         The consolidated financial statements of [Name of Surety Provider] and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Current Report of Form 8-K/A of __________________ (which was filed with the Commission on March 15, 1996) and the consolidated financial statements of [Name of Surety Provider] and its subsidiaries as of September 30, 1996 and December 31, 1995 and for the periods ended September 30, 1996 and September 30, 1995, included in the Quarterly Report on Form 10-Q of ___________ for the period ended September 30, 1996 (which was filed with the Commission on November 14, 1996) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of the Prospectus Supplement to the extent that a statement contained herein by reference herein also modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of [Name of Surety Provider] and its subsidiaries included in documents filed by ____________ with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Series 199_-_ Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the capitalization of [Name of Surety Provider] as of December 31, 1993, December 31, 1994 and December 31, 1995, respectively, in conformity with generally accepted accounting principles. No material adverse change in the capitalization of [Name of Surety Provider} has occurred since December 31, 1995.




 [Name of Surety Provider]
Consolidated Capitalization Table

($ millions)

                                 December 31, 1993             December 31, 1994        December 31, 1995
                                  (AUDITED)                      (AUDITED)               (AUDITED)

Unearned                            $                            $                         $
   premiums
Other liabilities
Stockholder's
   equity:
 Common Stock
 Additional paid-in
   capital
 Unrealized gains
   (losses) on
   investments, net of
   tax
 Retained earnings                 ___________                  ___________              _____________
Total stockholder's
   equity                          ___________                  ___________              _____________
Total liabilities and
   stockholder's equity             ___________                 ___________              ______________




         Copies of the financial statements of [Name of Surety Provider] incorporated herein by reference and copies of [Name of Surety Provider]'s annual statement for the year ended December 31, 1995 prepared in accordance with statutory accounting standards are available, without charge, from [Name of Surety Provider]. The address of [Name of Surety Provider]'s administrative offices and its telephone number are ____________________________ and
___________.

         Effective December 31, 1993, [Name of Surety Provider] adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities" ("Statement 115") with all investments designated as available-for-sale. As required under Statement 115, prior years' financial statements have not been restated. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase [Name of Surety Provider] stockholder's equity $63.6 million, net of tax. The adoption of Statement 115 had no effect on earnings.


         Neither any Certificate Surety Bond nor any Note Surety Bond is covered by the property/casualty insurance certificate fund specified in Article 76 of the New York Insurance Laws.


         [Name of Surety Provider] makes no representation regarding the Notes and the Certificates or the advisability of investing in the Notes and the Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by [Name of Surety Provider] and presented under the heading "Description of the Surety Bonds."



                            CERTAIN TAX CONSEQUENCES


CERTAIN [NAME OF STATE] TAX CONSEQUENCES WITH RESPECT TO THE
NOTES

         There is no authority in [Name of State] addressing the question of whether the Notes will be treated as debt or equity for [Name of State] tax purposes. Nonetheless, subject to the foregoing uncertainty, [Name of State] Tax Counsel has advised the Trust that, assuming the Notes are classified as debt for federal income tax purposes, the Notes will be treated as debt for [Name of State] corporate tax purposes. Assuming the Notes are treated as debt for [Name of State] corporate tax purposes, corporate Noteholders not otherwise subject to tax in [Name of State] would not become subject to Corporate Net Income or Franchise Taxes in [Name of State] solely because of a Noteholder's ownership of Notes. For [Name of State] tax purposes, the Trust will be treated as a [Name of State] business trust. A [Name of State] Business Trust qualifying as a partnership for federal income tax purposes is exempt from [Name of State] Corporate Net Income and Capital Stock/Franchise Taxes.

         Corporate Noteholders otherwise subject to tax in [Name of State] will be required to include the interest on the Notes as well as any gains on the disposition of the Notes in the computation of the [Name of State] Corporate Net Income Tax and Capital Stock/Franchise Tax.

         Certain Noteholders otherwise subject to tax in certain [Name of State] counties which impose the tax on intangible personal property authorized by the Act of June 17, 1913, P.L. 507 ' 1, as amended, 72 P.S. ' 4821, will be subject to such Intangible Personal Property Tax on the Notes.

CERTAIN [NAME OF STATE] TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES


         Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes.


          Since the Trust will be classified as a [Name of State] Business Trust and not as a partnership for purposes of Pennsylvania taxation, Certificateholders other than individuals not otherwise subject to taxation in [Name of State] will not become subject to taxation in [Name of State] solely because of such Certificateholder's ownership of Certificates.

         If [Name of State] were to classify the Trust as a partnership for purposes of taxation, [Name of State] may take the position that such Certificateholders not otherwise subject to taxation in Pennsylvania become subject to tax in [Name of State]. Certificateholders which are corporations subject to tax in [Name of State] would be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust in computing [Name of State] Corporate Net Income Tax and Capital Stock/Franchise Tax.

         There is no assurance that the foregoing conclusions with respect to the characterization of the Trust and the [Name of State] state tax consequences with respect to the Certificates will not be challenged by the [Name of State] taxing authorities or, if challenged, that the taxing authorities will not be successful. If the Trust were subject to an entity level tax in [Name of State], any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates.

         Certain Certificateholders otherwise subject to tax in certain [Name of State] counties which impose the tax on intangible personal property authorized by the Act of June 17, 1913, P.L. 507 ' 1, as amended, 72 P.S. ' 4821, will be subject to such Intangible Personal Property Tax on the Certificates.

[NAME OF STATE] TAX CHARACTERISTICS OF THE TRUST

         The Trust Agreement contemplates that the Trust will qualify as a [Name of State] Business Trust pursuant to 15 Pa. C.S. ' 9501(a). Under existing law, as a [Name of State] Business Trust, if the Trust is classified as a partnership for federal income tax purposes the Trust will not be subject to [Name of State] Corporate Net Income Tax, Capital Stock Tax, Personal Income Tax or Corporate Loans Tax.

         Assuming that the Trust is created in _________ County, [Name of State], a county which does not presently impose the Intangible Personal Property Tax authorized by the Act of June 17, 1913, P.L. 507 ' 1, as amended, 72 P.S. ' 4821, the Trust will not be subject to such Intangible Personal Property Tax on the Financed Student Loans or on other intangible personal property held by the Trust.

         Although the matter is not free from doubt, [Name of State] Tax Counsel is of the opinion, under existing law, that the Trust will not be classified as a partnership for [Name of State] corporate tax purposes. However, if the Trust were to be classified as a partnership for [Name of State] tax purposes, the Trust itself would not be subject to any of the foregoing taxes, but the [Name of State] taxing authorities may take the position that the Certificateholders not otherwise subject to tax in [Name of State] have acquired a taxable nexus in Pennsylvania by virtue of their ownership of the Certificates.


                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan or retirement arrangement, as well as individual retirement accounts and certain types of Keogh Plans (each a "Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving the purchase, holding or transfer of the Series 199_-_ Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that a Series 199_-_ Class of Notes is treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation then such Class of Series 199_-_ Notes will be eligible for purchase by Plans. Without regard to whether the Series 199_-_ Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Series 199_-_ Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Series 199_-_ Note is purchased in the secondary market by a Plan from a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Series 199_-_ Notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the Series 199_-_ Notes: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers).

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A Plan fiduciary considering the purchase of Series 199_-_ Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.



                                     EXPERTS


         The consolidated balance sheets of AMBAC Indemnity Corporation, at December 31, 1994 and 1995, and the consolidated statements of operations, stockholder's equity and cash flows of AMBAC Indemnity Corporation for each of the years in the three year period ended December 31, 1995, have been incorporated by reference herein in reliance upon the report of ________, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of _______________ refers to the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Account for Postemployment Benefits" in 1993.



                                  LEGAL MATTERS


          Certain legal matters relating to the Sellers, the Master Servicer and the Administrator will be passed upon by Eric R. Elwin, Esq., Corporate Counsel of the Sellers, and , and certain legal matters relating to the validity of the issuance of each Series of Notes and the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP, has performed legal services for the Sellers and The Money Store Inc. and it is expected that it will continue to perform such services in the future. Certain federal income tax and other matters will be passed upon for a Trust by Stroock & Stroock & Lavan LLP, and certain state income tax and other matters will be passed upon for the Trust by --------------------,
-------------------.



                                  UNDERWRITING


          Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Series199_-_ Notes, dated _______, 199_, and a related Terms Agreement dated ___________ 199_ (collectively, the "Underwriting Agreement"), the Representative and the Sellers have agreed on behalf of the Trust to sell and the Underwriters have severally but not jointly agreed to purchase the principal amount of the Series 199_-_ Notes set forth below:

                                                       Principal Amount of
     Underwriter                                       the Series 199_-_ Notes
     ----------------...................................$--------------
     ----------------...................................$--------------

         The Series 199_-_ Notes, initially, will be offered by the Underwriters to the public at the offering price set forth on the cover page of this Prospectus Supplement. After the initial public offering price and other selling terms may be varied by the Underwriters. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Series 199_-_ Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Series 199_-_ Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The Representative has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

         Each of the Underwriters may provide investment banking services for the Representative for which it will receive additional compensation.

                                     ANNEX A
                         CERTAIN CHARACTERISTICS OF THE
                             FINANCED STUDENT LOANS


        Composition of the Financed Student Loans as of the Cut-off Date*

Aggregate Outstanding Principal Balance.......................  $_________
Accrued Interest to be Capitalized and
  Added to Principal (approximately)..........................  $_________
Number of Borrowers........................................     __________
Average Outstanding Principal Balance Per Borrower  ..........  $_________
Number of Loans...............................................  __________
Average Outstanding Principal Balance Per Loan................  $_________
Weighted Average Annual Interest Rate......................         _____%
Weighted Average Annual Effective Rate.....................         _____%


--------
 As described in the Prospectus Supplement, the composition of the Financed
    Student Loans set forth in this Annex A consists of a description (i) as of November 30, 1996 for the Financed Student Loans pledged to the Indenture Trustee prior to the Closing Date, (ii) the anticipated characteristics as of December 26, 1996 for certain of the New Financed Student Loans and (iii) the anticipated characteristics as of December 30, 1996 for the remainder of the New Financed Student Loans.

             Distribution of the Financed Student Loans by Loan Type

                                                                     Percent of
                        Number of      Number of      Outstanding    Loans by
Loan Types                Loans         Borrowers     Balance       Outstanding
                                                                      Balance

Consolidated
Stafford
Unsubsidized Stafford
SLS
PLUS

   Total                                                            $  100.00%
                                                                    =  =======


           Distribution of the Financed Student Loans by Interest Rate

                                                                     Percent of
                       Number of     Number of   Outstanding         Loans by
Interest Rate          Loans         Borrowers    Balance           Outstanding
                                                                       Balance
7.00%-7.99%
8.00%-8.99%
9.00%-9.99%
10.00%-10.99%

   Total                                                             $ 100.00%
                                                                     = =======

        Composition of the Financed Student Loans as of the Cut-off Date

        Distribution of the Financed Student Loans by Outstanding Balance

                                                                     Percent of
                          Number of     Number of   Outstanding      Loans by
Outstanding Balance       Loans          Borrowers   Balance        Outstanding
                                                                       Balance
Less than $1,000
 $1,000-$1,999
 $2,000-$2,999
 $3,000-$3,999
 $4,000-$4,999
 $5,000-$5,999
 $6,000-$6,999
 $7,000-$7,999
 $8,000-$8,999
 Greater than $9,000

   Total                                                            $ 100.00%
                                                                    = =======


                      Distribution of the Financed Student
                        Loans by Borrower Payment Status

                                                                    Percent of
                                                                     Loans by
                         Number of   Number of   Outstanding       Outstanding
Borrower Payment Status   Loans      Borrowers    Balance            Balance

Deferment
Forbearance
Grace
In-School
Repayment

     Total                                                          $  100.00%
                                                                    = =========

        Composition of the Financed Student Loans as of the Cut-off Date

                         Geographic Distribution of the
                             Financed Student Loans

                                                                    Percent of
                                                                     Loans by
                  Number of     Number of    Outstanding           Outstanding
Location (1)       Loans        Borrowers    Balance                Balance

AK
AL
AR
AZ
CA
CO
CT
DC
DE
FL
FOREIGN
GA
GUAM
HI
ID
IL
IN
IA
KS
KY
LA
ME
MD
MA
MI
MN
MS
MO
MT
NE
NV
NH
NJ
NM
NY
NC
ND
OH
OK
OR
PA
PR
RI
SC
SD
T
TN
TX
UT
VT
V. ISLAND
VA
WA
WV
WI
WY
OTHER

  TOTAL                                                           $  100.00%
                                                                  =  =======

------------------

(1) Based on the permanent billing addresses of the borrowers of the Financed Student Loans shown on the Servicer's records.

                      Distribution of the Financed Student
                          Loans by Date of Disbursement

                                                                     Percent of
                                                                      Loans by
                     Number of       Number of    Outstanding      Outstanding
Disbursement Date     Loans          Borrowers     Balance           Balance

Pre-October 1, 1993
October 1, 1993 and
thereafter

     Total                                                         $   100.00%
                                                                   =   ========

        Composition of the Financed Student Loans as of the Cut-off Date

             Distribution of the Financed Student Loans by Guarantor

                                                                   Percent of
                  Number of       Number of     Outstanding        Loans by
Guarantors        Loans           Borrowers      Balance          Outstanding
                                                                   Balance

Arizona Educational Loan
Program
California Student Aid
Commission  ("CSAC")
Florida Office of Student
Financial  Assistance
("FOSFA")
Georgia Higher Education
Assistance  Corporation
Great Lakes Higher
Education Corporation
("GLHEC")
Illinois Student
Assistance Commission
Missouri Student Loan
Program
Nebraska Student Loan
Program
("NSLP")
New Jersey Higher
Education Assistance
Authority ("NJHEAA")
New York State Higher
Education Services  Corp.
("NYSHESC")
Northwest Education Loan
Association
Pennsylvania Higher
Education Assistance
Authority ("PHEAA")
Texas Guaranteed Student
Loan  Corporation
("TGSLC")
United Student Aid Funds
("USAF")
Virginia State Education
Assistance  Authority
("VSEAA")
Unknown/Unavailable

     Total                                                     $       100.00%
                                                               =    ==========

        Composition of the Financed Student Loans as of the Cut-off Date

        Distribution of the Financed Student Loans by Years to Repayment

                                                                     Percent of
                                                                      Loans by
             Number of      Number of       Outstanding             Outstanding
Years        Loans         Borrowers          Balance                Balance

In Repayment
Less than 1 year
Less than 2 years
Less than 3 years
Less than 4 years
Less than 5 years
Greater than 5 years

   Total                                                         $    100.00%
                                                                 =    =========


The expected weighted average remaining term to maturity from the Cut-off Date is ___ months.
The expected weighted average remaining term to maturity after the commencement of repayment is ___ months.

                                     ANNEX B

                          CERTAIN INFORMATION RELATING
                                TO THE GUARANTORS


GUARANTORS FOR THE FEDERAL LOANS

         Set forth below is certain historical information with respect to each Guarantor of Federal Loans listed in Annex A above that is expected to guaranty 2% or more of the Financed Student Loans as of March 21, 1996 (the "Federal Guarantors"). Except as otherwise indicated below, the information regarding each Federal Guarantor has been obtained from the Department of Education's Guaranteed Student Loan Programs Data Book for Federal Fiscal Years 1989 and 1991, and the Department of Education's Federal Fiscal Year 1993 Loan Programs Data Books (each, a "DOE Data Book"). No independent verification has been or will be made by the Seller or The Money Store Inc. of such information.

          Guarantee Volume. For the Federal Fiscal Year ending September 30, 1993, of all the guarantors of student loans in the United States, CSAC, FOSFA, NJHEAA, NYSHESC, PHEAA, TGSLC, USAF and VSEAA ranked 3rd, 11th, 19th, 4th, 2nd, 6th, 1st and 15th, respectively, as measured by volume of Federal Loans. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (excluding refinanced PLUS and SLS Loans) that have first become committed to be guaranteed by each of the Federal Guarantors and by all guarantors of Federal Loans in each of the five Federal Fiscal Years 1989 through 1993.*

                                              STAFFORD, UNSUBSIDIZED STAFFORD, SLS, PLUS AND CONSOLIDATED LOANS GUARANTEED
                                                                      DOLLARS IN MILLIONS
Federal Fiscal Year    CSAC       FOSFA      NJHEAA    NYSHESC   PHEAA      TGSLC     USAF      VSEAA           ALL
                                                                                                            GUARANTORS
1989                   $1,244.4   $ 202.7    $206.3    $1,035.6   $1082.0   $838.1    $1,683.5   $177.7      $ 13,150.5
1990                    1,146.1     175.2     216.2       977.0    1096.8    714.9     2,097.6    261.2        13,111.1
1991                    1,193.4     250.8     250.2     1,068.4    1288.2    722.1     2,833.7    275.3        14,620.3
1992                    1,333.7     314.1     268.0     1,186.0    1410.2    718.6     3,372.1    263.4        16,113.7
1993                    1,507.4     437.9     289.3     1,338.2    1707.0    876.8     4,087.6    332.9        19,355.6

---------------------

* The information set forth in the table above has been obtained from the Federal Fiscal Years 1989, 1991 and 1993 DOE Data Books.

          Reserve Ratio. Each Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Federal Guarantor from other guarantors. The following table sets forth each Federal Guarantor's cumulative cash reserves and their corresponding reserve ratios and the national average reserve ratio for all guarantors for the five Federal Fiscal Years 1989 through 1993:*


                              CSAC                      FOSFA                        NJHEAA                      NYSHESC
FEDERAL        Cumulative                     Cumulative                     Cumulative                  Cumulative
FISCAL           Cash          Reserve          Cash          Reserve         Cash           Reserve     Cash           Reserve
YEAR           RESERVES**      RATIO           RESERVES**     RATIO          RESERVES**      RATIO       RESERVES**      RATIO

1989          $ 84.4            1.6%          $ 22.6           1.5%         $ 26.8            1.1%       $ 26.3          0.3%
1990           115.9            1.9             10.4           0.7            27.6            1.1          63.8          0.7
1991           130.5            2.0             25.1           1.5            24.7            1.0          26.8          0.3
1992           183.4            2.5             27.8           1.6            28.7            1.1          71.3          0.8
1993           185.5            2.3             44.1           2.2            18.3            0.7          71.4          0.7




                      PHEAA                      TGSLC                      USAF                     VSEAA
                                                                                                                        NATIONAL
 FEDERAL    CUMULATIVE                CUMULATIVE                 CUMULATIVE                CUMULATIVE                   AVERAGE
  FISCAL       CASH        RESERVE       CASH         RESERVE       CASH        RESERVE       CASH        RESERVE       RESERVE
   YEAR      RESERVES**     RATIO      RESERVES**      RATIO     RESERVES**      RATIO     RESERVES**      RATIO         RATIO

1989         $ 74.1        1.3%        $ 18.0          0.7%      $ 24.6          0.5%      $ 22.7          2.4%          0.7%
1990           77.1        1.2           14.5          0.5         13.8          0.2         17.4          1.6           1.0
1991           88.3        1.2           23.4          0.6          4.1          0.1         11.7          0.9           0.8
1992          162.6        2.1           41.8          1.0        100.1          1.0         12.6          0.9           1.5
1993          113.4        1.3           55.7          1.1        169.9          1.3         12.8          0.8           1.7

-----------------

* The information set forth in the table above has been obtained from the Federal Fiscal Years 1991, 1992 and 1993 DOE Data Books. The cash reserves and the reserve ratio increased substantially between Federal Fiscal Years 1991 and 1992. As described in the Federal Fiscal Year 1992 DOE Data Book, this difference was caused, in part, because
         (i) approximately $300 million in reinsurance claims pending during September 1991 (Federal Fiscal Year 1991) were not paid by the Department until October 1991
         (Federal Fiscal Year 1992) due to the Department's computer systems modifications and (ii) default costs were decreasing, while insurance premiums, administrative cost allowances, and investment income were increasing. The cash reserves and the reserve ratio also increased substantially between Federal Fiscal Years 1992 and 1993. As described in the Federal Fiscal Year 1993 DOE Data Book, this difference was caused, in part, because default costs were decreasing, while insurance premiums, administrative costs allowances, and investment income were increasing. According to the Department, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

**       Dollars in millions.

         Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by such Federal Guarantor by the aggregate amount of default claims paid by such Federal Guarantor during the applicable Federal Fiscal Year with respect to borrowers. The table below sets forth the recovery rates for each Federal Guarantor and the national average recovery rates for all guarantors with respect to Stafford Loans (the only type of Student Loan for which the DOE Data Book discloses recovery rates) for the five Federal Fiscal Years 1989 through 1993:*

                                  RECOVERY RATE

 Federal                                                                                               National
FISCAL YEAR     CSAC      FOSFA      NJHEAA     NYSHESC     PHEAA      TGSLC     USAF      VSEAA       AVERAGE
  -------       ----      -----      ------     -------     -----       ----     -----    -------       -------

1989            26.8%     19.8%      43.6%      33.5%        **%        13.5%    24.0%    33.2%        28.4%
1990            31.0      24.5       49.3       35.1        44.4        16.3     25.7     39.1         30.7
1991            30.7      29.3       51.1       36.5        44.4        17.7     26.0     38.9         31.9
1992            32.2      33.1       54.3       38.9        46.5        19.9     28.1     41.0         35.1
1993            33.3      39.0       56.0       44.1        49.5        27.6     30.7     43.6         38.1

----------------

* The information set forth in the table above has been obtained from the Federal Fiscal Year 1990 DOE Data Book (with respect to Federal Fiscal Years 1989 and 1990) and from the Department (with respect to Federal Fiscal Years 1991, 1992 and 1993).

**       Data not available.

         Loan Loss Reserve. The DOE Data Book does not disclose whether any Federal Guarantor has established a segregated loan loss reserve with respect to its student loan guarantee obligations. Accordingly, to the extent that a Federal Guarantor has not established such a segregated loan loss reserve, in the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department, the Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed.

         Claims Rate. For at least one of the five Federal Fiscal Years 1989 through 1993, CSAC, FOSFA, TGSLC and USAF experienced a claims rate in excess of 5%. For each Federal Fiscal Year that such Federal Guarantors' claims rate exceeded 5%, the claims of such Federal Guarantors were not fully reimbursed by the Department. No assurance can be made that any of the Federal Guarantors will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993). The following table sets forth the claims rate of each Federal Guarantor and the national average for all guarantors of Federal Loans for the last five Federal Fiscal Years 1989 through 1993:*

                                   CLAIMS RATE

FEDERAL
FISCAL                                                                                                                 NATIONAL
 YEAR        CSAC         FOSFA       NJHEAA       NYSHESC        PHEAA         TGSLC        USAF         VSEAA        AVERAGE
-------     ------        ------      -------      -----          -------       ----         -----        -------      -------
1989        4.47%          2.60%      1.34%        3.47%           **%           8.99%        8.37%        2.53%        4.78%
1990        5.31           5.02       1.25         4.15            2.0          11.13         4.98         2.09         5.06
1991        7.62           5.00       2.08         3.34            2.9          10.52         8.41         5.16         4.51
1992        5.93           4.93       2.01         3.71            2.8           8.85         5.00         6.28         4.15
1993        5.38           4.49       2.11         2.89            2.3           4.99         7.30         4.53         3.83

---------------

* The information set forth in the table above has been obtained from the Department.

**       Data not available.

          Each Federal Guarantor has agreed that it will provide a copy of its most recent financial statements to Noteholders, upon receipt of a written request, directed: if to CSAC, to California Student Aid Commission, 1515 S Street, Sacramento, CA 95814; if to FOSFA, to Florida Office of Student Financial Assistance, 1344 Florida Education Center, Tallahassee, FL 32399; if to NJHEAA, to New Jersey Higher Education Assistance Authority, 4 Quakerbridge Plaza, Trenton, NJ 08625; if to NYSHESC, to New York State Higher Education Services Corp., 99 Washington Avenue, Albany, NY 12256; if to PHEAA, to Pennsylvania Higher Education Assistance Agency, 1200 N. 7th Street, Harrisburg, PA 17102; if to TGSLC, to Texas Guaranteed Student Loan Corporation, Tower of the Hills, 13809 N. Highway 183, Suite 400, Austin, TX 78730; if to USAF, to United Student Aid Funds, P.O. Box 6180, Indianapolis, IN 46206; and if to VSEAA, to Virginia State Education Assistance Authority, 411 E. Franklin Street, Richmond VA 23219.

NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE MONEY STORE INC. OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                (REPRESENTATIVE)
                    TABLE OF CONTENTS
                                                 PAGE
                  PROSPECTUS SUPPLEMENT

Terms of the Series 199_-_
Notes ..........................................  S-2
Previously Issued Securities....................  S-7
Underwriting ...................................  S-8
Annex A - Certain
Characteristics of
  the Financed Student Loans ...................  A-1
Annex B - Certain Information
Relating
  to the Guarantors.............................  B-1


                       PROSPECTUS

Prospectus Supplement............................  iv
Available Information............................  iv
Reports to Securityholders.......................  iv
Incorporation of Certain
Documents of Reference...........................   v
Summary of Terms ................................   1
Risk Factors ....................................  29
Formation of Trust ..............................  37
Use of Proceeds .................................  38
The Seller and the Money Store...................  38
Pennsylvania Higher Education
Assistance Agency ...............................  39
The Student Loan Financing
Business ........................................  39
The Financed Student Loan Pool...................  57
Description of the Securities....................  63
Description of the Transfer and
Servicing Agreements ............................  74
Description of the Surety Bonds..................  93
Certain Legal Aspects of the
Financed Student Loans ..........................  96
Certain Tax Consequences ........................  98
ERISA Considerations ...........................  105
Plan of Distribution............................  106
Experts ........................................  106
Legal Matters ..................................  106
Financial Information ..........................  107
Rating..........................................  107
Index of Principal Terms .......................  108

Appendix I - Auction Procedures
Appendix II - Settlement
Procedures
Annex A - Financial Statements
of the Surety Provider

                                 [NAME OF TRUST]

                               ASSET BACKED NOTES
                                  SERIES 199_-_


                    $___,000,000 LIBOR RATE CLASS A-_ NOTES
                    $___,000,000 AUCTION RATE CLASS A-_ NOTES

                          TRANS-WORLD INSURANCE COMPANY
                                 D/B/A EDUCAID
                                    (SELLER)
                                 CLASSNOTES INC.
                                    (SELLER)
                              THE MONEY STORE INC.
                                (REPRESENTATIVE)

                              _____________________
                              PROSPECTUS SUPPLEMENT
                              _____________________

                              [NAME OF UNDERWRITER]

                                  ______, 1996

Accrual Period    .....................................................13
Additional Funding.....................................................11
Additional Fundings....................................................34
Additional Principal Payments..........................................16
Additional Student Loans...............................................34
Administration Agreement................................................3
Administration Fee.....................................................12
Administrator     ......................................................3
AMBAC..................................................................47
Applicable Trustee.....................................................31
Auction Agent     ......................................................3
Auction Agent Fee .....................................................12
Auction Period Adjustment..............................................24
Auction Rate Notes......................................................2
Available Funds   ......................................................6
Broker-Dealer     ......................................................3
Business Day      .....................................................12
Capped Amount     .....................................................10
Certificate Balance....................................................39
Certificate Distribution Account.......................................14
Certificate Distribution Date...........................................6
Certificate Final Maturity Date.........................................8
Certificate Rate  ......................................................6
Certificate Record Date.................................................7
Certificate Surety Bond................................................18
Certificate Surety Bond Payment........................................18
Certificateholder .....................................................31
Certificateholders......................................................7
Certificateholders' Distribution Amount................................39
Certificateholders' Interest Carryover..................................7
Certificateholders' Interest Carryover Shortfall.......................39
Certificateholders' Interest Distribution Amount.......................39
Certificateholders' Principal Carryover Shortfall......................39
Certificateholders' Principal Distribution Amount......................39
Class...................................................................1
Class Interest Rate.....................................................1
clearing agency   .....................................................31
clearing corporation...................................................31
Collection Account.....................................................11
Collection Period .....................................................13
CSAC...................................................................55
cumulative cash reserves................................................2
Definitive Certificates................................................32
Definitive Notes  .....................................................32
Definitive Securities..................................................32
Depository        .....................................................23
Determination Date.....................................................12
Distribution Accounts..................................................14
Distribution Date ......................................................7
DOE Data Book     ......................................................1
DTC....................................................................31
 Eligible Deposit Account..............................................34
Eligible Institution...................................................34
Eligible Investments...................................................33
Eligible Lender Trustee.................................................1
Eligible Lender Trustee Fee............................................12
ERISA....................................................................
Event of Default  .....................................................29
Expense Account   .....................................................13
Federal Guarantors......................................................1
Final Maturity Date....................................................25
Financed Student Loans..................................................1
FOSFA..................................................................55
Funding Period    .....................................................10
GLHEC..................................................................55
Guaranty.................................................................
Guaranty Fee.............................................................
Guaranty Payment.........................................................
Indenture...............................................................2
Indenture Trustee ......................................................3
Indenture Trustee Fee..................................................12
Index Maturity    .....................................................27
Indirect Participants..................................................31
Interest Deficiency....................................................17
Interest Period   .....................................................24
Investment Earnings....................................................34
LIBOR...................................................................1
LIBOR Determination Date...............................................27
LIBOR Rate.............................................................24
LIBOR Rate Notes........................................................2
Master Indenture  ......................................................2
Master Servicer   ......................................................3
Monthly Advance Account......................................../.........
Monthly Advances  .....................................................41
Moody's................................................................20
NJHEAA.................................................................55
Note Distribution Account..............................................13
Note Distribution Date..................................................4
Note Surety Bond Payment...............................................17
Note Surety Bond Payments..............................................18
Noteholder.............................................................31
Noteholders' Distribution Amount.......................................40
Noteholders' Interest Carryover.........................................4
Noteholders' Interest Carryover Shortfall..............................40
Noteholders' Interest Distribution Amount..............................40
Noteholders' Principal Carryover Shortfall.............................40
Noteholders' Principal Distribution Amount.............................40
NSLP...................................................................55
NYSHESC................................................................55
One-Month LIBOR   .....................................................27
Participants      .....................................................24
PHEAA..................................................................55
Plan.....................................................................
Plan Assets Regulation...................................................
Pre-Funded Amount......................................................10
Principal Deficiency...................................................18
Principal Distribution Amount..........................................40
PTCE.....................................................................
Rating Agencies   .....................................................20
Rating Agency     .....................................................20
Realized Loss     .....................................................41
Reference Bank    .....................................................28
Related Documents .....................................................30
Risk Factors      ......................................................1
Rules..................................................................31
SBA....................................................................22
SBA Loans..............................................................22
Securityholder    .....................................................31
Securityholders   ......................................................7
Sellers.................................................................1
Series 199_-_ Note Surety Bond..........................................1
Series 199_-_ Notes.....................................................1
Servicing Fee     ......................................................9
Servicing Fee Carryover................................................10
Standard & Poor's .....................................................20
Statement 115     .....................................................47
Subsequent Cut-off Date................................................34
Surety Bonds      .....................................................18
Surety Provider   ......................................................3
Surety Provider Fee....................................................12
Telerate Page 3750.....................................................28
Terms Supplement  ......................................................2
TGSLC..................................................................55
The Money Store   .....................................................22
Transaction Fees  .....................................................12
Transfer Agreement.....................................................34
Transfer and Servicing Agreements......................................33
Transfer Date     .....................................................34
Trust...................................................................1
Trust Accounts    .....................................................33
Trust Supplement  ......................................................6
TWIC...................................................................22
Underwriter       ......................................................1
Underwriting Agreement.................................................50
USAF...................................................................55
VSEAA..................................................................55

PROSPECTUS


                         STUDENT LOAN ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                       TRANS-WORLD INSURANCE COMPANY D/B/A
              EDUCAID, A WHOLLY-OWNED SUBSIDIARY OF THE MONEY STORE
                                      INC.
                                     SELLER
                                CLASSNOTES INC.,
                A WHOLLY-OWNED SUBSIDIARY OF THE MONEY STORE INC.
                                     SELLER
                              THE MONEY STORE INC.
                                 REPRESENTATIVE



          This Prospectus relates to Student Loan Asset Backed Notes (the "Notes") to be issued by one or more trusts (each, a "Trust") in one or more series (each, a "Series") and one or more classes (each, a "Class") on terms determined at the time of sale and described in the related prospectus supplement (each, a "Prospectus Supplement"). In conjunction with the offering of Notes, a Trust will offer one or more Classes of Asset Backed Certificates (the "Certificates" and together with the Notes, the "Securities") in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as Amended (the "Securities Act"). The assets of a Trust will include primarily (a) a pool of student loans as more fully described herein and the related Prospectus Supplement purchased and to be purchased by, or to be contributed to, the eligible lender trustee set forth in the related Prospectus Supplement on behalf of the related Trust (the "Eligible Lender Trustee"), from Trans-World Insurance Company, doing business as Educaid ("Educaid" or a "Seller") and/or ClassNotes Inc. ("ClassNotes" or a "Seller" and, together with Educaid, the "Sellers") (such loans, together with any Additional Student Loans (as defined herein) purchased from a Seller from time to time by, or contributed by a Seller from time to time to, the Eligible Lender Trustee on behalf of such Trust, the "Financed Student Loans"), (b) collections and other payments with respect to the Financed Student Loans, (c) monies on deposit in certain trust accounts to be established as set forth in the related Prospectus Supplement,
(d) if specified in the related Prospectus Supplement, one or more surety bonds with respect to each Series of Notes (each, a "Note Surety Bond") and, solely for the benefit of the Certificateholders, one or more surety bonds with respect to each Class of Certificates (each, a "Certificate Surety Bond") and (e) letters of credit, insurance policies, guarantees of The Money Store Inc. or other forms of credit support as described herein and in the related Prospectus Supplement. Each Series of Notes issued by a Trust, regardless of when issued, will be collateralized by the assets of such Trust (other than the Certificate Surety Bonds and the Note Surety Bonds, if any, relating to other Series of Notes issued by a Trust and such other assets or forms of credit enhancement as may be described in the related Prospectus Supplement). The interests of the Certificateholders in the assets of the related Trust will be subordinated to payments of principal due on the Notes issued by such Trust to the extent described herein and in the related Prospectus Supplement. Funds on deposit in a Pre-Funding Account established for a Trust will be used from time to time during each Funding Period to make Additional Fundings with respect to the Financed Student Loans. Certain of the Financed Student Loans will have been originated by the Sellers and the remainder of the Financed Student Loans will have been originated by independent third parties and subsequently sold to the Sellers.

          The per annum rate of interest for a Class of Notes for each Interest Period will, subject to certain limitations described herein or in the applicable Prospectus Supplement, equal the rate determined from time to time for such Class pursuant to (i) the auction procedures described herein (such Notes being referred to herein as "Auction Rate Notes"), (ii) the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") plus the amount set forth in the related Prospectus Supplement (such Notes being referred to herein as "LIBOR Rate Notes"), (iii) the average bond equivalent rates of weekly auctions of 91-day Treasury bills for each quarter (the "T-Bill Rate") plus the amount set forth in the related Prospectus Supplement (such Notes being referred to herein as "T-Bill Rate Notes") or (iv) such other procedures as may be described in the applicable Prospectus Supplement. Interest on each Class of Notes will be payable either (i) quarterly on the first Business Day following the expiration of the first Interest Period for such Class ending in the months set forth in the related Prospectus Supplement, (ii) monthly or weekly on the first Business Day following the expiration of each related Interest Period, or
(iii) on such other dates and for such other periods as may be set forth in the related Prospectus Supplement. However, if provided in a Prospectus Supplement, interest accrued on a Class of Notes may, instead of being paid currently, be capitalized and added to the outstanding principal amount thereof until the date or event specified in such Prospectus Supplement (such Notes are referred to herein as "Accrual Notes"). The date on which a Class of Notes is entitled to receive a distribution (or, for Accrual Notes, have accrued interest added to principal) is referred to as the "Note Distribution Date" for such Class. Additionally, if set forth in a Prospectus Supplement, for certain Note Distribution Dates certain payments received on or with respect to the Financed Student Loans as payments of interest may be applied as principal payments to some or all of certain Classes of Notes, without penalty or premium. The unpaid principal of each Class of Notes is payable upon the related Final Maturity Date.

          The per annum rate of interest for the Certificates for each Interest Period will, subject to certain limitations described herein, equal the rate determined from time to time pursuant to (i) the auction procedures described herein (such Certificates being referred to herein as the "Auction Rate Certificates" and, together with the Auction Date Notes, the "Auction Rate Securities"), (ii) LIBOR plus an applicable margin, (iii) the T-Bill Rate plus an applicable margin, or (iv) such other procedures as may be set forth at the time of issuance of a Class of Certificates. Principal and interest on a Class of Certificates will be payable on the first Business Day following the expiration of each Interest Period for the Certificates of such Class or on such other dates as may be set forth at the time of issuance of a Class of Certificates (each, a "Certificate Distribution Date"); provided, however, that except as otherwise set forth in a Prospectus Supplement, no principal payments with respect to a Class of Certificates will be made until each Series of Notes of the related Trust is paid in full.


          After the respective initial Interest Period, each Interest Period for each Class of Auction Rate Notes, will consist of between 7 days to one year, subject to adjustment as described herein or in the related Prospectus Supplement. Each Interest Period for each Class of LIBOR Rate Notes will, unless otherwise set forth in a Prospectus Supplement, consist of the period beginning on the 15th day of each month and ending on the 14th day of the following month. Each Interest Period for each Class of T-Bill Rate Notes will, unless otherwise set forth in a Prospectus Supplement, consist of the period beginning on the 15th day of each month and ending on the 14th day of the following month. Each Interest Period for each Class of Notes for which the interest rate is determined in some other manner will be as set forth in the related Prospectus Supplement. Each Interest Period for a Class of Certificates will be determined at the time of issuance of each such Class.


          On each date on which a Series of Notes is issued, (each, a "Closing Date"), if set forth in the related Prospectus Supplement, a monoline insurance company may issue a Note Surety Bond, and on each Closing Date on which a Class of Certificates is issued a monoline insurance company may issue a Certificate Surety Bond, each such Surety Bond to be available under the terms described herein and in the related Prospectus Supplement. Noteholders will have no interest in or benefit from the Certificate Surety Bonds and Certificateholders will have no interest in or benefit from the Note Surety Bonds.

          The Final Maturity Date for each Class of Notes will be the Note Distribution Date identified in the related Prospectus Supplement but, in no instance, later than the Final Maturity Date for the Certificates of the related Trust. On the Final Maturity Date applicable to a Class of Notes or the Certificates, to the extent funds are not available to reduce the principal balance of such Notes or Certificates to zero (including amounts transferred from the Reserve Account as described herein) the applicable Surety Bond or other forms of credit enhancement described in the applicable Prospectus Supplement, if available for such Class of Notes or the Certificates, will be drawn upon as described herein or in the related Prospectus Supplement. However, payment in full of the Notes and the Certificates could occur earlier than such dates as described herein or in the related Prospectus Supplement. In addition, the Notes and Certificates will be repaid on any Note Distribution Date or Certificate Distribution Date, as applicable, on which the Sellers exercise their option to purchase the Financed Student Loans from the related trust, exercisable when the aggregate principal balance of the Financed Student Loans in a Trust is reduced to 10% or less of the Aggregate Pool Balance of such Trust.


          By purchasing a Class of Auction Rate Notes or Certificates, whether in an Auction or otherwise, each prospective purchaser will be deemed to have agreed: (i) to participate in Auctions on the terms described herein and in the related Prospectus Supplement; and (ii) so long as the beneficial ownership of the Auction Rate Notes or Auction Rate Certificates is maintained in book-entry form to sell, transfer or otherwise dispose of the Auction Rate Notes or Auction Rate Certificates only pursuant to a Bid or a Sell Order in an Auction, or to or through a Broker-Dealer (as defined herein), provided that in the case of all transfers other than those pursuant to an Auction, the owner of the Auction Rate Notes or Auction Rate Certificates so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer.

          It is expected that certain of the Financed Student Loans will be guaranteed by private, non-profit corporations or state agencies, and are and will be reinsured by the United States Department of Education (the "Department") subject to the limitations described herein or in the related Prospectus Supplement (such Financed Student Loans, the "Federal Loans"). This obligation of the Department is, subject to compliance with the Higher Education Act of 1965, as amended, supported by the full faith and credit of the United States. It is also expected that (i) certain of the Financed Student Loans, while guaranteed, may not be reinsured by the Department (such Financed Student Loans, the "Private Loans") and (ii) certain Financed Student Loans may be insured, subject to the limitations described herein or in the related Prospectus Supplement, by the Secretary of Health and Human Services (the "Secretary") (such Financed Student Loans, the "HEAL Loans"). The obligation of the Secretary to insure HEAL Loans is, subject to compliance with the Public Health Service Act, supported by the full faith and credit of the United States.



          SEE "RISK FACTORS" ON PAGE HEREIN FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES. IN ADDITION, SEE "RISK FACTORS" FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE FINANCED STUDENT LOANS AS TO THE LIKELIHOOD OF REALIZED LOSSES.


          THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          THE SECURITIES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR THE SELLERS OR, EXCEPT FOR THE MONEY STORE GUARANTY DESCRIBED HEREIN OR IN A PROSPECTUS SUPPLEMENT, ANY OF THEIR RESPECTIVE AFFILIATES, OTHER THAN THE TRUST, AND, EXCEPT FOR ANY SURETY BONDS, THE SECURITIES ARE NOT INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY, INCLUDING THE SELLERS, THE TRUST, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE OF ANY OF THE FOREGOING.


          Offers of the Notes may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Notes will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Notes will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Notes unless accompanied by a Prospectus Supplement.

                       ----------------------------------


         The date of this Prospectus is February __, 1997.

          UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                              PROSPECTUS SUPPLEMENT


          The Prospectus Supplement relating to a Series of Notes to be offered hereunder, among other things, will set forth with respect to such Series of
Notes: (i) the aggregate principal amount, Class Interest Rate or Rates or other applicable rate or rates (or the manner of determining such rate or rates) and authorized denominations of each Class of such Series of Notes; (ii) the length of each Interest Period and the frequency of Note Distribution Dates for each Class of such Series of Notes; (iii) certain information concerning the Financed Student Loans to be included in the related Trust and insurance policies, third party guarantees, guarantees of the Money Store or other forms of credit enhancement or maturity protection, if any; (iv) the original principal amount and current principal amount of each previously issued Class of Notes and Certificates of the related Trust, along with the applicable Final Maturity Date of each such Class, and (v) additional information with respect to the plan of sale of such Notes.



                              AVAILABLE INFORMATION

          The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities an Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

          No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS


          Periodic and annual reports concerning the Securities and each Trust will be provided to the Securityholders. See "Description of the Securities--Reports to Securityholders." Unless otherwise set forth in the related Prospectus Supplement, each Series of Notes and each Class of Certificates will be issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company. All reports will be provided to Cede, which in turn will provide such reports to its Participants and Indirect Participants (as defined herein). Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities--Book-Entry Registration."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. With respect to any Class of Notes that is supported by a guaranty of The Money Store, The Money Store's Annual Report on Form 10-K for the year ended December 31, 1995, and Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1996, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement. With respect to any Class of Notes that is supported by a guaranty of The Money Store, all documents filed by The Money Store pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816,
Attention: Investor Relations, Telephone: (916) 446-5000.

                                SUMMARY OF TERMS


          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement prepared in connection with the offering of a Series of Notes (each, a "Prospectus Supplement") by a Trust. Certain capitalized terms used in this Prospectus are defined elsewhere herein on the pages indicated in the "Index of Principal Terms."


Issuer.....................................One or more trusts to be established from time to time as
                                              set forth in the related
                                              Prospectus Supplement (each, a
                                              "Trust").


Securities Offered.........................Asset Backed Notes (the "Notes")
                                              issuable in one or more series
                                              (each, a "Series") and one or more
                                              classes (each a "Class"), one or
                                              more of which may be Accrual
                                              Notes, planned amortization Notes,
                                              principal only Notes, interest
                                              only Notes, senior Notes or
                                              subordinate Notes. The Notes will
                                              be available for purchase in the
                                              denominations set forth in the
                                              related Prospectus Supplement.
                                              Unless otherwise specified in the
                                              related Prospectus Supplement, the
                                              Notes will be available in
                                              book-entry form only. If the Notes
                                              are available in book-entry form
                                              only, Noteholders will not be
                                              entitled to receive a Definitive
                                              Security except in the event that
                                              Definitive Securities are issued
                                              in the limited circumstances
                                              described herein. See "Description
                                              of the Securities--Definitive
                                              Securities."


Other Securities...........................In conjunction with the offering of the Notes, a Trust will offer
                                              one or more Classes of
                                              Certificates (the "Certificates"
                                              and together with the Notes, the
                                              "Securities") in one or more
                                              transactions exempt from the
                                              registration requirements of the
                                              Securities Act of 1933, as amended
                                              (the "Securities Act"). Certain of
                                              the originators of the Financed
                                              Student Loans may receive, as part
                                              of the consideration for such
                                              Financed Student Loans,
                                              certificates in the related Trust
                                              representing the right to receive
                                              certain payments of interest (such
                                              certificates are referred to
                                              herein as the "Originators'
                                              Interests").


                                              Neither the Certificates nor the
                                              Originators' Interests are being
                                              offered hereby and any information
                                              relating thereto in this
                                              Prospectus and any Prospectus
                                              Supplement is provided solely
                                              because of its potential relevance
                                              to a prospective purchaser of
                                              Notes.

Sellers....................................Trans-World Insurance Company, an
                                              Arizona corporation doing business
                                              as Educaid ("Educaid" or a
                                              "Seller") and ClassNotes Inc., a
                                              Delaware corporation ("ClassNotes"
                                              or a "Seller" and, together with
                                              Educaid, the "Sellers"). Each
                                              Seller is a wholly- owned
                                              subsidiary of The Money Store
                                              Inc., a New Jersey corporation
                                              ("The Money Store" or the
                                              "Representative"). The Money Store
                                              is a financial services company
                                              headquartered in Sacramento,
                                              California and Union, New Jersey.



Master Servicers
 and Servicers.............................Each Seller or an affiliate thereof thereof identified in the related
                                              Prospectus Supplement will act as
                                              Master Servicer with respect to
                                              the Financed Student Loans sold or
                                              contributed by it to the related
                                              Trust (in such capacity, the
                                              "Master Servicer") and generally
                                              will service the Financed Student
                                              Loans originated by it during the
                                              Deferral Phase. Pennsylvania
                                              Higher Education Assistance
                                              Agency, an agency of the
                                              Commonwealth of Pennsylvania
                                              ("PHEAA"), AFSA Data Corporation,
                                              Great Lakes Higher Education
                                              Corporation and/or UNIPAC Service
                                              Corporation, or such other
                                              entities as may be set forth in
                                              the related Prospectus Supplement,
                                              generally will service the
                                              Financed Student Loans originated
                                              by the Sellers during the
                                              Repayment Phase. With respect to
                                              those Financed Student Loans
                                              originated by third parties and
                                              subsequently purchased by the
                                              Sellers (the "Purchased Loans"),
                                              either the originators of the
                                              Purchased Loans, the applicable
                                              Seller or another party will
                                              service such Purchased Loans
                                              during both the Deferral Phase and
                                              the Repayment Phase. Each party
                                              who may, from time to time, be
                                              servicing the Financed Student
                                              Loans is referred to herein as a
                                              "Servicer" and collectively as the
                                              "Servicers."

Eligible Lender Trustee....................The eligible lender trustee on behalf of a Trust will be the
                                              entity named in the applicable
                                              Prospectus Supplement and will act
                                              as eligible lender trustee under
                                              the applicable Trust Agreement and
                                              hold legal title to the Financed
                                              Student Loans on behalf of the
                                              related Trust (the "Eligible
                                              Lender Trustee"). See "Formation
                                              of the Trust--Eligible Lender
                                              Trustee."

Indenture Trustee..........................Bankers Trust Company, a New York
                                              banking corporation, or such other
                                              entity as may be named in the
                                              applicable Prospectus Supplement,
                                              will act as trustee under the
                                              Indenture (the "Indenture
                                              Trustee").

Auction Agent..............................Bankers Trust Company, or such other entity as may be named in
                                              the Prospectus Supplement, will
                                              act as auction agent (in such
                                              capacity, the "Auction Agent")
                                              under the Auction Agent Agreement
                                              with respect to each Class of
                                              Auction Rate Notes and Auction
                                              Rate Certificates.

Administrator..............................Educaid or ClassNotes will act as administrator (the
                                              "Administrator") on behalf of a
                                              Trust pursuant to an
                                              Administration Agreement (as
                                              amended and supplemented from time
                                              to time, the "Administration
                                              Agreement"), between the
                                              applicable Administrator, the
                                              Eligible Lender Trustee and
                                              Indenture Trustee.


Surety Provider............................If a Certificate Surety Bond
                                              or Note Surety Bond is issued with
                                              respect to a Class of Certificates
                                              or Notes, the monoline insurance
                                              company which issued such
                                              Certificate Surety Bond or Note
                                              Surety Bond will be named in the
                                              related Prospectus Supplement (the
                                              "Surety Provider").


The Trusts.................................The Trust for a Series of
                                              Securities will be established as
                                              set forth in the related
                                              Prospectus Supplement by a Trust
                                              Agreement (each as amended and
                                              supplemented from time to time, a
                                              "Trust Agreement"), between the
                                              applicable Sellers, as depositor,
                                              and the Eligible Lender Trustee.
                                              The activities of the Trust and
                                              the Eligible Lender Trustee will
                                              be limited by the terms of the
                                              Trust Agreement to acquiring,
                                              owning, selling and managing the
                                              Financed Student Loans and the
                                              other assets of the related Trust
                                              as described herein or in the
                                              related Prospectus Supplement,
                                              issuing the Securities and the
                                              Originators' Interests, collecting
                                              and making payments thereon and
                                              other activities related thereto.
                                              Each Trust will be treated as a
                                              partnership for Federal income tax
                                              purposes. TMS Student Holdings,
                                              Inc. ("Student Holdings"), a
                                              wholly-owned subsidiary of The
                                              Money Store, or such other
                                              entities as may be named in a
                                              Prospectus Supplement, will hold
                                              1% of the Certificates and each of
                                              the Originators' Interests, and
                                              will serve as general partner of
                                              each Trust.

Subsequent Issuances.......................Each Trust may issue, from time to time, several Series and Classes
                                              of Securities. The payment
                                              priorities of each Series and
                                              Class will be described in the
                                              applicable Prospectus Supplement.
                                              Such priorities may provide that
                                              some or all payments of principal
                                              will be distributed to the Classes
                                              of Securities in order of their
                                              Final Maturity Date or such other
                                              priority as may be set forth in a
                                              Prospectus Supplement, regardless
                                              of Series and regardless of when
                                              issued. A Series of Notes may
                                              contain one or more Classes of
                                              Notes with an earlier Final
                                              Maturity Date or higher payment
                                              priority than one or more Classes
                                              of Notes of a previously issued or
                                              subsequently issued Series. Also,
                                              a Class of Certificates may have
                                              an earlier Final Maturity Date or
                                              higher payment priority than one
                                              or more previously issued or
                                              subsequently issued Classes of
                                              Certificates. In such event, the
                                              Classes of Notes or Certificates
                                              with the later final maturity Date
                                              or lower payment priority will
                                              receive limited or no payments of
                                              principal until each of the Notes
                                              or Certificates, as the case may
                                              be, with an earlier Final Maturity
                                              Date or higher payment priority,
                                              regardless of when issued, have
                                              been paid in full or to the extent
                                              described in a Prospectus
                                              Supplement. Also, upon each
                                              issuance of Securities, and during
                                              the related Funding Periods, the
                                              related Trust will acquire
                                              Financed Student Loans from the
                                              applicable Sellers. Each Financed
                                              Student Loan acquired by a Trust
                                              will serve as collateral for each
                                              Series of Notes of such Trust
                                              outstanding, or to be outstanding
                                              in the future. See "Risk Factors -
                                              Changing Assets of the Trusts" and
                                              "Repayment of Principal" herein.


Assets of a Trust..........................The assets of a Trust may include some or all of the following,
                                              along with such other assets as
                                              may be set forth in the related
                                              Prospectus Supplement:


A.  Financed Student
     Loans.................................The  "Financed Student Loans"
                                              will consist of loans to, or on
                                              behalf of, students enrolled in
                                              accredited institutions of higher
                                              education or in private primary or
                                              secondary schools and will include
                                              rights to receive payments made
                                              with respect to such Financed
                                              Student Loans and the proceeds
                                              thereof. On the Initial Closing
                                              Date and on each additional
                                              Closing Date, the related Seller
                                              will sell or contribute Financed
                                              Student Loans to the Eligible
                                              Lender Trustee on behalf of the
                                              related Trust pursuant to a Sale
                                              and Servicing Agreement (as
                                              amended and supplemented from time
                                              to time, the "Sale and Servicing
                                              Agreement"), among the related
                                              Sellers, the Master Servicer, the
                                              Administrator, The Money Store and
                                              the related Eligible Lender
                                              Trustee.

                                          Certain of the Financed Student
                                              Loans will have been originated by
                                              the related Seller and the
                                              remainder of the Financed Student
                                              Loans will have been originated by
                                              independent third parties and
                                              subsequently sold to such Seller.
                                              The Financed Student Loans
                                              constituting the assets of a Trust
                                              may vary from time to time and may
                                              include some or all of the
                                              following: (A) (i) Supplemental
                                              Loans for Students ("SLS Loans"),
                                              (ii) Parental Loans for
                                              Undergraduate Students ("PLUS
                                              Loans"), (iii) Stafford Loans
                                              (formerly known as Guaranteed
                                              Student Loans), (iv) Unsubsidized
                                              Stafford Loans and (v)
                                              Consolidation Loans, all of which
                                              loans (collectively, the "Federal
                                              Loans") are part of the federal
                                              government's Federal Family
                                              Education Loan Program (the
                                              "Federal Program") (B) Health
                                              Education Assistance Loans ("HEAL
                                              Loans") for graduate students,
                                              which loans are part of the
                                              program established under the
                                              Public Health Service Act, as most
                                              recently amended by the Health
                                              Professions Education Extension
                                              Amendments of 1992 (collectively,
                                              the "Public Health Service Act"),
                                              and (C) student loans (the
                                              "Private Loans") originated under
                                              programs established by banks,
                                              insurance companies, private
                                              non-profit corporations, the
                                              Sellers, and other
                                              non-governmental entities.


                                          It is expected that the Private
                                              Loans primarily will be originated
                                              under one or more of the following
                                              programs: (A) the Option 4 Loan
                                              Program (the "Option 4 Program")
                                              established by United Student Aid
                                              Funds, Inc., a private non-profit
                                              corporation located in
                                              Indianapolis, Indiana, (B) the
                                              TERI Alternative Loansm program
                                              for undergraduate and graduate
                                              study (the "TERI Alternative
                                              Program") and the Professional
                                              Education Plan program for
                                              graduate and professional study
                                              (the "PEP Program") established by
                                              The Education Resources Institute,
                                              a Massachusetts non-profit
                                              corporation ("TERI"), (C) the
                                              Parent Loans for Elementary and
                                              Secondary Education (the "PLEASE
                                              Program") established by TERI and
                                              (D) the Private Access Loan
                                              Program (the "PAL Program")
                                              established by HEMAR Insurance
                                              Company of America ("HICA"). The
                                              Private Loans may, to a lesser
                                              extent, be originated under other
                                              programs that will be identified
                                              in the related Prospectus
                                              Supplement. The various programs
                                              under which the Private Loans may
                                              be originated are referred to
                                              herein collectively as the
                                              "Private Loan Programs." The
                                              Financed Student Loans will be
                                              selected from the student loans
                                              originated and purchased by the
                                              related Seller based on the
                                              criteria specified in the related
                                              Sale and Servicing Agreement and
                                              described herein.

                                          The payment of principal and
                                              interest on all SLS Loans, PLUS
                                              Loans, Stafford Loans,
                                              Unsubsidized Stafford Loans and
                                              Consolidation Loans is guaranteed
                                              by private, non-profit
                                              corporations or state agencies and
                                              is reinsured by the United States
                                              Department of Education (the
                                              "Department"). The payment of
                                              principal and interest on all HEAL
                                              Loans is insured by the Secretary
                                              of Health and Human Services (the
                                              "Secretary"). The payment of
                                              principal and interest on all
                                              Private Loans is guaranteed by
                                              non- governmental agencies or
                                              private entities and is not
                                              reinsured by the Department, the
                                              Secretary or any other
                                              governmental agency. Each entity
                                              guaranteeing payment of principal
                                              and interest on a Financed Student
                                              Loan is referred to herein as a
                                              "Guarantor." Each Prospectus
                                              Supplement will identify each
                                              Guarantor of more than 2% of the
                                              Financed Student Loans then
                                              included in the related Trust, or
                                              expected to be included as of the
                                              related Closing Date.

                                          With respect to Federal Loans
                                              originated prior to October 1,
                                              1993, the entire principal amount
                                              of such loans and accrued interest
                                              are fully guaranteed; with respect
                                              to Federal Loans originated on or
                                              after October 1, 1993, only 98% of
                                              the principal amount of such loans
                                              and accrued interest are
                                              guaranteed. Such Guarantors are,
                                              in turn, reinsured by the
                                              Department. The federal guarantee
                                              of Federal Loans is contingent
                                              upon compliance with a variety of
                                              due diligence regulations, as
                                              further described herein. With
                                              respect to HEAL Loans, insurance
                                              by the Secretary is contingent
                                              upon compliance with relevant
                                              provisions of the Public Health
                                              Service Act as further described
                                              herein.

                                          With respect to substantially all
                                              of the Federal Loans and the HEAL
                                              Loans, during the period in which
                                              the related borrower is in school
                                              and for certain authorized periods
                                              as described in the Higher
                                              Education Act or the Public Health
                                              Service Act, respectively (the
                                              "Deferral Phase"), the borrower is
                                              not required to make payments on
                                              his or her Financed Student Loan.
                                              With respect to Federal Loans
                                              constituting Stafford Loans, the
                                              Department will make all interest
                                              payments during the related
                                              Deferral Phase. For all other
                                              Federal Loans (other than certain
                                              PLUS Loans) and HEAL Loans,
                                              interest will not be paid during
                                              the related Deferral Phase but,
                                              instead, will be capitalized and
                                              added to the principal balance of
                                              such Financed Student Loan. With
                                              respect to the Private Loans,
                                              monthly payments of principal and
                                              interest generally will be
                                              required to be made shortly after
                                              the loan is disbursed. However,
                                              certain of the Private Loans may
                                              contain provisions permitting the
                                              obligor to pay only interest while
                                              in school (and during certain
                                              other periods) and defer
                                              commencement of principal payments
                                              until after graduation or
                                              withdrawal from school. It is
                                              expected that the Trust will
                                              consist of Financed Student Loans
                                              that are in the Deferral Phase as
                                              well as Financed Student Loans for
                                              which the related borrower is
                                              required to make payments of
                                              principal and interest (the
                                              "Repayment Phase"). The
                                              proportions of such Financed
                                              Student Loans will vary through
                                              the life of the related Trust.


                                          The "Pool Balance" for the related
                                              Trust at any time represents the
                                              aggregate principal balance of the
                                              Financed Student Loans at the end
                                              of the preceding Collection Period
                                              (including accrued interest
                                              thereon for such Collection Period
                                              to the extent such interest will
                                              be capitalized), after giving
                                              effect to the following, without
                                              duplication: (i) all payments in
                                              respect of principal received by
                                              the related Trust during such
                                              Collection Period from or on
                                              behalf of borrowers and Guarantors
                                              and, with respect to certain
                                              payments on certain Financed
                                              Student Loans, the Department or
                                              the Secretary (collectively,
                                              "Obligors"), (ii) the principal
                                              portion of all Purchase Amounts
                                              received by the related Trust for
                                              such Collection Period from the
                                              Sellers, The Money Store or the
                                              Master Servicer, and (iii) the
                                              principal portion of all
                                              Additional Fundings made from the
                                              Pre-Funding Account with respect
                                              to such Collection Period.


                                          "Collection Period" means,
                                              initially, the period set forth in
                                              the related Prospectus Supplement
                                              and thereafter, the Collection
                                              Period means the calendar month
                                              immediately following the end of
                                              the previous Collection Period,
                                              unless provided otherwise in the
                                              Prospectus Supplement.

  B.  Pre-Funding Account..................A Trust may include an account maintained in the name of the
                                              related Indenture Trustee (the
                                              "Pre-Funding Account") into which
                                              will be deposited out of the net
                                              proceeds of the sale of each
                                              Series of Notes the amount set
                                              forth in the related Prospectus
                                              Supplement. Subject to the
                                              following sentence, such amount
                                              (the "Pre-Funded Amount") will
                                              remain in the Pre-Funding Account
                                              during the period of time
                                              specified in the related
                                              Prospectus Supplement (the
                                              "Funding Period"). The Pre-Funded
                                              Amount will be reduced from time
                                              to time by the amount thereof used
                                              in connection with the related
                                              Trust obtaining additional
                                              Financed Student Loans during the
                                              related Funding Period in
                                              accordance with the Sale and
                                              Servicing Agreement (each, an
                                              "Additional Funding"). The Sellers
                                              expect that the amount of the
                                              Additional Fundings will
                                              approximate 100% of each
                                              Pre-Funded Amount by the last day
                                              of the Collection Period preceding
                                              the Note Distribution Date
                                              identified in the related
                                              Prospectus Supplement. Any
                                              Pre-Funded Amount remaining at the
                                              end of a Funding Period will be
                                              distributed as set forth in the
                                              related Prospectus Supplement. See
                                              "Description of the Transfer and
                                              Servicing Agreements--Additional
                                              Fundings."


  C.  Capitalized Interest Account.........On each Closing Date, to the extent set forth in the related
                                              Prospectus Supplement, the Sellers
                                              may make a cash deposit in an
                                              account (the "Capitalized Interest
                                              Account") in the name of the
                                              Indenture Trustee on behalf of the
                                              related Trust. The amount
                                              deposited therein will generally
                                              be used by the Indenture Trustee
                                              on each Note Distribution Date and
                                              Certificate Distribution Date for
                                              the related Trust to make interest
                                              payments to Noteholders and
                                              Certificateholders to the extent
                                              funds on deposit in the Note
                                              Distribution Account and
                                              Certificate Distribution Account,
                                              respectively, are insufficient for
                                              such purpose. Any amounts
                                              remaining in the Capitalized
                                              Interest Account after the period
                                              set forth in the applicable Terms
                                              Supplement will be applied as set
                                              forth in the related Prospectus
                                              Supplement. See "--Collection
                                              Account; Note Distribution
                                              Account; Certificate Distribution
                                              Account; and Expense Account."
                                              Herein.

  D. Capitalized Pre-Funding Account.......On each Closing Date, to the extent set forth in the
                                              related Prospectus Supplement, the
                                              Sellers may make a cash deposit in
                                              an account (the "Capitalized
                                              Pre-Funding Account") in the name
                                              of the Indenture Trustee on behalf
                                              of the related Trust. On each Note
                                              Distribution Date during certain
                                              Funding Periods as set forth in a
                                              Prospectus Supplement, the
                                              Indenture Trustee generally will
                                              transfer from the Capitalized Pre-
                                              Funding Account to the Note
                                              Distribution Account an amount
                                              equal to the pro rata portion
                                              (based upon outstanding principal
                                              amount) of the applicable Class of
                                              Notes of certain amounts on
                                              deposit in the Pre- Funding
                                              Account as of the first day of the
                                              prior Collection Period, such
                                              amount being referred to herein as
                                              the "Capitalized Pre-Funding
                                              Requirement." Any amounts
                                              remaining in the Capitalized Pre-
                                              Funding Account on the last Note
                                              Distribution Date of a Funding
                                              Period and not used for such
                                              purposes will be distributed as
                                              set forth in the related
                                              Prospectus Supplement.

 E. Collection Account; Note Distribution
    Account; Certificate Distribution
    Account; and Expense Account ..........Each Master Servicer will be required to remit all collections
                                              received with respect to the
                                              Financed Student Loans for which
                                              it is acting as primary servicer,
                                              and each Master Servicer shall
                                              cause each other Servicer to remit
                                              all collections received with
                                              respect to the Financed Student
                                              Loans for which such other
                                              Servicer is acting as primary
                                              servicer, in the manner and at the
                                              times set forth in the related
                                              Prospectus Supplement to an
                                              account (the "Collection Account")
                                              in the name of the Indenture
                                              Trustee on behalf of the related
                                              Trust. The Eligible Lender Trustee
                                              will be required to remit Interest
                                              Subsidy Payments, Special
                                              Allowance Payments and insurance
                                              payments from the Secretary it
                                              receives to the Collection Account
                                              at the time set forth in the
                                              related Prospectus Supplement. See
                                              "Description of the Transfer and
                                              Servicing Agreements--Payments on
                                              Financed Student Loans."

                                          On each "Determination Date" (as
                                              defined in the related Prospectus
                                              Supplement), the Administrator
                                              will advise the Indenture Trustee
                                              in writing of the applicable
                                              Noteholders' Interest Distribution
                                              Amount or Certificateholders'
                                              Interest Distribution Amount.
                                              Additionally, at the respective
                                              times set forth in the related
                                              Prospectus Supplement, the
                                              Administrator will advise the
                                              Indenture Trustee in writing of
                                              the applicable Noteholders'
                                              Principal Distribution Amount (or,
                                              if applicable, the
                                              Certificateholders' Principal
                                              Distribution Amount) and the fees
                                              due to the Master Servicer, the
                                              Administrator, the Auction Agent,
                                              the Indenture Trustee, the
                                              Eligible Lender Trustee, the
                                              Surety Provider, if applicable, or
                                              any other provider of credit
                                              enhancement or such other fees as
                                              may be set forth in a Prospectus
                                              Supplement (the "Servicing Fee,"
                                              "Administration Fee," "Auction
                                              Agent Fee," "Indenture Trustee
                                              Fee," "Eligible Lender Trustee
                                              Fee," "Surety Provider Fee" and
                                              "Other Fees" respectively, and,
                                              collectively, the "Transaction
                                              Fees") for the preceding month.

                                          On each Note Distribution Date
                                              described in the related
                                              Prospectus Supplement (other than
                                              those relating to Accrual Notes
                                              during the period such Notes are
                                              capitalizing interest (the
                                              "Accrual Period")), the Indenture
                                              Trustee will transfer from the
                                              applicable Collection Account to a
                                              separate account held with and in
                                              the name of the Indenture Trustee
                                              for the benefit of the Noteholders
                                              of the related Trust (the "Note
                                              Distribution Account"), from
                                              payments received on or with
                                              respect to the Financed Student
                                              Loans, as described in the related
                                              Prospectus Supplement, an amount
                                              up to the related Noteholders'
                                              Interest Distribution Amount. For
                                              each Note Distribution Date
                                              described in the related
                                              Prospectus Supplement relating to
                                              a Class of Accrual Notes during
                                              the related Accrual Period, the
                                              related Noteholders' Interest
                                              Distribution Amount will be
                                              capitalized and added to the
                                              principal amount of such Notes. As
                                              will be set forth in the related
                                              Prospectus Supplement, on certain
                                              Note Distribution Dates relating
                                              to Classes of Notes then entitled
                                              to receive payments of principal,
                                              after making the transfers set
                                              forth above, the Indenture Trustee
                                              will transfer from the Collection
                                              Account to the Note Distribution
                                              Account from payments received on
                                              or with respect to the Financed
                                              Student Loans, as described in the
                                              related Prospectus Supplement,
                                              together with any "Additional
                                              Principal Payments" (to the extent
                                              set forth in the related
                                              Prospectus Supplement) permitted
                                              to be made as set forth below and
                                              in the applicable Prospectus
                                              Supplement, an amount up to the
                                              Noteholders' Principal
                                              Distribution Amount; provided,
                                              however, that, if set forth in a
                                              Prospectus Supplement, for each
                                              month in which the first Note
                                              Distribution Date occurs prior to
                                              the Certificate Distribution Date
                                              in such month, prior to
                                              transferring amounts to the Note
                                              Distribution Account, the
                                              Indenture Trustee will transfer to
                                              a separate account held with and
                                              in the name of the Indenture
                                              Trustee (the "Expense Account"),
                                              from payments received on or with
                                              respect to the Financed Student
                                              Loans as set forth in the related
                                              Prospectus Supplement, an amount
                                              up to the Transaction Fees for the
                                              month preceding such Note
                                              Distribution Date and all overdue
                                              Transaction Fees from prior
                                              months.

                                          On each Certificate Distribution
                                              Date, the Indenture Trustee will
                                              transfer from the applicable
                                              Collection Account, from payments
                                              received on or with respect to the
                                              Financed Student Loans during the
                                              periods set forth in a Prospectus
                                              Supplement, (i) to the Expense
                                              Account, the amount, if any,
                                              described in such Prospectus
                                              Supplement and (ii) to a separate
                                              account held with and in the name
                                              of the Eligible Lender Trustee for
                                              the benefit of the
                                              Certificateholders of the
                                              applicable Trust (the "Certificate
                                              Distribution Account" and,
                                              together with the Note
                                              Distribution Account, the
                                              "Distribution Accounts"), an
                                              amount up to the related
                                              Certificateholders' Interest
                                              Distribution Amount. Additionally,
                                              on each Certificate Distribution
                                              Date relating to the Class of
                                              Certificates then entitled to
                                              receive payments of principal, the
                                              Indenture Trustee will transfer
                                              from the Collection Account to the
                                              Eligible Lender Trustee, an amount
                                              up to the applicable
                                              Certificateholders' Principal
                                              Distribution Amount.

                                          On the Note Distribution Dates set
                                              forth in the related Prospectus
                                              Supplement, the Indenture Trustee
                                              will distribute from the Expense
                                              Account (in addition to any
                                              amounts transferred from the
                                              Reserve Account as described
                                              herein) amounts to pay the
                                              Transaction Fees in the priorities
                                              and in the amounts set forth in
                                              the related Prospectus Supplement.

                                          On each Note Distribution Date,
                                              the Indenture Trustee will
                                              distribute to the Noteholders of
                                              the applicable Class as of the
                                              related Note Record Date all
                                              amounts transferred to the Note
                                              Distribution Account as set forth
                                              above and in the related
                                              Prospectus Supplement (in addition
                                              to any other amounts described in
                                              the related Prospectus
                                              Supplement). On each Certificate
                                              Distribution Date, the Eligible
                                              Lender Trustee will distribute to
                                              the Certificateholders of the
                                              applicable Class as of the related
                                              Certificate Record Date all
                                              amounts transferred to the
                                              Certificate Distribution Account
                                              as set forth above and in the
                                              related Prospectus Supplement (in
                                              addition to any other amounts
                                              described in the related
                                              Prospectus Supplement).

                                          Notwithstanding the foregoing, if
                                              set forth in a Prospectus
                                              Supplement, principal payments
                                              will be made to each Class of
                                              Notes and the Certificates only in
                                              the denominations set forth in
                                              such Prospectus Supplement. If the
                                              amount in the Note Distribution
                                              Account or the Certificate
                                              Distribution Account otherwise
                                              required to be applied as a
                                              payment of principal either (i) is
                                              less than the specified
                                              denomination or (ii) exceeds an
                                              even multiple of such specified
                                              denomination, then, in the case of
                                              (i), such entire amount or, in the
                                              case of (ii), such excess amount,
                                              will not be paid as principal on
                                              the upcoming Note Distribution
                                              Date or Certificate Distribution
                                              Date, as the case may be, but will
                                              be retained in the Note
                                              Distribution Account or the
                                              Certificate Distribution Account,
                                              as the case may be, until the
                                              amount therein available for
                                              payment of principal (including
                                              any amounts transferred from the
                                              Reserve Account) equals such
                                              specified denomination.


                                          On the Note Distribution Date or
                                              Certificate Distribution Date
                                              specified in the related
                                              Prospectus Supplement, after
                                              making all required transfers to
                                              the Note Distribution Account and,
                                              if applicable, the Certificate
                                              Distribution Account and the
                                              Expense Account, the Indenture
                                              Trustee will transfer any amounts
                                              remaining in the Collection
                                              Account (other than amounts
                                              representing payments received
                                              during such month or payments of
                                              or with respect to principal
                                              received in the immediately
                                              preceding month) as set forth in
                                              the related Prospectus Supplement.

                                          Notwithstanding the foregoing, if
                                              there has been an Event of Default
                                              with respect to payment of the
                                              Notes, the related
                                              Certificateholders will not be
                                              entitled to any payments of
                                              principal or interest until each
                                              outstanding Class of Notes has
                                              been paid in full.


F.  Reserve Account........................Pursuant to the related Sale and
                                              Servicing Agreement, with respect
                                              to each Trust an account (the
                                              "Reserve Account") may be
                                              established with and maintained by
                                              the Indenture Trustee or such
                                              other party as may be set forth in
                                              a Prospectus Supplement. In
                                              connection with the sale of each
                                              Series of Notes, the related
                                              Sellers may be required to make a
                                              deposit into the related Reserve
                                              Account on the related Closing
                                              Date of cash or Eligible
                                              Investments equal to the amount
                                              set forth in the related
                                              Prospectus Supplement (the
                                              "Reserve Account Deposit"). The
                                              Reserve Account Deposit may be
                                              augmented on certain Note
                                              Distribution Dates or Certificate
                                              Distribution Dates as set forth in
                                              a Prospectus Supplement. If set
                                              forth in the related Prospectus
                                              Supplement, certain amounts
                                              otherwise required to be deposited
                                              into a Reserve Account may be
                                              applied as Additional Principal
                                              Payments on certain Classes of
                                              Securities. See "Description of
                                              the Transfer and Servicing
                                              Agreements--Distributions".


                                          Amounts, if any, on deposit in a
                                              Reserve Account generally will be
                                              available on each Note or
                                              Certificate Distribution Date to
                                              cover any shortfalls in payments
                                              of the Transaction Fees, the
                                              Noteholders' Distribution Amount
                                              and the Certificateholders'
                                              Distribution Amount for such
                                              applicable Note or Certificate
                                              Distribution Date for which
                                              Available Funds are insufficient
                                              to make such payments and
                                              distributions. Amounts, if any, on
                                              deposit in a Reserve Account
                                              (other than amounts in excess of
                                              the Specified Reserve Account
                                              Balance) generally will not be
                                              available to cover any unpaid
                                              Servicing Fee Carryover,
                                              Noteholders' Interest Carryover or
                                              Certificateholders' Interest
                                              Carryover unless provided
                                              otherwise in the related
                                              Prospectus Supplement.

                                          Amounts, if any, in a Reserve
                                              Account on any Note or Certificate
                                              Distribution Date (after giving
                                              effect to all distributions to be
                                              made or allocated on such Note or
                                              Certificate Distribution Date) in
                                              excess of the then applicable
                                              Specified Reserve Account Balance
                                              generally will be distributed to
                                              the holders of the Originators'
                                              Interests and then released to
                                              Student Holdings or such other
                                              party as may be set forth in a
                                              Prospectus Supplement. The
                                              "Specified Reserve Account
                                              Balance" with respect to any Note
                                              or Certificate Distribution Date
                                              will be as set forth in the
                                              applicable Terms Supplement and in
                                              no event will such balance exceed
                                              the sum of the aggregate
                                              outstanding principal amount of
                                              the Notes and the Certificate
                                              Balance of the related Trust. See
                                              "Description of the Transfer and
                                              Servicing Agreements-Credit
                                              Enhancement--Reserve Account". If
                                              set forth in a Prospectus
                                              Supplement, the Specified Reserve
                                              Account Balance may increase,
                                              decrease or be eliminated based
                                              upon the occurrence of certain
                                              events or with the consent of the
                                              Surety Provider, if any, or other
                                              providers of credit enhancement.

                                          The funding and maintenance of a
                                              Reserve Account is intended to
                                              enhance the likelihood of timely
                                              payment to the Noteholders of the
                                              Noteholders' Distribution Amount
                                              and to the Certificateholders of
                                              the Certificateholders'
                                              Distribution Amount. In certain
                                              circumstances, however, a Reserve
                                              Account could be depleted and
                                              shortfalls in distributions to the
                                              Noteholders or the
                                              Certificateholders could result.
                                              Further, as described above and as
                                              set forth in the related
                                              Prospectus Supplement, amounts
                                              otherwise required to be deposited
                                              into a Reserve Account may be
                                              applied as Additional Principal
                                              Payments. Unless provided
                                              otherwise in the related
                                              Prospectus Supplement,
                                              notwithstanding the depletion of
                                              the Reserve Account and shortfalls
                                              in Available Funds, the applicable
                                              Surety Provider, if any, generally
                                              will be obligated to make Note
                                              Surety Bond payments on each Note
                                              Distribution Date to cover any
                                              shortfalls with respect to the
                                              Noteholders' Interest Distribution
                                              Amount (but will have no
                                              obligation with respect to any
                                              Noteholders Interest Carryover)
                                              and, solely for the benefit of
                                              Certificateholders, to make
                                              Certificate Surety Bond Payments
                                              on each Certificate Distribution
                                              Date to cover any shortfalls with
                                              respect to the Certificateholders'
                                              Interest Distribution Amount (but
                                              will have no obligation with
                                              respect to any Certificateholders'
                                              Interest Carryover) after
                                              application of such Available
                                              Funds and any amounts on deposit
                                              in the Reserve Account. See
                                              "Description of the Surety
                                              Bonds--Certificate Surety Bond."

G.  Credit Enhancement.....................One or more surety bonds may be obtained in connection with each
                                              Series of Notes (each, a "Note
                                              Surety Bond") in favor of the
                                              Eligible Lender Trustee on behalf
                                              of the related Trust. If obtained,
                                              the Note Surety Bond will be
                                              pledged to the related Indenture
                                              Trustee and will provide for
                                              coverage of timely payment of all
                                              interest and ultimate payment of
                                              all principal on each Class of
                                              Notes of such Series, or such
                                              other amounts as may be described
                                              in a Prospectus Supplement. The
                                              holders of a Series of Notes will
                                              have no right to or claim on any
                                              Note Surety Bond relating to a
                                              different Series of Notes or any
                                              amounts paid or payable
                                              thereunder. The Certificateholders
                                              will have no right to or claim on
                                              any Note Surety Bond or any
                                              amounts payable or paid
                                              thereunder. The amount required to
                                              be paid under each Note Surety
                                              Bond (the "Note Surety Bond
                                              Payment") will be described in the
                                              applicable Prospectus Supplement.

                                          In connection with the sale of
                                              each Class of Certificates, a
                                              separate surety bond (each, a
                                              "Certificate Surety Bond" and,
                                              together with the Note Surety
                                              Bonds, the "Surety Bonds"), may be
                                              obtained in favor of the related
                                              Eligible Lender Trustee solely on
                                              behalf of the Certificateholders
                                              of such Class and will provide for
                                              coverage of timely payment of all
                                              interest and ultimate payment of
                                              all principal, due on such
                                              Certificates, or such other
                                              amounts as may be described in a
                                              Prospectus Supplement. The
                                              Noteholders will have no right to
                                              or claim on any Certificate Surety
                                              Bond or any amounts payable or
                                              paid thereunder. The amount
                                              required to be paid under each
                                              Certificate Surety Bond (the
                                              "Certificate Surety Bond Payment")
                                              will be described in the
                                              applicable Prospectus Supplement.
                                              See "Description of the Transfer
                                              and Servicing Agreements--
                                              Distributions."

                                          If and to the extent specified in
                                              the related Prospectus Supplement,
                                              enhancement with respect to a
                                              Series or any Class of Securities
                                              may also include
                                              overcollateralization, a letter of
                                              credit, one or more Classes of
                                              subordinate Securities, derivative
                                              products, third party guarantees
                                              (including but not limited to the
                                              guaranty of The Money Store
                                              described below) or other forms of
                                              credit enhancement (collectively,
                                              "Enhancement"). The Enhancement
                                              with respect to any Series or
                                              Class of Securities may be
                                              structured to provide protection
                                              against delinquencies and/or
                                              losses on the Financed Student
                                              Loans, against changes in interest
                                              rates, or other risks, to the
                                              extent and under the conditions
                                              specified in the related
                                              Prospectus Supplement. Any form of
                                              Enhancement will have certain
                                              limitations and exclusions from
                                              coverage thereunder, which will be
                                              described in the related
                                              Prospectus Supplement.

                                          If so specified in a Prospectus
                                              Supplement, and in order to
                                              provide additional credit
                                              enhancement, The Money Store may
                                              provide a guaranty of amounts due
                                              on certain Classes of Securities.
                                              The amount and formula for
                                              calculating such guaranty shall be
                                              as set forth in a Prospectus
                                              Supplement.



H.  Transfer and Servicing
     Agreements............................Under a Sale and Servicing
                                              Agreement, the Sellers will sell
                                              or contribute from time to time
                                              Financed Student Loans to a Trust,
                                              with the Eligible Lender Trustee
                                              holding legal title thereto. In
                                              addition, each Master Servicer
                                              will agree with the related Trust
                                              to be responsible for servicing,
                                              managing, maintaining custody of
                                              and making collections on the
                                              Financed Student Loans. The
                                              obligations of the Sellers and
                                              each Master Servicer under a Sale
                                              and Servicing Agreement may
                                              include the following, as such
                                              obligations may be modified as set
                                              forth in a Prospectus Supplement:

                                          The applicable Seller and the
                                              Master Servicer will be obligated
                                              to purchase (which obligations,
                                              unless otherwise limited in a
                                              Prospectus Supplement, also will
                                              be obligations of The Money
                                              Store), any Financed Student Loan
                                              if the interests of the
                                              Noteholders, the
                                              Certificateholders or a Surety
                                              Provider, if any, therein are
                                              materially adversely affected by a
                                              breach of any representation,
                                              warranty or covenant (including a
                                              Master Servicer's covenant to
                                              service all the Financed Student
                                              Loans in accordance with
                                              applicable laws, restrictions and
                                              guidelines) made by a Seller or
                                              the Master Servicer, as the case
                                              may be, with respect to the
                                              Financed Student Loan, if the
                                              breach has not been cured
                                              following the discovery by or
                                              notice to the related Seller or
                                              the Master Servicer, as the case
                                              may be, of the breach (it being
                                              understood that any such breach
                                              that does not affect any
                                              Guarantor's or the Secretary's
                                              obligation to guarantee payment of
                                              such Financed Student Loan will
                                              not be considered to have a
                                              material adverse effect for this
                                              purpose). If a Seller is obligated
                                              to purchase a Financed Student
                                              Loan as a result of such Seller's
                                              or a third party's failure to
                                              originate such Financed Student
                                              Loan in accordance with the Higher
                                              Education Act, the Public Health
                                              Service Act or a Private Loan
                                              Program, as the case may be, and
                                              the applicable Guarantee
                                              Agreement, it will reimburse the
                                              applicable Trust for the remaining
                                              principal balance of such Financed
                                              Student Loan (plus certain
                                              unamortized premiums) and any
                                              accrued but unpaid interest
                                              thereon (including interest to be
                                              capitalized). If the Master
                                              Servicer is obligated to purchase
                                              a Financed Student Loan as a
                                              result of a failure to service
                                              such Financed Student Loan in
                                              accordance with the Higher
                                              Education Act, the Public Health
                                              Service Act or a Private Loan
                                              Program, as the case may be, and
                                              the applicable Guarantee
                                              Agreement, it will reimburse the
                                              applicable Trust only up to the
                                              amount the related Guarantor or
                                              the Secretary would be obligated
                                              to pay if not for such breach. In
                                              addition, with respect to Federal
                                              Loans, a Seller or the Master
                                              Servicer, as the case may be, will
                                              be obligated to reimburse the
                                              applicable Trust for any accrued
                                              interest amounts not guaranteed by
                                              a Guarantor due to, or any lost
                                              Interest Subsidy Payments or
                                              Special Allowance Payments as a
                                              result of, a breach of such
                                              Seller's representations and
                                              warranties or the Master
                                              Servicer's covenants, as the case
                                              may be; provided, however, that
                                              such reimbursements shall not
                                              exceed the amount that would have
                                              been paid if not for such breach.

                                          The Master Servicer will receive,
                                              subject to the limitations set
                                              forth in the following paragraph,
                                              a monthly fee (the "Servicing
                                              Fee") equal to the amount set
                                              forth in the related Prospectus
                                              Supplement. The Servicing Fee
                                              applicable to each Trust generally
                                              will be allocated monthly out of
                                              Available Funds and amounts on
                                              deposit in the Reserve Account
                                              applicable to each Trust and will
                                              be payable at the time set forth
                                              in the related Prospectus
                                              Supplement.

                                          Notwithstanding the foregoing, if
                                              the fee payable to the Master
                                              Servicer as described above for
                                              any month would exceed the
                                              percentage set forth in the
                                              related Prospectus Supplement of
                                              the Pool Balance of the applicable
                                              Trust as of the last day of the
                                              preceding calendar month (the
                                              "Capped Amount"), then the
                                              "Servicing Fee" for such month
                                              will instead be the Capped Amount
                                              for such month. The remaining
                                              amount in excess of such Servicing
                                              Fee, together with any such excess
                                              amounts from prior months that
                                              remain unpaid (the "Servicing Fee
                                              Carryover"), will be payable to
                                              the Master Servicer on the dates
                                              and in the priority set forth in
                                              the related Prospectus Supplement.

                                          Pursuant to a Sale and Servicing
                                              Agreement, the Master Servicer (or
                                              such other party as may be set
                                              forth in a Prospectus Supplement)
                                              will agree with each Trust to be
                                              responsible for, among other
                                              things, preparing and filing with
                                              the Department, the Secretary and
                                              the Guarantors all appropriate
                                              claims forms and other documents
                                              and filings on behalf of the
                                              Eligible Lender Trustee in order
                                              to claim the Interest Subsidy
                                              Payments and Special Allowance
                                              Payments from the Department, the
                                              applicable insurance from the
                                              Secretary and the Guarantee
                                              Payments from the Guarantors, in
                                              respect of the Financed Student
                                              Loans entitled thereto and
                                              preparing and providing periodic
                                              and annual statements to the
                                              Eligible Lender Trustee and the
                                              Indenture Trustee with respect to
                                              distributions to Noteholders and
                                              Certificateholders.

The Notes..................................Each Trust will issue one or more Series of Notes pursuant
                                              to an Indenture (as amended and
                                              supplemented from time to time,
                                              the "Master Indenture") and a
                                              related Terms Supplement
                                              authorizing such Series, (each as
                                              amended from time to time, a
                                              "Terms Supplement" and, together
                                              with the Master Indenture and each
                                              other Terms Supplement, the
                                              "Indenture") between the related
                                              Trust and an Indenture Trustee.
                                              Each Series of Notes issued by a
                                              Trust, regardless of when issued,
                                              will be secured by the assets of
                                              the related Trust other than
                                              Certificate Surety Bonds and Note
                                              Surety Bonds relating to other
                                              Series of Notes issued by such
                                              Trust, and such other assets or
                                              forms of credit enhancement as may
                                              be described in the related
                                              Prospectus Supplement.

                                          Each Class of Notes within a
                                              Series will evidence the interests
                                              specified in the related
                                              Prospectus Supplement, which may
                                              (i) include the right to receive
                                              distributions allocable only to
                                              principal, only to interest or to
                                              any combination thereof; (ii)
                                              include the right to receive
                                              distributions only of prepayments
                                              of principal throughout the lives
                                              of the Notes or during specified
                                              periods; (iii) be subordinated in
                                              its right to receive distributions
                                              of schedules payments of
                                              principal, prepayments of
                                              principal, interest or any
                                              combination thereof to one or more
                                              other Classes of Notes of the
                                              related Trust throughout the lives
                                              of the Notes or during specified
                                              periods or may be subordinated
                                              with respect to certain losses or
                                              delinquencies; (iv) include the
                                              right to receive such
                                              distributions only after the
                                              occurrence of events specified in
                                              the Prospectus Supplement; (v)
                                              include the right to receive
                                              distributions in accordance with a
                                              schedule or formula or on the
                                              basis of collections from
                                              designated portions of the assets
                                              in the related Trust; (vi)
                                              include, as to Notes entitled to
                                              distributions allocable to
                                              interest, the right to receive
                                              interest at a fixed rate or an
                                              adjustable rate; and (vii)
                                              include, as to Notes entitled to
                                              distributions allocable to
                                              interest, the right to
                                              distributions allocable to
                                              interest only after the occurrence
                                              of events specified in the related
                                              Prospectus Supplement.


A.  Interest...............................Each Class of Notes will bear interest at the rate per annum
                                              (the "Class Interest Rate") set
                                              forth in the related Prospectus
                                              Supplement until (i) with respect
                                              to Auction Rate Notes, the first
                                              Auction Date for such Class, at
                                              which time the related Class
                                              Interest Rate will be reset
                                              pursuant to the Auction Procedures
                                              described in Appendix I, (ii) with
                                              respect to LIBOR Rate Notes, the
                                              date set forth in the related
                                              Prospectus Supplement at which
                                              time the related Class Interest
                                              Rate will be reset based upon
                                              One-Month LIBOR, or (iii) with
                                              respect to T-Bill Rate Notes, the
                                              date set forth in the related
                                              Prospectus Supplement at which
                                              time the related Class Interest
                                              Rate will be reset based upon the
                                              T-Bill Rate. If a Class of Notes
                                              bears interest based upon another
                                              method, the related Prospectus
                                              Supplement will describe such
                                              method. If provided in a
                                              Prospectus Supplement, the Trust
                                              may issue one or more Classes of
                                              Accrual Notes, which Accrual Notes
                                              will not be entitled to receive
                                              distributions of interest during
                                              the related Accrual Period.
                                              Instead, interest accrued on such
                                              Accrual Notes will be capitalized
                                              and added to the outstanding
                                              principal amount thereof.


                                          Interest on the outstanding
                                              principal amount of each Class of
                                              Notes will accrue initially from
                                              and including the related Closing
                                              Date through and including the
                                              date set forth in the related
                                              Prospectus Supplement and,
                                              thereafter, except as otherwise
                                              set forth in the related
                                              Prospectus Supplement, for periods
                                              (each, an "Interest Period")
                                              consisting of (i) with respect to
                                              Auction Rate Notes, between 7 days
                                              to one year, subject to adjustment
                                              as set forth in the Auction
                                              Procedures described in Appendix I
                                              or in the related Prospectus
                                              Supplement, (ii) with respect to
                                              LIBOR Rate Notes, generally a
                                              one-month period beginning and
                                              ending on the dates set forth in
                                              the related Prospectus Supplement,
                                              (iii) with respect to T-Bill Rate
                                              Notes, generally a one-month
                                              period beginning and ending on the
                                              dates set forth in the related
                                              Prospectus Supplement, or (iv)
                                              with respect to Notes accruing
                                              interest based on some other
                                              method, the period set forth in
                                              the related Prospectus Supplement.
                                              Interest on each Class of Notes
                                              will be payable either (i)
                                              quarterly on the first Business
                                              Day following the expiration of
                                              the first Interest Period for such
                                              Class ending in January, April,
                                              July and October, commencing on
                                              the date set forth in the related
                                              Prospectus Supplement, (ii)
                                              monthly or weekly on the first
                                              Business Day following the
                                              expiration of each related
                                              Interest Period, or (iii) on such
                                              other dates and for such other
                                              periods as may be set forth in the
                                              related Prospectus Supplement. The
                                              date on which a Class of Notes is
                                              entitled to receive a distribution
                                              (or, for Accrual Notes, have
                                              accrued interest added to
                                              principal) is referred to as the
                                              "Note Distribution Date" for such
                                              Class. Distributions will be made
                                              to holders of record of the
                                              related Class of Notes (the
                                              "Noteholders") as of the second
                                              Business Day (or such other day as
                                              may be set forth in the related
                                              Prospectus Supplement) preceding
                                              the related Note Distribution Date
                                              (such day, the "Note Record
                                              Date"). Unless otherwise set forth
                                              in the related Prospectus
                                              Supplement, interest will be
                                              calculated on the basis of the
                                              actual number of days elapsed in
                                              each Interest Period divided by
                                              360.

                                          Notwithstanding the foregoing,
                                              unless provided otherwise in the
                                              related Prospectus Supplement, if
                                              the Class Interest Rate with
                                              respect to a Class of Notes for an
                                              Interest Period is greater than
                                              the applicable Net Loan Rate, then
                                              such Class Interest Rate for such
                                              Notes for such Interest Period
                                              will be the Net Loan Rate.
                                              However, in no event will the
                                              Class Interest Rate for certain
                                              Classes of Notes exceed the rate
                                              set forth in the related
                                              Prospectus Supplement. The "Net
                                              Loan Rate" for any Interest Period
                                              for a Class of Notes will be set
                                              forth in the related Prospectus
                                              Supplement.

                                          Unless provided otherwise in the
                                              related Prospectus Supplement, if
                                              the Class Interest Rate for any
                                              Class of Notes for any Interest
                                              Period is based on the Net Loan
                                              Rate, the excess of (a) the amount
                                              of interest on such Class of Notes
                                              that would have accrued in respect
                                              of the related Interest Period had
                                              interest been calculated based on
                                              the applicable Auction Rate, LIBOR
                                              Rate, T-Bill Rate or other
                                              applicable rate, as the case may
                                              be, over (b) the amount of
                                              interest on the Class of Notes
                                              actually accrued in respect of
                                              such Interest Period based on the
                                              Net Loan Rate (such excess,
                                              together with the unpaid portion
                                              of any such excess from prior
                                              Interest Periods (and interest
                                              accrued thereon calculated based
                                              on One-Month LIBOR or the rate set
                                              forth in the related Prospectus
                                              Supplement), is referred to as the
                                              "Noteholders' Interest Carryover")
                                              will be paid on the dates and in
                                              the priority set forth in the
                                              related Prospectus Supplement. The
                                              rating of each Series or Class of
                                              Notes will not address the
                                              likelihood of the payment of the
                                              amount of any Noteholders'
                                              Interest Carryover.

B.  Principal..............................All payments of principal on the
                                              Classes of Notes issued by a Trust
                                              will be made in an aggregate
                                              amount determined as set forth in
                                              the related Prospectus Supplement
                                              and will be paid at the times and
                                              will be allocated among the
                                              Classes of Notes of such Trust in
                                              the order and amounts specified in
                                              the related Prospectus Supplement.

                                          The Prospectus Supplement for each
                                              Series of Notes will set forth the
                                              date on which the outstanding
                                              principal amount of each Class of
                                              such Series will be payable in
                                              full (each, a "Final Maturity
                                              Date"). However, payment in full
                                              of any Class of Notes is likely to
                                              occur sooner than such Final
                                              Maturity Date as a result of a
                                              variety of factors, including the
                                              sale by a Trust of Financed
                                              Student Loans and borrowers
                                              leaving school and commencing
                                              repayment of their Financed
                                              Student Loans. Additionally,
                                              Additional Principal Payments may
                                              be made on the Notes as set forth
                                              in the related Prospectus
                                              Supplement. See "The Financed
                                              Student Loan Pool -- Maturity and
                                              Prepayment Assumptions" herein.


C.  Mandatory Redemption...................If a Pre-Funding Account has been established with respect to a
                                              Trust and a deposit therein has
                                              been made in connection with the
                                              issuance of a Series of Notes, the
                                              Class of Notes then entitled to
                                              receive payments of Principal will
                                              be redeemed in part on the
                                              applicable Note Distribution Date
                                              on or immediately following the
                                              last day of each Funding Period in
                                              the event that any amount remains
                                              on deposit in the Pre-Funding
                                              Account after giving effect to all
                                              Additional Fundings to be made on
                                              or prior to such date. The
                                              aggregate principal amount of
                                              Notes to be redeemed will be an
                                              amount equal to the amount then on
                                              deposit in the Pre-Funding
                                              Account.


The Certificates...........................Concurrently with the issuance of each Series of Notes, a Trust may
                                              issue one or more Classes of
                                              Certificates pursuant to a Trust
                                              Agreement and, after the issuance
                                              of the initial Class of
                                              Certificates of a Trust, a
                                              supplement thereto (each, a "Trust
                                              Supplement"). The date of an
                                              initial issuance of the
                                              Certificates is referred to herein
                                              as the "Initial Closing Date." The
                                              Certificates will represent
                                              undivided participation interests
                                              in the related Trust. Student
                                              Holdings, or such other entities
                                              as may be named in a Prospectus
                                              Supplement, will purchase a 1.0%
                                              interest in the Certificates
                                              unless provided otherwise in a
                                              Trust Agreement or Trust
                                              Supplement. See "Formation of the
                                              Trusts -- The Trust."


 A.  Interest..............................Each Class of Certificates will bear interest at the rate per
                                              annum (the "Certificate Rate") set
                                              forth in the related Trust
                                              Agreement or the related Trust
                                              Supplement until (i) with respect
                                              to Auction Rate Certificates, the
                                              first Auction Date for such Class,
                                              at which time the related
                                              Certificate Rate will be reset
                                              pursuant to the Auction Procedures
                                              described in Appendix I, (ii) with
                                              respect to LIBOR Rate
                                              Certificates, the date set forth
                                              in the related Trust Supplement at
                                              which time the related Certificate
                                              Rate will be reset based upon One-
                                              Month LIBOR or (iii) with respect
                                              to T-Bill Rate Certificates, the
                                              date set forth in the related
                                              Trust Supplement at which time the
                                              related Certificate Rate will be
                                              reset based upon the T-Bill Rate.
                                              If a Class of Certificates bears
                                              interest based upon another
                                              method, the related Trust
                                              Supplement will describe such
                                              method.


                                          Interest on the outstanding
                                              principal balance of each Class of
                                              Certificates will accrue initially
                                              from and including the related
                                              Closing Date through and including
                                              the date set forth in the related
                                              Trust Agreement or the related
                                              Trust Supplement and thereafter,
                                              except as otherwise set forth in a
                                              Trust Supplement, for Interest
                                              Periods consisting of (i) with
                                              respect to Auction Rate
                                              Certificates, periods of between 7
                                              days and one year, subject to
                                              adjustment as set forth in the
                                              Auction Procedures described in
                                              Appendix I, (ii) with respect to
                                              LIBOR Rate Certificates, the
                                              one-month period beginning and
                                              ending on the dates set forth in
                                              the related Trust Supplement,
                                              (iii) with respect to T-Bill Rate
                                              Certificates, the one-month period
                                              beginning and ending on the dates
                                              set forth in the related Trust
                                              Supplement, and (iv) with respect
                                              to Certificates accruing interest
                                              based on some other method, the
                                              period set forth in the related
                                              Trust Supplement. Interest on the
                                              Certificates will be payable on
                                              the first Business Day following
                                              the expiration of each Interest
                                              Period, or on such other dates and
                                              for such other periods as may be
                                              set forth in the related Trust
                                              Supplement (each, a "Certificate
                                              Distribution Date") to holders of
                                              record of the Certificates (the
                                              "Certificateholders" and, together
                                              with the Noteholders, the
                                              "Securityholders") as of the
                                              second Business Day (or such other
                                              day as may be set forth in the
                                              related Trust Supplement)
                                              preceding the related Certificate
                                              Distribution Date (such day, the
                                              "Certificate Record Date"). Unless
                                              otherwise set forth in the related
                                              Trust Agreement or Trust
                                              Supplement, interest will be
                                              calculated on the basis of the
                                              actual number of days elapsed in
                                              each Interest Period divided by
                                              360.

                                          Notwithstanding the foregoing, if
                                              the Certificate Rate with respect
                                              to a Class of Certificates for an
                                              Interest Period is greater than
                                              the Net Loan Rate for the
                                              applicable Trust, then the
                                              Certificate Rate for such Class of
                                              Certificates for such Interest
                                              Period will be such Net Loan Rate.
                                              However, in no event will the
                                              Certificate Rate exceed 18.0% per
                                              annum, or such other rate as may
                                              be set forth in a Trust Agreement
                                              or Trust Supplement.


                                          As used herein, the term
                                              "Distribution Date" refers to
                                              either a Note Distribution Date or
                                              a Certificate Distribution Date,
                                              as the context requires.


                                          If the Certificate Rate for any
                                              Class of Certificates for any
                                              Certificate Distribution Date is
                                              based on the Net Loan Rate, the
                                              excess of (a) the amount of
                                              interest on such Class of
                                              Certificates that would have
                                              accrued in respect of the related
                                              Interest Period had interest been
                                              calculated based on the applicable
                                              Auction Rate, LIBOR Rate or other
                                              applicable rate, as the case may
                                              be, over (b) the amount of
                                              interest on the Class of
                                              Certificates actually accrued in
                                              respect of such Interest Period
                                              based on the Net Loan Rate (such
                                              excess, together with the unpaid
                                              portion of any such excess from
                                              prior Interest Periods (and
                                              interest accrued thereon
                                              calculated based on One-Month
                                              LIBOR), is referred to as the
                                              "Certificateholders' Interest
                                              Carryover") will be paid on the
                                              dates and in the priority set
                                              forth in the related Trust
                                              Agreement or Trust Supplement. The
                                              rating of each Class of
                                              Certificates does not address the
                                              likelihood of the payment of any
                                              Certificateholders' Interest
                                              Carryover.

B.  Principal..............................Principal of the Class of
                                              Certificates for each Trust with
                                              the earliest Final Maturity Date,
                                              or such other Class as may be set
                                              forth in the related Trust
                                              Supplement, will be payable on
                                              each Certificate Distribution Date
                                              on and after which each Series of
                                              Notes of the related Trust has
                                              been paid in full in an amount
                                              generally equal to (i) the amount
                                              of principal paid with respect to
                                              the Financed Student Loans of the
                                              related Trust (plus any Realized
                                              Losses thereon), (ii) proceeds
                                              realized upon the sale of Financed
                                              Student Loans by the related Trust
                                              and (iii) Additional Principal
                                              Payments, if any, or such other
                                              amount as may be set forth in the
                                              related Trust Agreement or a Trust
                                              Supplement. Also, on the Final
                                              Maturity Date for a Class of
                                              Certificates, the
                                              Certificateholders' Principal
                                              Distribution Amount also will
                                              include the then outstanding
                                              principal balance of such Class of
                                              Certificates. See "Description of
                                              the Transfer and Servicing
                                              Agreements--Distributions."

                                          The outstanding principal amount
                                              of a Class of Certificates will be
                                              payable in full on the date set
                                              forth in the related Trust
                                              Agreement or a related Trust
                                              Supplement (each, a "Certificate
                                              Final Maturity Date"). However,
                                              payment in full of the
                                              Certificates is likely to occur
                                              sooner than such Certificate Final
                                              Maturity Date as a result of a
                                              variety of factors, including the
                                              sale by the related Trust of
                                              Financed Student Loans and
                                              borrowers leaving school and
                                              commencing repayment of their
                                              Financed Student Loans. Additional
                                              Principal Payments may be made on
                                              the Certificates to the extent
                                              described in the related Trust
                                              Agreement or Trust Supplement. See
                                              "The Financed Student Loan
                                              Pool--Maturity and Prepayment
                                              Assumptions."

                                          If a Certificate Surety Bond has
                                              been obtained, on the Certificate
                                              Final Maturity Date for each Class
                                              of Certificates, the applicable
                                              Surety Provider will be required
                                              to provide for payment to the
                                              related Trust pursuant to the
                                              related Certificate Surety Bond of
                                              an amount generally equal to the
                                              excess, if any, of the unpaid
                                              principal balance of such Class of
                                              Certificates on such Certificate
                                              Final Maturity Date over amounts
                                              on deposit in the Certificate
                                              Distribution Account, after taking
                                              into account the required
                                              application of funds in the
                                              remaining Trust Accounts,
                                              including but not limited to the
                                              Reserve Account, pursuant to the
                                              related Sale and Servicing
                                              Agreement, to the payment of
                                              principal on such Class of
                                              Certificates on such Certificate
                                              Final Maturity Date, subject to
                                              certain exceptions. Any such
                                              amount will be distributed to
                                              Certificateholders of such Class
                                              of Certificates on the related
                                              Certificate Final Maturity Date.
                                              If, however, no required payments
                                              are made under a Certificate
                                              Surety Bond, holders of the
                                              Certificates of such Class would
                                              likely incur losses.

  C.  Subordination of the
       Certificates........................The rights of Certificateholders in the assets of the related Trust
                                              (other than with respect to the
                                              related Certificate Surety Bond)
                                              to receive payments of principal
                                              will be subordinated to the rights
                                              of the Noteholders of the related
                                              Trust to the extent described
                                              herein. See "Description of the
                                              Transfer and Servicing
                                              Agreement--Credit Enhancement-
                                              -Subordination of the
                                              Certificates."


Monthly Advances...........................If the Master Servicer has applied for a Guarantee Payment from a
                                              Guarantor, an Interest Subsidy
                                              Payment or a Special Allowance
                                              Payment from the Department or an
                                              insurance payment from the
                                              Secretary, and the Master Servicer
                                              has not received the related
                                              payment prior to the end of the
                                              Collection Period immediately
                                              preceding the Note Distribution
                                              Date or Certificate Distribution
                                              Date on which such amount would be
                                              required to be distributed as a
                                              payment of interest, the
                                              Representative may, no later than
                                              the Determination Date relating to
                                              such Note Distribution Date or
                                              Certificate Distribution Date, as
                                              the case may be, deposit into an
                                              account in the name of the
                                              Indenture Trustee (the "Monthly
                                              Advance Account") an amount up to
                                              the amount of such payments
                                              applied for but not received (such
                                              deposits by the Representative are
                                              referred to herein as "Monthly
                                              Advances"). Monthly Advances will
                                              be distributed to the Noteholders
                                              or Certificateholders on the
                                              upcoming Note Distribution Date or
                                              Certificate Distribution Date, as
                                              the case may be. Monthly Advances
                                              are recoverable by the
                                              Representative from the source for
                                              which such Monthly Advance was
                                              made.


Optional Purchase..........................The applicable Sellers may, with the consent of the Surety
                                              Provider, if any, repurchase all
                                              remaining Financed Student Loans
                                              from a Trust, and thus effect the
                                              early retirement of the related
                                              Notes and Certificates issued by
                                              such Trust, on any Certificate
                                              Distribution Date on or after
                                              which the Pool Balance of such
                                              Trust is equal to 10% or less of
                                              the Aggregate Pool Balance of such
                                              Trust, or such other percentage
                                              set forth in a Prospectus
                                              Supplement, at a price equal to,
                                              for each Financed Student Loan,
                                              the outstanding principal balance
                                              of such Financed Student Loan as
                                              of the end of the preceding
                                              Collection Period, together with
                                              all accrued interest thereon and
                                              certain unamortized premiums. See
                                              "Description of the Transfer and
                                              Servicing
                                              Agreements--Termination." The
                                              "Aggregate Pool Balance" of a
                                              Trust will equal the Pool Balance
                                              of such Trust as of the date set
                                              forth in the related Prospectus
                                              Supplement (each, a "Cut-off
                                              Date") of each Series of Notes
                                              issued by the related Trust plus
                                              the principal balance of each
                                              Additional Student Loan pledged to
                                              the Indenture Trustee on behalf of
                                              the Issuer on each Transfer Date
                                              through the last Funding Period.


Tax Considerations.........................In the opinion of special
                                              Federal tax counsel for the
                                              applicable Trust and special tax
                                              counsel for the Trust in the
                                              jurisdiction in which such Trust
                                              is formed, each Series of Notes
                                              will be characterized as debt for
                                              Federal and state income tax
                                              purposes, respectively, although
                                              there is no specific authority
                                              with respect to the
                                              characterization for Federal or
                                              state income tax purposes of
                                              securities having the same terms
                                              as the Notes.


                                           In the opinion of special Federal
                                              tax counsel for the applicable
                                              Trust, for Federal income tax
                                              purposes the Trust will not be
                                              characterized as an association
                                              (or publicly traded partnership)
                                              taxable as a corporation. The
                                              Certificateholders will agree to
                                              treat the related Trust as a
                                              partnership in which they are
                                              partners for Federal income tax
                                              purposes. However, there are no
                                              cases or rulings on similar
                                              transactions involving a trust
                                              that issues debt and equity
                                              interests with terms similar to
                                              those of the Notes and the
                                              Certificates. Alternative
                                              characterizations are possible,
                                              but would not result in materially
                                              adverse Federal tax consequences
                                              to Certificateholders.

                                           Due to the method of allocation of
                                              Trust income to the
                                              Certificateholders, cash basis
                                              holders may, in effect, be
                                              required to report income from the
                                              Certificates on an accrual basis.
                                              In addition, because tax
                                              allocations and tax reporting will
                                              be done on a uniform basis, but
                                              Certificateholders may be
                                              purchasing Certificates at
                                              different times and at different
                                              prices, Certificateholders may be
                                              required to report on their tax
                                              returns taxable income that is
                                              greater or less than the amount
                                              reported to them by the related
                                              Trust.

                                           See "Certain Tax Consequences" for
                                              additional information concerning
                                              the application of Federal and
                                              state tax laws with respect to the
                                              Notes, the Trusts and the
                                              Certificates.

 ERISA Considerations......................Each Prospectus Supplement will set forth the extent, if any, to
                                              which Notes may be purchased by or
                                              on behalf of employee benefit
                                              plans, retirement arrangements,
                                              individual retirement accounts and
                                              Keogh Plans. See "ERISA
                                              Considerations."

                                           The Certificates may not be
                                              acquired by or on behalf of any
                                              employee benefit plan, retirement
                                              arrangement, individual retirement
                                              account or Keogh Plan subject to
                                              either Title I of the Employee
                                              Retirement Income Security Act of
                                              1974, as amended ("ERISA"), or
                                              Section 4975 of the Internal
                                              Revenue Code of 1986, as amended.
                                              See "ERISA Considerations--The
                                              Certificates."

Registration of
 Notes.....................................Securities may be represented by global certificates registered in
                                              the name of Cede & Co. ("Cede"),
                                              as nominee of The Depository Trust
                                              Company ("DTC"), or another
                                              nominee. In such case,
                                              Securityholders will not be
                                              entitled to receive definitive
                                              certificates representing such
                                              Holders' interests, except in
                                              certain circumstances described in
                                              the related Prospectus Supplement.
                                              See "Description of the
                                              Securities-- Book-Entry
                                              Registration."


Rating of the Securities...................It is a condition to the issuance and sale of each Series and Class
                                              of Notes that they each be rated
                                              by at least one nationally
                                              recognized statistical rating
                                              organization (a "Rating Agency")
                                              in one of its four highest
                                              applicable rating categories (or
                                              an equivalent short-term rating
                                              for certain Classes of Notes
                                              having a Final Maturity Date of no
                                              more than 13 months after the
                                              related Closing Date). The rating
                                              or ratings applicable to Notes of
                                              each Series offered hereby and by
                                              the related Prospectus Supplement
                                              will be as set forth in the
                                              related Prospectus Supplement. A
                                              securities rating is not a
                                              recommendation to buy, sell or
                                              hold securities and may be subject
                                              to revision or withdrawal at any
                                              time by the assigning rating
                                              agency.

                                  RISK FACTORS

          Prospective purchasers of the Securities should consider carefully the following discussion of certain risk factors associated with an investment in the Securities.

         Limited Liquidity. There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.


          Failure to Comply with Loan Origination and Servicing Procedures for Federal Loans and HEAL Loans. The Higher Education Act and the Public Health Service Act, including the respective implementing regulations thereunder, require lenders and their assignees making and servicing Federal Loans or HEAL Loans, as the case may be, and guarantors guaranteeing Federal Loans to follow specified procedures, including due diligence procedures, to ensure that the Federal Loans and HEAL Loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Higher Education Act and the Public Health Service Act, are summarized herein. See "The Student Loan Financing Business" and "Description of the Transfer and Servicing Agreements--Servicing Procedures". Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act or Public Health Service Act, as the case may be, be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Master Servicer will agree pursuant to the related Sale and Servicing Agreement to perform (or provide for third party servicers to perform) servicing and collection procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the applicable Seller or any other originator of the Purchased Loans to follow procedures relating to the origination of any Federal Loans may result in the Department's refusal to make reinsurance payments to the Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the applicable Eligible Lender Trustee with respect to such Federal Loans or in the Guarantors' refusal to honor their Guarantee Agreements with the applicable Eligible Lender Trustee with respect to such Federal Loans. Failure of the Guarantors to receive reinsurance payments from the Department could adversely affect the Guarantors' ability or legal obligation to make payments under the Guarantee Agreements ("Guarantee Payments") to the applicable Eligible Lender Trustee. Similarly, the failure to follow required procedures in originating or servicing HEAL Loans may result in the Secretary denying insurance coverage for such HEAL Loans. Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments with respect to Federal Loans, or insurance payments from the Secretary with respect to HEAL Loans, could adversely affect the amount of Available Funds for any Collection Period and the related Trust's ability to pay principal and interest on the Notes and the Certificates. Under certain circumstances, pursuant to a Sale and Servicing Agreement, the applicable Seller is obligated to purchase, or the Master Servicer is obligated to purchase (which obligations, unless otherwise limited in a Prospectus Supplement, also will be obligations of The Money Store), any Financed Student Loan if a breach of the representations, warranties or covenants of the applicable Seller or the Master Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interests of the Noteholders or the Certificateholders therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's or the Secretary's obligation to guarantee payment of such Financed Student Loans will not be considered to have such a material adverse effect). In addition, under certain circumstances pursuant to a Sale and Servicing Agreement, the applicable Seller or the Master Servicer, as the case may be, is obligated to reimburse the related Trust (which obligations (unless otherwise limited in a Prospectus Supplement) also will be obligations of The Money Store) for any accrued interest amounts not guaranteed by a Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the applicable Seller's representations and warranties or the Master Servicer's covenants, as the case may be, with respect to a Federal Loan. These purchase and reimbursement obligations also will apply with respect to the Purchased Loans. If the applicable Seller is obligated to purchase a Financed Student Loan as a result of such Seller's or a third party's failure to originate such Financed Student Loan in accordance with the Higher Education Act and the applicable Guarantee Agreement, the Public Health Service Act or the applicable Private Loan Program, as the case may be, it will reimburse the related Trust for the remaining principal balance of such Financed Student Loan (plus certain unamortized premiums) and any accrued but unpaid interest thereon. If the Master Servicer is obligated to purchase a Financed Student Loan as a result of a failure to service such Financed Student Loan in accordance with the Higher Education Act and the applicable Guarantee Agreement, the Public Health Service Act or the applicable Private Loan Program, as the case may be, it will reimburse the related Trust only up to the amount the related Guarantor or the Secretary would be obligated to pay if not for such breach. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." There can be no assurance, however, that the applicable Seller, the Master Servicer or The Money Store will have the financial resources to do so. The failure of the applicable Seller to so purchase or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the related Sale and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the related Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the related Master Indenture or a Terms Supplement or permit the exercise of remedies thereunder.


         Failure to Comply with Loan Origination and Servicing Procedures for Private Loans. Each Private Loan Program prescribes rules and procedures applicable to originating and servicing Private Loans. Failure to make or service properly a Private Loan pursuant to the applicable Private Loan Program could adversely affect the Eligible Lender Trustee's ability to obtain a Guarantee Payment from the applicable Guarantor. Loss of such Guarantee Payments could adversely affect the amount of Available Funds for any Collection Period.


          Commingling Risk of Consolidation of Federal Benefit Billings and Receipts with Other Trusts. Due to a recent change in Department policy limiting the granting of new lender identification numbers, an Eligible Lender Trustee will be allowed under a Trust Agreement to permit trusts, other than the related Trust established by a Seller to securitize Financed Student Loans, to use the Department lender identification number applicable to the related Trust. In that event, the billings submitted to the Department for Interest Subsidy and Special Allowance Payments on loans in the Trust would be consolidated with the billings for such payments for Financed Student Loans in other trusts using the same lender identification number and payments on such billings would be made by the Department in lump sum form. Such lump sum payments would then be allocated among the various trusts using the same lender identification number.


         In addition, the sharing of the lender identification number by a Trust with other trusts may result in the receipt of claim payments by guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy and Special Allowance Payments.

         The Department regards an Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or guarantors resulting from an Eligible Lender Trustee's activities in the Federal Program. As a result, if the Department or a guarantor were to determine that an Eligible Lender Trustee owes a liability to the Department or a guarantor on any Financed Student Loan for which such Eligible Lender Trustee is or was legal titleholder, including loans held in a Trust or other trusts, the Department or guarantor might seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or a guarantor would be likely to collect that liability by offset against amounts due such Eligible Lender Trustee under the shared lender identification number, including amounts owned in connection with a Trust.

         In addition, other trusts using the shared lender identification number may in a given quarter incur origination fees that exceed the Interest Subsidy and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by an Eligible Lender Trustee under such shared lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

         The Trust Agreement for a Trust and the trust agreement for other trusts established by the Sellers which share the lender identification number to be used by a Trust (such Trust and such other trusts, collectively, the "Seller Trusts") may require a Seller Trust (including a Trust) to indemnify the other Seller Trusts for a shortfall or an offset by the Department or a guarantor arising from the Financed Student Loans held by the Eligible Lender Trustee on such Seller Trust's behalf.


          Changing Assets of the Trusts. Upon each issuance of Notes, and during the related Funding Periods, the related Trust will acquire Financed Student Loans from the applicable Sellers. Each Financed Student Loan acquired by a Trust will serve as collateral for each Series of Notes of such Trust outstanding, or to be outstanding in the future. Therefore, the Financed Student Loans constituting the assets of a Trust will vary during the term of the Trust. Likewise, the percentage of the Financed Student Loans consisting of Federal Loans, HEAL Loans and Private Loans also will vary.

         Repayment of Principal. If set forth in the related Prospectus Supplement, amounts otherwise required to be deposited into the Reserve Account may be applied as an Additional Principal Payment on the Class of Notes specified in the related Prospectus Supplement (or, after all Notes have been paid in full, the Certificates). Such Additional Principal Payments will result in accelerated payments of principal on the Notes.

          Each Trust may issue, from time to time, several Series and Classes of Securities. The payment priorities of each Series and Class will be described in the applicable Prospectus Supplement. Such priorities may provide that some or all payments of principal will be distributed to the Classes of Securities in order of their Final Maturity Date or such other priority as may be set forth in a Prospectus Supplement, regardless of Series and regardless of when issued. A Series of Notes may contain one or more Classes of Notes with an earlier Final Maturity Date or higher payment priority than one or more Classes of Notes of a previously issued or subsequently issued Series. Also, a Class of Certificates may have an earlier Final Maturity Date or higher payment priority than one or more previously issued or subsequently issued Classes of Certificates. In such event, the Classes of Notes or Certificates with the later Final Maturity Date or lower payment priority will receive limited or no payments of principal until each of the Notes or Certificates, as the case may be, with an earlier Final Maturity Date or higher payment priority, regardless of when issued, have been paid in full or to the extent described in a Prospectus Supplement. Also, upon each issuance of Securities, and during the related Funding Periods, the related Trust will acquire Financed Student Loans from the applicable Sellers. Each Financed Student Loan acquired by a Trust will serve as collateral for each Series of Notes of such Trust outstanding, or to be outstanding in the future.

          Principal Balance of Securities May Exceed Initial Pool Balance of the Initial Financed Student Loans and Pre-Funded Amount. On each Closing Date, the aggregate initial principal amount of the Notes and the principal balance of the Certificates of a Trust may be greater than the initial Pool Balance of the initial Financed Student Loans as of the Cut-off Date and the Pre-Funded Amount as of the Closing Date for such Trust. Each initial Financed Student Loan may be purchased by the applicable Trust for an amount greater than the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the Cut-off Date. In addition, each Financed Student Loan purchased during the Funding Period may be purchased for an amount greater than the principal balance thereof. Because the actual rate and timing of any accelerated payments of principal, if any, will depend on a number of factors, including the rate and timing of the payments on the Financed Student Loans, there can be no assurance of the actual rate or timing of such accelerated payments of principal or when the aggregate principal amount of the Notes and the principal balance of the Certificates will be equal to or less than the sum of the Pool Balance, the Pre-Funded Amount and the amounts in the other Trust Accounts. As a result, if an Event of Default should occur under the related Indenture or an Insolvency Event should occur and the Financed Student Loans were liquidated at a time when the outstanding principal amount of the Notes and the Certificates exceeded the sum of the Pool Balance, the Pre-Funded Amount and the amounts in the other Trust Accounts, such Financed Student Loans would likely have to be liquidated at a premium for Certificateholders and, in some circumstances, Noteholders not to suffer a loss.


          Variability of Actual Cash Flows; Inability of Indenture Trustee to Liquidate Financed Student Loans. Amounts received with respect to the Financed Student Loans for a particular Collection Period may vary in both timing and amount from the payments actually due on the Financed Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Financed Student Loans. Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of Available Funds, which may reduce the amount of principal and interest paid to the Securityholders. In addition, failures by borrowers of student loans generally to pay timely the principal and interest due on such student loans could obligate the Guarantors to make payments thereon, which could adversely affect the solvency of the Guarantors and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans). The inability of any Guarantor to meet its guarantee obligations could reduce the amount of principal and interest paid to the Securityholders. The effect of such factors, including the effect on a Guarantor's ability to meet its guarantee obligations with respect to the Financed Student Loans or the Trust's ability to pay principal and interest with respect to the Securities, is impossible to predict. Pursuant to the 1992 Amendments, under Section 432(o) of the Higher Education Act, if the Department has determined that a Guarantor of Federal Loans is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by a Guarantor of Federal Loans. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Guarantor or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.


          If an Event of Default occurs under a Master Indenture or any applicable Terms Supplement, subject to certain conditions, the related Indenture Trustee, at the request of the Surety Provider, if applicable, is authorized, without the consent of the Noteholders and the Certificateholders, to sell the Financed Student Loans. There can be no assurance, however, that an Indenture Trustee will be able to find a purchaser for the Financed Student Loans in a timely manner or that the market value of such Financed Student Loans would, at any time, be equal to the aggregate outstanding principal amount of the Securities and accrued interest thereon. If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Account, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, holders of any Class of Notes not paid in full will not be entitled to payments of principal under an applicable Note Surety Bond until the related Final Maturity Date or such other date as may be set forth in a Prospectus Supplement. In such circumstances, the Certificateholders would not be entitled to receive any portion of such proceeds. Also, Certificateholders will not be entitled to payments of principal under an applicable Certificate Surety Bond until the Final Maturity Date of the applicable Class of Certificates. In addition, the amount of principal required to be distributed to Noteholders under an Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on any Class or Series of Notes may not result in the occurrence of an Event of Default until the Final Maturity Date of such Class or Series of Notes. See "Description of the Transfer and Servicing Agreements--Credit Enhancement."


          Unsecured Nature of Financed Student Loans; Financial Status of Guarantors. The Higher Education Act, the Public Health Service Act and each Private Loan Program require all Financed Student Loans to be unsecured. As a result, the only security for payment of the Financed Student Loans are the Guarantee Agreements between the applicable Eligible Lender Trustee and the Guarantors or, in the case of HEAL Loans, insurance payments from the Secretary. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Financed Student Loans could result in a delay in making or a failure to make Guarantee Payments to the applicable Eligible Lender Trustee. One of the primary causes of a possible deterioration in a Guarantor's financial status is directly related to the amount and percentage of defaulting Financed Student Loans guaranteed by a Guarantor. Moreover, with respect to Federal Loans, to the extent that the Department pays reimbursement claims submitted by a Guarantor for any fiscal year exceeding certain specified levels, the Department's obligation to reimburse the Guarantor for losses will be reduced on a sliding scale from 100% (98% for loans made on or after October 1, 1993) to a minimum of 80% (78% for loans made on or after October 1, 1993). The Private Loans will not be reinsured by the Department, the Secretary or any other governmental agency. Therefore, the failure of a Guarantor of a Private Loan to make a required Guarantee Payment could adversely affect the amount of Available Funds for any Collection Period.

          Changes in Legislation. There can be no assurance that the Higher Education Act, the Public Health Service Act, the Private Programs or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described herein and the loans made thereunder, including the Financed Student Loans, or the Guarantors. In addition, existing legislation and future measures to reduce the federal budget deficit may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department, the Secretary or the financial condition of the Guarantors.

          Under the Omnibus Budget Reconciliation Act of 1993, Congress made a number of changes that may adversely affect the financial condition of the Guarantors of Federal Loans, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Guarantors of Federal Loans are entitled to receive and/or retain and giving the Department broad powers over Guarantors of Federal Loans and their reserves. These powers include the authority to require a Guarantor of Federal Loans to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of such Guarantor, to serve the best interests of the Federal Programs or to ensure the proper maintenance of such Guarantor's funds or assets. The Department is also now authorized to direct a Guarantor of Federal Loans to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of such Guarantor and/or to cease any activities involving the use of such Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate the reinsurance agreement of a Guarantor of Federal Loans if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. In such event, however, the Department is required to assume the functions of such Guarantor as described herein under the heading "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Federal Loans." These various changes create a significant risk that the resources available to the Guarantors of Federal Loans to meet their guarantee obligations will be significantly reduced. In addition, this legislation greatly expands the Federal Direct Student Loan Program volume to a target of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the Federal Programs. As the Federal Direct Student Loan Program expands, the Servicer may experience increased costs due to reduced economies of scale to the extent the volume of new loans serviced by the Servicer is reduced. Such cost increases could affect the ability of the Servicer to satisfy its obligations to service the Financed Student Loans or to purchase Financed Student Loans in the event of certain breaches of covenants. See "Description of the Transfer and Servicing Agreements--Servicer Covenants". Such volume reductions could further reduce revenues received by the Guarantors of Federal Loans available to pay claims on defaulted Federal Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program, which program may further reduce the volume of loans made under the Federal Programs.

          Proposed federal budget legislation being considered by Congress could modify many of the provisions of the Higher Education Act and the Public Health Service Act. Until final legislation is adopted, the impact on the Financed Student Loans, if any, is impossible to determine. During the 105th session of the United States Congress, the reauthorization of the Higher Education Act will be considered. The potential impacts on the Financed Student Loans resulting from the reauthorization process, if any, cannot be determined at this time.


         Subordination; Limited Assets. The rights of Certificateholders to receive payments of principal (other than with respect to an applicable Certificate Surety Bond or other forms of Enhancement) will be subordinated to those of the Noteholders as described herein. If amounts otherwise allocable to the Certificates are used to fund payments of principal on the Notes, distributions with respect to the Certificates may be delayed or reduced to the extent the applicable Surety Provider or other provider of Enhancement fails for any reason to satisfy its obligation under a Certificate Surety Bond or other form or Enhancement, if any. Notwithstanding the foregoing, distributions to Certificateholders of amounts representing the Certificateholders' Distribution Amount will not be subordinated to the payment of any Noteholders' Interest Carryover that may exist from time to time. The Certificateholders bear directly, subject to the protection provided by the related Certificate Surety Bond or other form of Enhancement, the credit and other risks associated with an undivided interest in the related Trust. See "Description of the Securities--The Certificates--Subordination of the Certificates," "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Subordination of the Certificates."

          Moreover, a Trust is not permitted or expected to have any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements to the extent assigned to the Trust by the applicable Sellers ("Assigned Rights")), the Collection Account, the Distribution Accounts, the Pre-Funding Account, the Capitalized Interest Account, the Capitalized Pre-Funding Account, the Reserve Account, such other accounts as may be set forth in a Prospectus Supplement, any Note Surety Bonds, any other Enhancement described in a Prospectus Supplement and, solely for the benefit of Certificateholders, any Certificate Surety Bonds and such other Enhancement as may be described in a Prospectus Supplement. Each Series of Notes represents obligations solely of the related Trust, and the Certificates represent interests solely in the related Trust and its assets, and, except for certain guarantees of The Money Store Inc. described in the applicable Prospectus Supplement, neither any Series of Notes nor the Certificates will be insured or guaranteed by the Sellers, the Master Servicer, the Guarantors, the Eligible Lender Trustee, any of their affiliates or the Department. Consequently, holders of each Series of Notes and the Certificates must rely for repayment upon proceeds realized upon the sale of, or payments with respect to, the Financed Student Loans and, if and to the extent available under the circumstances described herein or in a Prospectus Supplement, amounts on deposit in the Pre-Funding Account, the Capitalized Interest Account, the Capitalized Pre-Funding Account, the Reserve Account, such other accounts as may be set forth in a Prospectus Supplement and amounts available under any Note Surety Bonds, any other Enhancement and, with respect to Certificateholders only, the related Certificate Surety Bond and such other Enhancement as may be described in a Prospectus Supplement. The Pre-Funding Account, the Capitalized Interest Account and the Capitalized Pre-Funding Account generally will only be available to cover obligations of the related Trust relating to Additional Fundings and interest payments, and are not intended to cover losses on the Financed Student Loans. Similarly, amounts to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum (which may be resuced with the consent of a Surety Provider or other provider of Enhancement, as the Pool Balance is reduced. If the Reserve Account is exhausted, the related Trust will depend solely on payments with respect to the Financed Student Loans and amounts made available under the applicable Surety Bond and other forms of Enhancement to make payments on the Notes and the Certificates. See "Description of the Sale and Servicing Agreements-- Distributions" and "--Credit Enhancement."

          The Financed Student Loans and the Pre-Funding Account. If a Pre-Funding Account is included as part of a Trust, as set forth in the related Prospectus Supplement, on each Closing Date, the related Eligible Lender Trustee on behalf of such Trust will own the outstanding principal amount of Financed Student Loans and the Pre-Funded Amount, as set forth in the related Prospectus Supplement, on deposit in the Pre-Funding Account together with the outstanding principal amount of Financed Student Loans previously obtained. If the aggregate principal amount of eligible Financed Student Loans sold or contributed by the applicable Sellers to the Trust during the related Funding Period, net of the principal amount of the Financed Student Loans sold to the Sellers during such Funding Period in connection with the Sellers' making of Consolidation Loans, is less than the Pre-Funded Amount, the Trust will have insufficient opportunities to make Additional Fundings, thereby resulting in a prepayment of principal to Noteholders as described in the following paragraph. In addition, any conveyance of Additional Student Loans is subject to the following conditions, among others: (i) each such Additional Student Loan must satisfy the eligibility criteria specified in the related Sale and Servicing Agreement and any applicable Insurance Agreement; and (ii) the applicable Seller will not select such Additional Student Loans in a manner that it believes is adverse to the interests of the Noteholders, the Certificateholders or, if applicable, the Surety Provider.

          To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to Additional Fundings by a Trust by the end of the related Funding Period, the holders of the Class or Classes of Notes of such Trust then entitled to receive payments of principal will receive as a prepayment of principal an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account following any Additional Fundings on the last Distribution Date in the Funding Period. The applicable Sellers expect that the amount of the Additional Fundings will approximate 100% of each Pre-Funded Amount by the last day of the Collection Period preceding the Distribution Date identified in the related Prospectus Supplement. See also "--Maturity and Prepayment Assumptions" regarding the risk to Noteholders and Certificateholders of prepayment in the event that Consolidation Loans are made with respect to the Financed Student Loans by the Sellers after the Funding Period or by another lender at any time.

          Maturity and Prepayment Assumptions. Financed Student Loans may be prepaid by borrowers at any time. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans or Serial Loans) and liquidations due to default (including receipt of Guarantee Payments).) The rate of prepayments on the Financed Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates, the availability of alternative financing and the general job market for graduates of institutions of higher education. In addition, under certain circumstances, the applicable Seller will be obligated to repurchase, or the Master Servicer will be obligated to purchase, which obligations (unless otherwise limited in a Prospectus Supplement) also will be obligations of the Money Store, Financed Student Loans from the applicable Trust pursuant to the related Sale and Servicing Agreement as a result of breaches of their respective represent ations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." Moreover, to the extent borrowers of Financed Student Loans elect to borrow money through Consolidation Loans with respect to such Financed Student Loans from the applicable Seller or from another lender, or to the extent the Trust sells a Financed Student Loan to serialize the ownership of such Financed Student Loan and other loans to the same borrower (each, a "Serial Loan"), holders of the Class of Notes then entitled to receive payments of principal (and after each Class of Notes been paid in full, holders of the Certificates then entitled to receive payments of principal) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans or when Serial Loans will be sold. Agreements may be entered into with a third party pursuant to which such third party agrees to purchase all Federal Loans entering the Repayment Phase that are serial to student loans owned by such third party. However, the Sellers are unable to determine the amount or timing of any such purchases. See "The Student Loan Financing Business" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."


          Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to the applicable Deferral Phase certain other grace periods authorized by the Higher Education Act, the Public Health Service Act or the applicable Private Loan Program ("Grace Periods") and, under certain circumstances, periods of forbearance ("Forbearance Periods") or as a result of refinancings through Consolidation Loans having longer maturities, which may lengthen the remaining term of the Financed Student Loans and the average life of each Class of Notes and Certificates. See "The Student Loan Financing Business" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Noteholders and the Certificateholders. See also "Description of the Transfer and Servicing Agreements--Additional Fundings" regarding the prepayment of principal to Noteholders as a result of a Pre-Funded Amount remaining at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Financed Student Loans if a Seller Insolvency Event occurs and "--Termination" regarding the Sellers' option to purchase the Financed Student Loans.


          Basis Risk. The Class Interest Rate for any Class of Auction Rate Notes and the Certificate Rate for any Class of Auction Rate Certificates will be based generally on the outcome of each Auction of such Notes or Certificates, as the case may be, and the Class Interest Rate for any Class of LIBOR Rate Notes and the Certificate Rate for any Class of LIBOR Rate Certificates will be based generally on the level of LIBOR. The Class Interest Rate for other Classes of Notes may be based on the index, formula or other method described in the related Prospectus Supplement. Financed Student Loans, however, generally bear interest at an effective rate (taking into account any Special Allowance Payments) equal to the average bond equivalent rates of weekly auctions of 91-day Treasury bills for each quarter (the "T-Bill Rate") (or, in certain circumstances, 52-week Treasury bills) plus margins specified for such Financed Student Loans under "The Student Loan Financing Business." As a result, if set forth in a Prospectus Supplement, if in respect of any Distribution Date, there does not exist a positive spread between (a) the Net Loan Rate and (b) the Class Interest Rate or the Certificate Rate, as the case may be, the Class Interest Rate or the Certificate Rate, as applicable, for such Note Distribution Date or Certificate Distribution Date will be the Net Loan Rate. See "Description of the Securities--The Notes--Distributions of Interest" and "--The Certificates--Distributions of Interest." Any Noteholders' Interest Carryover or Certificateholders' Interest Carryover arising as a result of the applicable Class Interest Rate or Certificate Rate being determined on the basis of the Net Loan Rate will be paid on the following Note Distribution Date or Certificate Distribution Date, as applicable, or on any succeeding Note Distribution Date or Certificate Distribution Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such date. Payment of such amounts, however, will not be covered, in the case of the Notes, by amounts on deposit in the related Reserve Account, if any (other than amounts in excess of the Specified Reserve Account Balance), or by subordination of distributions of the Certificateholders' Distribution Amount in respect of the Certificates (although distributions of any Certificateholders' Interest Carryover will be subordinated to payment of any Noteholders' Interest Carryover) and, in the case of the Certificates, by amounts on deposit in the related Reserve Account, if any (other than amounts in excess of the Specified Reserve Account Balance), or by any applicable Certificate Surety Bonds. Any applicable Note Surety Bonds will not cover payment of any Noteholders' Interest Carryover. See "Description of the Transfer and Servicing Agreements--Distributions."


          Servicer Default; Administrator Default. In the event a Servicer Default or an Administrator Default occurs, the Surety Provider, if applicable, the related Indenture Trustee or Noteholders, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default and Administrator Default," may remove the related Master Servicer or Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the Certificateholders. Moreover, until such time as each Class of Notes has been paid in full, only the Surety Provider, if applicable, the related Indenture Trustee or Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the related Master Servicer or Administrator, as the case may be, if a Servicer Default or an Administrator Default occurs. In addition, the Noteholders have the ability, with certain specified exceptions, to waive defaults by the Master Servicer and the Administrator, including defaults that could materially adversely affect the Certificateholders. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults."


          Certain Legal Aspects. The Sellers intend that the transfer of the Financed Student Loans by them to the applicable Eligible Lender Trustee on behalf of the related Trust under a Sale and Servicing Agreement constitutes a valid sale or contribution and assignment of such Financed Student Loans. However, a court could treat the transfer of the Financed Student Loans to the Eligible Lender Trustee as an assignment of collateral as security for the benefit of the Noteholders and the Certificateholders. If the transfer of the Financed Student Loans to the Eligible Lender Trustee is deemed to create a security interest therein, a tax or government lien on property of the applicable Seller arising before the Financed Student Loans came into existence may have priority over the Eligible Lender Trustee's interest in such Financed Student Loans. If a Seller becomes subject to an insolvency proceeding under applicable law, to the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before such Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, such security interest should not be subject to avoidance and payments to the related Trust with respect to the Financed Student Loans should not be subject to recovery by the Seller's creditors. No assurance can be given, however, that delays in receipt of funds with respect to the Financed Student Loans will occur in such circumstances.


          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. Although these state laws are, to a large part, pre-empted by the Higher Education Act and the Public Health Service Act, they are applicable to the Private Loans. These requirements impose specific statutory liability that would affect an assignee's ability to enforce consumer finance contracts such as the Private Loans.


          Ratings of the Securities. It is a condition to the issuance and sale of each Series and Class of Notes that they each be rated by at least one nationally recognized statistical rating organization (a "Rating Agency") in one of its four highest applicable rating categories. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the ultimate payment of principal of and interest on the Securities pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood of payment of any Noteholders' Interest Carryover or the Certificateholders' Interest Carryover. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

         Book-Entry Registration. It is expected that each Class of Notes and the Certificates (except for the Certificates sold to Student Holdings or such other entity as may be named in a Prospectus Supplement) will each be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for DTC, and will not be registered in the names of the holders of such Securities or their nominees. Because of this, unless and until Definitive Securities are issued, holders of such Securities will not be recognized by the applicable Indenture Trustee or Eligible Lender Trustee as "Noteholders" or "Certificateholders," as the case may be (as such terms are used in the related Indenture and Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities."



                             FORMATION OF THE TRUSTS

THE TRUSTS


          Each Trust will be formed under the laws of the jurisdiction set forth in the related Prospectus Supplement pursuant to a Trust Agreement for the transactions described in this Prospectus and each Prospectus Supplement. After its formation, a Trust will not engage in any activity other than (i) acquiring, holding, selling and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, Notes and the Originators' Interests, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          A Trust will initially be capitalized with equity, excluding amounts deposited in any Reserve Account, Pre-Funding Account, Capitalized Investment Account and Capitalized Pre-Funding Account on the Initial Closing Date, representing the initial principal balance of the Certificates being issued on the Initial Closing Date. Unless provided otherwise in the related Prospectus Supplement, approximately 1% of the Certificates will be sold to Student Holdings or such other entity as may be named in a Prospectus Supplement and the remaining Certificates will be offered for sale in transactions exempt from the registration requirements of the Securities Act. The equity of a Trust, together with the proceeds from the sale of each Series of Notes, will be used by the related Eligible Lender Trustee in connection with its acquisition, on behalf of the Trust, of the Financed Student Loans from the applicable Sellers pursuant to a Sale and Servicing Agreement and to fund each deposit of the Pre-Funding Account, if applicable. Generally, a portion of the net proceeds received from each transfer of Financed Student Loans may be used to make a Reserve Account Deposit or deposits into other Trust Accounts. Upon the consummation of each such transaction, the property of a Trust will consist of (a) a pool of Financed Student Loans, legal title to which is held by the related Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after each Cut-off Date, (c) if specified in the related Prospectus Supplement, all moneys and investments on deposit in the Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Capitalized Pre-Funding Account, the Certificate Distribution Account, the Note Distribution Account, the Expense Account, the Monthly Advance Account, the Reserve Account or such other accounts specified in a Prospectus Supplement, (d) if specified in the related Prospectus Supplement, the Note Surety Bonds, (e) if specified in the related Prospectus Supplement, the Certificate Surety Bond issued solely for the benefit of the Certificateholders and (f) letters of credit, insurance policies or other forms of credit support, including but not limited to a guaranty of The Money Store Inc., as described in the related Prospectus Supplement. The Notes will be collateralized by the property of the related Trust (other than the Certificate Surety Bond, if applicable, and other forms of Enhancement, if any, obtained for the benefit of the Certificates). The Collection Account, the Pre-Funding Account, the Capitalized Interest Account, the Capitalized Pre-Funding Account, the Note Distribution Account, the Expense Account, the Reserve Account and the Monthly Advance Account, as applicable, will be maintained with and in the name of the related Indenture Trustee or such other entity as may be set forth in a Prospectus Supplement. The Certificate Distribution Account will be maintained with and in the name of the related Eligible Lender Trustee. To facilitate servicing and to minimize administrative burden and expense, either the related Master Servicer or the related Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans by the Eligible Lender Trustee.

          A Trust will use funds on deposit in a Pre-Funding Account established for such Trust during each Funding Period to acquire Additional Student Loans, which will constitute property of the related Trust. See "Description of the Transfer and Servicing Agreements--Additional Fundings." The Pool Balance will be increased during each Funding Period by the principal amount of Additional Student Loans conveyed to the applicable Eligible Lender Trustee on behalf of the Trust, less the principal amount of Financed Student Loans sold. Any such conveyance of Additional Student Loans is conditioned on compliance with the procedures described in the related Sale and Servicing Agreement and Insurance Agreement. The applicable Sellers expect that the amount of Additional Fundings will approximate 100% of the Pre-Funded Amount by the last day of the Funding Period identified in the related Prospectus Supplement; however, there can be no assurance that a sufficient amount of Additional Fundings will be made by such date. If the Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, the holders of the Class or Classes of Notes then entitled to receive payments of principal will receive any amounts remaining in the Pre-Funding Account as a payment of principal. See "Description of the Sale and Servicing Agreements- -Additional Fundings."

          A Trust's principal offices will be located at the address of the applicable Eligible Lender Trustee set forth in the related Prospectus Supplement.


ELIGIBLE LENDER TRUSTEE


          The Eligible Lender Trustee on behalf of a Trust will be the entity named in the applicable Prospectus Supplement and will acquire on behalf of a Trust legal title to all the Financed Student Loans acquired by such Trust from time to time pursuant to a Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of a Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies, or prior to taking title to Financed Student Loans for which additional qualifications are necessary, will qualify, as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act, the Public Health Service Act, the applicable Private Loan Programs and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, Federal Assistance and insurance payments from the Secretary, as the case may be, with respect to such Financed Student Loans. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans."



                                 USE OF PROCEEDS


          After making the deposit of the Pre-Funded Amount to the Pre-Funding Account, if established for the related Trust, the balance of the net proceeds from the sale of Certificates and each Series of Notes ultimately will be paid to the applicable Sellers on the related Closing Date as consideration for the Financed Student Loans being sold or conveyed on such date. A Seller will use such proceeds paid to it generally to make each Reserve Account Deposit, deposits into certain other Trust Accounts, for general corporate purposes, including the origination and/or purchase of Additional Financed Student Loans and/or paying dividends to the Representative, or to repay debt, including debt of the Representative.


                         THE SELLERS AND THE MONEY STORE

          Each Seller is a wholly-owned subsidiary of The Money Store Inc., a New Jersey corporation ("The Money Store"). The Money Store is a financial services company engaged, through its subsidiaries, in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries primarily consist of home equity loans, loans (the "SBA Loans") guaranteed in part by the United States Small Business Administration (the "SBA") and government guaranteed student loans. The Money Store began providing financing for new and used vehicles in early 1995.

          Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States. In 1979, The Money Store and its subsidiaries began to originate SBA Loans and, based upon statistics compiled by the SBA, The Money Store believes that during each of the last 14 SBA fiscal years it originated a greater principal amount of SBA Loans than any other originator of such loans in the United States. In 1984, The Money Store and Educaid entered into the government guaranteed student loan origination market. ClassNotes was organized in 1995 to originate, purchase, sell and service non-government guaranteed student loans.

          The executive offices of each Seller are located at 3301 C Street, Suite 100-A, Sacramento, California 95816. Their telephone number is (916) 446-5000. The executive offices of The Money Store are located in Union, New Jersey and Screamento, California. Its telephone number is (908) 686-2000.


                                  THE SERVICERS

          Each Seller or an affiliate thereof identified in the related Prospectus Supplement will act as Master Servicer with respect to the Financed Student Loans sold or contributed by it to the related Trust and generally will service the Financed Student Loans originated by its during the Deferral Phase. Pursuant to Sub-Servicing Agreements and except as otherwise expressly assumed by a Seller, the Administrator or set forth in a Prospectus Supplement, PHEAA, AFSA Data Corporation, Great Lakes Higher Education Corporation and/or UNIPAC Service Corporation, or the entities set forth in the related Prospectus Supplement, generally will service, and perform all other related tasks with respect to, all Financed Student Loans originated by the Sellers and acquired by the applicable Eligible Lender Trustee on behalf of a Trust generally after they have entered the Repayment Phase. Such Servicers are required to perform all services and duties customary to the servicing of such Financed Student Loans in the same manner as the applicable Master Servicer has serviced Financed Student Loans and otherwise in compliance with all applicable standards and procedures. With respect to the Purchased Loans, either the originators of the Purchased Loans, the applicable Seller or another party will service such Purchased Loans during both the Deferral Phase and the Repayment Phase. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."



                       THE STUDENT LOAN FINANCING BUSINESS

GENERAL


          The Financed Student Loans to be sold or contributed by the Sellers to the related Eligible Lender Trustee on behalf of a Trust pursuant to a Sale and Servicing Agreement will be selected from Financed Student Loans originated or purchased by the Sellers and made to students enrolled in or recently graduated from accredited institutions of higher education within the meaning of the Higher Education Act, the Public Health Service Act and the applicable Private Loan Programs, or, with respect to the PLEASE Program described herein, made to students enrolled in private primary or secondary schools. The proceeds of these loans are used by students to finance a portion of the costs of school and, in the case of certain of the Private Loan Programs, specified related costs. It currently is anticipated that Educaid will originate or purchase Federal Loans and HEAL Loans and that ClassNotes will be originating or purchasing Private Loans. Under current law, ClassNotes may not originate or purchase Federal Loans since it is not an "Eligible Lender" as defined in the Higher Education Act of 1965, as amended. If, as a result of changes in law, ClassNotes can qualify as an Eligible Lender, ClassNotes also may originate and purchase Federal Loans and deposit such loans into one or more Trusts.


          Federal Loans. Payment of principal and interest with respect to the Federal Loans is guaranteed against default, death, bankruptcy or disability of the applicable borrower by a Guarantor pursuant to a guarantee agreement between the applicable Guarantor and an Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each Guarantor of Federal Loans is entitled, subject to certain conditions, to be reimbursed for all or substantially all Federal Guarantee Payments it makes by the Department pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department and/or the Guarantors, the "Higher Education Act"). In addition, an Eligible Lender Trustee, as a holder of the Federal Loans on behalf of a Trust, is entitled to receive from the Department certain Interest Subsidy Payments and Special Allowance Payments with respect to certain of such Federal Loans as described herein. See "--Types of Federal Loans Under the Program" and "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans."

          HEAL Loans. The Public Health Service Act provides that the Secretary may issue a certificate of comprehensive insurance coverage to any eligible lender who so applies, which will insure all insurable HEAL Loans made by that eligible lender after the date the certificate is issued until a specified cut-off date and within limits of an aggregate maximum amount stated in the certificate. The rights of an eligible lender under a certificate of insurance may be assigned to another eligible lender under the Public Health Service Act (including a public entity in the business of purchasing student loans). See "-- The HEAL Program."

          Private Loans. Payment of principal and interest with respect to the Private Loans is guaranteed against default, death, bankruptcy or disability of the applicable borrower by a Guarantor pursuant to a guarantee agreement between the applicable Guarantor and the applicable Eligible Lender Trustee (such agreements, as amended or supplemented from time to time, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). The Guarantors of the Private Loans are not entitled to reimbursement from, and the Private Loans are not insured by, the Department, the Secretary or any other governmental agency. See "The Private Loan Programs."

         Legal title to all the Financed Student Loans that from time to time comprise assets of a Trust will be held by the applicable Eligible Lender Trustee, as trustee on behalf of the Trust. See "Formation of the Trust--Eligible Lender Trustee."

          The description and summaries of the Higher Education Act, the Federal Programs, the Public Health Service Act, the Private Loan Programs, the Guarantee Agreements and the other statutes, regulations and documents referred to in this Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. However, any such amendments or modifications will be described in each Prospectus Supplement relating to a Series of Notes to be offered after the dates of such amendments or modifications. See "Risk Factors--Possible Changes in Legislation."

THE FEDERAL LOAN PROGRAM


         General. Educaid's loan program for Federal Loans (the "Program"), provides educational financing to students (or their parents) enrolled in or recently graduated from accredited institutions of higher education. Educaid has been originating loans under the Program since 1984 and has, as of September 30, 1996, originated loans under the Program in an aggregate principal amount of approximately $2.064 billion. The Program consists of certain Federal Loans which are guaranteed by a Guarantor and are reinsured by the Department. As described below, Federal Loans include "Stafford Loans," "SLS Loans," "PLUS Loans", "Unsubsidized Stafford Loans" and "Consolidation Loans." The loan programs under which the Purchased Loans constituting Federal Loans will be originated are substantially similar to Educaid's Program.


          Eligibility. To be eligible to obtain a loan under the Program, a student must, among other things, (i)(a) be enrolled in, or be admitted for enrollment in, a school that is an accredited institution of higher education and be enrolled in, or enroll in, an undergraduate or graduate degree program, be attending at least half-time and be making satisfactory progress toward the completion of such program according to the standards of the school, or (b) be enrolled in, or admitted for enrollment in, a Proprietary School (I.E., a privately-owned school offering post-secondary education and operating on a for profit basis), (ii) be a U.S. citizen, U.S. national or eligible noncitizen,
(iii) not have borrowed, together with the loan being requested, more than the applicable annual and aggregate limits specified from time to time under the Program, (iv) meet the applicable "needs" requirements and agree to notify promptly the holder of the loan of any address change and (v) not be in default on any education loan or owe a refund on an educational grant (each such student, an "Eligible Student").

          Origination Process. The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their loans to be guaranteed and to be eligible to receive Federal assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.


          With respect to all Federal Loans made under the Program (other than Consolidation Loans discussed below), Educaid or its agent receives from a borrower an application for a Federal Loan (which includes an executed promissory note). Educaid reviews or causes to be reviewed each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the Program. Educaid forwards or causes to be forwarded a copy of each application (or electronically transmits the data from such application) that satisfies the foregoing reviews to the respective Guarantor, who reviews such application to determine that such application satisfies all applicable conditions, including the foregoing, for the loan to be eligible to receive Guarantee Payments, subject to compliance with the terms of the respective Guarantee Agreements, including the proper servicing of the loan. Upon approval of an application by both Educaid and the respective Guarantor and receipt of evidence from such Guarantor that the applicable loan is guaranteed, Educaid causes the proceeds of such loan to be disbursed in one or more installments. For each loan that is made, Educaid forwards or causes to be forwarded the completed loan application and executed promissory note to the applicable Master Servicer, which serves as custodian for such materials.


          With respect to borrower inquiries concerning Consolidation Loans, the applicable Servicer will contact the borrower and prepare and send to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Although the borrower is permitted to choose any lender from whom he or she currently has federally guaranteed education loans (including undergraduate loans) to make such Consolidation Loan, borrowers typically express no preference as to the identity of the lender. In that event, the Servicer will choose a lender based on various considerations, which may include the lender that has the highest balance of the loans to be consolidated or, if there is no such lender, the lender that has made the most recent loan to the borrower to be consolidated. Pursuant to the Program, the Servicer will be required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Consolidation Loan. Upon approval of an application for a Consolidation Loan, the applicable lender will cause the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans. For each Consolidation Loan that is made by Educaid, the Servicer will retain the completed loan application and executed promissory note as custodian.

          Servicing and Collections Process. The Higher Education Act, the Federal Program and the applicable Guarantee Agreements require the holder of Federal Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Federal Loans that are designed to ensure that such Federal Loans are repaid on a timely basis by or on behalf of borrowers. The Master Servicer will perform such procedures and agrees, pursuant to a Sale and Servicing Agreement, to perform, or cause to be performed, specified and detailed servicing and collection procedures with respect to the Federal Loans on behalf of a Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the Master Servicer's loan file for the borrower. The Master Servicer is also required to perform, or cause to be performed, skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the related Eligible Lender Trustee, as holder of legal title to the Federal Loans on behalf of a Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Federal Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Federal Loan. See "Risk Factors-- Failure to Comply with Loan Origination and Servicing Procedures for Federal Loans".

          At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Federal Loan, the Master Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days, the Master Servicer is required to file a default claim with the respective Guarantor. Failure to file a claim within 270 days (or 225 days once certain final regulations take effect) of delinquency may result in denial of the guarantee claim with respect to such Federal Loan. The failure by the Master Servicer to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of the Master Servicer to purchase the applicable Federal Loan. See "Description of the Transfer and Servicing Agreements--Servicer Covenants."

TYPES OF FEDERAL LOANS UNDER THE PROGRAM

          General. The following descriptions of the Stafford Student Loan Program, the Unsubsidized Stafford Loan Program, the Supplemental Loans for Students Program, the Parental Loans for Undergraduate Students Program and the Consolidation Loan Program (such programs being collectively referred to herein as the "Federal Programs") as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments"), the Student Loan Reform Act of 1993 (the "1993 Amendments") and the Higher Education Technical Amendments Act of 1993 (the "1993 Technical Amendments"). The 1992 Amendments extended the principal provisions of the Federal Programs through October 1, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30,
2002).

          There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Federal Loans made thereunder, or the Guarantors. In addition, existing legislation and future measures to reduce the federal budget deficit may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Guarantors.

          Stafford Loans. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to Eligible Students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year and the amount of Stafford Loans that a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of: (i) a guarantee of the payment of principal and interest with respect to such Stafford Loans by a guarantee agency, which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein; (ii) federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due ("Interest Subsidy Payments"), and
(iii) federal special allowance payments, together with interest on any such amounts not paid by the Department when due ("Special Allowance Payments"), during the term of such Stafford Loans in varying amounts to ensure that interest payable on such Stafford Loans, together with these payments, approximates current market interest rates (such federal reinsurance obligations, together with those obligations referred to in clauses (ii) and
(iii) above, being collectively referred to herein as "Federal Assistance").

          (1) Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to eligible students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act.

          In addition to complying with the borrower's eligibility requirements set forth above under the caption "--The Loan Program," each Stafford Loan (i) must be unsecured, (ii) must provide for deferral of the obligation of the borrower to make (x) interest payments for as long as the Department makes Interest Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace Periods, Deferral Periods or Forbearance Periods and (iii) must provide for repayment over a period generally not to exceed 10 years (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.

          (2) Loan Limits. In order to qualify for Federal Assistance under the Stafford Federal Student Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding. Under the 1992 Amendments, the annual Stafford limit for first year students is $2,625 (except that lower limits apply to certain short-term courses of study), increasing to $3,500 for second year students, $5,500 for third and fourth year students, and $8,500 for graduate and professional students. The aggregate limit is $23,000 for undergraduates and $65,600 for graduate and professional students.

          (3) Interest. Stafford Loans made to students with respect to periods of enrollment in school commencing prior to July 1, 1988 (or thereafter to students who had Federal Loans outstanding on such date), bear interest at either 7%, 8% or 9% per annum, depending on the date of issuance and the interest rate applicable to such student's outstanding Federal Loans. For the time periods applicable to the Financed Student Loans, Stafford Loans made on or after July l, 1988, to students with no outstanding Federal Loans on the date such Stafford Loan is made ("new borrowers"), bear interest at rates of 8% per annum from disbursement through four years after repayment commences and 10% per annum thereafter, subject to a provision requiring annual discharge of principal or rebate to the borrower to the extent that, for each quarter, the interest due at the 10% rate (or, for Stafford Loans to such borrowers which are first disbursed after July 23, 1992, the interest rate then applicable thereto) exceeds the interest that would be payable at a rate per annum equal to the sum of the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter (the "T-Bill Rate") plus 3.25% (or, for Stafford Loans to such borrowers which are first disbursed after July 23, 1992, and from the date of disbursement, 3.10%). Notwithstanding the foregoing, no such discharge of principal or rebate to a borrower will be payable if such borrower is more than 30 days delinquent in making payments on such Stafford Loan. However, under the 1993 Technical Amendments, lenders must convert all loans subject to this provision to a variable rate equal to the 91-day Treasury bill rate plus 3.25% or, in the case of a loan made to a borrower with outstanding Federal Loans under the Federal Programs after October 1, 1993, the 91-day Treasury bill rate plus 3.1%, such conversion to take place before January 1, 1995. The converted loans will not thereafter be subject to the rebate requirements described above.

          A Stafford Loan made on or after October 1, 1992, to a student with no outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate based on 91-day Treasury bills plus 3.10%. A Stafford Loan made on or after July 1, 1994 (regardless of whether the student has outstanding Federal Loans on the date such Stafford Loan is made) will bear interest at a variable rate equal to the sum of the T-Bill Rate plus 3.10%, or 8.25%, whichever is less.

          Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period or Grace Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Stafford Loan on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. During a Forbearance Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "--(6) Interest Subsidy Payments."

          (4) Repayment. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an Eligible Student and during the existence of an applicable Grace Period, Deferral Period or Forbearance Period. In general, a borrower must repay each Stafford Loan in monthly installments over a period generally not to exceed 10 years (excluding any Deferral Period or Forbearance Period) after commencement of repayment. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. The 1992 Amendments adopted several provisions that affect loan terms. These include, among others, provisions to grant new borrowers with respect to loans for which the first disbursement is on or after July 1, 1993, the right to receive income- sensitive repayment schedules.

          (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of Stafford Loans must generally commence repaying the loans following a period of
(a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is in excess of 7% per annum and for loans to first time borrowers on or after July 1,
1988) (a "Grace Period") after the borrower ceases to be an Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program and during certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made after July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date) (each a "Deferral Period"). The lender may also allow, in accordance with standards and guidelines approved by the applicable guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

          (6) Interest Subsidy Payments. Interest Subsidy Payments are payments made quarterly to the holder of a qualifying Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an eligible student and during any applicable Deferral Period. The Department will not make Interest Subsidy Payments during any Forbearance Period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right, as against the United States, to receive Interest Subsidy Payments from the Department (including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1) Eligibility Requirements"; "Risk Factors--Failure to Comply With Loan Origination and Servicing Procedures for Federal Loans"; "Formation of the Trust--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." Educaid expects that each of the Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Interest Subsidy Payments.

          (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special Allowance Payments to holders of qualifying Federal Loans (including Stafford Loans) in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

          The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the Special Allowance Payment with respect to a loan such as any Federal Loan for a quarter will be equal to the excess, if any, of
(i) the amount of interest that would be payable on such loan at a rate per annum equal to the T-Bill Rate plus 3.10% (3.25% for loans first disbursed before October 1, 1992 and 2.50% while the borrower is in school, grace or deferment status for loans made on or after July 1, 1995) over (ii) the stated amount of interest payable on such loan. The rate of Special Allowance Payments is subject to reduction by the amount of certain origination fees charged to borrowers and may be reduced as a result of certain federal budget deficit reduction measures.

          The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid). Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements"; "Risk Factors --Failure to Comply With Loan Origination and Servicing Procedures for Federal Loans"; "Formation of the Trust--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." Educaid expects that each of the Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.

          Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors--Variability of Actual Cash Flows; Inability of Indenture Trustee to Liquidate Financed Student Loans." The Administrator will agree to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the applicable Eligible Lender Trustee as owner of the Financed Student Loans on behalf of a Trust. The Administrator will also agree to assist an Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Federal Loans. Except under certain conditions described herein, the Eligible Lender Trustee will be required to remit to the Indenture Trustee, for deposit in the Collection Account, Interest Subsidy Payments and Special Allowance Payments it receives with respect to the Federal Loans within two Business Days of receipt thereof.

          Unsubsidized Stafford Loans. The Federal Loans also may include Stafford Loans that do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is less than the maximum Stafford Loan authorized by statute due to the borrower's expected family contribution as calculated thereunder. As discussed below, no SLS Loans may be made on or after July 1, 1994. As a result of this change, on July 1, 1994, the maximum amount a single borrower may receive under the Unsubsidized Stafford Loan program will be increased by the amount such borrower could have obtained under the SLS Program.

          SLS Loans. In addition to the Stafford Student Loan Program, the Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Supplemental Loans for Students Program" (the "SLS Program"). The basic framework and principal provisions of the Stafford Student Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Program, ("SLS Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest Subsidy Payments and Special Allowance Payments discussed above.

          The annual and aggregate limitations that are applicable to SLS Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year for first year and second year students, increasing to $5,000 for third year and fourth year students, and to $10,000 for graduate and professional students, with aggregate limits of $23,000 for undergraduate students ($20,000 for loans first disbursed on or before July 1, 1993) and $73,000 for graduate and professional students (exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Stafford Student Loan Program, among other programs, is a condition to the making of an SLS Loan.

          As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding 12-month period at a rate equal to the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1 and (ii) 3.10% (3.25% for loans first disbursed before October 1, 1992), with a maximum rate of 11% per annum (12% for loans first disbursed before October 1, 1992).

          Although holders of SLS Loans are not entitled to receive Interest Subsidy Payments with respect thereto, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury bill rate referred to above would exceed 12% per annum. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day T-Bill Rate while the interest rate for SLS Loans is based on the 52-week Treasury bill rate (which may differ from the 91-day T- Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "--(7) Special Allowance Payments."

          A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS Loan is advanced, subject to deferral so long as such borrower remains an Eligible Student or as a result of any applicable Deferral Period or Forbearance Period. In addition, any borrower of an SLS Loan made and advanced after July 23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. Pursuant to the Omnibus Budget Reconciliation Act of 1993, no SLS Loans may be made on or after July 1, 1994.

         PLUS Loans. The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students. The basic provisions applicable to PLUS Loans are similar to those of Stafford Loans with respect to the involvement of guaranty agencies and the Department in providing federal insurance on the loans. However, PLUS Loans differ significantly from Stafford Loans, particularly because Interest Subsidy Payments are not available and Special Allowance Payments are more restricted.

          Parents of dependent students are eligible to receive PLUS Loans and may borrow up to $4,000 per academic year per student with a maximum aggregate amount of $20,000 per student. Pursuant to the 1992 Amendments, with respect to PLUS Loans originated after July 1, 1993, there are no annual loan limits for PLUS Loans. PLUS Loans, however, are limited by a formula whereby the amount borrowed annually, when combined with the student's other loans and grants for that year, may not exceed the student's estimated educational costs. The 1992 Amendments prohibit origination of PLUS Loans to borrowers determined, pursuant to regulations of the Department, to have adverse credit histories for loans with first disbursement on or after July 1, 1993.

          The interest rates on a PLUS Loan depend upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. PLUS Loans disbursed or refinanced on or after July 1, 1987 bear interest at a variable rate which is in effect from each July 1 through June 30, which is determined on the June 1 preceding the commencement of the interest rate period and which is equal to the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1 plus 3.10% (3.25% for PLUS Loans disbursed before October 1, 1992), except that such rate cannot exceed 10% (or 12% for PLUS Loans disbursed before October 1, 1992). The 1993 Amendments reduce this interest rate ceiling to 9% for PLUS Loans made to new borrowers on or after July 1, 1994. PLUS Loans made on or after July 1, 1998 are to bear a rate equal to the bond equivalent rate of the U.S. Treasury security with a comparable maturity, as established by the Department, plus 2.1% (not to exceed 9%).

          Lenders are required to charge a 5% origination fee, payable to the Department, to any borrower of a PLUS Loan made on or after October 1, 1992.

          Repayment of the principal of PLUS Loans is required to commence no later than 60 days after the date of final disbursement of such loan, subject to certain deferment provisions. A parent borrower may defer principal payments for periods during which the borrower has a dependent student for whom the parent borrowed a PLUS Loan, if such student is engaged in a qualifying educational program, graduate fellowship program or rehabilitation training program and the PLUS Loan was originated before July 1, 1993; a parent borrower of a PLUS Loan made thereafter may defer principal payments only if such parent borrower is engaged in a qualifying educational program, graduate fellowship program or rehabilitation training program.

          Interest Subsidy Payments are not available with respect to PLUS Loans. However, the capitalization of interest is allowed during deferral periods. Thus, the borrower and lender may agree either to capitalize interest or to have the borrower make the interest payments during an authorized period. The annual loan limits are not violated by any decision to capitalize interest.

          Consolidation Loans. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans, SLS Loans and PLUS Loans (each an "Underlying Federal Loan") to consolidate such Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government (including HEAL Loans), into a single loan (a "Consolidation Loan"). Subject to the satisfaction of certain conditions set forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Consolidation Loans and a requirement that the proceeds of Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Consolidation Loan will be entitled to the same guarantee and federal reinsurance arrangements as are available on Stafford Loans, SLS Loans and PLUS Loans. Consolidation Loans, like Stafford Loans, are also eligible for Interest Subsidy Payments and Special Allowance Payments; however, for Consolidation Loan applications received by lenders on or after August 10, 1993, the Department will no longer make Interest Subsidy Payments on Consolidation Loans other than those loans which consolidate only subsidized Stafford Loans. Also, as described below under "--The HEAL Program--Consolidation of HEAL Loans," any HEAL Loan consolidated pursuant to the provisions of the Higher Education Act will not be eligible for Special Allowance Payments or Interest Subsidy Payments. Under this program, an eligible borrower of Consolidation Loans means a borrower who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of such Underlying Federal Loans. A married couple, each of whom has outstanding Underlying Federal Loans, may apply for and obtain a single Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Consolidation Loan.

          Under this program, a lender may make a Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby.


          A Trust may be affected by Consolidation Loans in the following way. A Trust may own Underlying Federal Loans with respect to which an institution other than Educaid (or Educaid, if the Pre-Funded Amount has been reduced to less than the amount of the Consolidation Loan) makes the Consolidation Loan, in which case such Underlying Federal Loans will be prepaid in full and such prepayment amount will constitute Available Funds for the applicable Collection Period. See "Description of the Transfer and Servicing Agreements--Distributions."


          In accordance with the Higher Education Act, Consolidation Loans may bear interest at a rate per annum equal to the weighted average of the interest rates on the Underlying Federal Loans (rounded up to the nearest whole percent). In general, a borrower must repay each Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any Forbearance Period), depending on the original principal amount of such Consolidation Loan. The repayment schedules for Consolidation Loans will not exceed: 12 years for loans greater than or equal to $7,500, but less than $10,000; 15 years for loans greater than or equal to $10,000, but less than $20,000; 20 years for loans greater than or equal to $20,000, but less than $40,000; 25 years for loans greater than or equal to $40,000, but less than $60,000; and not more than 30 years for loans in excess of $60,000. Effective July 1, 1994, Consolidation Loans for less than $7,500 will have a repayment schedule of not more than 10 years. Borrowers may voluntarily prepay all or a portion of any Consolidation Loan without premium or penalty. Repayment of a Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible Student and during any applicable Deferral Phase and Forbearance Phase.

          The 1993 Amendments made a number of changes to the Consolidation Loan Program, including requiring holders of Consolidation Loans made on or after October 1, 1993, to pay to the Department a monthly fee equal to 1.05% per annum.

          Proposed federal budget legislation being considered by Congress could modify many of the provisions of the Higher Education Act. Until final legislation is adopted, the impact on the Financed Student Loans, if any, is impossible to determine.

THE HEAL PROGRAM

          General. The Public Health Service Act sets forth provisions establishing a program to provide insured health education assistance loans ("HEAL Loans") for eligible graduate students in schools of medicine, osteopathy, dentistry, veterinary medicine, optometry, podiatry, public health, pharmacy, chiropractic medicine or in programs in health administration, clinical psychology or allied health. The Public Health Service Act provides for direct federal insurance, backed by the full faith and credit of the United States, to holders of HEAL Loans (the "HEAL Program").

          The maximum amount of new loans made under the HEAL Program during fiscal years 1993, 1994, and 1995 may not exceed $350,000,000, $375,000,000 and
$425,000,000, respectively. Any unused ceiling during a fiscal year carries over and is added to the ceiling established for the following fiscal year. After fiscal year 1995, unless the HEAL Program is otherwise extended by federal law, only those students who have previously received a HEAL Loan may receive additional HEAL Loans for purposes of continuing or completing their educational program or to pay interest on prior HEAL Loans received by the borrower, and the Secretary may not insure any HEAL Loan made or installment paid after September 30, 1998. Students who had not received a HEAL Loan prior to October 1, 1995 are not eligible to borrow under the HEAL Program. Such students may be eligible for an increased loan limited with respect to the amount of Unsubsidized Stafford Loans they may receive.

         The Public Health Service Act is found at 42 U.S.C. Section 201, et seq. Most provisions relating to the HEAL Program are found at 42 U.S.C. Sections 292 through 292p. Regulations relating to the HEAL Program are found at 42 CFR Sections 60.1 through 60.61 (the "Regulations").

         Proposed federal budget legislation being considered by Congress could modify many of the provisions of the Public Health Service Act. Until final legislation is adopted, the impact on the Financed Student Loans, if any, is impossible to determine.

          Eligible Borrowers. A student loan is eligible for insurance by the Secretary under the Public Health Service Act if it is made to a student who (i) is a citizen, national, or lawful permanent resident of the United States or permanent resident of certain territories of the United States, (ii) has been accepted for enrollment or is enrolled in good standing at an "eligible institution" (defined in the Public Health Service Act as a school of medicine, osteopathic medicine, dentistry, veterinary medicine, optometry, podiatric medicine, pharmacy, public health, allied health or chiropractic, or a graduate program in health administration or clinical psychology), (iii) is or will be a full-time student, (iv) has agreed that all loan proceeds received shall be used solely for tuition, other reasonable educational expenses, including fees, books, supplies and equipment, and laboratory expenses, and reasonable living and transportation expenses, (v) has presented himself and submitted to registration under the Military Selective Service Act, if required by such act,
(vi) needs the loan to pursue his or her course of study at the eligible institution, and (vii) in the case of a pharmacy student, has satisfactorily completed three years of training. HEAL Loans also may be made to certain nonstudents (such as doctors who are serving as interns or residents) who (A) previously had a HEAL Loan, (B) is in a period of deferment (as described herein under "--Deferment Periods") during which no principal is required to be paid,
(C) has agreed that all funds received under the proposed HEAL Loan will be used solely to repay interest due on a previous HEAL Loan, and (D) has presented himself and submitted to registration under the Military Selective Service Act, if required by such act. Beginning on January 1, 1996, a student is NOT eligible to obtain a HEAL Loan for attendance at an institution that has a default rate in excess of 20 percent. (See "--Risk-Based Premiums" below.)

          Eligible Institutions. In order to participate in the HEAL Program, a school must enter into a written agreement with the Secretary in which the school agrees to comply with the provisions of the Public Health Service Act and the Regulations. The school must be legally authorized within a State, the District of Columbia or certain territories of the United States to conduct a course of study leading to one of the following degrees: (i) doctor of medicine, osteopathic medicine, dentistry, optometry, veterinary medicine, podiatric medicine, chiropractic, or clinical psychology, (ii) Bachelor or Master of Science in pharmacy, (iii) Masters or doctoral degree in health administration, or (iv) graduate or equivalent degree in public health. The school must also be accredited by a recognized agency approved for that course of study by the Secretary of Education, except where a school is not eligible for accreditation solely because it is too new. A new school is eligible if the Secretary of Education determines that it can reasonably expect to be accredited before the beginning of the academic year following the normal graduation date of its first entering class.

          Eligible Lenders. The following types of organizations are eligible to apply to the Secretary to be eligible lenders of HEAL Loans: (i) a financial or credit institution (including a bank, savings and loan association, credit union, or insurance company) which is subject to examination and supervision in its capacity as a lender by an agency of the United States or of the State in which it has its principal place of business; (ii) a pension fund approved by the Secretary; (iii) an agency or instrumentality of a State; (iv) an eligible institution under the HEAL Program; and (v) a private nonprofit entity, designated by the State, regulated by the State, and approved by the Secretary. In addition, the following types of organizations are eligible to apply to the Secretary to be holders of HEAL Loans: (i) public entities in the business of purchasing student loans; (ii) the Student Loan Marketing Association; and (iii) other eligible lenders. If an application is approved by the Secretary, eligible lenders enter into a comprehensive contract (as described further in the following subsections) with the Secretary pursuant to which the lender agrees to comply with all of the laws, regulations and other requirements applicable to its participation in the HEAL Program and the Secretary agrees to insure each HEAL Loan held by the lender.

          Certificate of Loan Insurance. The Public Health Service Act provides that the Secretary may issue a certificate of comprehensive insurance coverage to any eligible lender who so applies, which will insure all insurable loans made by that eligible lender after the date the certificate is issued until a specified cutoff date and within the limits of an aggregate maximum amount stated in the certificate. If the Secretary determines that the eligible lender has failed to (i) exercise reasonable care and diligence in the making and collection of loans, (ii) make reports and statements required by the Public Health Service Act, or (iii) pay required federal loan insurance premiums, the Secretary is required to disqualify that lender from obtaining further insurance on HEAL Loans until the Secretary is satisfied that such failure has ceased and the eligible lender will comply with such requirements. The rights of an eligible lender under a certificate of insurance may be assigned to another eligible lender (including a public entity in the business of purchasing student loans) or the Student Loan Marketing Association.

          Annual and Aggregate Loan Limits. The total principal amount of HEAL Loans which may be made to a student enrolled in a school of medicine, osteopathic medicine, dentistry, veterinary medicine, optometry, or podiatric medicine may not exceed $20,000 during any academic year and may not at any time exceed $80,000 in the aggregate. The total principal amount of HEAL Loans which may be made to a student enrolled in a school of pharmacy, public health, allied health, or chiropractic, or a graduate program in health administration or clinical psychology may not exceed $12,500 during any academic year and may not at any time exceed $50,000 in the aggregate. Checks for the proceeds of HEAL Loans are made payable jointly to the borrower and the eligible institution in which the borrower is enrolled.

          Interest Rate. The interest rate on HEAL Loans may be calculated on a fixed rate or variable rate basis. Whichever method is selected must continue over the life of the loan unless the loan is consolidated (see "Consolidation of HEAL Loans" herein). The interest rate may not exceed an annual rate equal to the average of the bond equivalent rates of the 91-day Treasury bills auctioned for the previous quarter plus 3%, rounded to the next higher one-eighth of 1%. Interest that is calculated on a fixed rate basis is determined for the life of the loan during the calendar quarter in which the loan is executed, but the rate may not exceed the maximum rate described in the preceding sentence as determined by the Secretary for such calendar quarter. Interest that is calculated on a variable rate basis may change every calendar quarter as the market price of U.S. Treasury bills changes, but the rate may not exceed the maximum rate described above.

          Interest accrues from the date the loan is disbursed until the loan is paid in full. Unpaid accrued interest may be compounded not more frequently than semiannually and added to principal; however, a lender may postpone the compounding of interest before the beginning of the repayment period or during periods of deferment or forbearance and add interest to principal at the time repayment of principal begins or resumes.

         The interest rate on HEAL Loans is not subject to any federal or state usury laws that limit the rate or amount of interest payable on loans.

          Repayment Terms. HEAL Loans must provide for repayment of the principal amount, except during a deferment period described in the following subsection, in installments over a period of not less than 10 years (unless sooner repaid at the borrower's option) nor more than 25 years beginning not earlier than 9 months nor later than 12 months after (i)(a) the date on which the borrower ceases to be a participant in an accredited internship or residency program of not more than four years in duration, (b) the borrower completes the fourth year of an accredited internship or residency program of more than four years in duration, or (c) the borrower, if not a participant in a program described in clause (a) or (b) above, ceases to carry the normal full-time academic workload as determined by the eligible institution, or (ii) the date on which a borrower who is a graduate of an eligible institution ceases to be a participant in a fellowship training program not in excess of two years or a participant in a full-time educational activity not in excess of two years, which (a) is directly related to the health profession for which the borrower prepared at an eligible institution, as determined by the Secretary, and (b) may be engaged in by the borrower during such a two-year period which begins within 12 months after the completion of the borrower's participation in a program described in clauses (i)(a) or (b) above or prior to the completion of the borrower's participation in such program. Except for deferment periods (as described in the following subsection), the payments made on all outstanding HEAL Loans by a borrower during any year must be at least equal to the annual interest on the outstanding principal (unless the borrower agrees in writing to make payments during any year or any repayment period in a lesser amount), and lenders and holders of HEAL Loans must offer borrowers graduated loan repayment schedules that, during the first five years of loan repayment, are based on the borrower's debt-to-income ratio.

          Any deferment period (as described in the following subsection) is not included in the maximum 25 year total loan repayment period, but in no event may the period of the loan exceed 33 years from the date of execution of the note or written agreement evidencing the loan.

          Deferment Periods. All HEAL Loans must provide that periodic installments of principal and interest need not be paid, but interest will accrue and be added to principal if not paid, during any "deferment period" which is described in the Public Health Service Act as any period (i) during which the borrower is pursuing a full-time course of study at an eligible institution under the Public Health Service Act (or at an institution defined by section 481(a) of the Higher Education Act); (ii) not in excess of four years during which the borrower is a participant in an accredited internship or residency program (including any period in such program in which the borrower ceases to be a participant or the borrower completes the fourth year of such program which has a duration of greater than four years); (iii) not in excess of three years during which the borrower is (a) a member of the Armed Forces of the United States, (b) in service as a volunteer under the Peace Corps Act, (c) a member of the National Health Service Corps, (d) in service as a full-time volunteer under Title I of the Domestic Volunteer Service Act of 1973, or (c) practicing primary care and has completed an accredited internship or residency training program in osteopathic general practice, family medicine, general internal medicine, preventive medicine, or general pediatrics; (iv) not in excess of one year for borrowers who are graduates of chiropractic schools; (v) any period not in excess of two years which is described in clause (ii) of the first paragraph of the preceding subsection.

          Forbearance. Forbearance is defined in the Regulations as "an extension of time for making loan payments or the acceptance of smaller payments than were previously scheduled to prevent a borrower from defaulting on his or her payment obligations". Provided that the borrower and the lender execute a written agreement of forbearance, a lender or holder must grant forbearance whenever the borrower is temporarily unable to make scheduled payments on a HEAL Loan and the borrower continues to repay the loan in an amount commensurate with his or her ability to repay the loan. Each forbearance period may not exceed six months, and the total period of forbearance (with or without interruption) may not exceed two years (except under certain circumstances approved by the Secretary).

          No Endorsement or Security Permitted. All HEAL Loans are made directly to the student without security and without endorsement (unless the student is a minor and applicable law requires an endorsement to create a binding obligation). Endorsement is defined in the Regulations to mean the signature of anyone other than the borrower who is to assume either primary or secondary liability on the note.

          Consolidation of HEAL Loans. HEAL Loans may be consolidated, but the lender or holder must first inform the borrower of the effect of the consolidation on the interest rate (as described in the following sentence) and explain to the borrower that he or she is not required to agree to the consolidation. The maximum interest rate on a consolidation loan may not exceed the maximum rate as determined by the Secretary (and described herein under "--Interest Rate") for the calendar quarter during which the consolidation loan is made. HEAL Loans also may be consolidated with a borrower's outstanding Federal Loans; however, unlike most Federal Loans, HEAL Loans consolidated pursuant to the provisions of the Higher Education Act will not be eligible for Special Allowance Payments or Interest Subsidy Payments.

          Default of Borrower. Upon default by the borrower of a HEAL Loan and after substantial collection efforts (including the commencement and prosecution of an action against the borrower unless the amount of such loan was made in an amount less than $2,500 or the Secretary determines that the eligible lender or holder of the loan has made reasonable efforts to serve process on the borrower and has been unsuccessful with respect to such efforts or the prosecution of such an action would be fruitless because of the financial or other circumstances of the borrower), the Secretary is required to pay to the beneficiary the amount of the loss sustained by the insured. The United States is subrogated for all of the rights of the holder of the defaulted obligation and is entitled to an assignment of the note or other evidence of the insured loan by the beneficiary. Any federal or state statutes of limitations do not apply to any HEAL Loan which has been assigned to the Secretary.

          The Regulations define default as "the persistent failure of the borrower to make a payment when due or to comply with other terms of the note or other written agreement evidencing a loan under circumstances where the Secretary finds it reasonable to conclude that the borrower no longer intends to honor the obligation to repay the loan." In the case of loans payable in monthly installments, such failure to pay must have persisted for at least 120 days. In the case of loans payable in less frequent installments, such failure to pay must have persisted for at least 180 days. If the lender or holder determines that it is not appropriate to commence and prosecute an action against a default borrower, it must file a default claim with the Secretary within 30 days after a loan has been determined to be in default. The lender must also have requested preclaim assistance from the Public Health Service before the Secretary will pay a default claim.

          In an effort to collect on defaulted HEAL Loans, payments to a borrower under any federal law (i.e. Medicare and Medicaid) for health services rendered by a borrower in default on an outstanding HEAL Loan are required to be reduced, after notice and opportunity for a hearing, up to the amount of the remaining balance on such defaulted HEAL Loans.

          Death or Disability of Borrower. The Secretary will pay the outstanding balance on any HEAL Loan of a borrower who dies or becomes permanently and totally disabled. The Regulations state that a borrower is permanently and totally disabled if the borrower is "unable to engage in any substantial gainful activity because of a medically determinable impairment which the Secretary expects to continue for a long and indefinite period of time or to result in death". A lender or holder must file a death or disability claim with the Secretary within 30 days after such lender or holder receives documentation of the borrower's death or 30 days after the lender or holder has been notified that the Secretary has determined the borrower to be permanently and totally disabled.

          Discharge in Bankruptcy. A HEAL Loan may be released by a discharge in bankruptcy under the U.S. Bankruptcy Code but only if such discharge is granted
(i) after the expiration of the seven-year period beginning on the first date the borrower of the HEAL Loan is required to commence repayment, (ii) upon a finding of the Bankruptcy Court that not discharging such debt would be unconscionable, and (iii) upon the condition that the Secretary has not waived his rights to reduce payments made to a borrower for health services rendered under any federal law as further described in the second paragraph of the subsection entitled "Default of Borrower".

          Risk-Based Premiums. The Secretary assesses a risk-based premium to an eligible borrower and, in certain circumstances, an eligible institution, on all HEAL Loans based on the "default rate" (as defined below) of the eligible institution the eligible borrower attends. The Public Health Service Act establishes three rate levels known as the "low-risk rate", the "medium-risk rate", and the "high-risk rate" which are further described as follows:

         Low-Risk Rate:             Applies to an eligible borrower seeking
                                    a HEAL Loan for attendance at an eligible institution with a default rate of not greater than five percent. The premium assessed to such eligible borrower is equal to six percent of the principal amount of the loan. No premium is assessed to the eligible institution.

         Medium-Risk Rate:          Applies to an eligible borrower seeking
                                    a HEAL Loan for attendance at an eligible institution with a default rate grater than five percent but not greater than ten percent. The premium assessed to such eligible borrower is equal to eight percent of the principal amount of the loan, and the premium assessed to the eligible
                                    institution is equal to five percent of the principal amount of the loan.

         High-Risk Rate:            Applies to an eligible borrower seeking
                                    a HEAL Loan for attendance at an eligible institution with a default rate greater than ten percent but not greater than 20 percent. The premium assessed to such eligible borrower is equal to eight percent of the principal amount of the loan, and the premium assessed to the eligible
                                    institution is equal to ten percent of the principal amount of the loan.

The risk-based premium to any eligible borrower is reduced by 50 percent if a credit worthy parent or other responsible party co-signs the loan note.

          Any eligible institution in which the medium-risk rate or the high-risk rate applies is required to submit to the Secretary for approval an annual default management plan that specifies the short-term and long-term procedures the institution will incorporate to minimize defaults on HEAL Loans. Students attending eligible institutions with a default rate greater than 20 percent are not eligible to receive a HEAL Loan. The Secretary may consider mitigating circumstances prior to making such institution ineligible for the HEAL Program.

          The "default rate" is defined in the Public Health Service Act to mean the percentage determined by the ratio of (i) the principal amount of HEAL Loans
(A) that are made with respect to such eligible institution and that entered repayment status after April 7, 1987; AND (B) for which amounts have been paid to insurance beneficiaries due to the default of the borrower, excluding any loan which has been discharged in bankruptcy or for which the borrower begins payments to the Secretary after the loan has been assigned to the Secretary as a result of the Secretary making an insurance payment on such loan, by (ii) the total principal amount of HEAL Loans that are made with respect to such eligible institution and that entered repayment status after April 7, 1987.

          Insurance Account. The Public Health Service Act established an insurance account, which is available without fiscal year limitation to the Secretary for making payments in connection with the collection and default of HEAL Loans. All amounts received by the Secretary as premium charges for insurance and as receipts, earning, or proceeds derived from any claim or other assets acquired by the Secretary in connection with the HEAL Program are deposited in such account. All payments in connection with the default of HEAL Loans are paid from such account. The Public Health Service Act also provides that in the event moneys in such account are insufficient to make payments in connection with the collection or default of any HEAL Loan, the Secretary of the Treasury may lend such amounts as may be necessary to make the payments in such insurance account, subject to the Federal Credit Reform Act of 1990.

THE PRIVATE LOAN PROGRAMS

         General. It is expected that the Private Loans primarily will be originated under one or more of the following Private Loan Programs: (i) the Option 4 Program, (ii) the TERI Alternative Program and the PEP Program, (iii) the PLEASE Program and (iv) the PAL Program. The Private Loans may, to a lesser extent, be originated under other Private Loan Programs that will be identified in the related Prospectus Supplement. As of the date of this Prospectus, ClassNotes does not originate loans under a Private Loan Program. Therefore, until such time, if any, as ClassNotes originates loans under one or more Private Loan Programs, all Private Loans sold to a Trust by ClassNotes will be Purchased Loans. The following is a brief description of the Private Loan Programs identified above.

          Option 4 Program. The Option 4 Program is a private loan program established by United Student Aid Funds, Inc. ("USAF") and designed to help full time students from families who are not eligible for Federal Loans, HEAL Loans or other federal grants or loans or, if eligible, need to borrow additional funds to finance their college educations. USAF is a private non-profit corporation located in Indianapolis, Indiana.

          Parents of full-time students enrolled or accepted for enrollment at an accredited college or university are eligible to apply for a loan under the Option 4 Program ("Option 4 Loans"). In general, applicants are required to have an annual income of at least $15,000 and a monthly debt burden, including the Option 4 Loan, of no greater than 40% of all monthly income. Eligible borrowers of an Option 4 Loan may borrow from $2,000 up to $10,000 per academic year for up to five years. However, the amount of the Option 4 Loan plus other financial aid received by a student may not exceed the cost of education, as determined by the school. A 4% guarantee fee is deducted from the loan proceeds.

          The interest rate on Option 4 Loans varies and is indexed to the average quarterly bond equivalent rate of the 91 day U.S. Treasury Bills plus 3.50%, subject to a maximum rate of 18%. The interest rate is adjusted on the first day of February, May, August and November of each year.

          Borrowers of Option 4 Loans may elect between two repayment plans. Under the standard plan, borrowers begin repayment of principal and interest within 45 days of disbursement of the loan. Under the deferred principal repayment plan, borrowers may defer principal payments and make interest only payments while the student is in school. Principal and interest payments will begin 45 days after the student graduates or leaves school, or earlier if requested by the borrower. Borrowers may take up to 15 years to repay. The minimum monthly payment, once principal and interest payments begin, is the greater of $50 or the amount that will result in loan repayment within the 15 year limit. Option 4 Loans may be prepaid at any time without penalty.

          Each Option 4 Loan is funded by a lender selected by USAF and is guaranteed by USAF. Currently, all Option 4 Loans are serviced by Educational Loan Servicing Center, Inc., an affiliate of USAF.

          TERI Alternative Program. The TERI Alternative Program is a private loan program established by The Education Resources Institute ("TERI") and designed to offer loans to students enrolled in nationally or regionally accredited 2- to 4-year degree-granting institutions in the United States and Canada. TERI is a private non-profit corporation headquartered in Boston, Massachusetts. To be eligible for a loan under the TERI Alternative Program ("TERI Alternative Loans"), a student must be deemed creditworthy or provide a creditworthy co-borrower with a two-year credit history and a debt-to-income ratio not to exceed 40%. Also at least one applicant must be a U.S. citizen or a certified permanent resident of the United States.

          In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. A satisfactory credit history is defined as making continuous and prompt payment on all credit obligations such as mortgages, personal loans, credit cards, auto loans, and especially, education loans. There should be no record of charged off loans within the past five years nor a record of foreclosure, repossession, open judgment or suit, unpaid tax lien, unpaid prior education loan defaults or other negative public record items in the past seven years. There should not be a record of bankruptcy within the past 10 years (exceptions may be granted where the applicant provides written documentation demonstrating that the circumstances leading up to the bankruptcy were beyond the applicant's control).

          Eligible borrowers of a TERI Alternative Loan may borrow from $2,000 up to the cost of education, less any financial aid received per academic year. A 5% guarantee fee is deducted from the loan proceeds.

          The interest rate on TERI Alternative Loans varies depending upon the lender. Several lenders currently offer a fixed rate. The remaining lenders offer variable rates ranging from the prime rate plus 1.5% to the prime rate plus 2.0%.

          The TERI Alternative loan may be repaid in up to 25 years, depending on the total amount borrowed. Repayment of the TERI Alternative Loan begins within 45 days after the disbursement date. However, deferment of principal is allowed for up to four years, with only interest being paid, while the student is in school. Payment of principal and interest begins within 45 days of graduation or withdrawal from school. Once principal payments commence, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 25 years. TERI Alternative Loans may be prepaid at any time without penalty.

         Each TERI Alternative Loan is funded by one of the banks participating in the TERI Alternative Program and is guaranteed by TERI. TERI guarantees payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each TERI Alternative Loan as to which any one of the following events has occurred:

                  (a) failure by the borrower thereof to make monthly principal or interest payments on such TERI Alternative Loan when due, provided such failure continues for a period of 120 days;

                  (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

                  (c)  the death of the borrower thereof; or

                  (d) the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians.

          TERI's guarantee obligations with respect to any TERI Alternative Loan is conditioned upon certain conditions, including, but not limited to, the following: (i) the origination and servicing of the such TERI Alternative Loans being performed in accordance with the TERI Alternative Program and other applicable requirements, (ii) the timely payment to TERI of all guarantee fees payable with respect to such TERI Alternative Loan, (iii) the timely submission to TERI of all required pre-claim delinquency status notifications and of the claim with respect to such TERI Alternative Loan and (iv) the transfer and endorsement of the promissory note evidencing such TERI Alternative Loan to TERI upon and in connection with making a claim to receive guarantee payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of TERI to honor its guarantee obligations with respect to such TERI Alternative Loan. In addition, in the event that any TERI Alternative Loan is determined to be unenforceable because the terms of such TERI Alternative Loan or the forms of the application or promissory note related thereto violate any provisions of applicable state law, TERI's guarantee obligation is reduced to 50% of principal (including capitalized interest and fees) and accrued interest with respect to such TERI Alternative Loan. Under a Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of ClassNotes' covenants, representation and/or warranties, as the case may be, and would create an obligation of ClassNotes to purchase such TERI Alternative Loan. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "--Master Servicer Covenants".

          TERI, as a guarantor of Private Loans, is not entitled to any federal reinsurance or assistance from the Department. Although TERI maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI over the term of the TERI Alternative Loans.

          PEP Program. The PEP Program is a private loan program established by TERI and designed to offer loans ("PEP Loans") to graduate and professional school students enrolled at least half-time in an accredited 2- to 4-year degree-granting institution in the United States and Canada. The underwriting standards for the PEP Program are substantially the same as described above for the TERI Alternative Program.

          Eligible borrowers of PEP Loans may borrow up to $7,500 or $20,000 on a student's good credit history, or up to $20,000 with a creditworthy co-borrower. Law students can borrow up to $12,000 on their own signature. The aggregate total amount of borrowings is based on future income projections, with an aggregate total of $80,000 with a co-borrower. A 9% guarantee fee (6% with a co-borrower) is deducted from the loan proceeds.

          The interest rates on PEP Loans vary by lender, but under current guidelines cannot exceed the prime rate plus 2.0%. PEP loans may be repaid in up to 20 years, depending on the total amount borrowed. Repayment of the PEP Loan begins within 45 days after the disbursement date. Further, both principal and interest may be deferred for up to 4 1/2 years while the student is in school (any such deferred interest will be capitalized and added to principal). Medical students may request a second deferment on the new principal balance while completing their internship or residency (with a maximum deferment of 8 1/2 years). Once principal payments commence, the monthly principal and interest payment remains fixed throughout the life of the loan. Therefore, for variable rate loans fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 20 years. PEP Alternative Loans may be prepaid at any time without penalty.

          Each PEP Loan is funded by one of the banks participating in the PEP Program and is guaranteed by TERI. TERI's guarantee obligations under the PEP Program are substantially the same as its guarantee obligations described above for the TERI Alternative Program.

          PLEASE Program. Parent Loans for Elementary and Secondary Education is a private loan program established by TERI and designed to offer loans ("PLEASE Loans") to borrowers interested in financing the education expense of a student associated with attendance at a private primary or secondary school. The underwriting standards for the PLEASE Program are substantially the same as described for the TERI Alternative Program.

          Eligible borrowers of PLEASE Loans may borrow up to the cost of education less any financial aid with a maximum amount borrowed of $20,000 per school year. The minimum amount borrowed is $1,000. The aggregate total amount of borrowings is $80,000. A 6% guarantee fee is deducted from the loan proceeds.

          Application fees and interest rates on PLEASE Loans vary by lender, but the interest rate cannot under current guidelines exceed the prime rate plus 2.0%. PLEASE loans may be repaid in up to 10 years, depending on the total amount borrowed. Immediate repayment of principal and interest payments on the PLEASE Loan begins within 45 days after the disbursement date. Variable rate loan fluctuations in the interest rate are reflected in the length of the repayment term, not the monthly amount, unless an increase in the monthly amount is needed to keep the repayment period within 10 years. PLEASE Loans may be prepaid at any time without penalty.

          Each PLEASE Loan is funded by one of the lenders participating in the PLEASE Program and is guaranteed by TERI. TERI's guarantee obligations under the PLEASE Program are substantially the same as its guarantee obligations described for the TERI Alternative Program.

          PAL Program. The PAL Program is a private loan program established by HEMAR Insurance Corporation of America ("HICA") designed to offer loans ("PAL Loans") to meet the educational financing needs of students enrolled in a four-year collegiate or graduate degree granting educational institution which has been approved for participation in the PAL Program by HICA. The underwriting standards for the PAL Program are substantially the same as described above for the TERI Alternative Program.

          Eligible borrowers of PAL Loans may borrow from $1,000 up to a maximum annual limit of the lesser of (i) the student's estimated cost of attendance for the loan period less the estimated amount of assistance that a school is aware a student has been or will be awarded in federal, state or private scholarships or loan programs and (ii) the amount of allowable debt after a credit analysis is performed. A 6% guarantee fee is deducted from the loan proceeds.

          The interest rate on PAL Loans varies depending on the lender. PAL Loans may be repaid in up to 20 years. Repayment of the PAL Loan may begin immediately after the disbursement date. Both principal and interest may be deferred for up to the earlier of (i) six months after the date the borrower ceases to be at least a half-time student or (ii) 5 years after the borrower's first disbursement of a PAL Loan (any such deferred interest will be capitalized and added to principal). PAL Loans may be prepaid at any time without penalty.

          Each PAL Loan is funded by one of the banks participating in the PAL Program and is guaranteed by HICA. If a borrower defaults on a PAL Loan, HICA will pay the lender 100% of the unpaid principal (including any interest or fees capitalized from time to time) and accrued interest. However, HICA's guarantee obligations with respect to any PAL Loan is conditioned upon certain conditions, including, but not limited to, the following: (i) the timely payment to HICA of all guarantee fees payable with respect to such PAL Loan, (ii) the origination, servicing and collection of such PAL Loan being performed in accordance with the PAL Program, (iii) the timely submission to HICA of the executed surety certificate, a complete payment history and a complete collection efforts history, and (iv) the transfer and endorsement of the original executed note evidencing such PAL Loan. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of HICA to honor its guarantee obligations with respect to such PAL Loan.


                         THE FINANCED STUDENT LOAN POOL

          The pool of Financed Student Loans will include the Financed Student Loans acquired by the applicable Eligible Lender Trustee on behalf of a Trust from time to time as of the applicable Cut-off Date and, if set forth in the related Prospectus Supplement, any Additional Student Loans acquired by the applicable Eligible Lender Trustee on behalf of a Trust from the Sellers during the applicable Funding Period.


          The Financed Student Loans will be selected from the Sellers' portfolios of Federal Loans, HEAL Loans and Private Loans (including Purchased Loans) by several criteria, including the following: each Financed Student Loan
(i) was or will be originated in the United States or its territories or possessions under and in accordance with the Federal Program, the HEAL Program or the applicable Private Loan Program, as the case may be, to, or on behalf of, a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act, a Proprietary School or, with respect to PLEASE Loans, to, or on behalf of, a student who is enrolled in private primary or secondary schools, (ii) contains terms in accordance with those required by the applicable Program, the Guarantee Agreements and other applicable requirements, and (iii) is not more than 90 days past due as of the related Cut-off Date. The relative percentages of each type of Financed Student Loan, as well as the relative percentages of Financed Student Loans originated by a Seller and Purchased Loans, to be included in the pool of Financed Student Loans will be determined from time to time by the Sellers. No selection procedures believed by the Sellers to be adverse to the Securityholders will be used in selecting the Financed Student Loans.


          The Additional Student Loans to be conveyed to the applicable Eligible Lender Trustee on behalf of a Trust during each Funding Period are required to comply with the criteria set forth above. See "Description of the Transfer and Servicing Agreements--Additional Fundings."


          In addition to the criteria described in the preceding paragraphs, an applicable Surety Provider or other provider of Enhancement may require certain other characteristics for the Additional Student Loans. However, following each transfer of Additional Student Loans to an Eligible Lender Trustee on behalf of a Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition and type of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount to be described in tables included in each Prospectus Supplement, may vary significantly from those of the Financed Student Loans, if any, previously transferred to such Trust. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the related Cut-off Date may vary significantly from that set forth in the tables included in the related Prospectus Supplement as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information included in the related Prospectus Supplement with respect to the original term to maturity and remaining term to maturity of Financed Student Loans as of the related Cut-off Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.



          Each Prospectus Supplement will set forth, as of the related Cut-off Date, with respect to the Pool Balance of a Trust upon the issuance of the related Series of Notes, the composition of the Financed Student Loans, the distribution by loan type, the distribution by interest rates, the distribution by outstanding principal balance, the distribution by remaining term to scheduled maturity and the distribution by borrower payment status.


          Each of the Federal Loans and HEAL Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan. The Private Loans may contain different amortization provisions.

MATURITY AND PREPAYMENT ASSUMPTIONS


          The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates will be affected by (i) prepayments of the Financed Student Loans that may occur as described below, (ii) the sale by the related Trust of Financed Student Loans, (iii) the application of Additional Principal Payments, if any, and (iv) the issuance by a Trust of additional Securities. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Consolidation Loans as discussed below) and may be prepaid as a result of a borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans, or a Trust sells Serial Loans, such Financed Student Loans will be prepaid; provided, however, that if the related Seller makes any such Consolidation Loan during the Funding Period, if applicable (in which event such Seller will then sell that Consolidation Loan to the applicable Eligible Lender Trustee, to the extent that funds are available in the Pre-Funding Account for the purchase thereof), the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Consolidation Loan) will be at least equal to and in most cases greater than such balance prior to such prepayment. See "The Student Loan Financing Business--Federal Loans Under the Program--Consolidation Loans." There can be no assurance that the applicable Seller rather than another institution will make any particular Consolidation Loan with respect to borrowers with Financed Student Loans. In addition, a Seller is obligated to purchase any Financed Student Loan pursuant to a Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the applicable Master Servicer is obligated to purchase any Financed Student Loan pursuant to a Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." See also "--Termination" regarding the Sellers' option to purchase the Financed Student Loans of a Trust when the aggregate Pool Balance of such Trust is less than or equal to 10% of the applicable Aggregate Pool Balance and "--Insolvency Event" regarding the sale of Financed Student Loans if a Seller Insolvency Event occurs.

          Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods or as a result of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the applicable Eligible Lender Trustee on behalf of a Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates of the related Trust. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

          If set forth in a Prospectus Supplement, amounts otherwise required to be deposited into the Reserve Account, if established, may be applied as an Additional Principal Payment to the Class of Notes then entitled to receive payments of principal (or, after all Classes of Notes have been paid in full, the Certificates).

          Each Trust may issue, from time to time, several Series and Classes of Securities. The payment priorities of each Series and Class will be described in the applicable Prospectus Supplement. Such priorities may provide that a subsequently issued Class of Notes receive payments of principal prior to a previously issued Class of Notes, even if such previously issued Class of Notes had been receiving payments of principal. However, each Class of Securities will be payable in full by its Final Maturity Date.


          If a Note Surety Bond or Certificate Surety Bond has been issued with respect to a Class of Notes or the Certificates, the related Surety Provider will generally be required on the Final Maturity Date relating to a Class of Notes or the Certificates (after giving effect to all distributions to be made on each such date), pursuant to the applicable Note Surety Bond or Certificate Surety Bond, to provide an amount equal to all unpaid principal and interest payable in respect of the related Class of Notes or the Certificates (other than Noteholders' Interest Carryover and Certificateholders' Interest Carryover). If the Surety Provider fails to satisfy such obligations, the affected Securityholders would likely incur losses. In addition, the maturity of many of the Financed Student Loans will extend well beyond the final Maturity Date of certain Classes of Notes.

          The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans or a faster or slower incidence of sales by the Trust will be borne entirely by the Securityholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders receive payments from the related Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

INSURANCE OF STUDENT LOANS; GUARANTORS OF FEDERAL LOANS

          General. Each Federal Loan is required to be guaranteed as to principal and interest by a Guarantor and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments and, with respect to each Financed Student Loan that is not an SLS Loan, PLUS Loan or Unsubsidized Stafford Loan, Interest Subsidy Payments paid by the Department.

          Federal Reinsurance. Under the Higher Education Act, each Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Guarantor for amounts paid under its Guarantee Agreement. The amount of reimbursement by the Department for Federal Loans for each fiscal year commencing October 1 varies for each Guarantor depending on the annual claims rate for that Guarantor (i.e., the dollar amount of reimbursement claims filed by that Guarantor during that fiscal year as a percentage of the outstanding aggregate principal amount at the end of the preceding fiscal year of those Federal Loans it guarantees whose borrowers were repaying such Federal Loans at the end of the preceding fiscal year) as follows:

 CLAIMS RATE                         REIMBURSEMENT TO GUARANTOR BY THE
OF GUARANTOR                         DEPARTMENT OF EDUCATION          (1)

0% to and including 5%                   100%

Greater than 5% to and including 9%      100% of claims to and including 5%; 90%
                                         of claims greater than 5%

Greater than 9%                          100% of claims to and including 5%;
                                         90% of claims greater than 5% to
                                         and including 9%;  and 80% of claims
                                         greater than 9%


         (1) Each of the reimbursement percentages listed above is reduced by two percentage points for a loan made on or after October 1, 1993.

          The claims experience for any Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that the obligation of the Department to reimburse each such Guarantor as described above is, subject to compliance with the Higher Education Act, supported by the full faith and credit of the United States and that Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

          Under the 1993 Amendments, Congress made a number of changes that may adversely affect the financial condition of the Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Guarantors are entitled to receive and/or retain and giving the Department broad powers over Guarantors and their reserves. The 1993 Amendments also reduced Guarantors default collection retention rate from 30% to 27%, reduced the maximum insurance premium charged by a Guarantor from 3% to 1% and authorized the Secretary to terminate a Guarantor's reinsurance agreement if the Secretary determines such action is necessary to protect federal fiscal interests or ensure an orderly transition to full implementation of the FDSLP. The Administrative Cost Allowance ("ACA") was eliminated; however, legislative history suggests that Congress intended that Guarantors will continue to receive a 1% ACA. For Stafford Loans disbursed on or after July 1, 1995, the Lender yield on student loans during in school, grace and deferment periods is reduced from the 91-day Treasury bill rate plus 3.1% to 91-day Treasury bill rate plus 2.5% (not to exceed 8.25%, before giving effect to any applicable Special Allowance Payments). Lenders will also be required to pay a 1.05% annual fee to the Secretary on the principal plus accrued but unpaid interest of all Consolidation Loans made on or after October 1, 1993 and such loans bear interest at the 91-day Treasury bill rate plus 3.1% with no floor applicable. Also, effective for student loans first disbursed after October 1, 1993, Lenders will be assessed an up-front, user/origination fee equal to .5% of the principal amount of the student loan. The Department's powers over Guarantors include the authority to require a Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Guarantor, to serve the best interests of the Federal Programs or to ensure the proper maintenance of such Guarantor's funds or assets. The Department is also now authorized to direct a Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Guarantor and/or to cease any activities involving the use of the Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. Subject to the requirements described in the following paragraphs, the Department may also terminate a Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation greatly expands the Federal Direct Student Loan Program volume to a target of approximately 60% of student loan demand in academic year 1998-1999, which could result in increasing reductions in the volume of loans made under the Program. Such changes could have an adverse effect on the financial condition of the Guarantors and on the ability of a Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Federal Loans. See "Risk Factors--Changes in Legislation."

          In issuing guarantees with respect to Federal Loans, each Guarantor is required by the Higher Education Act to review loan applications to verify the completion of required information and to make a determination that the applicant has not borrowed amounts in excess of any applicable annual and aggregate limits imposed by the Higher Education Act.

          Pursuant to the 1992 Amendments, each Guarantor is required to maintain a current minimum reserve level of at least 0.5% of the aggregate principal amount of all outstanding Federal Loans guaranteed by such Guarantor for the fiscal year that begins in 1993, with such minimum increasing to 0.7% and 0.9% for fiscal years beginning in 1994 and 1995, respectively, and 1.1% for fiscal years beginning on or after January 1, 1996. Annually, the Department will collect information from each Guarantor to determine the amount of such Guarantor's reserves and other information regarding its solvency. If a Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Guarantor's annual claims rate exceeds 9% or the Department determines that a Guarantor's administrative or financial condition jeopardizes that Guarantor's continued ability to perform its responsibilities, then that Guarantor must submit and implement a management plan acceptable to the Department. The 1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Guarantor. In that event, however, the Department is required to assume the functions of such Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Guarantor in order to assist such Guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance, however, that the Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Guarantor or by making a determination that such Guarantor is unable to meet its guarantee obligations.

          Amounts received or receivable from the Department for reimbursement for claims paid are subject to periodic audit and adjustment by the Department. Any disallowed claims, including amounts already collected, may constitute a liability of the respective Guarantor. Although federal audit reports as of this date have raised several compliance issues relating to the California Student Aid Commission, one of the Guarantors, the Seller and The Money Store believe that it is not possible to determine as of the date of this Prospectus the number of claims, if any, which might ultimately be disallowed by the Department.

          Guarantors for the Financed Student Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region. Each Eligible Lender Trustee has entered, or will enter, into a Guarantee Agreement with each Guarantor guaranteeing the Federal Loans acquired, or to be acquired, by the related Trust.

          Pursuant to its respective Guarantee Agreement, each Guarantor guarantees payment of 98% (except that such guarantee against defaults will be 100% of principal and accrued interest for loans first disbursed prior to October 1, 1993); of the principal (including any interest capitalized from time to time) and accrued interest for each Federal Loan guaranteed by it as to which any one of the following events has occurred:

                  (a) failure by the borrower thereof to make monthly principal or interest payments on such Federal Loan when due, provided such failure continues for a period of 180 days;

                  (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

                  (c)  the death of the borrower thereof; or

                  (d) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician.

          When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of the Guarantors pursuant to their respective Guarantee Agreements are obligations solely of the applicable Guarantor, and are not supported by the full faith and credit of any state government, except loans guaranteed by the New York State Higher Education Services Corporation.


          Each Guarantor's guarantee obligations with respect to any Federal Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Federal Loan being performed in accordance with the Program, the Higher Education Act and other applicable requirements, (ii) the timely payment to the applicable Guarantor of the guarantee fee payable with respect to such Federal Loan, (iii) the timely submission to the applicable Guarantor of all required preclaim delinquency status notifications and of the claim with respect to such Federal Loan and (iv) the transfer and endorsement of the promissory note evidencing such Federal Loan to the applicable Guarantor upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the applicable Guarantor to honor its Guarantee Agreement with respect to such Federal Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under a Sale and Servicing Agreement, such failure to comply would constitute a breach of the applicable Master Servicer's covenants or Educaid's representations and warranties, as the case may be, and would create an obligation of Educaid or the Master Servicer, as the case may be, to repurchase or purchase such Federal Loan or to reimburse the related Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

          Certain historical information concerning the Guarantors expected to be guaranteeing at least 2.0% of the Federal Loans included in a Trust will be set forth in the related Prospectus Supplement. Such information will include for the periods presented the related Guarantor's guarantee volume, reserve ratios, recovery rates and claims rate. It is expected that such information will be obtained from the Department of Education's Guaranteed Student Loan Program Books or from the applicable Guarantor. Neither the Sellers nor The Money Store will independently verify such information.


                          DESCRIPTION OF THE SECURITIES

GENERAL


          Each Series of Notes will be issued pursuant to the terms of a Master Indenture and a related Terms Supplement and each Class of Certificates will be issued pursuant to the terms of the related Trust Agreement and, except for an initial Class of Certificates of a Trust, the related Trust Supplement. The following summary describes certain terms of the Notes, the Certificates, a Master Indenture, each Terms Supplement and a Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of each Series of Notes, each Class of Certificates, the applicable Master Indenture, each Terms Supplement and the applicable Trust Agreement.

          It is expected that each Class of Notes and each Class of Certificates (except for the Certificates being sold to Student Holdings or such other entity as may be set forth in a Prospectus Supplement) will initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository") except as set forth below. The Notes will be available for purchase in the denominations set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Notes may be available in book-entry form only. The Certificates generally will be available for purchase in denominations equal to the lesser of $1,000,000 or 1/24th of the related Certificate Balance, and integral multiples of $50,000 in excess thereof, or such other amounts as may be set forth in a Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Securities. If Securities are available in book-entry form only, unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described herein, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references herein and in a Prospectus Supplement to actions by Noteholders or Certificateholders of book-entry securities refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and therein to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration" and "--Definitive Securities."

          Each Class of Notes within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Notes or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments or principal, interest or any combination thereof to one or more other Classes of Notes of the related Trust throughout the lives of the Notes or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Notes entitled to distributions allocable to interest, the right to receive interest at a fixed rate or an adjustable rate; and (vii) include, as to Notes entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement.


THE NOTES


          Distributions of Interest. Interest will accrue on the principal balance of each Class of Notes at a rate per annum (calculated as provided below or in the related Prospectus Supplement) equal to the related Class Interest Rate. Interest may accrue initially from and including the Closing Date on which the related Series was issued through and including the date set forth in the related Prospectus Supplement and, thereafter, except as otherwise set forth in the related Prospectus Supplement, for periods (each, an "Interest Period") consisting of (i) with respect to Auction Rate Notes, as set forth in the related Prospectus Supplement, (ii) with respect to LIBOR Rate Notes, generally a one-month period beginning and ending on the dates set forth in the related Prospectus Supplement, (iii) with respect to T-Bill Rate Notes, generally a one-month period beginning and ending on the dates set forth in the related Prospectus Supplement or (iv) with respect to Notes accruing interest based on some other method, the period set forth in the related Prospectus Supplement. Interest on each Class of Notes will be payable (or with respect to Accrual Notes during the related Accrual Period, added to the principal amount thereof) on the Note Distribution Dates described in the applicable Prospectus Supplement. Interest payments on the Notes will generally be funded from Available Funds and Monthly Advances (and, when applicable, amounts on deposit in the Reserve Account, Capitalized Interest Account, the Capitalized Pre-Funding Account or such other account as may be set forth in a Prospectus Supplement) remaining after the deposit of the Transaction Fees in the Expense Account. See "Description of the Transfer and Servicing Agreements Distributions" and "--Credit Enhancement." If insufficient funds are available to pay the Noteholders' Interest Distribution Amount on a Note Distribution Date, such shortfall will be paid from draws on the applicable Note Surety Bonds, if any, or other forms of Enhancement to the extent described in the related Prospectus Supplement under "Description of the Surety Bonds--Note Surety Bonds."

          Until the date of an Auction Period adjustment, if any, the interest rate on each Class of Auction Rate Notes for each Interest Period will be the Class Interest Rate based on an Auction Period, subject to adjustment as described herein. The Class Interest Rate on each Class of Auction Rate Notes for each Auction Period will be the lesser of (i) the Net Loan Rate in effect for such Auction Period and (ii) the Auction Rate in effect for such Auction Period, as determined by the Auction Agent pursuant to the Auction Procedures described in Appendix I hereto and in the related Prospectus Supplement; provided that if on any Rate Determination Date, an Auction for a Class of Notes is not held for any reason, then the Class Interest Rate for such Class of Notes will be the Net Loan Rate or such other rate as may be described in a Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the Class Interest Rate on each Class of LIBOR Rate Notes for each Interest Period will be the lesser of (i) the Net Loan Rate in effect for such Interest Period and (ii) LIBOR plus the margin set forth in the applicable Prospectus Supplement (the "LIBOR Rate"). Unless otherwise set forth in a Prospectus Supplement, the Class Interest Rate on each Class of T-Bill Rate Notes for each Interest Period will be the lesser of (i) the Net Loan Rate in effect for such Interest Period and
(ii) the T-Bill Rate plus the margin set forth in the applicable Prospectus Supplement. The Class Interest Rate on each Class of Notes bearing interest based upon another method will be as described in the related Prospectus Supplement. However, if set forth in a Prospectus Supplement, no Class Interest Rate will exceed the rate per annum set forth in the related Prospectus Supplement, and will be subject to other limitations described herein and therein.

          For each Class of Notes, the applicable Initial Rate, Initial Rate Adjustment Date and last day of the Initial Period will be set forth in the related Prospectus Supplement. Thereafter, interest will accrue as set forth above or in the related Prospectus Supplement.

          Auction Period Adjustment. With respect to Auction Rate Notes, the Administrator may, from time to time, change the length of one or more Auction Periods to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any Class Interest Rate (an "Auction Period Adjustment"). An Auction Period Adjustment will not cause an Auction Period to be less than 7 days nor more than one year and will not be allowed unless certain conditions described in the Auction Procedures in Appendix I hereto are satisfied. If an Auction Period Adjustment is made, the intervals between Note Distribution Dates will be adjusted accordingly.

          Noteholders' Interest Carryover. If set forth in a Prospectus Supplement, with respect to any Class of Notes, if for any Interest Period the Auction Rate, the LIBOR Rate, the T-Bill Rate or other applicable interest rate plus the applicable margin, exceeds the Net Loan Rate, the applicable Class Interest Rate for such Interest Period will be the Net Loan Rate, and the excess of the amount of interest on such Class of Notes that would have accrued at a rate equal to the Auction Rate, the LIBOR Rate, the T-Bill Rate or other applicable interest rate plus the applicable margin, over the amount of interest on such Class actually accrued at the Net Loan Rate will accrue as the Noteholders' Interest Carryover with respect to such Class of Notes. Such determination of the Noteholders' Interest Carryover will be made separately for each Class of Notes. The Noteholders' Interest Carryover on any Class of Notes will bear interest at a rate equal to One-month LIBOR, or the rate set forth in the related Prospectus Supplement, from the Note Distribution Date for the Interest Period for which the Noteholders' Interest Carryover was calculated until paid.

          Any Noteholders' Interest Carryover that may exist on any Note Distribution Date will be paid as described in the related Prospectus Supplement.

          Distributions of Principal. All payments of principal of a Series of Notes will be made in an aggregate amount determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the Classes of Notes of such Series in the order and amounts, all as specified in the related Prospectus Supplement.

          As described herein, each Trust may issue, from time to time, several Series and Classes of Notes. A Series of Notes may contain one or more Classes of Notes with a higher payment priority than one or more Classes of Notes of a previously issued or subsequently issued Series. In such event, the Classes of Notes with the lower payment priority will receive limited or no payments of principal until each of the Classes of Notes with a higher payment priority, regardless of when issued, have been paid to the extent set forth in a Prospectus Supplement. See "Risk Factors--Repayment of Principal" herein.


          The aggregate outstanding principal amount of each Class of Notes will be payable in full on the Note Distribution Date identified in the related Prospectus Supplement (the "Final Maturity Date"). The actual date on which the aggregate outstanding principal and accrued interest of any Class of Notes are paid may be earlier than its respective Final Maturity Date, based on a variety of factors, including those described above under "Risk Factors--Maturity and Prepayment Assumptions" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."


          If a Note Surety Bond has been obtained, on the Final Maturity Date related to a Class of Notes, the applicable Surety Provider will be required to provide for payment to the related Trust pursuant to the applicable Note Surety Bond of an amount generally equal to the excess, if any, of the unpaid principal balance of the Notes of such Class on such Final Maturity Date over amounts on deposit in the Note Distribution Account, after taking into account the required application of funds in the remaining Trust Accounts, including but not limited to the Reserve Account, if any, pursuant to the related Sale and Servicing Agreement, to be applied to the payment of principal on the Notes of such Class on such Final Maturity Date, subject to the exceptions described in the related Prospectus Supplement. Any such amount will be distributed to the holders of the applicable Class of Notes on the related Final Maturity Date.

          Mandatory Redemption. If a Pre-Funding Account has been established with respect to a Trust and a deposit therein has been made in connection with the issuance of a Series of Notes, the Class or Classes of Notes then entitled to receive payments of principal will be redeemed in part on the applicable Note Distribution Date on or immediately following the last day of each Funding Period, in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to all Additional Fundings on or prior to such date, in an aggregate principal amount equal to the amount then on deposit in the Pre-Funding Account.


THE CERTIFICATES


          Distributions of Interest. On each Certificate Distribution Date, Certificateholders of the related Class will be entitled to distributions in an amount equal to the amount of interest accrued during the related Interest Period on the principal amount of such Class at the applicable Certificate Rate. Interest on the Certificates will accrue initially from and including the Closing Date on which the related Class was issued through and including the date set forth in the related Trust Agreement or the related Trust Supplement and, thereafter, except as otherwise provided in the related Trust Supplement, for Interest Periods consisting of, (i) with respect to Auction Rate Certificates, between 7 days and one year, subject to adjustment as set forth in the Auction Procedures described in Appendix I, (ii) with respect to LIBOR Rate Certificates, the one- month period beginning and ending on the dates set forth in the related Trust Supplement, (iii) with respect to T-Bill Rate Certificates, the one-month period beginning and ending on the dates set forth in the related Trust Supplement , and (iv) with respect to Certificates accruing interest based on some other method, the period set forth in the related Trust Supplement. Interest distributions with respect to the Certificates will generally be funded from Available Funds and Monthly Advances (and, when applicable, certain amounts, if any, on deposit in the Reserve Account); provided, however, that Certificateholders of a Trust will not be entitled to any distributions if there has been an Event of Default under any Series of Notes of such Trust until each Class of Notes has been paid in full. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account." If insufficient funds are available to pay the Certificateholders' Interest Distribution Amount for such Certificate Distribution Date, then amounts may be drawn under the applicable Certificate Surety Bonds, if any, or other forms of Enhancement to cover such shortfalls.

          Until the date of an Auction Period Adjustment, if any, the interest rate on each Class of Auction Rate Certificates for each Interest Period will be the Certificate Rate based on an Auction Period, subject to adjustment as described herein. The Certificate Rate on each Class of Auction Rate Certificates for each Auction Period will be the lesser of (i) the Net Loan Rate in effect for such Auction Period and (ii) the Auction Rate in effect for such Auction Period, as determined by the Auction Agent generally pursuant to the Auction Procedures described in Appendix I hereto; provided that if on any Rate Determination Date, an Auction for a Class of Auction Rate Certificates is not held for any reason, then the Certificate Rate for such Certificates will be the Net Loan Rate or such other rate as may be described in a Trust Agreement or Trust Supplement. The Certificate Rate on each Class of LIBOR Rate Certificates for each Interest Period generally will be the lesser of (i) the Net Loan Rate in effect for such Interest Period and (ii) the applicable LIBOR Rate. The Class Interest Rate on each Class of T-Bill Rate Certificates for each Interest Period generally will be the lesser of (i) the Net Loan Rate in effect for such Interest Period and (ii) the T-Bill Date plus the applicable margin. The Class Interest Rate on each Class of Notes bearing interest based upon another method will be as described in the related Trust Agreement or Trust Supplement. However, no Certificate Rate will exceed such rate as may be set forth in a Trust Agreement or Trust Supplement, and will be subject to other limitations described herein and therein.


          Auction Period Adjustment. With respect to Auction Rate Certificates, the Administrator may, from time to time, change the length of one or more Auction Periods to conform with then current market practice or to accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any Certificate Rate. An Auction Period Adjustment with respect to the Certificates will not cause an Auction Period to be less than 7 days nor more than one year and will not be allowed unless certain conditions described in the Auction Procedures in Appendix I hereto are satisfied.


          Certificateholders' Interest Carryover. If set forth in a Trust Agreement or Trust Supplement with respect to any Class of Certificates, if for any Interest Period the Auction Rate, the LIBOR Rate, the T-Bill Rate or other applicable interest rate plus the applicable margin, exceeds the Net Loan Rate, the applicable Certificate Rate for such Interest Period will be the Net Loan Rate, and the excess of the amount of interest on such Class of Certificates that would have accrued at a rate equal to the Auction Rate, the LIBOR Rate, the T-Bill Rate, or other applicable interest rate plus the applicable margin, over the amount of interest actually accrued at the Net Loan Rate will accrue as the Certificateholders' Interest Carryover with respect to such Class of Certificates. The Certificateholders' Interest Carryover on any Class of Certificates will bear interest at a rate equal to One-Month LIBOR or such other rate set forth in the related Trust Agreement or Trust Supplement from the Certificate Distribution Date for the Interest Period for which the Certificateholders' Interest Carryover Amount was calculated until paid.

          Any Certificateholders' Interest Carryover that may exist on any Certificateholders' Distribution Date will be paid as described in the related Trust Agreement or Trust Supplement.

          Distributions of Principal. For each Trust, Certificateholders of the Class of Certificates of the related Trust with the earliest Final Maturity Date, or such other Class set forth in the related Trust Supplement, will be entitled to distributions on each Certificate Distribution Date on and after which each Class of Notes has been paid in full in an amount generally equal to the Principal Distribution Amount for such Certificate Distribution Date. Distributions with respect to principal payments on the Certificates for such Certificate Distribution Date will generally be funded from the portion of Available Funds and amounts, if any, on deposit in the applicable Reserve Account, if any, remaining after the transfer by the Indenture Trustee to the Expense Account of the Transaction Fees and the transfer to the Certificate Distribution Account of the Certificateholder Interest Distribution Amount. Additionally, with the consent of the applicable Surety Provider, if any, amounts otherwise required to be deposited into the Reserve Account may be applied as Additional Principal Payments. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein. If such sources are insufficient to pay the Certificateholders' Principal Distribution Amount for such Certificate Distribution Date, such shortfall will be added to the principal payable to Certificateholders on subsequent Certificate Distribution Dates.

          Principal payments on the Certificates will be applied on each applicable Certificate Distribution Date, first, to the principal balance of the Class of Certificates of the related Trust with the earliest Final Maturity Date, or such other Class set forth in the related Trust Agreement or Trust Supplement, until such principal balance is reduced to zero and then to the principal balance of each other Class of Certificates of the related Trust, in order of Final Maturity Date, until the principal balance of each Class is reduced to zero. The aggregate outstanding principal amount of each Class of Certificates will be payable in full on the Final Maturity Date set forth in the Trust Agreement or the related Trust Supplement. The actual date on which the aggregate outstanding principal and accrued interest of any Class of Certificates will be paid may be earlier than its respective Certificate Final Maturity Date, however, based on a variety of factors, including those described above under "Risk Factors--Maturity and Prepayment Assumptions" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."

          As described herein, each Trust may issue, from time to time, several Series and Classes of Certificates. A series of Certificates may contain one or more Classes of Certificates with a higher payment priority than one or more Classes of Certificates of a previously issued or subsequently issued Series. In such event, the Classes of Certificates with the lower payment priority will receive limited or no payments of principal until each of the Classes of Certificates with a higher payment priority, regardless of when issued, have been paid to the extent set forth in a Trust Agreement or Trust Supplement. See "Risk Factors--Repayment of Principal" herein.

          If a Certificate Surety Bond has been obtained, on the Final Maturity Date related to a Class of Certificates, the applicable Surety Provider will be required to provide for payment to the related Trust pursuant to the applicable Certificate Surety Bond of an amount generally equal to the excess, if any, of the unpaid principal balance of the Certificates of such Class on such Certificate Final Maturity Date over amounts on deposit in the Certificate Distribution Account, after taking into account the required application of funds in the remaining Trust Accounts, including but not limited to the Reserve Account, if any, pursuant to the related Sale and Servicing Agreement, to be applied to the payment of principal on the Certificates of such Class on such Certificate Final Maturity Date, subject to the exceptions described in the related Prospectus Supplement. Any such amount will be distributed to holders of the applicable Class of Certificates on the related Certificate Final Maturity Date.


         Subordination of the Certificates. No distributions in respect of principal of any Class of Certificates will be made until the Certificate Distribution Date on or after which each Class of Notes has been paid in full.

SUMMARY OF AUCTION PROCEDURES


          The following summarizes certain procedures that will be used in determining the interest rates on the Auction Rate Notes and the Auction Rate Certificates (the "Auction Rate Securities"). Annex I hereto contains a more detailed description of these procedures. Prospective investors in the Auction Rate Securities should read carefully the following summary, along with the more detailed description in Annex I.

          The interest rate on each Class of Auction Rate Securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Securities such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Securities.


         In the auction procedures, the following types of orders may be submitted:


                  (i) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its Auction Rate Securities for the upcoming interest period;

                  (ii) Sell Orders - an order by a current investor to SELL a specified principal amount of Auction Rate Securities, regardless of the upcoming interest rate; and

                  (iii) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Securities) is willing to accept in order to BUY a specified principal amount of Auction Rate Securities.

          If an existing investor does not submit orders with respect to all its Auction Rate Securities of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Securities for which no order was received.

          In connection with each auction, Auction Rate Securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (I.E., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Securities.


                  (a)      Assumptions:

                  1. Denominations (Units) = $100,000
                  2. Interest Period = 28 Days
                  3. Principal Amount Outstanding   = $50 Million (500
Units)

                  (b)      Summary of All Orders Received For The Auction

BID/HOLD ORDERS                SELL ORDERS            POTENTIAL BID ORDERS

10 Units at 2.90%             50 Units Sell           20 Units at 2.95%
30 Units at 3.02%             50 Units Sell           30 Units at 3.00%
60 Units at 3.05%             100 UNITS SELL          50 Units at 3.05%
100 Units at 3.10%            200 Units               50 Units at 3.10%
100 Units AT 3.12%                                    50 Units at 3.11%
    300 Units                                         50 Units at 3.14%
                                                      100 Units AT 3.15%
                                                         350 Units

Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).


                  (c)      Auction Agent Organizes Orders In Ascending Order

Order    Number   Cumulative           Order    Number   Cumulative
Number  of Units  Total (Units)   %    Number  of Units  Total (Units)       %

1        10(W)      10         2.90%     7       100(W)       300        3.10%
2        20(W)      30         2.95%     8        50(W)       350        3.10%
3        30(W)      60         3.00%     9        50(W)       400        3.11%
4        30(W)      90         3.02%    10       100(W)       500        3.12%
5        50(W)     140         3.05%    11        50(L)                  3.14%
6        60(W)     200         3.05%    12       100(L)                  3.15%

(W) Winning Order (L) Losing Order



          Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next Interest Period, when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described in Annex I).

          The above example assumes that a successful auction has occurred (I.E., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Securities offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Securities are subject to Hold Orders (I.E., each holder of Auction Rate Securities wishes to continue holding its Auction Rate Securities, regardless of the interest rate) the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate (as defined below).

          As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in Annex I.



DETERMINATION OF LIBOR


          Each Prospectus Supplement will identify the party that will determine One-Month LIBOR for each given Interest Period. Such determination will be made on the second Business Day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating One-Month LIBOR, a Business Day is any day on which banks in London and New York City are open for the transaction of business.

          "One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The party identified in the related Prospectus Supplement will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the party identified in the related Prospectus Supplement, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.


          "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Reference Bank" means a leading bank (i) engaged in transaction in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator or The Money Store and (iii) having an established place of business in London.

THE INDENTURE


          Modification of a Master Indenture. Generally, with the consent of the applicable Surety Provider or other provider of Enhancement, if any, and the holders of a majority of the outstanding Notes of a Trust (or, with respect to any change affecting only certain Series of Notes of a Trust, the holders of a majority of the Notes of such Series), the applicable Indenture Trustee and the related Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, a Master Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

          Modification of a Terms Supplement. Generally, with the consent of the applicable Surety Provider or other provider of Enhancement, if any, and the holders of a majority of outstanding Notes of the related Series, the applicable Indenture Trustee and the related Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, a Terms Supplement with respect to the related Series of Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.


          Without the consent of the holder of each outstanding Note affected thereby, however, no supplement to a Master Indenture or any Terms Supplement will (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof or the interest rate specified thereon, change the provisions relating to the application of collections on, or the proceeds of the sale of, the assets of the applicable Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Master Indenture or Terms Supplement, as the case may be, or of certain defaults thereunder and their consequences as provided for in the Master Indenture, (iv) modify or alter the provisions of the Master Indenture regarding the voting of Notes held by the applicable Trust, the Sellers, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the applicable Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Financed Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Master Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Master Indenture or certain other related agreements, (vii) modify any of the provisions of the Master Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note, or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the Master Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Master Indenture, terminate the lien of the Master Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Master Indenture.


          Generally, a Trust and the related Indenture Trustee may also enter into supplemental indentures, with the consent of the Surety Provider or other provider of Enhancement, if applicable, but without obtaining the consent of Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Master Indenture or of modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder.

          Events of Default; Rights Upon Event of Default. Unless provided otherwise in the related Prospectus Supplement, an "Event of Default" with respect to the Notes is defined in a Master Indenture as consisting of the following (except as described in the remaining sentences of this paragraph):
(i) a default for two business days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default for two business days in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the Master Indenture and the continuation of any such default for a period of thirty days after notice thereof is given to the Trust by the applicable Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such Trust then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such Trust then outstanding or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders under a Master Indenture on any Note Distribution Date is generally limited to the amount of Available Funds and amounts on deposit in the applicable Reserve Account, if any, after payment of the Transaction Fees, the Noteholders' Interest Distribution Amount and the Certificateholder's Interest Distribution Amount. Any such shortfalls on any Note Distribution Date will be carried over as a Noteholders' Principal Carryover Shortfall to be paid on succeeding Note Distribution Dates, unless provided otherwise in the related Prospectus Supplement. Therefore, the failure to pay principal on any Class of Notes may not result in the occurrence of an Event of Default until the Final Maturity Date of such Class of Notes. In addition, unless provided otherwise in the related Prospectus Supplement, the failure to pay the aggregate amount of Noteholders' Interest Carryover as a result of insufficient Available Funds will not result in the occurrence of an Event of Default.


          If a Note Surety Bond has been obtained and an Event of Default should occur and be continuing with respect to any Series of Notes, unless provided otherwise in the related Prospectus Supplement, the applicable Surety Provider may or, with the consent of the Surety Provider, the applicable Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may, declare the principal of the Notes to be immediately due and payable. If specified in the related Prospectus Supplement, with the consent of the Surety Provider, such declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding at any time prior to the entry of judgment in a court of competent jurisdiction for the payment of such amount if (i) the related Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.


          If the Notes of a Trust have been declared to be due and payable following an Event of Default with respect thereto, the applicable Indenture Trustee may, in its discretion, either require the applicable Eligible Lender Trustee to sell the Financed Student Loans or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. In addition, unless provided otherwise in the related Prospectus Supplement, the Indenture Trustee is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note, unless (i) the Surety Provider, if applicable, and the holders of all outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of such Trust at the date of such sale or (iii) the Indenture Trustee determines that the collections on the Financed Student Loans and other assets of the applicable Trust would not be sufficient on an ongoing basis to make all payments on the Notes of such Trust as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Surety Provider, if applicable, and the holders of 66-2/3% of the aggregate principal amount of the Notes of such Trust then outstanding.

          Notwithstanding any declaration of the Notes to be due and payable, the applicable Surety Provider, if specified in the related Prospectus Supplement, will have no obligation to pay in full the principal of any Class of outstanding Notes until the Final Maturity Date of such Class.

          Subject to the provisions of a Master Indenture relating to the duties of the applicable Indenture Trustee if an Event of Default should occur and be continuing with respect to the Notes of a Trust, the applicable Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of the applicable Surety Provider, if any, or any of the holders of Notes of such Trust, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes of a Trust, with the consent of the Surety Provider, if specified in the related Prospectus Supplement, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes of a Trust then outstanding, with the consent of the Surety Provider, if any, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Trust.

          No holder of any Note will have the right to institute any proceeding with respect to a Master Indenture, unless provided otherwise in the related Prospectus Supplement, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of the related Trust have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of the related Trust.


          In addition, the Indenture Trustee and the Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.


          None of the Indenture Trustee, the Sellers, the Administrator, the Master Servicer, the Servicer or the Eligible Lender Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the applicable Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary (including but not limited to a guaranty of The Money Store), be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the related Trust contained in the related Master Indenture.

          Certain Covenants. Unless provided otherwise in the related Prospectus Supplement, a Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the related Master Indenture and any Terms Supplement, (iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of any Class or Series of Notes or Certificates issued by such Trust would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or applicable state tax consequence to the Trust or to any Certificateholder or Noteholder.


          A Trust will not, unless provided otherwise in the related Prospectus Supplement, among other things, (i) except as expressly permitted by the related Master Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of any Class or Series of Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust,
(iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Master Indenture to be impaired, or permit the lien of the Master Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to any Class or Series of Notes under the Master Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.


          A Trust may not engage in any activity other than financing, purchasing, owning, selling and managing the Financed Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the Related Documents and activities incidental thereto. After each Funding Period, the Trust may not make any Additional Fundings with respect to the related Series of Notes.


          A Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

          Annual Compliance Statement. The Administrator, on behalf of the related Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

          Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the applicable Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

          The Indenture Trustee. The Indenture Trustee on behalf of a Series of Securities will be the entity named in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

          The Depository Trust Company ("DTC") is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be Cede, as nominee for DTC. Securityholders will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as Noteholders or Certificateholders, as such terms are used in the Indenture and the Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

          DTC will take any action permitted to be taken by a Securityholder under an Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

          Except as required by law, neither the applicable Administrator nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES


          If set forth in a Prospectus Supplement, the Notes and the Certificates (other than the Certificate being sold to Student Holdings or such other entity as may be set forth in a Prospectus Supplement) will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.


          Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive security representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

          Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the Indenture or the Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to Securityholders.

          Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS


          Three or more Noteholders of the related Trust or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes of the related Trust may, unless provided otherwise in the related Prospectus Supplement, by written request to the applicable Indenture Trustee, obtain access to the list of all Noteholders of the related Trust maintained by the Indenture Trustee for the purpose of communicating with other Noteholders of the related Trust with respect to their rights under the related Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

          Three or more Certificateholders of the related Trust, Student Holdings or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance of the related Trust may, unless provided otherwise in the related Prospectus Supplement, by written request to the applicable Eligible Lender Trustee, obtain access to the list of all Certificateholders of the related Trust for the purpose of communicating with other Certificateholders of the related Trust with respect to their rights under the related Trust Agreement or under the Certificates.


REPORTS TO SECURITYHOLDERS

          On each Note Distribution Date, the applicable Indenture Trustee will provide to the applicable Noteholders of record as of the related Record Date, and on each Certificate Distribution Date the applicable Eligible Lender Trustee will provide to the Certificateholders of the related Record Date, a statement setting forth substantially the same information as is required to be provided on the report provided to the Indenture Trustee and the related Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust."

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the applicable Indenture or Trust Agreement, as the case may be, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL


          The following is a summary of certain terms expected to be contained in each Sale and Servicing Agreement, pursuant to which the applicable Eligible Lender Trustee on behalf of the related Trust will obtain, the applicable Master Servicer will service and the applicable Administrator will perform certain administrative functions with respect to the Financed Students Loans; each Administration Agreement, pursuant to which the applicable Administrator will undertake certain other administrative duties with respect to the related Trust, the Financed Student Loans and each Trust Agreement, pursuant to which a Trust will be created and the Certificates of such Trust will be issued (collectively, the "Transfer and Servicing Agreements"). However, the summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Transfer and Servicing Agreements and such changes as may be described in the related Prospectus Supplement.


CONVEYANCE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES


          On each Closing Date for the sale of a Series of Notes issued by a Trust, the applicable Sellers will sell or contribute and assign to the applicable Eligible Lender Trustee on behalf of the applicable Trust, without recourse, its entire interest in the Financed Student Loans described in the related Sale and Servicing Agreement, all collections received and to be received with respect thereto after the related Cut- off Date for such Financed Student Loans and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Financed Student Loan will be identified in schedules appearing as an exhibit to the related Sale and Servicing Agreement or supplement thereto. The Eligible Lender Trustee will, concurrently with such sale or contribution and assignment, execute, authenticate and deliver the related Series of Notes and Certificates. The net proceeds received from the sale of the Notes and the Certificates will be applied in connection with the Trust's acquisition of the Financed Student Loans and, if specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount in the Pre-Funding Account. See "--Additional Fundings" for a description of the application of funds on deposit in the Pre-Funding Account during the Funding Period.

          In each Sale and Servicing Agreement, the Sellers and (unless otherwise limited in a Prospectus Supplement) The Money Store will make certain representations and warranties with respect to the Financed Student Loans to the related Trust for the benefit of the Certificateholders and the Noteholders, including, among other things, that (i) each Financed Student Loan, at the time of transfer to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (ii) the information provided with respect to the Financed Student Loans is true and correct as of the related Cut-off Date or such other date as may be set forth in a Sale and Servicing Agreement and (iii) each Financed Student Loan, at the time it was originated, complied and, at the applicable Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act or the Public Health Service Act, if applicable, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by the applicable Program or under any Guarantee Agreement.

          Following the discovery by or notice to the applicable Seller or The Money Store of a breach of any such representation or warranty with respect to any Financed Student Loan that materially and adversely affects the interests of the Certificateholders, the Noteholders or, if specified in the related Prospectus Supplement, the Surety Provider or other provider of Enhancement in such Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's or the Secretary's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), the applicable Seller will, unless such breach is cured within 60 days or such other time as may set forth in the related Prospectus Supplement, purchase such Financed Student Loan from the applicable Eligible Lender Trustee, as of the first day following the end of such 60-day period (or such other time as may be set forth in the related Prospectus Supplement) that is the last day of a Collection Period, at a price equal to the applicable Purchase Amount (as defined below). If the Seller fails to purchase within the above-described time period any Financed Student Loan it is required to purchase, unless otherwise limited in a Prospectus Supplement, The Money Store will remit, or cause to be remitted, to the Collection Account no later than the date the Seller would be required to remit such amount, the Purchase Amount for such Financed Student Loan. In addition, the Seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department, or any insurance payments that the Secretary refuses to pay, with respect to a Financed Student Loan as a result of a breach of any such representation or warranty by the Seller. If the Seller fails to reimburse the Trust such amount, unless otherwise limited in a Prospectus Supplement, The Money Store will reimburse the Trust such amount no later than the date the Seller would be required to remit such amount. The purchase and reimbursement obligations of the Seller and, if applicable, The Money Store will constitute, together with the right to receive certain amounts from the applicable Reserve Account, if any, the sole remedy available to or on behalf of the Trust, the Certificateholders, the Noteholders or the applicable Surety Provider or other provider of Enhancement, if any, for any such uncured breach. The Seller's purchase and reimbursement obligations are contractual obligations pursuant to a Sale and Servicing Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.


          "Purchase Amount" means, unless provided otherwise in the related Prospectus Supplement, as to any Financed Student Loan on any date of determination, the sum of (i) the amount required to prepay in full the outstanding principal balance of such Financed Student Loan as of the last day of the most recently completed Collection Period, including all accrued but unpaid interest thereon (including interest to be capitalized) through the last day of the Collection Period in which such Financed Student Loan is being purchased (or, with respect to certain Serial Loans, through the last day of the Collection Period in which such Serial Loan is transferred to the Seller's designee) plus (ii) certain unamortized premiums, if any; provided, however, that with respect to any Financed Student Loan required to be purchased due to a breach by the Master Servicer of certain representations and warranties concerning the servicing of such Financed Student Loan, the Purchase Amount will not exceed the amount the related Guarantor would have been obligated to pay the related Trust but for such breach.

 ACCOUNTS


          An Indenture Trustee may establish and maintain on behalf of a Trust as set forth in the related Prospectus Supplement a Collection Account, Pre-Funding Account, Capitalized Interest Account, Capitalized Pre-Funding Account, Note Distribution Account, Expense Account, Reserve Account and Monthly Advance Account, in addition to such other accounts as may be described in a Prospectus Supplement. The Eligible Lender Trustee will establish and maintain the Certificate Distribution Account in the name of the Eligible Lender Trustee on behalf of the Certificateholders. The foregoing accounts are referred to collectively as the "Trust Accounts."

          Funds in the Trust Accounts will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to an applicable Surety Provider, if any, and the applicable Rating Agencies as being consistent with the rating of the Notes. Eligible Investments are limited to obligations or securities that mature not later than the Business Day immediately preceding the day on which funds in the applicable Trust Account may be required to be withdrawn. If the amount required to be withdrawn from the Reserve Account, if established, to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or to the Certificateholders could result. This could, in turn, increase the average life of the Notes and the Certificates. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account and will be treated as collections of interest on the Financed Student Loans, unless otherwise released to the Sellers or another party as may be described in a Prospectus Supplement.


          The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the applicable Rating Agencies and the Surety Provider and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

ADDITIONAL FUNDINGS


          If a Pre-Funding Account has been established with respect to a Trust and a Pre-Funded Amount has been deposited therein with respect to a Series of Notes, the Trust will distribute funds on deposit in the Pre-Funding Account from time to time during each Funding Period in an amount equal to the aggregate principal balance (plus certain premiums) and accrued interest thereon of the additional Financed Student Loans (the "Additional Student Loans') conveyed by the applicable Seller to the Trust during such Funding Period (the expenditures referred to above being referred to herein as "Additional Fundings"). Additional Student Loans may include Federal Loans, HEAL Loans and/or Private Loans in such amounts as may be determined by the Sellers and satisfying any conditions imposed by a Surety Provider or other provider of Enhancement, if applicable.

          Pursuant to a Sale and Servicing Agreement, during each Funding Period, the applicable Sellers may convey to the related Eligible Lender Trustee on behalf of the related Trust, Additional Student Loans having an aggregate principal balance up to the amount then on deposit in the Pre-Funding Account. The obligation to accept any Additional Student Loan by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others as may be set forth in the related Prospectus Supplement: (i) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement and any applicable Insurance Agreement and (ii) the applicable Seller will not select such Additional Student Loan in a manner that it believes is adverse to the interests of the Securityholders or the Surety Provider, if any. On such dates as may from time to time be designated by the applicable Seller during a Funding Period (each, a "Transfer Date"), the Seller may sell or contribute and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in Additional Student Loans (each, a "Subsequent Cut-off Date"). Subject to the satisfaction of the foregoing conditions, such Seller will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Transfer Agreement (a "Transfer Agreement") executed by the Seller, on such Transfer Date. Each such Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Transfer Date. Upon such conveyance of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance will increase in an amount equal to the aggregate principal balances of the Additional Student Loans and an amount equal to the aggregate principal balance of such Additional Student Loans (plus certain premiums) and accrued interest thereon will be withdrawn from the Pre-Funding Account on such date and ultimately be transferred to the Seller.


          Any amounts remaining in the Pre-Funding Account at the end of the related Funding Period will be distributed as set forth in the related Prospectus Supplement.

CAPITALIZED INTEREST ACCOUNT AND CAPITALIZED PRE-FUNDING ACCOUNT


          On each Closing Date, to the extent set forth in the related Prospectus Supplement, the Sellers may make a cash deposit in the Capitalized Interest Account in the name of the Indenture Trustee on behalf of the related Trust. The amount, if any, deposited therein will generally be used on each Note Distribution Date and Certificate Distribution Date to make interest payments to Noteholders and Certificateholders to the extent amounts deposited in the Note Distribution Account or the Certificate Distribution Account, as the case may be, plus amounts in the applicable Reserve Account, if any, and, in the case of the Notes, the Capitalized Pre-Funding Account, are insufficient for such purpose. Any amounts remaining in the Capitalized Interest Account after the period set forth in the applicable Terms Supplement will be applied as set forth in the related Prospectus Supplement.

          On each Closing Date, to the extent set forth in the related Prospectus Supplement, the Sellers may make a cash deposit in the Capitalized Pre-Funding Account in the name of the Indenture Trustee on behalf of the related Trust. The amount, if any, deposited therein will be used by the Indenture Trustee on each Note Distribution Date during the applicable Funding Period to fund the excess, if any, of (i) the amount of interest accrued for each such Note Distribution Date at the Class Interest Rate of the applicable Class of Notes on its pro rata portion of the amount on deposit in the Pre-Funding Account over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Notes of such Class on each such Note Distribution Date. Any amounts remaining in the Capitalized Pre-Funding Account on the last Note Distribution Date of a Funding Period and not used for such purposes will be distributed as set forth in the related Prospectus Supplement.


          All funds in the Capitalized Interest Account and the Capitalized Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation, (ii) invested in Eligible Investments or (iii) as otherwise set forth in the related Prospectus Supplement. Any investment earnings on funds in the Capitalized Interest Account and the Capitalized Pre-Funding Account will generally be applied to payment of interest on the Notes and the Certificates or as otherwise set forth in the related Prospectus Supplement.

SERVICING PROCEDURES


          Pursuant to a Sale and Servicing Agreement, the Master Servicers will agree to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired from time to time. The Master Servicers will be required pursuant to a Sale and Servicing Agreement to perform all services and duties customary to the servicing of Financed Student Loans (including all collection practices), and to do so in the same manner as the Master Servicers have serviced student loans on their own behalf and in compliance with all standards and procedures provided for in the Higher Education Act, the Public Health Service Act, the Guarantee Agreements, the Private Loan Programs, and all other applicable federal and state laws.

          Without limiting the foregoing, the duties of the Master Servicers under a Sale and Servicing Agreement may include, but are not limited to, the following: collecting and depositing into the Collection Account all payments with respect to the Financed Student Loans, including claiming and obtaining any Guarantee Payments with respect thereto and with respect to Interest Subsidy Payments and Special Allowance Payments, claiming and obtaining insurance payments from the Secretary with respect to HEAL Loans, responding to inquiries from borrowers on the Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the Master Servicers will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish monthly and annual statements to the Administrator with respect to such information, in accordance with each Master Servicer's customary practices and as otherwise required in the Sale and Servicing Agreement.

          The Master Servicers may enter into sub-servicing agreements with sub-servicers pursuant to which some or all of the Financed Student Loans may be serviced on behalf of a Master Servicer. No such sub- servicing arrangement will relieve the Master Servicer of its duties and obligations under the related Sale and Servicing Agreement. Generally, PHEAA, AFSA Data Corporation, Great Lakes Higher Education Corporation, UNIPAC Service Corporation, or such other entity set forth in the related Prospectus Supplement, will sub-service Financed Student Loans originated by the Sellers in the Repayment Phase. It is anticipated that the Purchased Loans will be serviced during both the Deferral Phase and the Repayment Phase either by the originators of such Purchased Loans, the Sellers or another party.


PAYMENTS ON FINANCED STUDENT LOANS


          Each Master Servicer will deposit all payments on Financed Student Loans for which it is acting as primary servicer (from whatever source), and the applicable Master Servicer shall cause each other Servicer to deposit into the Collection Account all payments on such Financed Student Loans collected by such other Servicers for which such other Servicers are acting as primary servicer (from whatever source), in the manner and at the times set forth in the related Prospectus Supplement. The Eligible Lender Trustee will deposit all Interest Subsidy Payments, all Special Allowance Payments and all insurance payments from the Secretary with respect to the Financed Student Loans received by it during each Collection Period into the Collection Account within two Business Days (or such other time as may be set forth in a Prospectus Supplement) of receipt thereof.


MASTER SERVICER COVENANTS


          In a Sale and Servicing Agreement, each Master Servicer will covenant that: (a) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the Financed Student Loans, maintain in effect all qualifications required in order to service the Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing the Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders; (b) it will not permit any rescission or cancellation of a Financed Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee; (c) it will do nothing to impair the rights of the Certificateholders and the Noteholders in the Financed Student Loans and
(d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines with respect to the servicing of the Financed Student Loans (notwithstanding the foregoing, the Master Servicer may, in its sole discretion, without having to obtain the consent or approval of any other party, waive amounts owing under a Financed Student Loan up to and including $50.00, or such other amount as may be set forth in the related Prospectus); provided, however, that a Master Servicer may agree to a decrease of the interest rate of a Financed Student Loan in accordance with the terms of its interest reduction program for borrowers with a steady history of timely payments of interest and principal.

          Under the terms of a Sale and Servicing Agreement, if The Money Store or the related Master Servicer discovers, or receives written notice, that any covenant of such Master Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days thereafter, or such other period as may be set forth in the related Prospectus Supplement, and has a materially adverse effect on the interest of the Certificateholders, the Noteholders or the applicable Surety Provider or other provider of Enhancement, if applicable, in any Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's or the Secretary's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, the Master Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period (or such other period) that is the last day of a Collection Period. In that event, the Master Servicer will be obligated to deposit into the Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the related Trust's interest in any such purchased Financed Student Loan will be automatically assigned to such Master Servicer. If the Master Servicer fails to purchase within the above-described time period any Financed Student Loan it is required to purchase, unless otherwise limited in a Prospectus Supplement, The Money Store will remit, or cause to be remitted, no later than the date the Master Servicer would be required to remit such amount, the Purchase Amount for such Financed Student Loan. Notwithstanding the above, if the Master Servicer is obligated to purchase a Financed Student Loan as a result of a failure to service such Financed Student Loan in accordance with the Higher Education Act, the Public Health Service Act, the applicable Private Loan Program and the applicable Guarantee Agreement, the Purchase Amount will not exceed the amount the related Guarantor or the Secretary would be obligated to pay if not for such breach. In addition, the Master Servicer or, if applicable, The Money Store will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department or for any insurance payments that the Secretary refuses to pay, with respect to a Financed Student Loan as a result of a breach of any such covenant of the Master Servicer; provided, however, that such reimbursements shall not exceed the amount the Guarantor or the Secretary would have paid if not for such breach. Notwithstanding the above, with respect to any purchase obligation arising as a result of a Guarantor denying a Guarantee Payment on a Financed Student Loan, neither the Master Servicer nor, if applicable, The Money Store will be required to purchase such Financed Student Loan until the last day of the Collection Period following the date a Realized Loss on such Financed Student Loan is allocated.


SERVICING COMPENSATION


          Each Master Servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, the Servicing Fee monthly in the amount set forth in the related Prospectus Supplement. To the extent the Master Servicer engages a sub-servicer, including but not limited to PHEAA, AFSA Data Corporation, Great Lakes Higher Education Corporation or UNIPAC Service Corporation, the Master Servicer will direct a portion of the Servicing Fee to the applicable sub-servicer as compensation for its services. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Note Distribution Dates) will be allocated and payable as set forth in the related Prospectus Supplement.



          Notwithstanding the foregoing, in the event that the fee payable to the Master Servicers as defined above for any month would exceed 1.05% per annum (or such other percentage as may be set forth in the related Prospectus Supplement) of the Pool Balance of the related Trust as of the last day of the preceding calendar month (the "Capped Amount"), then the "Servicing Fee" for such month will instead be the Capped Amount for such month. The remaining amount in excess of such Servicing Fee, together with any such excess amounts from prior months that remain unpaid (the "Servicing Fee Carryover"), will be payable to the Master Servicers as described in the related Prospectus Supplement.

          The Servicing Fee and the Servicing Fee Carryover will compensate each Master Servicer for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments and any insurance payments from the Secretary, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee and the Servicing Fee Carryover also will reimburse each Master Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.


DISTRIBUTIONS


          Deposits to Collection Account. On or before the day of each month set forth in the related Prospectus Supplement, the Administrator will provide the applicable Indenture Trustee and Eligible Lender Trustee a report setting forth by component the Available Funds for the immediately preceding Collection Period.

          For purposes hereof, unless modified by a Prospectus Supplement, the term "Available Funds" means the sum of the following amounts with respect to the related Collection Period: (i) all collections received by the Master Servicer or any Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans); (ii) any payments, including without limitation Interest Subsidy Payments, Special Allowance Payments and any insurance payments from the Secretary received by the Eligible Lender Trustee during such Collection Period with respect to the Financed Student Loans; (iii) all proceeds of any sales of Financed Student Loans by the Trust during such Collection Period; (iv) any payments of or with respect to interest received by the Master Servicer or a Servicer during such Collection Period with respect to a Financed Student Loan for which a Realized Loss was previously allocated; (v) that portion of amounts released from the Pre-Funding Account at the end of a Funding Period to be applied as a payment of principal; (vi) amounts released from the Capitalized Interest Account and the Capitalized Pre-Funding Account to cover shortfalls in interest; (vii) the aggregate Purchase Amounts received for those Financed Student Loans repurchased by the Seller or purchased by the Master Servicer or by or on behalf of The Money Store under an obligation which arose during the related Collection Period; (viii) the aggregate amounts, if any, received from the Seller, The Money Store or the Master Servicer as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidiary Payments, Special Allowance Payments and insurance payments from the Secretary, with respect to the Financed Student Loans pursuant to the Sale and Servicing Agreement and (ix) Investments Earnings for such Collection Period; provided, however, that Available Funds will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

          Distributions from Collection Account. On each Determination Date, the Administrator will advise the Indenture Trustee in writing of the applicable Noteholders' Interest Distribution Amount or Certificateholders' Interest Distribution Amount. Additionally, at the respective times sets forth in the related Prospectus Supplement, the Administrator will advise the Indenture Trustee in writing of the applicable Noteholders' Principal Distribution Amount or, if applicable, the Certificateholders' Principal Distribution Amount and the Transaction Fees for the preceding month.

          On each Note Distribution Date described in the related Prospectus Supplement (other than those relating to Accrual Notes during the related Accrual Period), the Indenture Trustee will transfer from the applicable Collection Account to the Note Distribution Account, from payments received on or with respect to the Financed Student Loans, as described in the related Prospectus Supplement, an amount up to the related Noteholders' Interest Distribution Amount. For each Note Distribution Date described in the related Prospectus Supplement relating to a Class of Accrual Notes during the related Accrual Period, the related Noteholders' Interest Distribution Amount will be added to the principal amount of such Notes. As will be set forth in the related Prospectus Supplement, on certain Note Distribution Dates relating to Classes of Notes then entitled to receive payments of principal, after making the transfers set forth above, the Indenture Trustee will transfer from the Collection Account to the Note Distribution Account from payments received on or with respect to the Financed Student Loans, as described in the related Prospectus Supplement, together with any Additional Principal Payments (to the extent set forth in the related Prospectus Supplement), an amount up to the Noteholders' Principal Distribution Amount; provided, however, that, if set forth in a Prospectus Supplement, for each month in which the first Note Distribution Date occurs prior to the Certificate Distribution Date in such month, prior to transferring amounts to the Note Distribution Account, the Indenture Trustee will transfer to the Expense Account, from payments received on or with respect to the Financed Student Loans as set forth in the related Prospectus Supplement, an amount up to the Transaction Fees for the month preceding such Note Distribution Date and all overdue Transaction Fees from prior months.

          On each Certificate Distribution Date, the Indenture Trustee will transfer from the applicable Collection Account, from payments received on or with respect to the Financed Student Loans during the periods set forth in a Prospectus Supplement, (i) to the Expense Account, the amount, if any, described in such Prospectus Supplement and (ii) to the Certificate Distribution Account, an amount up to the related Certificateholders' Interest Distribution Amount. Additionally, on each Certificate Distribution Date the Indenture Trustee will transfer from the Collection Account to the Eligible Lender Trustee, for deposit in the Certificate Distribution Account, an amount up to the applicable Certificateholders' Principal Distribution Amount.

          On the Note Distribution Dates set forth in the related Prospectus Supplement, the Indenture Trustee will distribute from the Expense Account (in addition to any amounts transferred from the Reserve Account) amounts to pay the Transaction Fees, in the priorities and in the amounts set forth in the related Prospectus Supplement.

          On each Note Distribution Date, the Indenture Trustee will distribute to the Noteholders of the applicable Class as of the related Note Record Date all amounts transferred to the Note Distribution Account as set forth above and in the related Prospectus Supplement (in addition to any other amounts described in the Prospectus Supplement). On each Certificate Distribution Date, the Eligible Lender Trustee will distribute to the Certificateholders of the applicable Class as of the related Certificate Record Date all amounts transferred to the Certificate Distribution Account as set forth above and in the related Prospectus Supplement (in addition to any other amounts described in the related Prospectus Supplement).

          Notwithstanding the foregoing, if set forth in the Prospectus Supplement, principal payments will be made to each Class of Notes and the Certificates only in the denominations set forth in such Prospectus Supplement. If the amount in the Note Distribution Account or the Certificate Distribution Account otherwise required to be applied as a payment of principal either (i) is less than the specified denomination or (ii) exceeds an even multiple of such specified denomination, then, in the case of (i), such entire amount or, in the case of (ii), such excess amount, will not be paid as principal on the upcoming Note Distribution Date or Certificate Distribution Date, as the case may be, but will be retained in the Note Distribution Account or the Certificate Distribution Account, as the case may be, until the amount therein available for payment of principal (including any amounts transferred from the Reserve Account) equals the specified denominations.

          With respect to the Class of Notes entitled to receive payments of principal (or, after each Class of Notes has been paid in full, the Class of Certificates entitled to receive payments of principal), if specified in the Prospectus Supplement, the actual Notes or Certificates of such Class, as the case may be, that will receive payments of principal on each applicable Note Distribution Date or Certificate Distribution Date will be selected by the Indenture Trustee (with respect to the Notes) or the Eligible Lender Trustee (with respect to the Certificates) by lot in such manner as the Indenture Trustee or the Eligible Lender Trustee, as the case may be, in its discretion may determine and which may provide for the selection for payment of principal in the minimum denominations specified in the related Prospectus Supplement, and integral multiples in excess thereof.


          Notice of the specific Notes or Certificates, as the case may be, to receive payments of principal is to be given by the Indenture Trustee or the Eligible Lender Trustee, as the case may be, by first-class mail, postage prepaid, mailed not less than 15 days but no more than 30 days, or such other time period as may be specified in the related Prospectus Supplement, before the applicable Note Distribution Date or Certificate Distribution Date at the address of the applicable Securityholder appearing on the registration books. Any defect in or failure to give such mailed notice shall not affect the validity of proceedings for the payment of any other Notes or Certificates not affected by such failure or defect. All notices of payment are to state: (i) the applicable Note Distribution Date or Certificate Distribution Date; (ii) the amount of principal to be paid, and (iii) the Class of the Notes or Certificates to be paid.

          On the Note Distribution Date or Certificate Distribution Date specified in the related Prospectus Supplement, after making all required transfers to the Note Distribution Account and, if applicable, the Certificate Distribution Account and the Expense Account, the Indenture Trustee will transfer any amounts remaining in the Collection Account (other than amounts representing payments received during such month or payments of or with respect to principal received in the immediately preceding month) as set forth in the related Prospectus Supplement.


          Notwithstanding the foregoing, if there has been an Event of Default with respect to payment of the Notes issued by a Trust, the Certificateholders of such Trust will not be entitled to any payments of principal or interest until each outstanding Class of Notes of such Trust has been paid in full.


          "Certificate Balance" equals the original principal balance of each Class of Certificates issued reduced by all amounts allocable to principal previously distributed to Certificateholders.


          "Certificateholders' Distribution Amount" means, as to any Class of Certificates, with respect to any Certificate Distribution Date relating to such Certificates, the Certificateholders' Interest Distribution Amount for such Certificate Distribution Date plus, for each Certificate Distribution Date on and after which the Notes issued by the related Trust have been paid in full, the Certificateholders' Principal Distribution Amount for such Certificate Distribution Date.


          "Certificateholders' Interest Carryover Shortfall" means, as to any Class of Certificates, with respect to any Certificate Distribution Date relating to such Certificates, the excess, if any, of (i) the sum of the related Certificateholders' Interest Distribution Amount on the preceding Certificate Distribution Date relating to such Certificates and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Certificate Distribution Date over (ii) the amount of interest actually distributed to the Certificateholders of such Class on such preceding Certificate Distribution Date, plus interest on the amount of such excess interest due to the Certificateholders of such Class, to the extent permitted by law, at the related Certificate Rate from such preceding Certificate Distribution Date to the current Certificate Distribution Date.


          "Certificateholders' Interest Distribution Amount" means, as to any Class of Certificates, with respect to any Certificate Distribution Date relating to such Certificates, the sum of (i) the amount of interest accrued at the related Certificate Rate for the related Interest Period on the outstanding principal amount of such Certificates on the immediately preceding Certificate Distribution Date relating to such Certificates, after giving effect to all distributions of principal to Certificateholders of such Class on such Certificate Distribution Date (or, in the case of the first Certificate Distribution Date for a Class of Certificates , on the related Closing Date) and
(ii) the Certificateholders' Interest Carryover Shortfall relating to such Certificates for such Certificate Distribution Date; provided, however, that the Certificateholders' Interest Distribution Amount will not include any Certificateholders' Interest Carryover.


          "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Certificate Distribution Date relating to a Class of Certificates on or after which the Notes have been paid in full, the excess, if any, of (i) the sum of the Certificateholders' Principal Distribution Amount on such Certificate Distribution Date and any outstanding Certificateholders' Principal Carryover Shortfall for the preceding Certificate Distribution Date over (ii) the amount of principal actually distributed to the Certificateholders on such Certificate Distribution Date.


          "Certificateholders' Principal Distribution Amount" means, on each Certificate Distribution Date relating to the Class or Classes of Certificates then entitled to receive payments of principal, on and after which the principal balance of the Notes of the related Trust has been paid in full, the sum of (a) the Principal Distribution Amount for the Collection Periods specified in the related Prospectus Supplement , (b) any Additional Principal Payments to be made on such Certificate Distribution Date and (c) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Certificate Distribution Date; provided, however, that the Certificateholders' Principal Distribution Amount will in no event exceed the outstanding principal balance of such Class of Certificates. Further, on the first Certificate Distribution Date occurring after the Note Distribution Date on which the principal balance of the Notes of the related Trust is paid in full, the Certificateholders' Principal Distribution Amount also will include the excess, if any, of the amount of principal available to be distributed on such Note Distribution Date over the amount of principal paid on the Notes on such date. In addition, with respect to each Class of Certificates, on the related Final Maturity Date the Certificateholders' Principal Distribution Amount will include the amount required to reduce the outstanding principal balance of such Certificates to zero.


          "Noteholders' Distribution Amount" means, as to any Class of Notes, with respect to any Distribution Date relating to such Notes, the sum of related Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Note Distribution Date.

          "Noteholders' Interest Carryover Shortfall" means, as to any Class of Notes, with respect to any Note Distribution Date relating to such Notes, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount on the preceding Note Distribution Date relating to such Notes and any Noteholders' Interest Carryover Shortfall on such preceding Note Distribution Date over (ii) the amount of interest actually allocated to such Noteholders on such preceding Note Distribution Date, plus interest on the amount of such excess interest due to the Noteholders, to the extent permitted by law, at the related Class Interest Rate from such preceding Note Distribution Date to the current Note Distribution Date.

          "Noteholders' Interest Distribution Amount" means, as to any Class of Notes, with respect to any Note Distribution Date, the sum of (i) the amount of interest accrued at the respective Class Interest Rate for each related Interest Period since the last Note Distribution Date relating to such Notes (or, in the case of the first Note Distribution Date following the issuance of a Class of Notes, the applicable Closing Date) on the outstanding principal balance of such Class of Notes on the immediately preceding Note Distribution Date relating to such Notes after giving effect to all principal distributions to holders of Notes of such Class on such date (or, in the case of the first Note Distribution Date for such Class, on the related Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Class for such Note Distribution Date; provided, however, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Carryover.

          "Noteholders' Principal Carryover Shortfall" means, as of the close of any Note Distribution Date relating to a Class of Notes, the excess of (i) the sum of the Noteholders' Principal Distribution Amount on such Note Distribution Date and any outstanding Noteholders' Principal Carryover Shortfall for the preceding Note Distribution Date over (ii) the amount of principal actually allocated to the Noteholders on such Note Distribution Date.


          "Noteholders' Principal Distribution Amount" means, as to the Class or Classes of Notes then entitled to receive payments of principal on each applicable Note Distribution Date, the sum of (i) the Principal Distribution Amount for such Collection Periods as may be set forth in the related Prospectus Supplement, (ii) any Additional Principal Payments to be made on such Note Distribution Date and (iii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Note Distribution Date relating to such Notes; provided, however, that the Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of such Class or Classes of Notes. In addition, with respect to each Class of Notes, on the related Final Maturity Date the Noteholders' Principal Distribution Amount will include the amount required to reduce the outstanding principal balance of such Notes to zero.


          "Principal Distribution Amount" means, generally, unless provided otherwise in the related Prospectus Supplement, with respect to any Collection Period, the sum of the following amounts: (i) that portion of all collections received by the Master Servicer or any Servicer on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) the portion of the proceeds allocable to principal from the sale of Financed Student Loans by the Trust during such Collection Period; (iii) all Realized Losses incurred during the related Collection Period; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Financed Student Loan repurchased by the Seller or purchased by the Master Servicer or The Money Store under an obligation which arose during the related Collection Period; and
(v) amounts, if any, transferred from the Pre-Funding Account at the end of the applicable Funding Period; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

          With respect to each Financed Student Loan submitted to a Guarantor for a Guarantee Payment, a "Realized Loss" generally means the excess, if any, of (i) the unpaid principal balance of such Financed Student Loan on the date it was first submitted to a Guarantor for a Guarantee Payment over (ii) all amounts received on or with respect to principal on such Financed Student Loan up through the earlier to occur of (A) the date a related Guarantee Payment is made or (B) the last day of the Collection Period occurring 7 months after the date the claim for such Guarantee Payment is first denied.

MONTHLY ADVANCES

          If the Master Servicer has applied for a Guarantee Payment from a Guarantor, an Interest Subsidy Payment or a Special Allowance Payment from the Department or an insurance payment from the Secretary, and the Master Servicer has not received the related payment prior to the end of the Collection Period immediately preceding the Note Distribution Date or Certificate Distribution Date on which such amount would be required to be distributed as a payment of interest, the Representative may, no later than the Determination Date relating to such Note Distribution Date or Certificate Distribution Date, as the case may be, deposit into the Monthly Advance Account an amount up to the amount of such payments applied for but not received (such deposits by the Master Servicer are referred to herein as "Monthly Advances"). On each related Note Distribution Date, the Indenture Trustee will distribute from the Monthly Advance Account to the applicable Noteholders the Monthly Advance for such Note Distribution Date. On each related Certificate Distribution Date, the Indenture Trustee will transfer from the Monthly Advance Account to the Eligible Lender Trustee for distribution to the Certificateholders, the Monthly Advance for such Certificate Distribution Date. Such Monthly Advances are recoverable by the Representative from the source for which such Monthly Advance was made.

CREDIT ENHANCEMENT


          The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, credit enhancement for any Series of Securities may cover one or more Classes of Notes or Certificates, and, accordingly, may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included or incorporated by reference in the related Prospectus Supplement.

          If an to the extent provided in the related Prospectus Supplement, credit enhancement may include one or more of the following or any combination thereof:

          Reserve Account. Pursuant to a Sale and Servicing Agreement, with respect to each Trust a Reserve Account may be created and on each Closing Date on which the related Trust sells a Series of Notes, the Sellers may deposit cash or Eligible Investments in an amount, if any, equal to the Reserve Account Deposit identified in the related Prospectus Supplement. The Reserve Account may be augmented on certain Note Distribution Dates or Certificate Distribution Dates, as set forth in the related Prospectus Supplement, by deposit therein of the amount, if any, necessary to reinstate the balance of the Reserve Account to the Specified Reserve Account Balance from the amount of Available Funds remaining after making all prior distributions on such date as described in the related Prospectus Supplement; provided, however, that, if and as set forth in the related Prospectus Supplement, such Available Funds may be applied as an Additional Principal Payment. Also, if amounts were transferred from the Reserve Account to cover a Realized Loss on a Financed Student Loan, any subsequent payments of principal received on or with respect to such Financed Student Loan will be deposited into the Reserve Account or, if so provided in the related Prospectus Supplement, applied as an Additional Principal Payment. Amounts on deposit in the Reserve Account exceeding the Specified Reserve Account Balance will be distributed as set forth in the related Prospectus Supplement.

          A Reserve Account is intended to enhance the likelihood of timely receipt by the Noteholders and the Certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders or the Certificateholders will experience losses. In certain circumstances, however, a Reserve Account could be depleted. Further, as described above, amounts otherwise required to be deposited into the Reserve Account may, with the consent of the applicable Surety Provider or other provider of Enhancement, if any, be applied as Additional Principal Payments. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of Available Funds exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amount of principal and interest distributed to the Noteholders or the Certificateholders could result. This could, in turn, increase the average life of the Notes and the Certificates. Moreover, amounts on deposit in the Reserve Account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to cover any aggregate unpaid Servicing Fee Carryovers, Noteholders' Interest Carryover or Certificateholders' Interest Carryover.

          Subordination of the Certificates. The rights of the holders of the Certificates of a Trust to receive distributions with respect to interest and principal will be subordinated to such rights of the holders of the Notes of the related Trust to the extent described herein and in a Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes of the related Trust of the full amount of the Noteholders' Interest Distribution Amount and, after distribution of the Certificateholders' Interest Distribution Amount, the Noteholders' Principal Distribution Amount.

          Surety Bonds. Note Surety Bonds, issued by a Surety Provider, may be obtained by the Sellers in favor of the Eligible Lender Trustee solely on behalf of the Noteholders of the related Series. Note Surety Bonds will, if obtained, except as provided below or in a Prospectus Supplement, provide for coverage of timely payment of all interest and ultimate payment of all principal due on the related Series of Notes; provided, however, that Note Surety Bonds will not ensure payment of any Noteholders' Interest Carryover.

          Certificate Surety Bonds will, if obtained, except as provided below or in a Prospectus Supplement, provide for coverage of timely payment of all interest and ultimate payment of all principal due on the Certificates; provided, however, that the Certificate Surety Bonds will not ensure payment of any Certificateholders' Interest Carryover. Certificate Surety Bonds may be obtained by the Sellers in favor of the Eligible Lender Trustee solely on behalf of the Certificateholders of the related Class.

          The amount required to be paid under each Surety Bond will be described in the applicable Prospectus Supplement.

          Other Forms of Credit Enhancement. If and to the extent specified in the related Prospectus Supplement, enhancement with respect to a Series or any Class of Securities may also include overcollateralization, a letter of credit, one or more Classes of subordinate Securities, derivative products or other forms of credit enhancement including but not limited to third party guarantees or guarantees of The Money Store (collectively, "Enhancement"). The Enhancement with respect to any Series or Class of Securities may be structured to provide protection against delinquencies and/or losses on the Financed Student Loans, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.


STATEMENTS TO INDENTURE TRUSTEE AND TRUST


          For each Trust, on or prior to each Determination Date preceding the Note Distribution Dates and Certificate Distribution Dates set forth on a Prospectus Supplement, the Master Servicer or the Administrator will provide to the Indenture Trustee for the Indenture Trustee to forward on each succeeding Note Distribution Date to each Noteholder of the applicable Class, and to the Eligible Lender Trustee for the Eligible Lender Trustee to forward on such succeeding Certificate Distribution Date to each Certificateholder of the applicable Class, a statement, which may include the following information with respect to such Note Distribution Date and Certificate Distribution Date or the preceding Collection Period, to the extent applicable (provided, however, that with respect to each Note Distribution Date other than the first Note Distribution Date occurring in each month, such statement need only contain the information set forth in clauses (ii), (iii), (v), and (vii) below), and such other information as may be set forth in the related Prospectus Supplement:


                  (i) the amount of the distribution allocable to principal of each Class of Notes or Certificates, as the case may be;

                 (ii) the amount of the distribution allocable to interest on each Class of Notes and Certificates (or in the case of any Accrual Notes during the related Accrual Period, the amount of interest capitalized and added to principal), together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the Auction Rate, the LIBOR Rate, the T-Bill Rate or other applicable rate as set forth in the related Prospectus Supplement, as the case may be, or on the Net Loan Rate, with respect to each Class of Notes and Certificates, and specifying what each such interest rate would have been if it had been calculated using the alternate basis);

                (iii) the amount of the distribution, if any, allocable to any Noteholders' Interest Carryover and any Certificateholders' Interest Carryover, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

                (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                (v) the aggregate outstanding principal balance of each Class of Notes and Certificates as of such Note Distribution Date or Certificate Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

                (vi) the amount of the Servicing Fee and any Servicing Fee Carryover allocated to the Master Servicer, the amount of the Administration Fee allocated to the Administrator, the amount of the Auction Agent Fee allocated to the Auction Agent, the amount of the Indenture Trustee Fee allocated to the Indenture Trustee, the amount of the Eligible Lender Trustee Fee allocated to the Eligible Lender Trustee and, if applicable, the amount of the Surety Provider Fee allocated to the Surety Provider, respectively, with respect to such Collection Period, and the amount, if any, of the Servicing Fee Carryover remaining unpaid after giving effect to any such payment;

                (vii) if applicable, the amount of the distribution, if any, payable to the Surety Provider as reimbursement for any unpaid Surety Bond Payments;

               (viii) the amount of the aggregate Realized Losses, if any, for such Collection Period and the aggregate amount, if any, received (stated separately for interest and principal) with respect to Financed Student Loans for which Realized Losses were allocated previously;

               (ix) the amount of the distribution attributable to amounts in the Reserve Account, the amount of any other withdrawals from the Reserve Account for such Note Distribution Date or Certificate Distribution Date, the balance of the Reserve Account on such Note Distribution Date or Certificate Distribution Date, after giving effect to changes therein on such Note Distribution Date or Certificate Distribution Date and the then applicable Parity Percentage;

                (x) for Note Distribution Dates during each Funding Period, the portion, if any, of the distribution attributable to amounts on deposit in the Pre-Funding Account and the remaining Pre-Funded Amount on such Note Distribution Date, after giving effect to changes therein during the related Collection Period;

                (xi) for the Note Distribution Dates during each Funding Period, the aggregate amount, if any, paid by the Eligible Lender Trustee on behalf of the Trust to purchase Additional Financed Student Loans during the preceding Collection Period;

               (xii) for the first Note Distribution Date on or following the end of each Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to Noteholders;

               (xiii) the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding Collection Period; and

              (xiv) the number and principal amount of Financed Student Loans, as of the preceding Collection Period, that are (i) 30 to 60 days delinquent, (ii) 61 to 90 days delinquent, (iii) 91 to 120 days delinquent, (iv) more than 120 days delinquent and (v) for which claims have been filed with the appropriate Guarantor and which are awaiting payment.

EVIDENCE AS TO COMPLIANCE


          Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Eligible Lender Trustee and Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Master Servicer during the preceding calendar year (or, in the case of the first such certificate, the period from the Initial Closing Date to the end of the calendar year) with all applicable standards under such Sale and Servicing Agreement relating to the servicing of the Financed Student Loans.

          Each Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the related Eligible Lender Trustee and Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the Initial Closing Date to the end of the calendar year) with all applicable standards under the Sale and Servicing Agreement and the Administration Agreement relating to the administration of the related Trust and the Financed Student Loans.

          Each Sale and Servicing Agreement will also provide for delivery to the related Eligible Lender Trustee and Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Master Servicer or the Administrator, as the case may be, stating that, to his knowledge, the Master Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, the period from the Initial Closing Date to end of the calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Master Servicer and the Administrator will agree to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Servicer Defaults and Administrator Defaults, respectively, under the Sale and Servicing Agreement.


         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER


          Each Sale and Servicing Agreement will provide that the related Master Servicer may not resign from its obligations and duties as Master Servicer thereunder, except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

          Each Sale and Servicing Agreement will further provide that neither the related Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust, the Surety Provider or other provider of Enhancement, if any, the Noteholders or the Certificateholders, the Indenture Trustee or the Eligible Lender Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by reason of reckless disregard of obligations and its duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.


          Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement.

MASTER SERVICER DEFAULT; ADMINISTRATOR DEFAULT


          "Master Servicer Default" under a Sale and Servicing Agreement generally will consist of (i) any failure by the Master Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any collections, Guarantee Payments or other amounts received with respect to the Financed Student Loans, which failure continues unremedied for two Business Days after written notice from the Indenture Trustee, the Surety Provider, if any, or the Eligible Lender Trustee is received by the Master Servicer or after discovery by the Master Servicer; (ii) any failure by the Master Servicer or The Money Store duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders, Certificateholders or the Surety Provider, if any, and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Master Servicer or The Money Store, as the case may be, by the Indenture Trustee, the Eligible Lender Trustee, the Surety Provider, if any, or the Administrator or (B) to the Master Servicer or The Money Store, as the case may be, and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates of the related Trust; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Master Servicer and certain actions by the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

         "Administrator Default" under a Sale and Servicing Agreement or the Administration Agreement will consist of (i) any failure by the Administrator to direct the Indenture Trustee or the Eligible Lender Trustee, as applicable, to make any required distributions from any of the Trust Accounts, which failure continues unremedied for two Business Days after written notice from the Indenture Trustee, the Surety Provider, if any, or the Eligible Lender Trustee is received by the Administrator or after discovery of such failure by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in the Administration Agreement or the Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders, Certificateholders or the Surety Provider, if any, and which continues unremedied for 60 days after the giving of written notice of such failure (l) to the Administrator by the Surety Provider, if any, the Indenture Trustee or the Eligible Lender Trustee or (2) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates of the related Trust; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.


RIGHTS UPON SERVICER DEFAULT AND ADMINISTRATOR DEFAULT


          As long as a Servicer Default under a Sale and Servicing Agreement or an Administrator Default under a Sale and Servicing Agreement or the Administration Agreement remains unremedied, the Surety Provider, if any, may or, with the consent of the Surety Provider, if any, the Indenture Trustee or holders of Notes evidencing not less than 25% in principal amount of then outstanding Notes of the related Trust may, terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement, or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee and approved by the Surety Provider, if any, or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Sale and Servicing Agreement, or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer or the Administrator, and no Servicer Default or Administrator Default other than such appointment has occurred, such trustee or official may have the power to prevent the Surety Provider, if any, the Indenture Trustee or the Noteholders from effecting such a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Sale and Servicing Agreement or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, unless such compensation arrangements will not result in a downgrading of the Notes and the Certificates by any Rating Agency. In the event a Servicer Default or an Administrator Default occurs and is continuing, the Surety Provider, if any, the Indenture Trustee or the Noteholders, as described above, may remove the Master Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the Certificateholders. Moreover, only the Surety Provider, if any, or, with the consent of the Surety Provider, if any, the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Master Servicer or the Administrator, as the case may be, if a Servicer Default or an Administrator Default occurs and is continuing.


WAIVER OF PAST DEFAULTS


          The Surety Provider, if any, or, with the consent of the Surety Provider, if any, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related Trust (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders of such Trust, waive any default by the Master Servicer in the performance of its obligations under a Sale and Servicing Agreement, or any default by the Administrator of its obligations under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with the Sale and Servicing Agreement. Therefore, the Surety Provider, if any, and the Noteholders have the ability, except as noted above, to waive defaults by the Master Servicer and the Administrator which could materially adversely affect the Certificateholders. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.


AMENDMENT


          The Transfer and Servicing Agreements may be amended by the parties thereto, with the consent of the Surety Provider, if any, but without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Sellers, the Administrator, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee, as applicable, with the consent of the Surety Provider, if any, and the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of such Trust and the holders of Certificates evidencing at least a majority of the Certificate Balance of such Trust for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.


INSOLVENCY EVENT

          If any of certain events of insolvency or receivership, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to Student Holdings or certain actions by Student Holdings indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs, the Financed Student Loans will be liquidated and each Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Eligible Lender Trustee shall have received written instructions from the applicable Surety Provider, if any, and the holders of the Certificates (other than Student Holdings) representing more than 50% of the aggregate unpaid principal amount of the Certificates (not including the principal amount of Certificates held by Student Holdings) of the related Trust to the effect that such group disapproves of the liquidation of the Financed Student Loans and termination of the related Trust. Promptly after the occurrence of any Student Holdings Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders and the Surety Provider, if any; provided, however, that any failure to give such required notice will not prevent or delay termination of the related Trust. Upon termination of a Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and, if applicable, the Surety Bonds) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Financed Student Loans will be treated as collections thereon and deposited in the Collection Account. If the proceeds from the liquidation of the Financed Student Loans and any amounts on deposit in the Reserve Account are not sufficient to pay the Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss to the extent not covered by applicable Note Surety Bonds,. If such amounts are not sufficient to pay the Notes and the Certificates in full, the amount of principal returned to the Certificateholders will be reduced and the Certificateholders will incur a loss to the extent not covered by a Certificate Surety Bond. A Surety Provider has no obligation to pay in full the principal of the Certificates until the Certificate Final Maturity Date.


          A Trust Agreement will provide that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Eligible Lender Trustee by each Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.


PAYMENT OF NOTES


          Upon the payment in full of all outstanding Notes of a Trust and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the related Sale and Servicing Agreement, except as otherwise provided therein.


LIABILITY OF STUDENT HOLDINGS


          To the extent set forth in a Prospectus Supplement, under a Trust Agreement, Student Holdings will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the partnership laws of the jurisdiction in which the Trust was established in which the Sellers were general partners.


TERMINATION


          The obligations of the Master Servicer, the Sellers, the Administrator, the Auction Agent, if any, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements relating to a Trust will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans of the related Trust and
(ii) the payment to the Noteholders and the Certificateholders of the related Trust of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Sellers are permitted at their option and, if applicable, with the consent of a Surety Provider, to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Note Distribution Date or Certificate Distribution Date, if the then outstanding Pool Balance of a Trust is 10% or less of the Aggregate Pool Balance, all remaining Financed Student Loans of the related Trust at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the Certificates concurrently therewith. Upon termination of a Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders therefrom, will be conveyed and transferred to the Sellers.


ADMINISTRATOR


          Either Educaid, ClassNotes Inc. or such other party as may be named in a Prospectus Supplement, in its capacity as Administrator, will enter into the Administration Agreement with a Trust and the related Indenture Trustee, pursuant to which the Administrator will agree, to the extent provided therein,
(i) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Note Distribution Date and Certificate Distribution Date,
(ii) to prepare (based on the reports received from the Master Servicer) and provide periodic and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information and
(iii) to provide the notices and to perform other administrative obligations required by the Indenture and the Trust Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee equal to the amount set forth in the related Prospectus Supplement (the "Administration Fee").


               CERTAIN LEGAL ASPECTS OF THE FINANCED STUDENT LOANS

TRANSFER OF FINANCED STUDENT LOANS

          Each Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of a Trust constitutes a valid sale or contribution and assignment of such Financed Student Loans. In addition, each of the Seller has taken and will take all actions that are required under applicable state law to perfect the Eligible Lender Trustee's ownership interest in the Financed Student Loans and the collections with respect thereto. Notwithstanding the foregoing, if the transfer of the Financed Student Loans is deemed to be an assignment of collateral as security for the benefit of a Trust, the Financed Student Loans would be considered general intangibles for purposes of the applicable Uniform Commercial Code (the "UCC"). If a transfer of general intangibles is deemed to be a sale or contribution, then the UCC is not applicable and no further action under the UCC is required to protect the Eligible Lender Trustee's interest from third parties.

          If the transfer of the Financed Student Loans is deemed to be an assignment as security for the benefit of a Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Financed Student Loans coming into existence after the Closing Date could have an interest in such Financed Student Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of a Seller arising prior to the time a Financed Student Loan comes into existence may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loan. Under a Sale and Servicing Agreement, however, each Seller will warrant that it has transferred the Financed Student Loans to the Eligible Lender Trustee on behalf of the related Trust free and clear of the lien of any third party. In addition, each Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee on behalf of the related Trust, except as provided below.

          Pursuant to a Sale and Servicing Agreement, either the Master Servicer, a sub-servicer or another independent party as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Financed Student Loans following the conveyance of the Financed Student Loans to the Eligible Lender Trustee and the pledge thereof to the Indenture Trustee. Although the accounts of the applicable Seller will be marked to indicate the conveyance and the applicable Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated in the Master Servicer's or such sub-servicer's offices. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee and the Indenture Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Financed Student Loans for new value and without actual knowledge of the Eligible Lender Trustee's and the Indenture Trustee's respective interests. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "-- Servicer Covenants." Under certain circumstances, a Guarantor in the Federal Program will retain custody of the promissory notes evidencing the related Financed Student Loans.

CERTAIN MATTERS RELATING TO INSOLVENCY

          To the extent that the transfer of the Financed Student Loans from a Seller to a Trust is deemed to create a security interest, and (i) the interest was validly perfected prior to the Seller's insolvency and at the time the Seller received consideration for the Financed Student Loans, (ii) such transfer does not constitute a fraudulent conveyance or transfer, and (iii) the value of the Financed Student Loans is equal to or greater than the consideration received by the Seller, such security interest should not be subject to avoidance and payments to the Trust made prior to the Seller's insolvency proceeding should not be subject to recovery by the Seller, any receiver of the Seller in its insolvency proceeding or any of the Seller's creditors. To the extent, however, that payment is not made to the Trust prior to the insolvency proceeding, then the timely transfer to the Trust of such collection may cease. For example, the Seller may be authorized to use the Financed Student Loans and proceeds thereof if the court in the insolvency proceeding finds that the Seller has provided the Trust with adequate protection of the Trust's interest in the Financed Student Loans and proceeds thereof.

CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. In certain circumstances, a Trust may be liable for certain violations of consumer protection laws that apply to the Financed Student Loans, either as assignee from the Sellers or as the party directly responsible for obligations arising after the transfer. With respect to the Federal Loans and the HEAL Loans, many of these requirements are preempted by the provisions of the Higher Education Act and the Public Health Service Act. For a discussion of a Trust's rights if the Financed Student Loans were not originated or serviced in compliance in all material respects with applicable laws. See "Description of the Transfer and Servicing Agreements -- Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO FINANCED STUDENT LOANS

          The Higher Education Act, including the implementing regulations thereunder (in the case of Federal Loans), the Public Health Service Act and the regulations thereunder (in the case of HEAL Loans) and the Private Loan Programs (in the case of the Private Loans) impose specified requirements, guidelines and procedures with respect to originating and servicing Student Loans such as the Financed Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis in the case of certain Federal Loans) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. A Master Servicer will agree pursuant to a Sale and Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of a Seller to follow procedures relating to the origination of any Financed Student Loans could result in adverse consequences. In the case of any such Federal Loans, any such failure could result in the Department's refusal to make reinsurance payments to the Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Student Loans or in the Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Financed Student Loans. Failure of the Guarantors to receive reinsurance payments from the Department could adversely affect the Guarantors' ability or legal obligation to make Guarantee Payments to the Eligible Lender Trustee with respect to such Federal Loans. In the case of the HEAL Loans, failure to make or service properly such HEAL Loans in accordance with such procedures could adversely affect the Eligible Lender Trustee's ability to obtain insurance payments from the Secretary. In the case of the Private Loans, failure to make or service properly such Private Loans in accordance with such procedures could adversely affect the Eligible Lender Trustee's ability to obtain Guarantee Payments from the applicable Guarantor.

          Loss of any such Guarantee Payments, Interest Subsidy Payments, Special Allowance Payments or insurance payments from the Secretary could adversely affect the amount of Available Funds on any Distribution Date and a Trust's ability to pay principal and interest on the Notes and to make distributions in respect of the Certificates. Under certain circumstances, pursuant to a Sale and Servicing Agreement, the applicable Seller is obligated to repurchase any Financed Student Loan, or the Master Servicer is obligated to purchase any Financed Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Master Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's or the Secretary's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect). See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." The failure of the applicable Seller or the Master Servicer to so purchase a Financed Student Loan would constitute a breach of the Sale and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture.

FEDERAL LOANS AND HEAL LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

          Federal Loans and HEAL Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the Bankruptcy Code, unless (A) such loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy (or, in the case of HEAL Loans, after expiration of the seven-year period beginning on the first date the HEAL Loan has gone into repayment) or (B) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.


                            CERTAIN TAX CONSEQUENCES


         Set forth below is a summary of certain Federal income tax consequences of the purchase, ownership and disposition of the Securities. Stroock & Stroock & Lavan LLP, special Federal tax counsel for the Trust ("Federal Tax Counsel") is of the opinion that the discussion hereunder fully and fairly discloses all material Federal tax risks associated with the purchase, ownership and disposition of the Securities. The tax consequences of the jurisdiction in which a Trust is established with respect to the Securities will be set forth in the related Prospectus Supplement.


          This summary does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and certain other financial institutions, regulated investment companies, individual retirement accounts ("IRA's") life insurance companies, tax-exempt organizations or dealers in securities. Furthermore, this summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service (the "IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below.

          Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Trust has been provided with an opinion of Federal Tax Counsel regarding certain of the Federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS.


          Each Trust will be provided with an opinion of tax counsel in the jurisdiction where the Trust is established regarding certain state tax matters.


CERTAIN FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE NOTES


          Tax Characterization of the Notes and the Trust. Federal Tax Counsel has advised the Sellers that based on the terms of the Notes and the transactions relating to the Financed Student Loans as set forth herein, the Notes will be treated as debt for Federal income tax purposes. There is, however, no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.


          Federal Tax Counsel is also of the opinion that based on the applicable provisions of a Trust Agreement and related documents and the minimum denomination of the Certificates, a Trust will not be classified as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes. However, there are no authorities directly dealing with similar transactions. If the IRS were to successfully characterize the Trust as a corporation for Federal income tax purposes, the income from the Financed Student Loans (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which would reduce the amounts available to make payments on the Notes. Likewise, if a Trust were subject to income or franchise tax in the jurisdiction in which it was established, the amount of cash available to make payments on the Notes would be reduced.

          If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes). The remainder of this discussion assumes that the Notes will be treated as debt and that the Trust will not be taxable as a corporation.

          Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). A holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

          Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss will be capital gain or loss if the note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

          Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or Student Holdings (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or Student Holdings is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year or does not have a tax home in the United States.

          If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

          Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.


CERTAIN FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES


          Tax Characterization of the Trust. Generally, the Sellers and the Master Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat a Trust as a partnership for purposes of Federal income tax, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including Student Holdings in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving a Trust, the Certificates, the Notes, the Sellers, Student Holdings and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein. If the related Prospectus Supplement so provides, the Transfer and Servicing Agreements for a Trust may provide that an election will be made on or after September 1, 1997 to qualify such Trust an a Financial Asset Securitization Investment Trust pursuant to new provisions of the Code which will effective as of such date.


          If a Trust were held to be an "association" taxable as a corporation for Federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). However, in the opinion of Federal Tax Counsel, a Trust will not be classified as an association taxable as a corporation because it will not have certain "corporate" characteristics necessary for a business trust to be an association taxable as a corporation.

          Even if a Trust were not an association taxable as a corporation under the rules described above, it would still be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation, but due to the fact that the Certificates will be issued in minimum denominations to ensure that the Trust has fewer than 100 partners, Federal Tax Counsel is of the opinion that the Trust will not be a publicly traded partnership taxable as a corporation.

          As a result of the foregoing, in the opinion of Federal Tax Counsel, a Trust will not be an association or publicly traded partnership taxable as a corporation. Nonetheless, because of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the related Trust or of the Sellers. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership. The remainder of this summary assumes that the Certificates represent equity interests in a partnership that owns the Financed Student Loans.

          Partnership Taxation. As a partnership, a Trust will not be subject to Federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest earned on the Financed Student Loans (including appropriate adjustments for market discount, original issue discount and bond premium), investment income from Eligible Investments in the Trust Accounts and any gain upon collection or disposition of the Financed Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of the Financed Student Loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, a Trust Agreement and related documents). A Trust Agreement provides (a) that except as set forth in a Trust Supplement, the Certificateholders will be allocated taxable income of the Trust for each Interest Period equal to the sum of (i) the amount of interest that accrues on the Certificates for such Interest Period based on the Certificate Rate; (ii) an amount equivalent to interest that accrues during such Interest Period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Financed Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price and that (b) all remaining taxable income of the Trust will be allocated to Student Holdings. In addition, the Trust Agreement may provide that certain "excess nonrecourse liabilities" will be allocated to Student Holdings. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, holders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period based on the Certificate Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders of one Class but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          Additionally, all of the taxable income allocated to a Certificateholder that is a tax-exempt entity will constitute "unrelated business taxable income," which, under the Code, is generally taxable to such a holder despite the holder's tax exempt status.

         An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Master Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

          Each Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Financed Student Loans, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

          Discount and Premium. It is believed that the Financed Student Loans were not issued (or will not be issued) with OID, and, therefore, a Trust should not have OID income. However, the purchase price paid by a Trust for the Financed Student Loans may be greater or less than the remaining principal balance of the Financed Student Loans at the time of purchase. If so, the Financed Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.) The Trust will make an election that will result in any such market discount on the Financed Student Loans being included in income currently as such discount accrues over the life of the loans. As indicated above, a portion of such market discount income will be allocated to Certificateholders. Similarly, the Trust will make an election to amortize any market premium over the life of the Financed Student Loans, which could result in additional deductions allocated to the Certificateholders.

          Section 708 Termination. Under Section 708 of the Code, a Trust will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the Trust (which include the Certificates and the Seller's interest) are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includible in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

          Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Financed Student Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues. The Trust does not expect to have any other assets that would give rise to such special reporting requirements.

          If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

          Allocations Between Transferor and Transferee. In general, a Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

          The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

          Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of a Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

          Administrative Matters. The Administrator, on behalf of the related Trust, is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-l. A Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the related Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

          Student Holdings, as the "tax matters partner," will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of a Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

          Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

          Proposed Tax Legislation. Legislation introduced before the 103rd Congress (H.R. 13 and H.R. 3419) would have applied special rules to "large partnerships," defined as partnerships with at least 250 partners during a taxable year (counting towards such total each owner during the year of a partnership interest that is transferred during the year). Under the legislation, certain computations are made at the partnership level rather than the partner level. In particular, taxable income is calculated at the partnership level, and is calculated generally in the same manner as for an individual, except that 70% of miscellaneous itemized deductions (such as expenses for the production of nonbusiness income) are disallowed. As a result, all partners (including corporations) might have a portion of their share of partnership deductions (other than interest expense) disallowed. Moreover, large partnerships would become subject to new audit procedures; among other things, an adjustment to taxable income of the partnership for a prior year would flow through to current partners in the year the audit was settled, and the partnership itself (rather than the partners) would be subject to any applicable interest or penalties. These rules would have applied to partnership taxable years ending on or after December 31, 1994. No prediction can be made whether similar legislation will be enacted in the future, the form in which future legislation might be enacted or the ultimate effective date of such future legislation.


                              ERISA CONSIDERATIONS

 THE NOTES

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan or retirement arrangement, as well as individual retirement accounts and certain types of Keogh Plans (each a "Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.


          Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the related Trust were deemed to be assets of a Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that a Class of Notes is treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation then such Class of Notes will be eligible for purchase by Plans. Without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market by a Plan from a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the Notes: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers).


          Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

          A Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of a Trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE CERTIFICATES

         The Certificates may not be acquired (directly or indirectly) by or on behalf of any employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of ERISA or Section 4975 of the Code, or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan's investment in the entity (each a "Benefit Plan"). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.


                              PLAN OF DISTRIBUTION

          The Notes will be offered in one or more Series and one or more Classes either directly by the Sellers and The Money Store or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series of Notes will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to the Sellers, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Notes will be determined.

          The Notes may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Notes described in the related Prospectus Supplement, if they are purchased. If Notes of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Notes of such Series.

          The place and time of delivery for the Notes of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS


          Certain legal matters relating to the Sellers, the Master Servicer and the Administrator will be passed upon by Eric R. Elwin, Esq., Corporate Counsel of the Sellers, and Squire, Sanders & Dempsey, Phoenix, Arizona, and certain legal matters relating to the validity of the issuance of each Series of Notes and the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Sellers and The Money Store Inc. and it is expected that it will continue to perform such services in the future. Certain federal income tax and other matters will be passed upon for a Trust by Stroock & Stroock & Lavan LLP. Other parties, if any, passing upon legal matters for a Trust, the Sellers or The Money Store will be identified in the related Prospectus Supplement.



                              FINANCIAL INFORMATION


          The Sellers have determined that their financial statements are not material to the offering made hereby. The financial statements of The Money Store, along with certain reports filed by The Money Store under the Securities Exchange Act of 1934, as amended, will be incorporated by reference into each Prospectus Supplement containing a guaranty of The Money Store as a form of Enhancement. A Trust will engage in no activities other than as described herein. Accordingly, no financial statements with respect to a Trust are included in this Prospectus or will be included in a Prospectus Supplement. See "Incorporation of Certain Documents by Reference" in the Prospectus.



                                     RATING

          It is a condition to the issuance and sale of each Series and Class of Notes that they each be rated by at least one nationally recognized statistical rating organization (a "Rating Agency") in one its four highest applicable rating categories. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                            INDEX OF PRINCIPAL TERMS

          Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                                PAGE



1992 Amendments   ................................................46
1993 Amendments   ................................................46
Accrual Notes     ................................................ii
Accrual Period    ................................................11
Additional Funding.................................................8
Additional Principal Payments.....................................11
Additional Student Loans..........................................88
Administration Agreement...........................................3
Administration Fee................................................10
Administrator     .................................................3
Administrator Default............................................103
Aggregate Pool Balance............................................28
Applicable Trustee................................................83
Assigned Rights   ................................................36
Auction Agent Fee ................................................10
Auction Period Adjustment.........................................72
Auction Rate Certificates.........................................ii
Auction Rate Notes................................................ii
Auction Rate Securities...........................................ii
Available Funds   ................................................92
Benefit Plan      ...............................................117
Capitalized Interest Account.......................................9
Capitalized Pre-Funding Account....................................9
Capitalized Pre-Funding Requirement................................9
Capped Amount     ................................................18
Cede              ................................................29
Certificate Balance...............................................95
Certificate Distribution Account..................................12
Certificate Distribution Date.....................................ii
Certificate Final Maturity Date...................................26
Certificate Rate  ................................................23
Certificate Record Date...........................................24
Certificate Surety Bond............................................i
 Certificate Surety Bond Payment..................................16
Certificateholders................................................24
Certificateholders' Distribution Amount...........................95
Certificateholders' Interest Carryover............................25
Certificateholders' Interest Carryover Shortfall..................95
Certificateholders' Interest Distribution Amount..................95
Certificateholders' Principal Carryover Shortfall.................95
Certificateholders' Principal Distribution Amount.................96
Certificates      .................................................i
Class             .................................................i
Class Interest Rate...............................................20
Closing Date      ...............................................iii
Code              .............................................. 109
Collection Account................................................10
Collection Period .................................................8
Commission        ................................................vi
Consolidation Loans...............................................44
Cut-off Date      ................................................28
Deferral Period   ................................................48
Deferral Phase    .................................................7
Definitive Certificates...........................................84
Definitive Notes  ................................................84
Definitive Securities.............................................84
Department        ...............................................iii
Depository        ................................................71
Determination Date................................................10
Distribution Accounts.............................................12
Distribution Date ................................................25
DTC               ............................................... 29
Educaid           ...............................................  i
Eligible Deposit Account..........................................88
Eligible Institution..............................................88
Eligible Investments..............................................88
Eligible Lender Trustee............................................i
Eligible Student  ................................................44
Enhancement       ................................................16
ERISA             ............................................... 29
Event of Default  ................................................80
Exchange Act      ...............................................vii
Expense Account   ................................................11
Federal Assistance................................................47
Federal Guarantee Agreements......................................43
Federal Loans     ...............................................iii
Federal Program   .................................................5
Federal Tax Counsel..............................................109
Final Maturity Date...............................................22
Financed Student Loans.............................................i
Forbearance Periods...............................................38
Funding Period    .................................................8
Grace Periods     ................................................38
Guarantee Agreements..............................................43
Guarantee Payments................................................30
Guarantor         ................................................ 6
 HEAL Loans       ................................................iv
HEAL Program      ................................................54
HICA              ...............................................  6
Higher Education Act..............................................43
Indenture         ..............................................  19
Indenture Trustee .................................................3
Indenture Trustee Fee.............................................10
Index Maturity    ................................................78
Indirect Participants.............................................83
Initial Closing Date..............................................23
Insolvency Event  ...............................................104
Interest Period   ................................................21
Interest Subsidy Payments.........................................47
Investment Earnings...............................................88
IRS               ...............................................109
LIBOR             ............................................... ii
LIBOR Determination Date..........................................78
LIBOR Rate        ................................................72
LIBOR Rate Notes  ................................................ii
Master Indenture  ................................................19
Master Servicer   .................................................2
Master Servicer Default...........................................102
Monthly Advance Account............................................27
Monthly Advances  .................................................27
Net Loan Rate     .................................................22
Note Distribution Account..........................................11
Note Distribution Date.............................................ii
Note Record Date  .................................................21
Note Surety Bond  ..................................................i
Note Surety Bond Payment...........................................16
Noteholders       .................................................21
Noteholders' Distribution Amount...................................96
Noteholders' Interest Carryover....................................22
Noteholders' Interest Carryover Shortfall..........................96
Noteholders' Principal Distribution Amount.........................97
Notes             ...............................................   i
Obligors          ...............................................   8
OID               ............................................... 110
One-Month LIBOR   .................................................78
Option 4 Loans    .................................................60
Option 4 Program  ..................................................6
Originators' Interests..............................................1
PAL Loans         ...............................................  63
PAL Program       ..................................................6
Participants      .................................................71
PEP Loans         ...............................................  62
PEP Program       ..................................................6
PHEAA             ...............................................   2
Plan              ............................................... 116
Plan Assets Regulation............................................116
PLEASE Loans      .................................................62
PLEASE Program    ..................................................6
PLUS Loans        ..................................................5
 Pool Balance     ..................................................8
Pre-Funded Amount ..................................................8
Pre-Funding Account.................................................8
Principal Distribution Amount......................................97
Private Loan Programs..............................................6
Private Loans     ................................................iii
Program           ...............................................  44
Prospectus Supplement...............................................i
Public Health Service Act...........................................5
Purchase Amount   .................................................87
Purchased Loans   ..................................................2
Rating Agency     .................................................29
Realized Loss     .................................................97
Reference Bank    .................................................79
Regulations       .................................................54
Related Documents .................................................82
Repayment Phase   ..................................................7
Representative    ..................................................2
Reserve Account   .................................................13
Reserve Account Deposit............................................14
Rules             .................................................83
Sale and Servicing Agreement........................................5
Secretary         ................................................iii
Securities        ..................................................i
Securities Act    ..................................................i
Securityholders   .................................................24
Seller            ................................................  i
Seller Trusts     .................................................32
Seller's Broker-Dealer..............................................1
Sellers           ................................................. 2
Serial Loan       .................................................37
Series            ................................................. i
Servicer          ................................................. 2
Servicers         ................................................. 2
Servicing Fee     .................................................92
Servicing Fee Carryover............................................92
SLS Loans         ................................................ 50
SLS Program       .................................................50
Special Allowance Payments.........................................47
Specified Reserve Account Balance..................................14
Stafford Loans    .................................................46
Student Holdings  ..................................................4
Subsequent Cut-off Date............................................89
Surety Bonds      .................................................16
Surety Provider   ..................................................3
T-Bill Rate       .................................................47
Telerate Page 3750.................................................78
TERI              .................................................60
TERI Alternative Loans.............................................60
TERI Alternative Program............................................6
Terms Supplement  .................................................19
The Money Store   .................................................42
Transaction Fees  .................................................11
 Transfer Agreement................................................89
Transfer and Servicing Agreements..................................86
Transfer Date     .................................................89
Trust             ................................................. 1
Trust Accounts    .................................................88
Trust Agreement   ..................................................3
Trust Supplement  .................................................23
UCC               ............................................... 106
Underlying Federal Loan............................................52
Unsubsidized Stafford Loans........................................50
USAF              ...............................................  59

                                                                    APPENDIX I

                               AUCTION PROCEDURES



     The following description of the Auction Procedures applies to each Class of Auction Rate Securities (unless otherwise set forth in a Prospectus Supplement) and each Class of Auction Rate Certificates (unless otherwise set forth in a Trust Agreement or Trust Supplement). The term "Security," as used in this Appendix, refers to each Class of Auction Rate Securities and each Class of Auction Rate Certificates, and the term "Securityholder" refers to Noteholders holding Auction Rate Securities and Certificateholders holding Auction Rate Certificates, as applicable.


DEFINITIONS

     Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

     "All Hold Rate" means ninety percent (90%) of One-Month LIBOR.

     "Auction" means the implementation of the Auction Procedures on an Auction Date.

     "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

     "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

     "Auction Agent Fee" has the meaning set forth in the Auction Agent
Agreement.

     "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

     "Auction Date" means, with respect to the Initial Period for each Class of Notes, the date set forth in the related Prospectus Supplement, and with respect to each Class of Certificates, the date set forth in the Trust Agreement or Trust Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

          (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by the Securities Depository;

          (B) each Auction Period commencing after and during the continuance of an Event of Default; or

          (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

 Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Master Indenture and the related Terms Supplement or the Trust Agreement and the related Trust Supplement, as described herein.

     "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Terms Supplement or the Trust Agreement or the related Trust Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such Terms Supplement or the Trust Agreement or the related Trust Supplement.

     "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement or the Trust Agreement or the related Trust Supplement, as applicable, as described herein.

     "Auction Procedures" means the procedures set forth in the related Terms Supplement or the Trust Agreement or the related Trust Supplement, as applicable, and described herein by which the Auction Rate applicable to a Security is determined.

     "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the Trust Agreement or the related Terms Supplement or the related Trust Supplement and this Appendix I.

          "Authorized Denominations" means, with respect to any Security, $50,000 and any integral multiple in excess thereof.

     "Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Trust pursuant to the Indenture or the Administrator on behalf of the Eligible Lender Trustee pursuant to the Trust Agreement and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

          "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker- Dealer, and approved by the Trust, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

     "Broker-Dealer Fee" has the meaning set forth in the Auction Agent
Agreement.

     "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

     "Effective Interest Rate" means, for any Financed Student Loan and any Collection Period, the per annum rate at which such Financed Student Loan accrues interest during such Collection Period and, in the case of a Federal Loan, after giving effect to all applicable Interest Subsidy Payments and Special Allowance Payments due with respect to such Federal Loan.

          "Existing Securityholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Securityholder Registry at the close of business on the Business Day immediately preceding such Auction and
(ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Security.

          "Existing Securityholder Registry" means the registry of Persons who are owners of the Securities, maintained by the Auction Agent as provided in the Auction Agent Agreement.

          "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

     "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

     "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the Final Maturity Date of such Security, as applicable.

     "Market Agent" means the entity named as market agent under the Indenture, or any successor to it in such capacity thereunder.

     "Maximum Auction Rate" generally means (i) for Auction Periods of 34 days or less, either (A) the greater of (1) One-Month LIBOR plus 0.60% or (2) the Federal Funds Rate plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) for Auction Periods of greater than or equal to 35 days, either (A) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 0.60% (if both of the ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (B) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 1.50% (if any one of the ratings assigned by the Rating Agencies to the applicable Security is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

     "Net Loan Rate" for any Interest Period will equal the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less the amount set forth in the related Prospectus Supplement.

     "Non-Payment Rate" means One-Month LIBOR plus 1.50%, as the same may be adjusted pursuant to a Terms Supplement or a Trust Supplement.

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Potential Securityholder" means any Person (including an Existing Securityholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Securities (or, in the case of an Existing Securityholder thereof, an additional principal amount of Securities).

     "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

     "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

     "Security Initial Rate" means, (i) with respect to any Class of Notes, the rate identified as such in the related Prospectus Supplement and (ii) with respect to any Class of Certificates, the rate identified as such in the Trust Agreement or the related Trust Supplement.

     "Security Initial Rate Adjustment Date" means, with respect to any Class of Notes, the date identified as such in the related Prospectus Supplement and, with respect to any Class of Certificates, the date set forth in the Trust Agreement or the related Trust Supplement.

     "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three- Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

     Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "--Broker-Dealer."

     By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (v) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (vi) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.


          The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.


     Auction Agent

     Bankers Trust Company, or such other entity as may be named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Indenture Trustee and the Trust will enter into the Auction Agreement with Bankers Trust Company or such other entity, as the Auction Agent. Any Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Indenture and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days notice to the Indenture Trustee, the Trust and the Market Agent. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of the Surety Provider, if applicable, or, with the consent of the Surety Provider, if applicable, the Noteholders of 66-2/3% of the aggregate principal amount of the Notes then outstanding, by an instrument signed by the Surety Provider, if applicable, or such Noteholders or their attorneys and filed with the Auction Agent, the Trust, the Indenture Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or by the Market Agent, with the Trust's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Indenture Trustee, the Trust, the Surety Provider, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

     If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee, at the direction of the related Trust (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

     The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The Indenture Trustee will pay the Auction Agent the Auction Agent Fee on the Note Distribution Date or Certificate Distribution Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

     Broker-Dealer

     Existing Securityholders and Potential Securityholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Trust and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

     The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Indenture Trustee, on the Note Distribution Date or Certificate Distribution Date set forth in the related Prospectus Supplement.

     Market Agent

     In connection with each Series of Notes and the Certificates, the "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Securityholders.

AUCTION PROCEDURES

     General

     Pursuant to the related Terms Supplement and the Trust Agreement and the related Trust Supplement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Class of Notes and each Class of Certificates.

     The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Loan Rate. If the ownership of a Security is no longer maintained in Book-Entry Form, the Indenture Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Indenture Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred, the Indenture Trustee will calculate the Non-Payment Rate on the Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Indenture Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Indenture Trustee of the One- Month LIBOR or the Three-Month LIBOR, as applicable.

      Submission of Orders

     So long as the ownership of the Securities is maintained in Book-Entry Form, an Existing Securityholder may sell, transfer or otherwise dispose of Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Securityholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Class of Notes and each Class of Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of Notes and each Class of Certificates).

     Prior to the Submission Deadline (defined as 1:00 P.M., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a Security:

                 (a) each Existing Securityholder of the applicable Security may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount and class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder desires to continue to hold without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount and class of outstanding Securities, if any, which such Existing Securityholder offers to sell if the Security Interest Rate for such Securities for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Securityholder (a "Bid"); and/or (iii) the principal amount and class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder offers to sell without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Sell Order"); and

                 (b) one or more Broker-Dealers may contact Potential Securityholders to determine the principal amount and class of Securities which each such Potential Securityholder offers to purchase, if the Security Interest Rate for such Securities for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Securityholder (also a "Bid").

     Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Securityholder and each Potential Securityholder placing an Order is referred to as a "Bidder."

     Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount and class of the outstanding Securities specified in such Bid if the Security Interest Rate for such Securities will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount and class of the outstanding Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate for such Securities will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Security Interest Rate for such Securities and Sufficient Bids (as defined below) have not been made.

     Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount of the Security specified in such Sell Order or
(ii) such principal amount or a lesser principal amount of outstanding Securities of the specified Security as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

     Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Securityholder will constitute an irrevocable offer to purchase:
(i) the principal amount of the Security specified in such Bid if the Security Interest Rate for such Securities will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Securities as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate is equal to the rate specified in such Bid.

     Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount and class of Security that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Securityholder: (a) the principal amount and class of Securities, if any, subject to any Hold Order placed by such Existing Securityholder; (b) the principal amount, and class of Securities, if any, subject to any Bid placed by such Existing Securityholder and the rate specified in such Bid; and (c) the principal amount, and class of Securities, if any, subject to any Sell Order placed by such Existing Securityholder, and (iv) to the extent such Bidder is a Potential Securityholder, the rate specified in such Potential Securityholder's Bid.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

     If an Order or Orders covering all Securities of the applicable class held by any Existing Securityholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Securityholder covering the principal amount of Securities held by such Existing Securityholder and not subject to an Order submitted to the Auction Agent.

          Neither the Trust, the Owner Trustee, the Indenture Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Securityholder or Potential Securityholder.

          An Existing Securityholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Securities then held by such Existing Securityholder. An Existing Securityholder that offers to purchase additional Securities is, for purposes of such offer, treated as a Potential Securityholder.

     Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Securityholder and (ii) not be accepted if submitted by a Potential Securityholder.

     Validity of Orders

     If any Existing Securityholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the class of Securities held by such Existing
Securityholder, such Orders will be considered valid as follows and in the order of priority described below.

     HOLD ORDERS. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the class of Securities held by such Existing Securityholder, and if the aggregate principal amount of the class of Securities subject to such Hold Orders exceeds the aggregate principal amount of the class of Securities held by such Existing Securityholder, the aggregate principal amount of the class of Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the class of Securities subject to all such Hold Orders equals the aggregate principal amount of the class of Securities held by such Existing Securityholder.

     BIDS. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the class of Securities held by such Existing Securityholder over the aggregate principal amount of such Security, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Securityholder and the aggregate principal amount of Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Securityholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Securityholder at the rate therein specified.

     SELL ORDERS. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Securities of the class held by such Existing Securityholder over the aggregate principal amount of Securities subject to valid Hold Orders and valid Bids as referred to above.

     If more than one Bid for a class of Security is submitted on behalf of any Potential Securityholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

     A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

     Determination of Sufficient Bid and Bid Auction Rate

     Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

                 (a) for the applicable Security, the excess of the total principal amount of such Securities over the sum of the aggregate principal amount of such Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Securities"); and

                 (b) from such Submitted Orders whether the aggregate principal amount of Securities of such class subject to Submitted Bids by Potential Securityholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Securities of such class subject to Submitted Bids by Existing Securityholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Securities of such class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Securityholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

                 (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

                           (i) each such Submitted Bid from Existing
                 Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Existing Securityholders of such Security specifying lower rates were rejected (thus entitling such Existing Securityholders to continue to hold the principal amount of Securities subject to such Submitted Bids); and

                           (ii) each such Submitted Bid from Potential
                 Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Potential Securityholders specifying lower rates, were accepted, the result would be that such Existing Securityholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Securities which, when added to the aggregate principal amount of Securities to be purchased by such Potential Securityholders described in this subparagraph (ii) would equal not less than the Available Securities.

     Determination of Auction Rate and Security Interest Rate, Notice

     Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Indenture Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the applicable Security as follows:

                 (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

                 (b) if Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

                 (c) if all Securities of the applicable Security are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

     Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Indenture Trustee of the Security Interest Rate for each applicable Security, which rate will be the lesser of (a) the Auction Rate for each such Security and (b) the Net Loan Rate. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement (with respect to a Class of Notes) or the Trust Agreement or the related Trust Supplement (with respect to a Class of Certificates).

     Acceptance and Rejection of Orders

     Existing Securityholders of the applicable Security will continue to hold the principal amount of Securities of such class that are subject to Submitted Hold Orders. If, with respect to a Security, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Security Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the Indenture and described below under "Sufficient Bids."

     If the Net Loan Rate is less than the Auction Rate, the Security Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Security Interest Rate Limitation, the Security Interest Rate for each series shall be equal to the Security Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Securities are subject to Submitted Holds Orders), the Security Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

     SUFFICIENT BIDS. If Sufficient Bids have been made with a respect to a Security and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

                 (a) Existing Securityholders' Submitted Bids specifying any rate that is higher than the Security Interest Rate will be accepted, thus requiring each such Existing Securityholder to sell the aggregate principal amount of Securities subject to such Submitted Bids;

                 (b) Existing Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be rejected, thus entitling each such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

                 (c) Potential Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest
Rate will be accepted;

                 (d) Each Existing Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be rejected, thus entitling such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bid, unless the aggregate principal amount of Securities subject to such Submitted Bids will be greater than the principal amount of Securities (the "remaining principal amount") equal to the excess of the Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Securityholder will be rejected in part and such Existing Securityholder will be entitled to continue to hold the principal amount of Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to such Submitted Bids made by all such Existing Securityholders that specified a rate equal to the Security Interest Rate; and

                 (e) Each Potential Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be accepted, but only in an amount equal to the principal amount of Securities obtained by multiplying the excess of the aggregate principal amount of Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to Submitted Bids made by all such Potential Securityholders that specified a rate equal to the Security Interest Rate.

     INSUFFICIENT BIDS. If Sufficient Bids have not been made with respect to a Security (other than because all of the Securities of such class are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Security Interest Rate shall be the Net Loan Rate) or if the Security Interest Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

                 (a) Existing Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be rejected, thus entitling such Existing Securityholders to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

                 (b) Potential Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be accepted, and specifying any rate that is higher than the Security Interest Rate will be rejected; and

                 (c) each Existing Securityholder's Submitted Bid specifying any rate that is higher than the Security Interest Rate and the Submitted Sell Order of each Existing Securityholder will be accepted, thus entitling each Existing Securityholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the aggregate principal amount of Securities subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Securities subject to all such Submitted Bids and Submitted Sell Orders.

     ALL HOLD ORDERS. If all Securities of a class are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

     AUTHORIZED DENOMINATIONS REQUIREMENT. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Securityholder would be entitled or required to sell, or any Potential Securityholder would be entitled or required to purchase, a principal amount of Securities that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Securities to be purchased or sold by any Existing Securityholder or Potential Securityholder so that the principal amount of Securities purchased or sold by each Existing Securityholder or Potential Securityholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Securityholder would be entitled or required to purchase less than a principal amount of Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Securities for purchase among Potential Securityholders so that only Securities in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Securityholder, even if such allocation results in one or more of such Potential Securityholders not purchasing any Securities.

     Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Securities of each class to be purchased and the aggregate principal amount of Securities of each class to be sold by Potential Securityholders and Existing Securityholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Securities to be sold differs from such aggregate principal amount of Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Securities.

     Any calculation by the Auction Agent (or the Indenture Trustee, if applicable) of the Security Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

     Notwithstanding anything in the Master Indenture, a related Terms Supplement or the Trust Agreement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient moneys held by the Indenture Trustee under the Master Indenture and available to pay the principal of and interest due on the applicable Security on the Note Distribution Date or Certificate Distribution Date immediately following such Auction Date.

     Settlement Procedures

     The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Security Interest Rate for a Security for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 pm., eastern time, on the Auction Date if the Interest Rate is the Auction Rate and not later than 4:00 pm. eastern time on the Auction Date if the Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Security Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Securities as a result of the Auction and advise each Bidder purchasing or selling Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Securities or to deliver such Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Securities on the Existing Securityholders Registry to be maintained by the Auction Agent.

     In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the Depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

     If any Existing Securityholder selling Securities in an Auction fails to deliver such Securities, the Broker-Dealer of any person that was to have purchased Securities in such Auction may deliver to such person a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Securities will constitute good delivery. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their respective Broker-Dealer or Participant to deliver the principal amount of Securities or to pay for the Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES."

INDENTURE TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

     The Indenture Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the Master Indenture, the related Terms Supplement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Indenture Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

     Changes in Auction Period or Periods

     While any of the Securities are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Securities (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Indenture Trustee, the Auction Agent, the Market Agent, the Surety Provider and the Securities Depository in substantially the form of, or containing substantially the information contained in, the Indenture at least 10 days prior to the Auction Date for such Auction Period.

     Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Indenture Trustee, the Eligible Lender Trustee, the Auction Agent and the Depository to the effect that they are capable of performing their duties, if any, under the Indenture, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

     An Auction Period Adjustment will take effect only if (A) the Indenture Trustee and the Auction Agent receive, by 11:00 A.M., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Trust authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Indenture Trustee, the Eligible Lender Trustee, the Auction Agent and the Securities Depository described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) is not met, the Security Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Security Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

     Changes in the Auction Date

     The Market Agent, at the written direction of the Trust, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Trust will not consent to such change in the Auction Date unless the Trust will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee, the Auction Agent, the Trust and the Depository.

     The changes in Auction terms described above may be made with respect to any class of the Securities. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                                              APPENDIX II

                              SETTLEMENT PROCEDURES

These Settlement Procedures apply separately to each class of Securities.

          (a) Not later than (i) 3:00 P.M. if the Security Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Security Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker- Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Securityholder or Potential Securityholder of:

                 (i) the Security Interest Rate fixed for the next Interest Period;

                 (ii) whether there were Sufficient Bids in such Auction;

                 (iii)  if such Broker-Dealer (a "Seller's
          Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Securityholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be sold by such Existing Securityholder;

                 (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Securityholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be purchased by such Potential Securityholder;

                 (v) if the aggregate amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker- Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (an "Participant") acting for one or more purchasers of such excess principal amount of Securities and the principal amount of Securities to be purchased from one or more Existing Securityholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Securityholders on whose behalf each of such Buyer's Broker-Dealers acted;

                 (vi) if the principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Securities and the principal amount of Securities to be sold to one or more Potential Securityholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Securityholder on whose behalf each of such Seller's Broker-Dealers acted; and

                 (vii)  the Auction Date for the next succeeding
          Auction.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Securityholder or Potential Securityholder is to:

                 (i) advise each Existing Securityholder and Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                 (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Securityholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Securityholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Securities to be purchased pursuant to such Bid against receipt of such Securities together with accrued interest;

                 (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Securityholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Securityholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of the Securities to be sold pursuant to such Order against payment therefor;

                 (iv) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order and each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid of the Security Interest Rate for the next Interest Period;

                 (v) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

                 (vi) advise each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

          (c) On the basis of the information provided to it pursuant to paragraph (a) above, each Broker- Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Securities received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Securityholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Securityholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

          (d)  On each Auction Date:

                 (i) each Potential Securityholder and Existing Securityholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

                 (ii) each Seller's Broker-Dealer that is not a Participant of the Depository will instruct its Participant to deliver such Securities through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to
          (a)(v) above against payment therefor; and

                 (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Securities to be purchased pursuant to (b)(ii) above against receipt of such Securities.

          (e)  On the Business Day following each Auction Date;

                 (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct the Depository to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and the Depository will execute such transactions;

                 (ii) each Seller's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
          (d)(ii) above for such Auction, and the Depository will execute such transactions; and

                 (iii) each Buyer's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
          (d)(iii) above for such Auction, and the Depository will execute such transactions.

          (f) If an Existing Securityholder selling Securities in an Auction fails to deliver such Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Securityholder on behalf of which it submitted a Bid that was accepted a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such Potential Securityholder. In such event, the principal amount of Securities to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their Respective Broker- Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Securities purchased or sold pursuant to an Auction or otherwise.

     NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS, THE MONEY STORE INC. OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES OFFERED HEREBY NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                    PAGE

Terms of the Series 199_-_Notes ......................................S-3
Previously Issued Securities .........................................S-8
Underwriting.......................................................   S-9
Risk Factors.......................................................
Pennsylvania Higher Education Assistance
  Agency...........................................................
Description of the Securities .....................................
Description of the Transfer and Servicing
  Agreements.......................................................
Certain Tax Consequences...........................................
ERISA Considerations...............................................
Legal Matters......................................................
Rating.............................................................
Index of Principal Terms...........................................


Annex A-Certain Characteristics of the Financed
  Student Loans................................................   A-1
Annex B-Certain Information Relating to the
  Guarantors...................................................   B-1

                                   PROSPECTUS

Prospectus Supplement..........................................    iv
Available Information..........................................    iv
Reports to Securityholders.....................................    iv
Incorporation of Certain Documents of
  Reference....................................................     v
Summary of Terms...............................................     1
Risk Factors...................................................    29
Formation of Trust.............................................    37
Use of Proceeds................................................    38
The Sellers and the Money Store....................................38
Servicers.........................................................
The Student Loan Financing Business................................39
The Financed Student Loan Pool ....................................57
Description of the Securities  ....................................63
Description of the Transfer and Servicing
  Agreements...................................................    74
Certain Legal Aspects of the Financed Student
  Loans........................................................    96
Certain Tax Consequences.......................................    98
ERISA Considerations...........................................   105
Plan of Distribution...........................................   106
Legal Matters..................................................   106
Financial Information..........................................   107
Rating.........................................................   107
Index of Principal Terms.......................................   108

Appendix ICAuction Procedures
Appendix IICSettlement Procedures


                                 $-------------


                          TRANS-WORLD INSURANCE COMPANY
                                  D/B/A EDUCAID
                                    (SELLER)

                                 CLASSNOTES INC.
                                    (SELLER)

                              THE MONEY STORE INC.
                                (REPRESENTATIVE)

                                 [NAME OF TRUST]

                               ASSET BACKED NOTES
                              (Issuable in Series)


                             PROSPECTUS SUPPLEMENT


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution*

          The estimated expenses in connection with the offering, all of which will be borne by the Registrant are as follows:


      Registration Fee......................................$      43.10
      Trustee's Fee............................................25,000.00
      Printing.................................................50,000.00
      Legal Fees and Expenses ................................125,000.00
      Accounting Fees..........................................17,000.00
      Blue Sky Qualification Fees
        and Expenses...........................................15,000.00
      Rating Agency Fees.......................................25,000.00
      Miscellaneous............................................10,000.00
      Total..................................................$267,043.10


*All amounts are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Securities in an aggregate principal amount assumed for these purposes to be one-eighth of the $1,000,000 of Securities registered hereby. Accordingly, only one-eighth of the SEC Registration Fee paid upon the filing of this Registration Statement is included in the table above.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 14A:3-5 of the New Jersey Business Corporation Act provides that New Jersey corporations such as The Money Store Inc. may indemnify any director, officer, employee or agent against expenses and liabilities in connection with any proceeding involving the director, officer, employee or agent by reason of him or her acting in such capacity if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, did not have reasonable cause to believe such conduct was unlawful. Section Fifth of The Money Store Inc.'s Amended and Restated Certificate of Incorporation and Article VIII of The Money Store Inc.'s Amended and Restated By-Laws entitle officers, directors, employees and agents to indemnification to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act.

          Section Sixth of The Money Stores Inc.'s Amended and Restated Certificate of Incorporation provides that no director or officer shall have any personal liability to The Money Store Inc. or its shareholders for any damages for breach of fiduciary duty as a director or officer, except that such provision does not limit or eliminate the liability of any director or officer
(i) for breach of such director's or officer's duty of loyalty to The Money Store Inc. or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which such director or officer derived an improper personal benefit.

          Section 102 of the Delaware General Corporation Law allows a corporation to limit or eliminate the personal liability of directors to the corporation and its shareholders for monetary damages for breach of fiduciary duty as director. However, this provision excludes any limitation on liability
(i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for intentional or negligent payment of unlawful dividends or stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of ClassNotes Inc.'s Certificate of Incorporation provides for the limitation on directors' liability as permitted by this statute.

          Section 10-005 of the Arizona General Corporation Law provides that Arizona corporations such as Trans- World Insurance Company may indemnify any director, officer, employee or agent against expenses and liabilities in connection with any proceeding involving the director, officer, employee or agent by reason of him or her acting in such capacity if he or she acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, did not have reasonable cause to believe such conduct was unlawful. Trans-World Insurance Company's By-Laws entitle officers and directors to indemnification to the fullest extent permissible under Section 10-005 of the Arizona General Corporation Law.

          Article X of Trans-World Insurance Company's Articles of Incorporation provides that Trans-World Insurance Company shall indemnify and hold harmless the directors and officers of such corporation from any claims or causes of action which may accrue or be brought against them by reason of their action or inaction in their capacity as directors or officers of such corporation including indemnity for all attorneys' fees, expenses, loss of time from employment and damages in the event of any litigation or claims, and any and all other liabilities that might accrue.

          The Money Store Inc., ClassNotes Inc. and Trans-World Insurance Company each maintains directors' and officers' liability insurance, which covers their respective directors and officers, with policy limits of $30,000,000.

          Unless otherwise specified in the related Prospectus Supplement, each of the Trust Agreement, Sale and Servicing Agreement and the Indenture will provide that the Registrants and their parent, the Money Store Inc., will indemnify and hold the Indenture Trustee and the Eligible Lender Trustee harmless against any losses that either may sustain by reason of the failure of the Registrants or The Money Store Inc. to perform their respective obligations under these Agreements.

ITEM 16. LIST OF EXHIBITS

               (a) Any required financial statements of a provider of credit enhancement will be incorporated by reference into, or included as an appendix to, the related Prospectus Supplement.

               (b)


1.1**           -      Form of Underwriting Agreement for Notes.
4.1**           -      Form of Indenture between [Trust 199_-_] and _______,
                       as Indenture Trustee.
4.2**           -      Form of Terms Supplement between [Trust 199_-_] and
                       _____________, as Indenture Trustee.
4.3**           -      Form of Trust Agreement between Trans-World Insurance
                       Company d/b/a Educaid, and  _________________, as
                       Eligible Lender Trustee.
4.4**           -      Form of Note (included as part of Exhibit 4.1).
5.1***          -      Opinion of Stroock & Stroock & Lavan with respect to
                       legality.
8.1***          -      Opinion of Stroock & Stroock & Lavan with respect to
                       federal and New York tax matters  (included in Exhibit
                       5.1).
23.1***         -      Consent of Stroock & Stroock & Lavan (included as part
                       of Exhibit 5.1).
23.3***         -      Consent of KPMG Peat Marwick LLP.
24              -      Powers of Attorney (included as part of signature
                       page).
25.1*           -      Form T-1 Statement of Eligibility under the Trust
                       Indenture Act of 1939 of the Indenture Trustee (bound
                       separately).
99.1**          -      Form of Sale and Servicing Agreement among The Money
                       Store Inc., Trans-World Insurance  Company d/b/a
                       Educaid, as Seller, Master Servicer and Administrator,
                       [Trust 199_-_] and  ______________, as Eligible Lender
                       Trustee.
99.2**          -      Form of Administration Agreement among the Trans-World
                       Insurance Company d/b/a/ Educaid,  as Administrator,
                       ____________,
                       as Eligible Lender Trustee and ____________, as
                       Indenture  Trustee.
99.3****        -      Form of Guarantee Agreement between ________________,
                       as Eligible Lender Trustee on behalf  of [Trust 199_-_],
                       and the California
                       Student Aid Commission.
99.4****        -      Form of Guarantee Agreement between ____________, as
                       Eligible Lender Trustee on behalf of  [Trust 199_-_],
                       and the Florida
                       Office of Student Financial Assistance.
99.5****        -      Form of Guarantee Agreement between __________, as
                       Eligible Lender Trustee on behalf of  [Trust 199_-_],
                       and the New Jersey
                       Higher Education Assistance Authority.
99.6****        -      Form of Guarantee Agreement between _________, as
                       Eligible Lender Trustee on behalf of
                       [Trust 199_-_], and the United Student Aid Funds.
___________________

  *            Filed herewith.

**             Previously filed.

***            To be filed by amendment.

****           Previously filed as an exhibit to Registration Statement
               (No. 33-89200) on Form S-3 and incorporated herein by reference.


ITEM 17. UNDERTAKINGS

The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing by the Registrant of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 25th day of February, 1997.




                                         THE MONEY STORE INC., Representative
                                         CLASSNOTES INC., Seller
                                         TRANS-WORLD INSURANCE COMPANY,
                                         Seller



                                         By:
                                             Eric Elwin
                                             Assistant Secretary of
                                             ClassNotes Inc. and Trans-World
                                             Insurance Company
                                             d/b/a Educaid and Vice President
                                             of The Money Store Inc.

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Morton Dear, Harry Puglisi or Eric Elwin, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 25, 1997.




Signature                                           Title




Alan Turtletaub                    Chairman of the Board of Directors and
                                   Executive Vice President of The Money
                                   Store Inc., Director and Executive Vice
                                   President of ClassNotes Inc. and
                                   Director of Trans-World Insurance Company d/b/a Educaid




Marc Turtletaub                    President, Chief Executive Officer (Principal
                                   Executive Officer) and Director of
                                   The Money Store Inc., Chief Executive
                                   Officer and Director of ClassNotes
                                  Inc. and Chief Executive Officer and Director
                                 of Trans-World Insurance Company d/b/a Educaid



Morton Dear                        Executive Vice President (Principal
                                   Financial Officer) and Director
                                   of ClassNotes Inc. and Executive Vice
                                   President, Chief Financial Officer
                                   (Principal Financial Officer ) and
                                   Director of The Money Store Inc. and
                                   Trans-World Insurance Company d/b/a Educaid


Harry Puglisi                      Treasurer and Director of The Money Store
                                   Inc. and Trans-World Insurance
                                   Company d/b/a Educaid



James K. Ransom                    Vice President (Principal Accounting Officer)
                                   of The Money Store Inc.,
                                   ClassNotes Inc. and Trans-World
                                   Insurance Company d/b/a Educaid



Paul R. Eber                       Executive Vice President and Director of
                                   Trans-World Insurance Company
                                   d/b/a Educaid  and ClassNotes Inc.



William S. Templeton               Director and Executive Vice President of The
                                   Money Store Inc.



Alexander C. Schwartz, Jr.         Director of The Money Store Inc.



Anthony L. Watson                  Director of The Money Store Inc.

    As filed with the Securities and Exchange Commission on February 25, 1997
                                          Registration Statement No. 333-18877

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________
                                    EXHIBITS
                              TO AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                                ________________

                              THE MONEY STORE INC.
                                (Representative)

                                 CLASSNOTES INC.
                                    (Seller)

                          TRANS-WORLD INSURANCE COMPANY
                                    (Seller)


             (Exact name of registrant as specified in its charter)

      New Jersey                                             22-2293022
       Delaware                                              22-3400682
       Arizona                                               86-0255348
State of Incorporation                                      IRS Employer
                                                       Identification Number

                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
       (Address, including zip code, and telephone number, including area code,
                   of Registrant's principal executive office)

                               Eric R. Elwin, Esq.
                      Vice President and Corporate Counsel
                               2840 Morris Avenue
                             Union, New Jersey 07083
                                 (908) 686-2000
       (Name, address, including zip code, and telephone number, including area code,
                              of agent for service)

                                   Copies to:

                             Richard L. Fried, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982

                                  EXHIBIT INDEX

Exhibit                                                                  Page
                                                                          No.
No.              Description
 (a)             Any required financial statements of a provider of
                 credit enhancement will be  included as an
                 appendix to the related Prospectus Supplement.
 (b)
1.1**            Form of Underwriting Agreement for Notes.............
4.1**            Form of Indenture between [Trust 199_-_] and
                 _____________, as Indenture Trustee..................
4.2**            Form of Terms Supplement between [Trust 199_-_]
                 and ________, as Indenture  Trustee..................
4.3**            Form of Trust Agreement between Trans-World
                 Insurance Company d/b/a Educaid  and
                 _____________, as Eligible Lender Trustee............
4.4**            Form of Note (included as part of Exhibit 4.1).......
5.1***           Opinion of Stroock & Stroock & Lavan with respect
                 to legality..........................................
8.1***           Opinion of Stroock & Stroock & Lavan with respect
                 to federal and New York tax  matters (included in
                 Exhibit 5.1).
23.1***          Consent of Stroock & Stroock & Lavan (included in
                 Exhibit 5.1).
23.3***          Consent of KPMG Peat Marwick LLP

24               Powers of Attorney (included as part of signature
                 page).
25.1*            Form T-1 Statement of Eligibility under the Trust
                 Indenture Act of 1939 of the  Indenture Trustee
                 (bound separately)
99.1**           Form of Sale and Servicing Agreement among The
                 Money Store Inc., Trans-World  Insurance Company
                 d/b/a Educaid, as Seller, Master Servicer and
                 Administrator,  [Trust 199_-_] and ___________, as
                 Eligible Lender Trustee.............................
99.2**           Form of Administration Agreement among the
                 Trans-World Insurance Company d/b/a/ Educaid, as Administrator, ______________, as Eligible Lender
                 Trustee and  _________________, as Indenture
                 Trustee.............................................
99.3****         Form of Guarantee Agreement between
                 ________________, as Eligible Lender  Trustee on
                 behalf of [Trust 199_-_], and the California
                 Student Aid Commission.
99.4****         Form of Guarantee Agreement between ____________,
                 as Eligible Lender Trustee on  behalf of [Trust
                 199_-_], and the Florida Office of Student
                 Financial Assistance.
                  Form of Guarantee Agreement between __________, as Eligible
99.5****          Lender Trustee on  behalf of [Trust 199_-_], and
                  the New Jersey Higher Education Assistance
                  Authority.
                  Form of Guarantee Agreement between _________, as
 99.6****         Eligible Lender
                 Trustee on behalf of [Trust 199_-_], and the United Student Aid Funds.


___________________


*     Filed herewith.

**    Previously filed.

***   To be filed by amendment.

****  Previously filed as an
      exhibit to Registration Statement (No. 33-89200) on Form
      S-3 and incorporated herein  by reference.

                                                            [EXHIBIT 25.1]

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _______________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                               13-4941247
(Jurisdiction of Incorporation or                      (I.R.S. Employer
organization if not a U.S. national bank)              Identification
no.)

FOUR ALBANY STREET                                     10006
NEW YORK, NEW YORK                                     (Zip Code)
(Address of principal
executive offices)

                             BANKERS TRUST COMPANY
                                LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK 10006
                                 (212) 250-2201
           (Name, address and telephone number of agent for service)

CLASSNOTES INC.                         TRANSWORLD INSURANCE COMPANY
(Exact name of obligor as specified     (Exact name of Co-Registrant as
  in its charter)                           specified in its charter)

DELAWARE            22-3400682          ARIZONA             86-0255348
(State or other     (I.R.S. employer    (State of other     (I.R.S. employer
jurisdiction of     Identification      jurisdiction of     Identification
Incorporation or    no.)                incorporation or    no.)
organization)                           organization)
(State

2840 MORRIS AVENUE                      2840 MORRIS AVENUE
UNION, NEW JERSEY 07083                 UNION, NEW JERSEY 07083
(Address, including zip code            (Address, including zip code of
of principal executive offices)         principal executive offices)

                               ASSET BACKED NOTES
                      (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                    ADDRESS

          Federal Reserve Bank (2nd District)     New York, NY
          Federal Deposit Insurance Corporation   Washington, D.C.
          New York State Banking Department       Albany, NY

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

ITEM 3. -15.   NOT APPLICABLE

ITEM 16.  LIST OF EXHIBITS.

          EXHIBIT 1- Restated Organization Certificate of Bankers Trust Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

          EXHIBIT 2- Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

          EXHIBIT 3- Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                         Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

          EXHIBIT 4- Existing By-Laws of Bankers Trust Company, as amended on September 17, 1996 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-15263.

          EXHIBIT 5-     Not applicable.

          EXHIBIT 6- Consent of Bankers Trust Company required by Section 321(b) of the Act - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

          EXHIBIT 7- A copy of the latest report of condition of Bankers Trust Company dated as of September 30, 1996.

          EXHIBIT 8-     Not Applicable.

          EXHIBIT 9-     Not Applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and exiseting under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, on the 23rd day of January, 1997.


                                   BANKERS TRUST COMPANY


                                   By:________________________________
                                      Nicole M. Taylor
                                      Assistant Treasurer

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousand of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

                                                                                                 C400
                                                         Dollar Amounts in Thousands     RCFD    Bil Mil Thou
ASSETS
1.   Cash and balances due from depository institutions
     (from Schedule RC-A:
     a.  Noninerest-bearing balances and currency
         and coin(1)...................................                                  0081      809,000
     b.  Interest-bearing balances(2)..................                                  0071    4,453,000
2.   Securities........................................
     a.  Held-to-maturity securities (from Schedule
         RC-B, column A)...............................                                  1754            0
     b.  Available-for-sale securities (from Schedule
         RC-B, column D)...............................                                  1773    4,133,000
3.   Federal funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     a.  Federal funds sold............................                                  0276    5,933,000
     b.  Securities purchased under agreements to
         resell........................................                                  0277      413,000
4.   Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income
         (from Schedule RC-C)      RCFD 2122 27,239,000
     b.  LESS:  Allowance for loan and lease
         income....................RCFD 3123    917,000
     c.  LESS:  Allocated transfer risk
         reserve:..................RCFD 3128          0
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus
         4.b and 4.c)...................................                                 2125   26,322,000
5.   Assets held in trading accounts....................                                 3545   36,669,000
6.   Premises and fixed asseets (including capitalized
     leases)............................................                                 2145      870,000
7.   Other real estate owned (from Schedule RC-M).......                                 2150      215,000
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)..........                                 2130      212,000
9.   Customers' liability to this bank on acceptances
     outstanding........................................                                 2155      577,000
10.  Intangible assets (from Schedule RC-M).............                                 2143       18,000
11.  Other assets (from Schedule RC-F)..................                                 2160    8,808,000
12.  Total assets (sum of items 1 through 11)...........                                 2170   89,432,000

------------------
(1)  Includes cash items in prcess of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

                                                         Dollar Amounts in Thousands                 Bil Mil Thou
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of
         columns A and C from Schedule RC-E,
         part I)                                                                         RCON 2200    9,391,000
          (1)  Noninterest-bearing(1)....RCON 6631   2,734,000.......
          (2)  Interest-bearing..........RCON 6636   6,657,000.......
     b.  In foreign offices, Edge and Agreement
         Subsidiaries, and IBFs (from Schedule RC-E
         part II)                                                                        RCFN 2200   23,385,000
         (1)  Noninterest bearing........RCFN 6631     654,000
         (2)  Interest-bearing...........VCFN 6636  22,731,000
14.  Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of
     the bank and of its Edge and Agreement subisidaries,
     and in IBFs:
     a.  Federal funds purchased..........................                               RCFD 0278    3,090,000
     b.  Securities sold under agreements to repurchase...                               RCFD 0279       99,000
15.  a.  Demand notes issued to the U.S. Treasury.........                               RCON 2840            0
     b.  Trading liabilities..............................                               RCFD 3548   18,326,000
16.  Other borrowed money:
     a.  With original maturity of one year or less.......                               RCFD 2332   17,476,000
     b.  With original maturity of more than one year.....                               RCFD 2333    2,771,000
17.  Mortgage indebtedness and obligations under
     capitalized leases...................................                               RCFD 2910       31,000
18.  Bank's liability on acceptances executed and
     outstanding..........................................                               RCFD 2920      577,000
19.  Subordinated notes and debentures....................                               RCFD 3200    1,228,000
20.  Other liabilities (from Schedule RC-G)...............                               RCFD 2930    8,398,000
21.  Total liabilities (sum of items 13 through 20).......                               RCFD 2948   84,772,000

22.  Limited-life preferred stock and related
     surplus..............................................                               RCFD 3282            0
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus........                               RCFD 3838      500,000
24.  Common stock.........................................                               RCFD 3230    1,002,000
25.  Surplus (exclude all surplus related to preferred
     stock)...............................................                               RCFD 3839      527,000
26.  a.  Undivided profits and capital reserves...........                               RCFD 3632    3,017,000
     b.  Net unrealized holding gains (losses) on
         available-for-sale securities....................                               RCFD 8434   (   16,000)
27.  Cumulative foreign currency translation
     adjustments..........................................                               RCFD 3284   (  370,000)
28.  Total equity capital (sum of items 23 through 27)....                               RCFD 3210    4,660,000
29.  Total liabilities limited-life preferred stock
     and equity capital (sum of items 21, 22, and 28).....                               RCFD 3300   89,432,000

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
     during 1995...............................................RCFD 6724   N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

---------------------------
(1) Includindt dtotal demand deposits and noninterest-bearing time and savings deposits.

                               STATE OF NEW YORK,

                               BANKING DEPARTMENT

     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

     WITNESS, my hand and official seal of the Banking Department at the City of New York,

                              this 21st day of March in the Year of our Lord one thousand nine hundred and ninety-six.


                              ------------------------------------
                              PETER M. PHILBIN

                              Deputy of Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.


                                        JAMES T. BYRNE, JR.
                                        James T. Byrne, Jr.
                                        Managing Director


                                        LEA LEHTINEN
                                        Lea Lehtinen
                                        Assistant Secretary


State of New York     )
                      ) ss:
County of New York    )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                        LEA LEHTINEN
                                        Lea Lehtinen

Sworn to before me this 20th day
of March, 1996.


SANDRA L. WEST
Notary Public


Sandra L. West                          Counterpart filed in the
Notary Public State of New York         Office of the Superintendent of
No. 31-4942101                          Banks, State of New York,
Qualified in New York County            This 21st day of March, 1996
Commission Expires
September 19, 1996.